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As filed with the Securities and Exchange Commission on June 19, 2002

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

divine, inc.
(Exact name of registrant as specified in its charter)

Delaware	7379	36-4301991
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1301 NORTH ELSTON AVENUE
CHICAGO, ILLINOIS 60622
773-394-6600
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

JUDE M. SULLIVAN, ESQ.
Senior Vice President, Secretary and General Counsel
divine, inc.
1301 North Elston Avenue
Chicago, Illinois 60622
773-394-6600
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies To:

JEFFREY R. PATT, ESQ. ADAM R. KLEIN, ESQ. Katten Muchin Zavis Rosenman 525 West Monroe, Suite 1600 Chicago, Illinois 60661-3693 312-902-5200	ISSAC J. VAUGHN, ESQ. Wilson Sonsini Goodrich & Rosati 650 Page Mill Road Palo Alto, California 94304-1050 650-493-9300

        Approximate Date of Commencement of Proposed Sale to the Public: As soon as practicable after the effective date of this Registration Statement and all other conditions to the merger of a wholly-owned subsidiary of divine, inc. into Viant Corporation have been satisfied or waived.

        If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: ☐

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering: ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(2)	Proposed maximum offering price per share	Proposed maximum aggregate offering price(3)	Amount of registration fee

Class A Common Stock, par value $0.001 per share, and associated rights to purchase Series A Junior Participating Preferred Stock(1)	8,929,658 shares	N/A	$63,991,765	$5,888

(1)
Each share of divine class A common stock is accompanied by a series A junior participating preferred stock purchase right that trades with the divine class A common stock. The value attributed to those rights, if any, is reflected in the market price of the divine class A common stock. Prior to the occurrence of certain events, none of which has occurred as of this date, the rights will not be exercisable or evidenced separately from the divine class A common stock.
(2)
Based on the maximum number of shares of divine class A common stock, par value $0.001 per share, that divine may be required to issue in the merger, calculated as the product of (i) 56,133,127, which is the sum of (a) the aggregate number of outstanding shares of common stock, par value $0.001 per share, of Viant Corporation on June 10, 2002 and (b) the aggregate number of shares of Viant common stock issuable upon the exercise of outstanding stock options multiplied by (ii) the exchange ratio of 0.15908 of a share of divine class A common stock for each share of Viant common stock.
(3)
Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(f)(1) and 457(c) under the Securities Act, based on the market value of the Viant common stock to be exchanged in the merger, as the product of (i) $1.14 (the average of the high and low per share sales prices of Viant's common stock on June 17, 2002 as reported by the Nasdaq National Market), multiplied by (ii) 56,133,127, which is the estimated maximum number of shares of Viant common stock that may be cancelled in the merger.

        The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Subject to completion, dated June 19, 2002

JOINT PROXY STATEMENT/PROSPECTUS

The information contained in this joint proxy statement/prospectus is not complete and may be changed. We may not sell these securities until the registration statement relating to these securities and filed with the Securities and Exchange Commission is effective. This joint proxy statement/prospectus is not an offer to sell, and it is not soliciting an offer to buy, these securities in any state where the offer or sale is not permitted.

The Proposed divine/Viant Merger—Your Vote Is Very Important divine, inc. has agreed to combine with Viant Corporation in a stock-for-stock merger transaction. If we complete the merger, Viant stockholders will receive 0.15908 of a share of divine class A common stock for each share of Viant common stock that they then own. Based upon 49,178,295 shares of Viant common stock issued and outstanding as of June 10, 2002, divine will issue an aggregate of approximately 7,800,000 shares of its class A common stock in connection with the merger. In addition, immediately prior to the closing of the merger, Viant will distribute an aggregate of $24 million in cash to its stockholders.

        divine class A common stock will be traded on the Nasdaq National Market under the symbol "DVIND" until June 25, 2002 and will be traded under the symbol "DVIN" after June 25, 2002. On June     , 2002, the closing price of divine class A common stock was $        per share (adjusted to reflect the 1 for 25 reverse stock split effected by divine on May 29, 2002).

        We cannot complete the merger unless divine stockholders approve the issuance of shares of divine class A common stock in connection with the merger and Viant stockholders approve and adopt the merger agreement and approve the merger. Therefore, divine and Viant have each called a special meeting of their respective stockholders to obtain these approvals. The boards of directors of divine and Viant have approved the merger agreement and the merger and the issuance of shares of divine class A common stock in connection with the merger, as applicable, and recommend that their respective stockholders vote FOR the relevant proposals described in the attached materials. The dates, times and places of the special meetings are as follows:

For divine stockholders: [ , 2002] a.m., local time divine, inc. 1301 North Elston Avenue Chicago, Illinois 60622	For Viant stockholders: [ , 2002] a.m., local time Viant Corporation 89 South Street Boston, Massachusetts 02111

        The proposed merger is a complex transaction and is discussed in detail in this joint proxy statement/prospectus. Please carefully read this document in its entirety, particularly the "Risk Factors" section beginning on page     , which discusses the potential risks involved in the merger, in the operation of the combined company and in owning divine class A common stock. Whether or not you plan to attend your special meeting, please take the time to vote. You may grant a proxy to vote your shares (1) by completing and mailing the enclosed proxy card, (2) by telephone or (3) over the Internet. You may also vote in person if you choose to attend the applicable special meeting.

[SIGNATURE TO COME]	[SIGNATURE TO COME]
Andrew J. Filipowski Chairman and Chief Executive Officer divine, inc.	Robert L. Gett Chairman and Chief Executive Officer Viant Corporation

          Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the divine class A common stock to be issued in connection with the merger as described in this joint proxy statement/prospectus or determined if this joint proxy statement/prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

        This joint proxy statement/prospectus is dated [                        , 2002] and is first being mailed to divine stockholders and Viant stockholders on or about [                        , 2002].

divine, inc.
1301 North Elston Avenue
Chicago, Illinois 60622

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To our stockholders:

        We will hold a special meeting of stockholders of divine, inc. at               a.m., local time, on [                            , 2002] at our offices located at 1301 North Elston Avenue, Chicago, Illinois 60622. At the divine special meeting, we will ask you to vote on:

  •
  a proposal to approve the issuance of 0.15908 of a share of divine class A common stock (the original exchange ratio of 3.977 adjusted to reflect the 1 for 25 reverse stock split effected by divine on May 29, 2002) in exchange for each share of Viant common stock in connection with the merger of DVC Acquisition Company, a wholly-owned subsidiary of divine, with and into Viant, as a result of which DVC's separate corporate existence will cease and Viant will become a wholly-owned subsidiary of divine; and

  •
  a proposal to approve and adopt the divine 2002 Employee Stock Purchase Plan.

        The proposed merger is described in the attached joint proxy statement/prospectus, which we urge you to read carefully.

        We have fixed the close of business on [                            , 2002] as the record date for determining stockholders entitled to notice of, and to vote at, this special meeting (including any adjournment or postponement thereof). A list of these stockholders will be available at the special meeting and will also be available for inspection by stockholders of record during normal business hours for ten days prior to the special meeting at our corporate headquarters located at 1301 North Elston Avenue, Chicago, Illinois 60622.

        After careful consideration, your board of directors, with one director abstaining and two directors absent, approved and recommends that you vote in favor of the issuance of divine class A common stock in connection with the merger and in favor of adopting the new employee stock purchase plan. Approval of these proposals requires the affirmative vote of a majority of the shares of divine capital stock, on an as-converted basis, present and entitled to vote at the divine special meeting.

        Your vote is very important, regardless of the number of shares you own. Please complete, sign and promptly return the proxy card in the enclosed prepaid envelope marked "Proxy," whether or not you expect to attend the special meeting. You may also vote by telephone or over the Internet instead of by mailing your proxy card. You can revoke your proxy at any time before it has been voted at the special meeting. If your shares are held in the name of a bank, broker or other fiduciary, you should direct that person how to vote your shares. If you wish to change this vote prior to the special meeting, you must instruct that person to change your vote. An abstention as to the merger proposal or employee stock purchase plan proposal will have the same effect as a vote against that proposal.

By order of the board of directors,
[Signature To Come]
Jude M. Sullivan Senior Vice President, General Counsel and Secretary
[ , 2002] Chicago, Illinois

Viant Corporation
89 South Street
Boston, Massachusetts 02111

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To our stockholders:

        We will hold a special meeting of stockholders of Viant Corporation at               a.m., local time, on [                            , 2002] at our offices located at 89 South Street, Boston, Massachusetts 02111. At the Viant special meeting, we will ask you to vote on:

  •
  a proposal to approve and adopt the Agreement and Plan of Merger and Reorganization, dated as of April 5, 2002, by and among divine, inc., DVC Acquisition Company, a wholly-owned subsidiary of divine, and Viant, and approve the merger of DVC with and into Viant, as a result of which Viant will become a wholly-owned subsidiary of divine and each outstanding share of Viant common stock will be converted into the right to receive 0.15908 of a share of divine class A common stock (the original exchange ratio of 3.977 adjusted to reflect the 1 for 25 reverse stock split effected by divine on May 29, 2002).

        The proposed merger is described in the attached joint proxy statement/prospectus, which we urge you to read carefully.

        We have fixed the close of business on [                            , 2002] as the record date for determining stockholders entitled to notice of, and to vote at, this special meeting (including any adjournment or postponement thereof). A list of these stockholders will be available at the special meeting and will also be available for inspection by stockholders of record during normal business hours for ten days prior to the special meeting at our corporate headquarters located at 89 South Street, Boston, Massachusetts 02111.

        After careful consideration, your board of directors unanimously approved the merger agreement and the merger and recommends that you vote in favor of the proposal to approve and adopt the merger agreement and approve the merger. Approval and adoption of the merger agreement and approval of the merger requires the affirmative vote of a majority of the shares of Viant's common stock outstanding on the record date for the special meeting.

        Your vote is very important, regardless of the number of shares you own. Please sign and promptly return the proxy card in the enclosed prepaid envelope marked "Proxy," whether or not you expect to attend the special meeting. You may also vote by telephone or over the Internet instead of by mailing your proxy card. You can revoke your proxy at any time before it has been voted at the special meeting. If your shares are held in the name of a bank, broker or other fiduciary, you should direct that person how to vote your shares. If you wish to change this vote prior to the special meeting, you must instruct that person to change your vote. Please note that if you abstain, do not vote or do not instruct your broker how to vote any shares your broker holds for you in its name, this will have the same effect as voting against the approval and adoption of the merger agreement and the approval of the merger.

        You should not send Viant stock certificates with your proxy card. After we complete the merger, the exchange agent will send you written instructions for exchanging Viant stock certificates for divine stock certificates.

By order of the board of directors,
[Signature To Come]
Issac J. Vaughn Assistant Secretary
[ , 2002] Boston, Massachusetts

ADDITIONAL INFORMATION

        divine has supplied all information contained or incorporated by reference into this joint proxy statement/prospectus relating to divine, and Viant has supplied all information contained or incorporated by reference in this joint proxy statement/prospectus relating to Viant.

        This joint proxy statement/prospectus incorporates important business and financial information about divine and Viant that is not included in, or delivered with, this joint proxy statement/prospectus.

        You may obtain documents that divine has filed with the SEC and incorporated by reference into this document, without charge, by making an oral or written request to divine as follows:

  divine, inc.
  Attn: Investor Relations
  1301 North Elston Avenue
  Chicago, Illinois 60622
  Telephone: (773) 394-6600
  Facsimile: (773) 394-6604
  email:   ir@divine.com

        You may obtain documents that Viant has filed with the SEC and incorporated by reference into this document without charge, by making an oral or written request to Viant as follows:

  Viant Corporation
  Attn: Investor Relations
  89 South Street
  Boston, Massachusetts 02111
  Telephone: (617) 531-3700
  Facsimile: (617) 531-3803
  email:   ir@viant.com

        You may also obtain all documents of divine and Viant that each party has filed with the SEC by making an oral or written request to the exchange agent, Computershare Trust Company of New York, as follows:

  Computershare Trust Company of New York
  Attn: Tod Shafer
  2 North LaSalle Street
  Chicago, Illinois 60602
  Telephone: (312) 588-4746
  Facsimile: (312) 601-4357
  email:   tod.shafer@computershare.com

        In order to receive timely delivery of these documents in advance of the applicable special meeting, please make your request by [                          , 2002], which is five business days before the date of the divine and Viant special meetings.

        For a more detailed discussion of the information about divine and Viant incorporated into this joint proxy statement/prospectus, see "Where You Can Find More Information" beginning on page [            ].

        You should rely only on the information contained or incorporated by reference into this joint proxy statement/prospectus to vote on the divine proposals and the Viant proposal. We have not authorized anyone to provide you with information that is different from what is contained in this joint proxy statement/prospectus. This joint proxy statement/prospectus is dated [                          , 2002]. You should not assume that the information contained in this joint proxy statement/prospectus is accurate as of any date other than that date or, in the case of documents incorporated by reference, the date of the referenced document, and neither the mailing of this joint proxy statement/prospectus to you nor the issuance of divine class A common stock in connection with the merger shall create any implication to the contrary.

        divine is a trademark of divine, inc. and Viant is a trademark of Viant Corporation. This joint proxy statement/prospectus also contains trademarks that are the property of other companies.

i

Regulatory Matters	82
THE MERGER AGREEMENT	84
The Merger	84
No Fractional Shares Will Be Issued	85
Viant Stock Certificate Exchange Procedures	85
Treatment of Outstanding Viant Stock Options	85
Issuance of divine Stock Options to Viant Employees	86
Termination of Viant Employee Stock Purchase Plans	86
Representations and Warranties	86
Covenants	88
Conditions to the Merger	91
Termination of the Merger Agreement	92
Termination Fee	94
Amendments	96
Expenses	96
THE VOTING AGREEMENTS	97
PROPOSAL REGARDING THE DIVINE 2002 EMPLOYEE STOCK PURCHASE PLAN	98
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS	101
Notes to Unaudited Pro Forma Condensed Combined Financial Statements	106
COMPARISON OF RIGHTS OF DIVINE STOCKHOLDERS AND VIANT STOCKHOLDERS	108
Stockholder Rights Plan	114
STOCKHOLDER PROPOSALS	114
LEGAL MATTERS	115
EXPERTS	115
WHERE YOU CAN FIND MORE INFORMATION	115
ANNEX A AGREEMENT AND PLAN OF MERGER AND REORGANIZATION
ANNEX B OPINION OF ROBERTSON STEPHENS, INC.
ANNEX C OPINION OF US BANCORP PIPER JAFFRAY
ANNEX D DIVINE 2002 EMPLOYEE STOCK PURCHASE PLAN

ii

QUESTIONS AND ANSWERS
ABOUT THE MERGER

Q.
Why are the two companies proposing to merge?

A.
The products and services offered by the companies are generally complementary. divine expects that the proposed merger with Viant will provide divine with significant potential advantages and resources, including enhanced expertise in the media and entertainment, financial services and healthcare/pharmaceuticals industries; a more diversified client base; a broader geographic presence in the Northeast and stronger presence in Los Angeles; an increased portfolio of products and services offerings; and a stronger balance sheet that will contribute to divine's ability to satisfy its current liquidity needs. Viant believes that the proposed merger could increase its product and service offerings, provide it with a greater competitive advantage than it could achieve on its own, provide it with access to a larger client base and allow it access to a large, experienced sales organization. divine and Viant believe that the merger will provide added value to the stockholders of both companies. Achieving these anticipated benefits, however, is subject to certain risks discussed in "Risk Factors" beginning on page    . To review the reasons for the proposed merger in greater detail, see "The Merger—The Companies' Reasons for the Merger" on page     , "The Merger—divine's Reasons for the Merger and Recommendation of divine's Board of Directors" on page     and "The Merger—Viant's Reasons for the Merger and Recommendation of Viant's Board of Directors" on page     .

Q.
What will Viant stockholders receive in the merger?

A.
If we complete the merger, Viant stockholders will receive 0.15908 of a share of divine class A common stock in exchange for each share of Viant common stock that they own at the time of the merger. The original exchange ratio of 3.977 has been adjusted to reflect the 1 for 25 reverse stock split effected by divine on May 29, 2002. In this joint proxy statement/prospectus, all references to divine common stock are to divine class A common stock along with the right to purchase divine series A junior participating preferred stock under divine's stockholders' rights plan, and all references to Viant common stock include the right to purchase Viant's series A participating preferred stock under Viant's stockholders' rights plan.

  Example: If you own 1,000 shares of Viant common stock at the time we complete the merger, you will be entitled to receive 159 shares of divine common stock and cash for the fractional share as described below.

  In addition to the stock consideration, immediately prior to the closing of the merger, Viant will distribute an aggregate of $24 million in cash to its stockholders of record at such time. The cash distribution will not be paid if the merger does not close. The $24 million distribution will be paid by Viant on a pro rata basis based upon the aggregate number of shares of Viant common stock issued and outstanding on the record date for the distribution. Based on the 49,178,295 shares of Viant common stock issued and outstanding on June 10, 2002, each share of Viant common stock would entitle its holder to receive approximately $0.49 with respect to the distribution. An increase in the number of issued and outstanding shares of Viant common stock between now and the closing of the merger because of the exercise of stock options will cause the per share amount of the distribution to be proportionately reduced. Viant intends to issue a press release announcing the anticipated per share amount of the distribution on the third trading day prior to the special meeting of Viant.

Q.
How will Viant stock options be treated in the merger?

A.
Each outstanding and unexercised Viant stock option will be assumed by divine and will be converted into an option to purchase a number of shares of divine common stock equal to the number of shares of Viant common stock underlying the stock option multiplied by a conversion ratio equaling (1) the exchange ratio (0.15908) plus (2) the per share cash distribution amount (approximately $0.49 as of June 10, 2002) divided by $13.75, with the number of shares of divine common stock issuable under the assumed option to be rounded down to the nearest whole share. The exercise price for the assumed Viant options will be equal to the current exercise price of each such Viant option divided by the conversion ratio, with the quotient to be rounded up to the nearest whole cent. The assumed Viant options will remain outstanding under the applicable Viant stock option plan and option agreements under which they were granted.

Q.
What happens as the market price of divine common stock fluctuates?

A.
The exchange ratio, and therefore the number of shares of divine common stock that Viant stockholders will receive in the merger, will not be adjusted in the event of any increase or decrease in the price of divine common stock. Therefore, the value of the divine common stock Viant stockholders will receive in the merger will fluctuate as the price of divine common stock increases or decreases. You should obtain a current market quotation for divine common stock before voting on the merger.

Q.
Will divine issue fractional shares in the merger?

A.
divine will not issue fractional shares in the merger. Instead, Viant stockholders will receive a cash payment for any fractional share based on the closing sale price of a share of divine common stock on the trading day immediately prior to the effective date of the merger.

Q.
What do I need to do now?

A.
After carefully reading and considering the information contained and incorporated by reference into this joint proxy statement/prospectus, please vote your shares by completing, signing and dating your proxy card and returning it in the enclosed postage paid envelope as soon as possible so that your shares may be represented at your special meeting. You may also vote by telephone or over the Internet instead of by mailing your proxy card or by attending your special meeting in person. The divine and Viant special meetings will take place on [                          , 2002]. The boards of directors of divine and Viant each recommends that their respective stockholders vote in favor of their respective proposals.

Q.
Should Viant stockholders send in their stock certificates now?

A.
No. After we complete the merger, the exchange agent will send Viant stockholders written instructions for exchanging their stock certificates for certificates representing divine common stock.

Q.
How do I vote my shares by telephone or over the Internet?

A.
To vote by telephone or over the Internet, you will be required to have the control number appearing on your proxy card available in order to submit your vote. A properly completed telephone or Internet vote has the same effect as if you marked, signed and returned the proxy card by mail. See the instructions on the proxy card for a detailed description of the telephone and Internet voting procedures.

Q.
If my shares are held in "street name" by my broker, will my broker vote my shares for me?

A.
Your broker will only vote your shares with respect to the applicable merger proposal if you provide instructions on how to vote. You should follow the directions provided by your broker regarding how to instruct your broker to vote your shares. For Viant stockholders, if you do not provide your broker with instructions on how to vote your shares with respect to the merger proposal, your shares will not be voted by your broker, which will have the same effect as voting against the proposed merger. For divine stockholders, if you do not provide your broker with instructions on how to vote your shares with respect to the merger proposal or the employee stock purchase plan proposal, your broker will not vote your shares in connection with the merger proposal, but will have the discretion to vote your shares with respect to the employee stock purchase plan proposal. Your broker's inability to vote your shares with respect to the merger proposal or the employee stock purchase plan proposal will not count as a vote against either proposal.

Q.
What if I do not vote by proxy, by phone, over the Internet or at the special meeting, I abstain or I do not indicate how my executed proxy should be voted?

A.
If a Viant stockholder fails to return a proxy card, does not vote by phone or over the Internet, does not vote at the special meeting or submits its proxy and abstains from voting, it will have the same effect as a vote against the proposed merger.

  Assuming there will be a quorum at the divine special meeting and your shares are not held by a broker or other fiduciary, a divine stockholder's failure to vote will have no effect on the outcome of the voting, while an abstention as to the merger proposal or employee stock purchase plan proposal will have the same effect as a vote against that proposal.

  If a divine or Viant stockholder sends in its executed proxy card but does not indicate how it wants to vote on any particular proposal, the proxy will be counted as a vote in favor of that proposal.

Q.
What vote is required to approve the merger?

A.
For divine, the affirmative vote of a majority of the shares of divine capital stock present and entitled to vote at the divine special meeting, consisting of the outstanding shares of divine common stock and the shares of divine common stock issuable upon conversion of the divine series B convertible preferred stock, is required to approve the issuance of divine common stock in connection with the merger. This same vote is required to approve the adoption of the new employee stock purchase plan.

  For Viant, the affirmative vote of a majority of the shares of Viant common stock outstanding as of the record date for the special meeting is required to approve and adopt the merger agreement and approve the merger.

Q.
Will I be able to change my vote?

A.
Yes. If you are a stockholder of record you may change your vote in any of the following ways:

•
by sending a written notice to the secretary of either divine or Viant, as applicable, prior to that company's special meeting, stating that you would like to revoke your proxy;

•
by completing, signing, dating and mailing another proxy card and having it received by divine or Viant, as applicable, prior to that company's special meeting;

•
by telephone or via the Internet, prior to the applicable special meeting, by following the instructions provided on your proxy card; or

•
by attending the applicable special meeting and voting in person.

  If your shares are held in the name of a bank, broker or other fiduciary and you have directed that person to vote your shares, you must instruct that person if you want to change your vote.

Q.
Who is the exchange agent?

A.
Computershare Trust Company of New York is the exchange agent for the merger.

Q.
When do you expect to complete the merger?

A.
We are working toward completing the merger as quickly as possible after the special meetings. However, in addition to obtaining stockholder approval, divine and Viant must also satisfy other conditions before we can complete the merger. Therefore, we cannot predict exactly when we will complete the merger.

Q.
Will Viant stockholders be able to sell the divine common stock that they receive in the merger?

A.
Yes. The shares of divine common stock to be issued in connection with the merger will be registered and freely transferable under the Securities Act. However, persons who are affiliates of Viant on the date of the Viant special meeting will be required to comply with Rule 145 under the Securities Act when they sell their shares of divine common stock received in the merger. The divine common stock will be publicly traded under the symbol "DVIND" until June 25, 2002 and will be traded under the symbol "DVIN" after June 25, 2002.

Q.
Are Viant stockholders entitled to dissenters' or appraisal rights?

A.
No. Viant stockholders are not entitled to dissenters' or appraisal rights in connection with the merger.

Q.
Will the rights of Viant stockholders change as a result of the merger?

A.
Yes. While the rights of Viant stockholders will remain governed by Delaware law, each Viant stockholder will become a divine stockholder as a result of the merger and will have rights after the merger that are governed by divine's certificate of incorporation and bylaws. Additionally, the rights of divine's common stockholders and series A junior participating preferred stock are subject to the liquidation and other preferences of the holders of series B convertible preferred stock. For more information, see "Comparison of Rights of divine Stockholders and Viant Stockholders" on page     .

Q.
What are the tax consequences of the merger and the cash distribution?

A.
Viant stockholders generally will not recognize gain or loss for U.S. federal income tax purposes on the exchange of Viant common stock for divine common stock in the merger, except to the extent any cash is paid by divine for fractional shares.

  Viant stockholders will also not recognize any income on their share of the portion of the cash distribution from Viant up to their respective adjusted tax basis in their Viant common stock. Instead, this portion of the cash distribution will be treated as a non-taxable return of capital that will reduce the Viant stockholders' adjusted tax basis in their Viant common stock. Viant stockholders will recognize gain on their share of the cash distribution from Viant in excess of their respective adjusted tax basis in their Viant common stock. This gain will be treated as gain from the sale or exchange of stock. Any such gain recognized by a Viant stockholder from the cash distribution from Viant generally will be long-term capital gain if the Viant stockholder has held the shares of Viant common stock for more than one year at the time the cash distribution from Viant is made. The cash distribution from Viant will have no direct tax consequences to Viant or divine.

  To review the tax consequences to Viant stockholders in greater detail, see "Material United States Federal Income Tax Consequences" beginning on page [    ]. The tax consequences to each particular Viant stockholder will depend on that stockholder's specific situation. Therefore, each Viant stockholder should consult his, her or its own tax advisor for an understanding of the tax consequences to that stockholder resulting from the merger.

Q.
What will happen if the merger is not completed?

A.
divine has never generated positive cash flows from operations. divine's current liquidity and capital resources are limited. In the second quarter of 2002, divine implemented a salary reduction program for employees and received approximately $22.9 million in the first of two rounds of a $61.6 million private placement of series B convertible preferred stock in order to help address these limitations. For more information regarding the private placement, see "Summary—divine's Recent Developments" on page     . divine expects that the private placement and the merger will significantly contribute to its ability to satisfy its current liquidity needs. Even if divine receives the additional $38.7 million in the second round of the private placement and completes the merger, it may need to pursue additional alternative means of addressing its current liquidity needs. Failure to complete the merger could harm Viant's future business and operations.

  If the merger is not completed for any reason, both divine and Viant may be subject to a number of other material risks. For example, under the terms of the merger agreement, either party may be required under certain circumstances to pay the other party a termination fee of $2,680,000. In addition, significant merger-related costs incurred by divine and Viant, such as legal, accounting and financial advisor fees, must be paid by the parties even if the merger is not completed. Also, the prices of divine common stock and Viant common stock may change to the extent that their current market prices reflect a market assumption that the merger will be completed.

Q.
What if I receive more than one proxy card?

A.
It may mean that your shares are registered in different ways or are in more than one account. Please provide voting instructions for all proxy cards you receive to ensure that all of your shares are voted at the meeting.

Q.
What if I have additional questions?

A.
If you have any additional questions about the merger, the special meetings or how to submit or revoke your proxy, or if you need additional copies of this joint proxy statement/prospectus or one of the enclosed proxy cards, you should contact one of the following:

All stockholders:	If you are a divine stockholder:
Computershare Trust Company of New York Attn: Tod Shafer 2 North LaSalle Street Chicago, Illinois 60602 Telephone:(312) 588-4746 Facsimile: (312) 601-4357 email: tod.shafer@computershare.com	divine, inc. Attn: Investor Relations 1301 North Elston Avenue Chicago, Illinois 60622 Telephone: (773) 394-6600 Facsimile: (773) 394-6604 email: ir@divine.com
If you are a Viant stockholder:
Viant Corporation Attn: Investor Relations 89 South Street Boston, Massachusetts 02111 Telephone: (617) 531-3700 Facsimile: (617) 531-3803 email: ir@viant.com

SUMMARY

        For your convenience, we have provided a brief summary of certain information contained in this joint proxy statement/prospectus. This summary highlights selected information from this document and does not contain all of the information that is important to you. To understand the merger fully and for a more complete description of the legal terms of the merger, you should carefully read this entire document, including the documents incorporated by reference and the documents attached to this joint proxy statement/prospectus as annexes. To find out how to receive those documents that we are incorporating by reference, you should see "Where You Can Find More Information" beginning on page [    ]. We have included page references parenthetically to direct you to more complete descriptions of the topics presented in the summary.

The Companies

  divine

        divine, inc. provides a combination of professional services, Web-based technology and managed applications capabilities designed to allow clients to rapidly deploy advanced enterprise Web solutions that are integrated with their business strategies and existing infrastructures. divine's enterprise Web solutions offer businesses the ability to improve collaboration, interaction and knowledge sharing through their entire value chain, including suppliers, partners, employees and customers. divine provides these solutions for the extended enterprise through its three principal business groups: Professional Services, Software Services and Managed Services. divine maintains its principal offices at 1301 North Elston Avenue, Chicago, Illinois 60622, telephone (773) 394-6600.

  Viant

        Viant is a professional services firm that helps global companies identify and solve complex business problems with digital solutions. Viant creates value by deploying integrated teams of strategists, creative designers and technologists to work closely with the client to develop and implement solutions that address challenges facing businesses today. Viant focuses upon service offerings related to collaboration networks, knowledge portals and the leverage of intellectual property as a way to assist its clients in improving business process and increasing revenue productivity. Viant maintains its principal offices at 89 South Street, Boston, Massachusetts 02111, telephone (617) 531-3700.

  DVC Acquisition Company

        DVC Acquisition Company is a wholly-owned subsidiary of divine. If the merger is completed, DVC will be merged with and into Viant and its separate corporate existence will cease. As a result, Viant will become a wholly-owned subsidiary of divine. DVC was incorporated by divine in Delaware in March 2002 with minimal capitalization and has conducted no business since its incorporation other than executing the merger agreement.

Recommendations of the Boards of Directors

        The divine Board.    The board of directors of divine has, with one director, Arthur W. Hahn, a partner of Katten Muchin Zavis Rosenman, abstaining due to KMZR's representation of divine in the merger, and two directors, J. Kevin Nater and Thomas J. Meredith, absent, approved the issuance of divine common stock in connection with the merger and recommends that divine stockholders vote FOR the issuance of divine common stock in connection with the merger. The divine board of directors also recommends that divine stockholders vote for the adoption of the new employee stock purchase plan.

        The Viant Board.    The board of directors of Viant has unanimously approved the merger agreement and the merger and recommends that Viant stockholders vote FOR the approval and adoption of the merger agreement and the approval of the merger.

Fairness Opinions

        divine.    U.S. Bancorp Piper Jaffray, which was retained by divine solely to examine the fairness of the merger to divine, delivered its opinion to the divine board of directors on April 4, 2002, to the effect that the consideration proposed to be paid in the merger was fair, from a financial point of view, to divine as of the date of the opinion.

        Viant.    Robertson Stephens, Inc., Viant's financial advisor, delivered its opinion to the Viant board of directors that as of April 4, 2002, after giving effect to the $24 million cash distribution by Viant and based on the assumptions made, the matters considered and the limitations of the review undertaken, as described in Robertson Stephens' written opinion, the exchange ratio was fair from a financial point of view to Viant stockholders.

        The full text of the U.S. Bancorp Piper Jaffray and Robertson Stephens fairness opinions, which set forth the assumptions made, the matters considered and the limitations of the review undertaken, are attached as Annexes C and B, respectively. divine stockholders and Viant stockholders should read the U.S. Bancorp Piper Jaffray and Robertson Stephens fairness opinions in their entirety. The fairness opinions are directed solely to the board of directors of divine and Viant, as applicable, and do not constitute recommendations as to how any divine stockholder or Viant stockholder should vote with respect to the merger.

The Special Meetings

        The divine Special Meeting.    The divine special meeting is scheduled to be held at     a.m., local time, on                           , 2002 at divine's offices located at 1301 North Elston Avenue, Chicago, Illinois 60622. The purpose of the divine special meeting is to vote on a proposal to approve the issuance of divine common stock in connection with the merger and a proposal to approve the adoption of a new employee stock purchase plan. Only divine stockholders of record at the close of business on                          , 2002 are entitled to vote at the divine special meeting.

        The Viant Special Meeting.    The Viant special meeting is scheduled to be held at             a.m., local time, on                           , 2002 at Viant's offices located at 89 South Street, Boston, Massachusetts 02111. The purpose of the Viant special meeting is to vote on a proposal to approve and adopt the merger agreement and approve the merger. Only Viant stockholders of record at the close of business on                          , 2002 are entitled to vote at the Viant special meeting.

Stockholder Approvals

        divine.    For divine, the affirmative vote of a majority of the shares of divine capital stock present and entitled to vote at the divine special meeting, consisting of the outstanding shares of divine common stock and the shares of divine common stock issuable upon conversion of the divine series B convertible preferred stock, is required to approve the issuance of divine common stock in connection with the merger and to approve the adoption of the new employee stock purchase plan. As of the close of business on the record date, divine's directors and executive officers (together with their respective affiliates) owned approximately            % of the              shares of divine capital stock on an as-converted basis entitled to vote at the divine special meeting. Certain executive officers and directors and the largest stockholder of divine have entered into voting agreements with Viant in which they agreed to vote all of their shares of divine capital stock, representing        % of the     shares entitled to vote at the divine special meeting, in favor of the issuance of divine common stock in connection with the merger.

        Viant.    For Viant, the affirmative vote of a majority of the outstanding shares of Viant common stock outstanding as of the record date is required to approve and adopt the merger agreement and approve the merger. As of the close of business on the record date, Viant's directors and executive officers (together with their respective affiliates) owned approximately        % of the             shares of Viant common stock outstanding. All of the executive officers and directors of Viant and the spouse of an executive officer have entered into voting agreements with divine in which they agreed to vote all of their shares of Viant common stock in favor of the adoption and approval of the merger agreement and the approval of the merger.

The Merger

        The merger agreement is attached as Annex A to this joint proxy statement/prospectus. We encourage you to read the merger agreement because it is the legal document that governs the merger. If (1) the holders of a majority of the shares of divine capital stock present and entitled to vote at the special meeting, consisting of the outstanding shares of divine common stock and the shares of divine common stock issuable upon conversion of the series B convertible preferred stock, approve the issuance of divine common stock in connection with the merger, (2) the holders of a majority of the shares of Viant common stock outstanding as of the record date approve and adopt the merger agreement and approve the merger and (3) all other conditions to the merger are satisfied or waived, DVC Acquisition Company will be merged with and into Viant and its separate corporate existence shall cease. As a result, Viant will become a wholly-owned subsidiary of divine.

  What Viant Stockholders Will Receive (page     )

        On May 29, 2002, divine effected a 1 for 25 reverse stock split in order to satisfy the $1.00 minimum closing bid price required by the Nasdaq National Market's continued listing criteria. The original 3.977 exchange ratio has been adjusted to .15908 to reflect the reverse stock split. On May 13, 2002, divine received a letter from Nasdaq informing divine that it had evidenced compliance with the bid price requirements and all other requirements necessary for the continued listing of divine on the Nasdaq National Market. Accordingly, the hearing before the Nasdaq Listing Qualifications Panel originally scheduled for June 21, 2002 was considered moot and the divine hearing file was closed.

        If we complete the merger, each outstanding share of Viant common stock will be exchanged for 015908 of a share of divine common stock, subject to the payment of cash for any fractional share. Because the exchange ratio is fixed, the value of the divine common stock received by Viant stockholders will fluctuate as the market price of divine common stock changes. As of June 10, 2002, divine had 18,973,847 shares of common stock issued and outstanding. Based upon 49,178,295 shares of Viant common stock issued and outstanding as of June 10, 2002 and the 0.15908 exchange ratio, divine will issue an aggregate of approximately 7,800,000 shares of divine common stock to holders of Viant common stock following the consummation of the merger. Accordingly, the Viant stockholders collectively will hold approximately 23.9% of the shares of divine common stock after the merger, assuming (1) that divine completes its acquisition of Delano Technology Corporation described under "divine's Recent Developments" prior to the merger and issues approximately 2,062,000 shares of divine common stock in that transaction, (2) the conversion of the 22,941 shares of series B convertible preferred stock issued in the first round of the private placement into 3,823,499 shares of divine common stock and (3) that prior to the closing of the merger, none of the outstanding options or warrants to acquire divine common stock or Viant common stock have been exercised. Additionally, if the second round of the private placement is closed, divine will issue up to an additional 38,659 shares of series B convertible preferred stock and warrants to purchase up to 9,667 shares of series B convertible preferred stock, which are convertible into an aggregate of 8,054,332 shares of divine common stock, assuming the exercise in full of the warrants for cash and an initial conversion price of $6.00 per share, as a result of which Viant stockholders collectively would hold approximately 19.2 % of the shares of divine common stock after the merger.

        In addition to the stock consideration, immediately prior to the closing of the merger, Viant will distribute an aggregate of $24 million in cash to its stockholders of record at such time. The cash distribution will not be paid if the merger does not close. The $24 million distribution will be paid by Viant on a pro rata basis based upon the aggregate number of shares of Viant common stock issued and outstanding on the record date for the distribution. Based on the 49,178,295 shares of Viant common stock issued and outstanding on June 10, 2002, each share of Viant common stock would receive approximately $0.49 with respect to the distribution. An increase in the number of issued and outstanding shares of Viant common stock between now and the closing of the merger because of the exercise of stock options will cause the per share amount of the distribution to be proportionately reduced. Viant intends to issue a press release announcing the anticipated per share amount of the distribution on the third trading day prior to the special meeting of Viant.

  Treatment of Outstanding Viant Stock Options (page [    ])

        When the merger is completed, each outstanding and unexercised Viant stock option will be assumed by divine and will convert into an option to purchase a number of shares of divine common stock equal to the number of Viant common shares underlying the stock option multiplied by a conversion ratio equaling (1) the exchange ratio (0.15908) plus (2) the per share cash distribution amount (approximately $0.49 as of June 10, 2002) divided by $13.75, with the number of shares of divine common stock issuable under the assumed option to be rounded down to the nearest whole share. As of June 10, 2002, these options would have been exercisable for approximately 1,374,000 shares of divine common stock. The exercise price for the assumed Viant options will be equal to the current exercise price of each such Viant option divided by the conversion ratio, with the quotient to be rounded up to the nearest whole cent. The assumed Viant options will remain outstanding pursuant to the terms and conditions of the applicable Viant option plan and option agreement under which they were granted.

  Conditions to the Merger (page [    ])

        The completion of the merger depends on the satisfaction or waiver of a number of conditions, including:

  •
  the approval and adoption of the merger agreement and the approval of the merger by Viant stockholders and the approval of the issuance of divine common stock in connection with the merger by divine stockholders;

  •
  the effected reverse stock split resulting in divine satisfying the Nasdaq National Market's continued listing criteria;

  •
  divine's and Viant's satisfaction in all material respects of its respective agreements and covenants in the merger agreement, including, if the merger is consummated on or before August 5, 2002, divine's cash and cash equivalents being no less than $52 million and Viant's cash and cash equivalents being no less than $98 million.

  •
  the appointment of Robert Gett, Chairman of the board of directors and Chief Executive Officer of Viant, to the divine board of directors; and

  •
  the amendment or termination of the alliance agreement between divine and Microsoft Corporation, dated as of January 28, 2000, as amended on March 29, 2000.

  Termination of the Merger Agreement (page [    ])

        divine and Viant may jointly terminate the merger agreement at any time before completing the merger. Either divine or Viant may terminate the merger agreement if the merger is not completed by August 5, 2002 or in certain other circumstances, including Viant's ability to terminate the merger agreement to allow it to accept a company superior proposal or if the reverse stock split does not result in divine satisfying the Nasdaq National Market's continued listing criteria.

  Expenses and Termination Fee (page [    ])

        In general, the fees and expenses incurred in connection with the merger will be paid by the party incurring the expenses. However, the merger agreement provides for the payment of $2,680,000 and the reimbursement of reasonable out-of-pocket expenses following a termination of the merger agreement under certain circumstances, and the payment of such reasonable out-of-pocket expenses in the event that either the divine stockholders or the Viant stockholders fail to approve the applicable merger proposal.

  Viant Prohibited from Soliciting Other Offers (page [    ])

        Viant has agreed not to solicit, initiate or intentionally encourage any third-party proposal to acquire a majority interest in Viant or to engage in any such negotiations or discussions. In the event that Viant receives an unsolicited third-party proposal to acquire a majority interest in Viant that the Viant board of directors determines in good faith is or may reasonably be expected to be superior to the terms of the merger with divine, Viant may, after giving divine written notice of its intention to do so, engage in negotiations and discussions with the third party. Viant has agreed to keep divine informed of all material terms and conditions of the third-party proposal.

  Interests of Certain Persons in the Merger (page [    ])

        Viant stockholders should be aware that certain members of the Viant board of directors and management have interests in the merger that are different from, or are in addition to, the interests of other Viant stockholders that may make them more likely to approve and adopt the merger agreement and approve the merger.

        The merger agreement provides that rights to indemnification benefiting Viant's directors and officers will survive, and divine has agreed to maintain a directors' and officers' liability insurance policy, for at least six years. There is a limitation on the amount divine is required to spend to maintain this insurance.

        In addition, certain executive officers of Viant are parties to change of control severance agreements that could be triggered if they are terminated prior to or following the merger; Mr. Gett will be appointed to divine's board of directors upon consummation of the merger; and certain executive officers of Viant may continue as employees of divine and may receive options to purchase divine common stock from the pool of options that divine has agreed to grant to Viant employees who become divine employees following the merger.

        Material United States Federal Income Tax Consequences (page [    ])

        Viant stockholders generally will not recognize gain or loss for U.S. federal income tax purposes on the exchange of Viant common stock for divine common stock in the merger, except to the extent any cash is paid by divine for fractional shares.

        Viant stockholders will also not recognize any income on their share of the portion of the cash distribution from Viant up to their respective adjusted tax basis in their Viant common stock. Instead, this portion of the cash distribution will be treated as a non-taxable return of capital that will reduce the Viant stockholders' adjusted tax basis in their Viant common stock. Viant stockholders will recognize gain on their share of the cash distribution from Viant in excess of their respective adjusted tax basis in their Viant common stock. This gain will be treated as gain from the sale or exchange of stock. Any such gain recognized by a Viant stockholder from the cash distribution from Viant generally will be long-term capital gain if the Viant stockholder has held the shares of Viant common stock for more than one year at the time the cash distribution from Viant is made. The cash distribution from Viant will have no direct tax consequences to Viant or divine.

        The tax consequences to each particular Viant stockholder will depend on that stockholder's specific situation. Therefore, each Viant stockholder should consult his, her or its own tax advisor for an understanding of the tax consequences to that stockholder resulting from the merger.

  Dissenters' Rights (page [    ])

        Viant stockholders are not entitled to dissenters' rights or appraisal rights under the Delaware General Corporation Law in connection with the merger.

  Accounting Treatment (page [    ])

        divine will account for the merger using the purchase method of financial reporting in accordance with U.S. generally accepted accounting principles. This method assumes that for financial reporting purposes, divine will treat both companies as one company beginning as of the date we complete the merger. In addition, under this method of financial reporting, divine will record the fair market value of Viant's assets and liabilities on its consolidated financial statements, with the remaining purchase price in excess of the fair market value of Viant's net assets recorded as goodwill.

  Regulatory Matters (page [    ])

        Viant's and divine's obligations to complete the merger are subject to their receipt of all necessary approvals and the expiration of all applicable waiting periods required by U.S. law.

divine's Recent Developments

  Oak Private Placement

        On May 29, 2002, divine entered into a securities purchase agreement with Oak Investment Partners X, Limited Partnership and certain other investors named therein, including Andrew Filipowski, divine's Chairman and Chief Executive Officer. On May 31, 2002, divine closed the first of two rounds of a $61.6 million private placement. divine issued and sold to the investors an aggregate of 22,941 shares of its series B convertible preferred stock for an aggregate purchase price of approximately $22.9 million. The shares of series B convertible preferred stock are convertible into an aggregate of 3,823,499 shares of divine common stock, subject to adjustment for certain antidilution events. However, unless divine stockholder approval is obtained, divine will not convert the shares of series B convertible preferred stock into more than an aggregate of 3,823,500 shares of divine common stock. The holders of the shares of series B convertible preferred stock are entitled to vote on an as-converted basis with the holders of divine common stock on all matters submitted for a vote of the holders of divine common stock. However, the holders of the series B convertible preferred stock will not be entitled to more than 19.99% of divine's aggregate voting power unless stockholder approval is obtained. Additionally, under the terms of the securities purchase agreement, divine increased the size of its board of directors from 9 to 11 and granted Oak Investment Partners the right to appoint a nominee to fill one of the vacancies created by the increase. For a discussion of the participation rights, liquidation preferences, redemption rights and other preferences and rights of the series B convertible preferred stock, please see "Comparison of Rights of divine Stockholders and Viant Stockholders" beginning on page     .

        If the second round of the private placement closes, divine would issue to the investors, for an aggregate purchase price of approximately $38.7 million, an additional 38,659 shares of series B convertible preferred stock, which would be convertible into 6,443,166 shares of divine common stock. Additionally, divine would issue warrants to purchase 9,667 shares of series B convertible preferred stock. divine would receive additional proceeds of approximately $9.6 million and would issue additional shares of series B convertible preferred stock which would be convertible into 1,611,166 shares of divine common stock, assuming the full exercise of these warrants for cash and the initial conversion price of $6.00 per share. Oak Investment Partners would be entitled to appoint a second nominee to divine's board of directors to fill the other vacancy created by the increase in the size of the divine board discussed above. Conditions to the consummation of the second round of the private placement include, but are not limited to, stockholder approval, the expiration or termination of the waiting period under the Hart-Scott Rodino Antitrust Improvements Act of 1976, if

applicable, and the occurrence of no redemption triggering events, as set forth in the securities purchase agreement, all of which may be waived by the investors.

        divine agreed to prepare and file with the SEC one or more registration statements covering the resale of the shares of common stock issuable upon conversion of the shares of series B convertible preferred stock, including the shares of divine common stock issued upon conversion of the shares of series B convertible preferred stock issuable upon exercise of the warrants. If any of the registration statements are not declared effective by the SEC by the deadline set forth for such registration statement in the registration rights agreement or if, after being declared effective, sales of the divine common stock, covered by such registration statement cannot be made due to a failure by divine to disclose information necessary for sales to be made under such registration statement (subject to certain allowable grace periods), divine is required to pay to the holders of the series B convertible preferred stock, or the holders of shares of divine common stock issued upon conversion of the series B convertible preferred stock, covered by such registration statement, an amount in cash equal to 2% of the purchase price attributable to such shares for each 30 day period, or pro rata portion thereof, that the applicable registration statement is not effective or available.

        A special meeting of the stockholders of divine has been scheduled for July 17, 2002 to obtain approval for the issuance of more than 3,823,500 shares of divine common stock upon conversion of shares of series B convertible preferred stock, the issuance of additional shares of series B convertible preferred stock and warrants to purchase shares of series B convertible preferred stock and the general voting rights of the series B convertible preferred stock.

  Data Return Acquisition

        In January 2002, divine completed its acquisition of Data Return Corporation pursuant to an agreement and plan of merger we entered into with Data Return in November 2001. Data Return provides advanced managed hosting services based on Microsoft technologies. Data Return provides these services to businesses seeking to outsource the deployment, maintenance, and support of their complex Web sites. Data Return's services include providing, configuring, operating, and maintaining the hardware, software, and network technologies necessary to implement and support these web sites. Data Return also offers additional services options, such as scalability and architecture testing, storage solutions, and a suite of security services, including firewalls. Under the terms of the Data Return merger agreement, divine issued a total of 2,977,481 (as adjusted to reflect the 1 for 25 reverse stock split effected by divine on May 29, 2002) shares of its common stock in exchange for all of the outstanding Data Return common stock, and Data Return became one of divine's wholly-owned subsidiaries.

  Delano Technology Acquisition

        On March 12, 2002, divine entered into a combination agreement with Delano Technology Corporation, pursuant to which Delano will become a subsidiary of divine upon consummation of the combination. Delano is a marketing solutions company offering state-of-the-art, interaction-based e-business and customer relationship management solutions for the enterprise.

        Upon consummation of the Delano combination, divine expects to issue up to approximately 2,062,000 shares of its common stock in exchange for the approximately

43,430,000 shares of Delano common stock issued and outstanding immediately prior to the effective time of the transaction. However, for tax purposes, instead of divine common stock, eligible Canadian holders of Delano common stock may elect to receive .04748 of a share of a newly created class of Delano stock that is freely exchangeable into divine common stock on a one-for-one basis. Any such election would reduce the number of shares of divine common stock that divine has to initially issue in the transaction. The shares of divine common stock directly issued to Delano stockholders will be freely tradable, and divine has agreed to register under the Securities Act the shares of divine common stock issuable upon the exchange of the newly created class of Delano stock.

SELECTED HISTORICAL AND PRO FORMA FINANCIAL DATA

Selected Historical Financial Data of divine

        You should read carefully divine's consolidated financial statements, including the related notes, and divine's "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in divine's Annual Report on Form 10-K, as amended on Form 10-K/A filed with the SEC on May 9, 2002, for its fiscal year ended December 31, 2001, and divine's Quarterly Report on Form 10-Q filed with the SEC on May 15, 2002, for the three month period ended March 31, 2002, which are incorporated by reference into this joint proxy statement/prospectus. The selected data in this section is not intended to replace divine's consolidated financial statements. divine has derived its consolidated statement of operations data for the period from May 7, 1999, its inception, to December 31, 1999, the year ended December 31, 2000 and the year ended December 31, 2001 and its consolidated balance sheet data as of December 31, 2000 and 2001 from its audited consolidated financial statements incorporated by reference into this joint proxy statement/prospectus. divine has derived its consolidated balance sheet data as of December 31, 1999 from its audited consolidated financial statements that are not incorporated by reference into this joint proxy statement/prospectus. divine's consolidated financial statements were audited by KPMG LLP, independent certified public accountants. divine derived its consolidated statement of operations data for the three-month periods ended March 31, 2002 and 2001 and its consolidated balance sheet data as of March 31, 2002 from its unaudited consolidated financial statements, which are incorporated by reference into this joint proxy statement/prospectus. In the opinion of divine's management, those unaudited consolidated financial statements include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the information when read along with the audited financial statements and the related notes. divine's operating results for the three months ended March 31, 2002 are not necessarily indicative of the results divine may achieve for the entire year ending December 31, 2002. On May 29, 2002, divine effected a 1 for 25 reverse stock split. All share and per share data in the selected historical financial data of divine give effect to the reverse stock split.

	Three Months Ended March 31, 2002 (unaudited)	Three Months Ended March 31, 2001 (unaudited)	Years Ended December 31,		Period from May 7, 1999 (inception) through December 31, 1999
			2001	2000
	(in thousands, except per share data)
Consolidated Statement of Operations Data:
Revenues	$146,329	$9,757	$199,598	$44,079	$1,037
Total operating expenses	216,709	51,326	531,270	346,621	10,465
Net loss applicable to common stockholders	(70,896)	(65,587)	(369,824)	(528,182)	(12,927)
Basic and diluted net loss per share applicable to common stockholders	$(3.96)	$(12.18)	$(51.59)	$(195.94)	$(114.76)
Shares used in computing basic and diluted net loss per share	17,914	5,383	7,169	2,696	113
	As of March 31, 2002 (unaudited)	As of December 31,
		2001	2000	1999
	(in thousands)
Consolidated Balance Sheet Data:
Cash and cash equivalents	$39,960	$104,480	$252,533	$162,841
Working capital	(5,051)	79,907	254,228	138,280
Total assets	796,725	874,711	420,181	238,872
Long-term obligations	69,003	101,294	7,777	281
Total stockholders' equity	234,877	251,759	367,883	205,234

Selected Historical Financial Data of Viant

        We are providing the following Viant selected historical consolidated financial information to aid you in your analysis of the financial aspects of the merger. The following information is only a summary and should be read together with Viant's audited consolidated financial statements, including the related notes, and the discussion contained in "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in Viant's Annual Report on Form 10-K, as amended on Form 10-K/A, for its fiscal year ended December 31, 2001, and Viant's Quarterly Report on Form 10-Q filed with the SEC on May 15, 2002, for the three month period ended March 31, 2002, which are incorporated by reference into this joint proxy statement/prospectus. Viant derived its consolidated statement of operations data for the fiscal years ended December 31, 1999, 2000 and 2001 and its consolidated balance sheet data as of December 31, 2000 and 2001 from its audited consolidated financial statements incorporated by reference into this joint proxy statement/prospectus. Viant has derived its consolidated statement of operations data for the fiscal years ended December 31, 1997 and January 1, 1999 and its consolidated balance sheet data as of December 31, 1997, January 1, 1999 and December 31, 1999 from its audited consolidated financial statements that are not incorporated by reference into this joint proxy statement/prospectus. Viant's consolidated financial statements for the years ended December 31, 1997, January 1, 1999, December 31, 1999, 2000 and 2001 were audited by PricewaterhouseCoopers LLP, independent accountants. Viant derived its consolidated statement of operations data for the three-month periods ended March 31, 2002 and 2001 and its consolidated balance sheet data as of March 31, 2002 from its unaudited consolidated financial statements, which are incorporated by reference into this joint proxy statement/prospectus. In the opinion of Viant's management, those unaudited consolidated financial statements include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the information when read along with the audited financial statements and the related notes. Viant's operating results for the three months ended March 31, 2002 are not necessarily indicative of the results Viant may achieve for the entire year ending December 31, 2002.

			Years Ended
	Three Months Ended March 31, 2002 (unaudited)	Three Months Ended March 31, 2001 (unaudited)	December 31, 2001	December 31, 2000	December 31, 1999	January 1, 1999	December 31, 1997
	(in thousands, except per share data)
Consolidated Statement of Operations Data:
Net revenues	$4,952	$14,286	$34,606	$127,162	$61,332	$20,043	$8,808
Total operating expenses	11,976	45,923	111,442	133,655	61,657	26,368	12,986
Net income (loss)	(5,975)	(29,479)	(71,992)	(2,463)	1,411	(6,487)	(4,080)
Net income (loss) per share—
Basic	$(0.12)	$(0.59)	$(1.44)	$(0.05)	$0.05	$(0.88)	$(0.59)
Diluted	$(0.12)	$(0.59)	$(1.44)	$(0.05)	$0.04	$(0.88)	$(0.59)
Shares used in computing net income (loss) per share—
Basic	48,988	50,053	49,944	48,049	27,208	7,362	6,936
Diluted	48,988	50,053	49,944	48,049	31,904	7,362	6,936
	As of
	March 31, 2002 (unaudited)	December 31, 2001	December 31, 2000	December 31, 1999	January 1, 1999	December 31, 1997
	(in thousands)
Consolidated Balance Sheet Data:
Cash, cash equivalents and short term investments	$116,057	$137,759	$185,387	$188,176	$18,811	$6,174
Working capital	110,621	114,988	178,519	187,084	17,622	4,517
Total assets	131,935	154,100	231,682	214,226	29,753	10,318
Capital lease obligations, net of current portion	49	114	855	1,533	2,237	670
Total stockholders' equity	118,388	124,255	197,683	193,079	19,665	6,006

Unaudited Selected Pro Forma Condensed Combined Financial Information

        The following unaudited selected pro forma condensed combined financial information describes the pro forma effect of divine's proposed acquisition of Viant on the:

  •
  statements of operations for the year ended December 31, 2001 and the three months ended March 31, 2002 of divine; and

  •
  balance sheet as of March 31, 2002 of divine.

The following unaudited selected pro forma condensed combined financial information also describes the pro forma effect of divine's acquisition of RoweCom Inc. ("RoweCom") and divine's private placement with a group of investors led by Oak as described below.

        On November 6, 2001, divine completed its acquisition of RoweCom, a leading global provider of sophisticated tools and client services for managing the acquisition of magazines, newspapers, journals and e-journals, books, and other knowledge resources. On May 29, 2002, divine entered into a securities purchase agreement with Oak Investment Partners and certain other investors named therein. On May 31, 2002 and June 6, 2002, divine received an aggregate of approximately $22.9 million in the first of two rounds of a $61.6 million private placement of series B convertible preferred stock from a group of investors led by Oak. The investors have agreed to purchase an additional $38.7 million of series B convertible preferred stock in the second round of the private placement. divine's receipt of the $38.7 million is subject to a number of customary closing conditions, including approval of divine stockholders, all of which may be waived by the investors.

        Because the RoweCom acquisition occurred during 2001, the assets and liabilities of RoweCom are already included in divine's historical balance sheet as of March 31, 2002, and the results of operations of RoweCom are already included in divine's historical statement of operations for the three months ended March 31, 2002. As such, RoweCom is not included separately in the unaudited selected pro forma condensed combined financial information as of March 31, 2002 or for the three months ended March 31, 2002. In addition, in the pro forma condensed combined financial information for the year ended December 31, 2001, the historical financial data presented within the separate column for RoweCom reflects the operating activity of RoweCom for the period from January 1, 2001 through the closing date of divine's acquisition of RoweCom because activity subsequent to that date is reflected in divine's historical financial information for the year ended December 31, 2001.

        divine has prepared the unaudited selected pro forma condensed combined financial information using the purchase method of accounting for the Viant and RoweCom transactions. Because the unaudited selected pro forma condensed combined financial information is based upon the financial condition and operating results, as applicable, of RoweCom and Viant during periods when they were not under the control, influence or management of divine, the information presented may not be indicative of the results that would have actually occurred had the acquisitions been completed as of January 1, 2001 for RoweCom and as of January 1, 2001 or March 31, 2002, as appropriate, for Viant nor is it indicative of future financial or operating results of the combined entity. divine has incurred, and expects to further incur, reorganization and integration expenses and increased operating efficiencies as a result of the acquisition of RoweCom. divine expects to also incur reorganization and integration expenses and potential operating efficiencies as a result of the acquisition of Viant. The unaudited selected pro forma condensed combined financial information does not give effect to any synergies that may occur due to the integration of RoweCom and Viant with divine.

        In May 2002, divine effected a 1 for 25 reverse stock split. All references in the unaudited pro forma condensed combined financial information to divine share and per share amounts give effect to the reverse stock split.

        The unaudited selected pro forma condensed combined financial information should be read along with the historical financial statements of divine, Viant and RoweCom, and the related notes, incorporated by reference into this document.

Unaudited Selected Pro Forma Condensed Combined Financial Information
as of March 31, 2002

(in thousands)

	divine	Oak		divine/Oak Pro Forma Combined	Viant	Viant Pro Forma Adjustments	divine/Oak/Viant Pro Forma Combined
Cash, cash equivalents, and short-term investments	$39,960	$61,400	(a)	$101,360	$114,102	$(25,750)	$189,712
Working capital	(5,051)	61,400	(a)	56,349	110,621	(25,750)	141,220
Total assets	796,725	61,400	(a)	858,125	131,935	(22,798)	967,262
Long-term debt and capital leases	69,003	—		69,003	49	—	69,052
Redeemable preferred stock	—	61,400	(a)	61,400	—	—	61,400
Total stockholders' equity (deficit)	234,877	—		234,877	118,388	(22,798)	330,467

(a)
Reflects the assumed issuance of 61,600 shares of divine's series B convertible preferred stock and warrants to purchase 9,667 shares of divine's Series B convertible preferred stock to the investment group led by Oak in exchange for $61,400,000, net of assumed offering costs of $200,000. Based on the closing price of divine common stock on June 14, 2002, there is no beneficial conversion feature associated with the series B convertible preferred stock or the warrants issued in the Oak private placement.

Unaudited Selected Pro Forma Condensed Combined Financial Information
for the year ended December 31, 2001

(in thousands, except share and per share data)

	divine	RoweCom	RoweCom Pro Forma Adjustments	divine/ RoweCom Pro Forma Combined	Viant	divine/ RoweCom/ Viant Pro Forma Combined
Revenues	$199,598	$336,329	$—	$535,927	$34,606	$570,533
Total operating expenses	531,270	350,226	(3,799)	877,697	111,442	989,697
Net loss from continuing operations	(381,856)	(18,877)	2,878	(397,855)	(71,992)	(469,847)
Basic and diluted net loss per share from continuing operations	$(53.26)			$(52.95)		$(30.63)
Shares used in computing basic and diluted net loss per share	7,168,989			7,514,097		15,337,380

Unaudited Pro Forma Condensed Combined Statement of Operations
for the three months ended March 31, 2002

(in thousands, except share and per share data)

	divine	Viant	divine/ Viant Pro Forma Combined
Revenues	$146,329	$5,354	$151,683
Total operating expenses	216,709	11,976	228,685
Net loss from continuing operations	(73,315)	(5,975)	(79,290)
Basic and diluted net loss per share from continuing operations	$(4.09)		$(3.08)
Shares used in computing basic and diluted net loss per share	17,913,939		25,737,222

Comparative Per Share Data

        We have summarized below certain comparative historical per share data of divine and Viant. Also included below is unaudited pro forma per share information for divine as if the RoweCom merger and the Oak private placement occurred on January 1, 2001. In addition, we have provided certain combined per share data on an unaudited pro forma basis giving effect to the RoweCom merger and the Oak private placement together, and the RoweCom and Viant mergers together with the Oak private placement, as if they each occurred on January 1, 2001.

        In May 2002, divine effected a 1 for 25 reverse stock split. The historical and pro forma per share data below, as well as the exchange ratio applicable to the Viant acquisition, has been adjusted to reflect the reverse stock split. This data should be read along with the selected historical consolidated financial data of divine and Viant included in this joint proxy statement/prospectus and the historical consolidated financial statements of divine, Viant and RoweCom, and the related notes, incorporated herein by reference. The pro forma information is presented for illustrative purposes only. You should not rely on the pro forma financial information as an indication of the combined financial position or results of operations for future periods or the results that actually would have occurred had the entities been a single entity during the periods presented.

	Year Ended December 31, 2001	Three Months Ended March 31, 2002
HISTORICAL PER SHARE DATA
Basic and diluted net loss per common share from continuing operations:
divine	$(53.26)	$(4.09)
Viant	(1.44)	(0.12)
Book value per common share at period end (1):
divine	$59.75	$12.69
Viant	2.54	2.29
PRO FORMA PER SHARE DATA
divine/RoweCom/Oak pro forma per share data
Pro forma combined loss per common share from continuing operations (2)
Basic and diluted:
Per divine share	$(52.95)	N/A
Per equivalent Viant share (3)	(8.42)	N/A
Pro forma combined book value per common share at period end (4):
Per divine share	N/A	$12.69
Per equivalent Viant share (3)	N/A	2.02
divine/RoweCom/Oak/Viant pro forma per share data
Pro forma combined loss per common share from continuing operations (2)
Basic and diluted:
Per divine share	$(30.63)	$(3.08)
Per equivalent Viant share (3)	(4.87)	(0.49)
Pro forma combined book value per common share at period end (5):
Per divine share	N/A	$12.55
Per equivalent Viant share (3)	N/A	2.00

(1)
Historical book value per share is computed by dividing stockholders' equity by the number of shares of common stock outstanding at the end of each period.

(2)
The Oak private placement does not affect the pro forma weighted average shares outstanding used to calculate the pro forma combined loss per common share from continuing operations because the shares sold in the Oak private placement are series B convertible preferred stock.

(3)
The unaudited equivalent Viant pro forma per share amounts are calculated by multiplying the unaudited combined pro forma per divine share amounts by the exchange ratio of 0.15908 of a share of divine common stock for each outstanding share of Viant common stock.

(4)
The Oak private placement does not affect the pro forma shares outstanding as of March 31, 2002 used to calculate the pro forma combined book value per common share as of March 31, 2002 because the shares sold in the Oak private placement are series B convertible preferred stock.

(5)
divine/RoweCom/Oak/Viant pro forma combined book value per common share is computed by dividing pro forma stockholders' equity by the number of shares of divine common stock outstanding at the end of the period plus the shares of divine common stock assumed to be issued in connection with the Viant acquisition.

Comparative Market Price Data

        The following table sets forth the last sale prices per share of Viant common stock and divine common stock on the Nasdaq National Market on April 4, 2002, the last full trading day prior to the public announcement of the proposed merger, and on [                          , 2002], the most recent date for which prices were practicably available prior to the date of this joint proxy statement/prospectus. The table also sets forth the equivalent per share price of Viant common stock on these dates, which is equal to the value of the divine common stock that a Viant stockholder would have received for one share of Viant common stock, assuming that the merger had taken place on those dates, both with and without giving effect to the $24 million cash distribution that will be paid by Viant to its stockholders immediately prior to the closing of the merger. These numbers have been calculated by multiplying the last sale price per share of divine common stock on those dates by the exchange ratio of 0.15908 (the original exchange ratio of 3.977 adjusted to reflect the 1 for 25 reverse stock split effected by divine on May 29, 2002) and assuming a per share cash distribution equal to approximately $0.49 as of June 10, 2002. The actual value of the divine common stock or the amount of the per share cash distribution that a Viant stockholder will receive on the date of the merger may be higher or lower than the prices set forth below. We urge you to obtain current market quotations for divine common stock and Viant common stock before making any decision on the merger.

	Last sale price of Viant common stock	Last sale price of divine common stock	Viant equivalent per share price	Viant equivalent per share price, including cash distribution by Viant
April 4, 2002	$1.30	$12.00	$1.91	$2.40
[ , 2002]	[ ]	[ ]	[ ]	[ ]

        divine common stock has been traded on the Nasdaq National Market under the symbol "DVIN" since its initial public offering in July 2000, except for the period following the reverse stock split from May 29, 2002 to June 25, 2002 when divine will be traded under the symbol "DVIND." On June 26, 2002, divine will resume trading under the symbol "DVIN." As of June     , 2002, divine's common stock was held by            holders of record. The following table sets forth for the periods indicated quarterly high and low sale prices reported on the Nasdaq National Market for divine common stock, which prices have been adjusted to reflect the 1 for 25 reverse stock split effected by divine on May 29, 2002. divine has not paid any cash dividends during the periods presented and does not anticipate paying cash dividends in the foreseeable future.

	High		Low
Fiscal Year Ending December 31, 2002:
Second Quarter (through June , 2002).	$		$
First Quarter		23.75		12.28
Fiscal Year Ended December 31, 2001:
Fourth Quarter		$21.25		10.50
Third Quarter.		53.75		13.75
Second Quarter.		71.25		27.25
First Quarter		51.50		25.00
Fiscal Year Ended December 31, 2000:
Fourth Quarter		$106.25		$25.00
Third Quarter (beginning July 12, 2000)		311.00		90.50

        Viant common stock has been traded on the Nasdaq National Market under the symbol "VIAN" since its initial public offering in June 1999. As of June     , 2002, Viant's common stock was held by            holders of record. The following table sets forth for the periods indicated quarterly high and low sale prices reported on the Nasdaq National Market for shares of Viant common stock, which prices have been adjusted to reflect Viant's 2-for-1 stock split in the form of a 100% stock dividend issued to stockholders of record on February 8, 2000. Viant has not paid any cash dividends during the periods presented. In connection with the merger, Viant will distribute an aggregate of $24 million in cash to the holders of Viant common stock immediately prior to the closing of the merger. Viant intends to issue a press release announcing the anticipated per share amount of the distribution on the third trading day prior to the special meeting of Viant. Based on the 49,178,295 shares of Viant common stock issued and outstanding on June 10, 2002, each share of Viant common stock would receive approximately $0.49 with respect to the distribution.

	High		Low
Fiscal Year Ending December 31, 2002:
Second Quarter (through June , 2002)	$		$
First Quarter		1.68		1.16
Fiscal Year Ended December 31, 2001:
Fourth Quarter		$1.72		$1.11
Third Quarter		1.81		1.13
Second Quarter		2.65		1.48
First Quarter		4.94		2.31
Fiscal Year Ended December 31, 2000:
Fourth Quarter		$7.00		$2.97
Third Quarter		42.69		5.13
Second Quarter		36.00		16.14
First Quarter		60.25		31.00

RISK FACTORS

        In addition to the other information contained or incorporated by reference in this joint proxy statement/prospectus, you should carefully consider the following factors in evaluating the merger proposals to be voted on at your special meeting and, in the case of Viant stockholders, the acquisition of divine common stock. References to "we," "us" and "our" refer to the combined divine/Viant entity and its subsidiaries following the completion of the merger. We have separated the risks into three groups: risks relating to the proposed merger, risks relating to the combined entity and risks relating to ownership of divine common stock.

Risks Relating to the Proposed Merger

                We may be unable to successfully integrate our operations and personnel, which could prevent us from realizing the expected benefits of the merger and materially harm our business.

        If we cannot integrate divine and Viant smoothly, quickly, successfully or at all, we may not realize any expected benefits from the merger and the distraction of management and our employees may harm our business. The successful combination of two independent companies requires significant effort, managerial resources, time and expense on the part of both divine and Viant. We have different systems and procedures in many operational areas that must be rationalized and integrated. Integration also may be difficult because divine is based in Chicago, Illinois and Viant is based in Boston, Massachusetts. While we integrate operations, the diversion of management's attention from ongoing business concerns, existing integration challenges from divine's recent acquisitions, employees' uncertainty about their role with the combined company and a lack of employee focus due to distractions of the merger may disrupt operations. As often occurs with mergers of technology/services companies, during the pre-merger and integration phases, competitors may intensify their efforts to recruit key employees. Employee uncertainty regarding the effects of the merger could further increase turnover. Failure to quickly and effectively accomplish the integration of our operations and personnel could prevent us from realizing the expected benefits of the merger and harm our business.

                If we are unable to successfully integrate our services, products and technologies on a timely basis, we may not be able to operate efficiently or realize the expected benefits of the merger.

        We may not successfully integrate the services, products and technologies of Viant with divine or those of our acquired companies. This integration may be difficult and unpredictable because divine's and Viant's products and services are complex and were developed independently and without regard to this integration. Successful integration will require the coordination of previously independent development and engineering teams, as well as sales and marketing efforts and personnel. In addition, integration of our respective services, products and technologies may take longer than expected, and we may need to expend more resources on this integration than we anticipated. The need to expend additional time and money on this integration would reduce the resources that would otherwise be available to develop new products and technologies. If we cannot integrate our services, products and technologies successfully and on a timely basis, we may not be able to operate efficiently or realize the expected benefits of the merger.

                Our customers may react unfavorably to the merger, which could have an adverse effect on our results of operations.

        The merger may disrupt our customer relationships. Uncertainty regarding the merger and our ability to effectively integrate our operations, personnel, services, products and technologies without a significant reduction in the quality of product and service offerings may cause some of our customers to retain other service providers or defer making purchasing decisions as they evaluate the potential benefits to them, if any, of the combined company. Any delay or loss of business from customers could have a material adverse effect on our results of operations.

                The value of shares of divine common stock that Viant stockholders will receive in the merger will fluctuate based on the price of divine common stock.

        The fraction of a share of divine common stock that Viant stockholders will receive in the merger for each share of Viant common stock is fixed at 0.15908 of a share (the original exchange ratio of 3.977 adjusted to reflect the 1 for 25 reverse stock split effected by divine on May 29, 2002). This fixed exchange ratio means that the number of shares of divine common stock that Viant stockholders will receive in the merger will not be adjusted for changes in the market price of divine common stock. Therefore, the value of the divine common stock that Viant stockholders receive in the merger will depend on the market price of divine common stock at the time of completion of the merger, which price may be less than the price as of the date the merger agreement was signed, the date you submit your proxy or the date of the Viant special meeting. A decline in the market price of the divine common stock could cause the aggregate per share value of the divine common stock that Viant stockholders will receive in the merger plus the per share amount of the $24 million cash distribution to be paid by Viant, as of the closing of the merger, to be less than (1) the per share value of that aggregate consideration as of April 4, 2002, the last full trading day prior to the announcement of the merger (as described under "Comparative Market Price Data" on page       ), or (2) Viant's estimated liquidation value on June 30, 2002 of approximately $1.83 per share as calculated by Robertson Stephens on April 4, 2002, based upon information provided by Viant management, which management believes is reasonable as of March 31, 2002. The price of divine common stock has been volatile, and we cannot assure you what the market price of the divine common stock will be at the time of the merger. We advise you to obtain recent market quotations for the respective stocks before making any decision about the merger.

                Some of the executive officers and directors of Viant have interests that could have affected their decision to support or approve the merger.

        Some of Viant's executive officers and directors have interests in the merger that are different from, or in addition to, interests of Viant stockholders in general. These interests could have affected the decision of these persons to support or approve the merger. These interests, which include indemnification, appointment to divine's board of directors, severance payments, acceleration of vesting of Viant stock options, potential grants of divine stock options, and continued health coverage, are described in more detail under the caption "Interests of Certain Persons in the Merger" beginning on page [    ].

                divine's liquidity is limited.

        divine has never generated positive cash flows from operations. divine's current liquidity and capital resources are limited. In the second quarter of 2002, divine implemented a salary reduction program for employees and received approximately $22.9 million in the first of two rounds of a $61.6 million private placement of series B convertible preferred stock in order to help address these limitations. divine expects that the private placement and the merger will significantly contribute to divine's ability to satisfy its current liquidity needs. If divine does not receive the additional $38.7 million in the second round of the private placement and complete the merger, each of which are subject to numerous closing conditions, it may need to pursue additional alternative means of addressing its current liquidity needs. divine may not be able to do this on a timely basis. divine's ability to obtain additional financing may be limited by the terms of its series B convertible preferred stock. Even if divine does complete the merger, it may not realize the benefits the merger is expected to bring to its balance sheet and cash position if divine's and Viant's rates of cash consumption are not reduced, if the contingencies or commitments of divine and/or Viant are greater than expected, or if integration costs incurred as a result of the merger are greater than expected.

                Failure to complete the merger could harm Viant's stock price and future business and operations.

        If the merger is not completed, Viant may be subject to the following material risks, among others:

  •
  customers or employees may experience uncertainty and terminate their relationship with Viant;

  •
  the $24 million cash distribution to be paid by Viant to its stockholders will not be paid;

  •
  the price of Viant common stock may decline to the extent that the current market price reflects a market assumption that the merger will be completed;

  •
  Viant's ongoing cash burn may cause the price of Viant common stock to decline;

  •
  costs incurred by Viant related to the merger, such as legal, accounting and financial advisory fees, must be paid by Viant; and

  •
  a termination fee may be required to be paid to divine.

In addition, if the merger agreement is terminated and Viant's board of directors decides to seek another merger or business combination, it is not certain that Viant will be able to find another party willing to pay a purchase price equivalent to, or greater than, that which divine has agreed to pay in the merger after giving effect to the cash distribution. For example, Viant's ongoing cash burn may reduce the price that Viant may be able to receive in any future acquisition that Viant may enter into if the merger agreement is terminated.

Risks Relating to the Combined Entity

                divine has incurred significant losses in the past, and we expect to incur additional losses in the future.

        divine has incurred net losses of approximately $9,407,000 for the period from inception on May 7, 1999 through December 31, 1999, approximately $470,319,000 for the year ended December 31, 2000, approximately $369,824,000 for the year ended December 31, 2001 and approximately $70,896,000 for the three month period ended March 31, 2002. The majority of these losses in 1999 and 2000 were related to the consolidated operations of divine's associated companies and charges divine took to reduce the carrying values of these associated companies. The majority of divine's losses in 2001 and the first three months of 2002, however, were related to the operation of its business and its operation of businesses it has acquired. We do not expect to be profitable until the fourth quarter of 2002, at the earliest. In addition, changes to our business strategy, operating plans and product lines, and any restructuring activity, may cause us to incur additional expenses. Our financial results also will be affected by our operation of businesses that we may acquire in the future, some of which may have incurred substantial losses. For example, Viant incurred net losses of approximately $2,463,000 for the year ended December 31, 2000, approximately $71,992,000 for the year ended December 31, 2001 and approximately $29,479,000 for the three month period ended March 31, 2002.

        Our operating plan depends on us achieving significant increases in revenue and cash receipts and significant decreases in expenses. There is a substantial risk, however, that our revenue and cash receipts will not grow at a sufficient rate and that we will not be able to reduce our expenses to keep them in line with our revenue. If we are unable to meet our revenue and expense management goals, we will need to significantly reduce our workforce, sell certain of our assets, enter into strategic relationships or business combinations, discontinue some or all of our operations, or take other similar restructuring actions. While we expect that these actions would result in a reduction of recurring costs, they also may result in a reduction of recurring revenues and cash receipts. It is also likely that we would incur substantial non-recurring costs to implement one or more of these restructuring actions.

                divine has been in business for only three years, has little operating history and has a new business strategy that may continue to change, which makes it difficult to evaluate the combined entity's business.

        divine was formed in May 1999 and began operations as an Internet holding company engaged in business-to-business e-commerce through a community of associated companies. divine announced a new strategy to focus on enterprise Web solutions in February 2001. Because divine has only been operating under this new business strategy for just over one year, there is limited data upon which you can evaluate our prospects. As we continue to analyze business plans and internal operations in light of market developments, we may decide to make further substantial changes in our business plan and organization. These changes in business strategy may include moving into areas in which we have little or no experience. Furthermore, our future business strategy will depend on our ability to successfully acquire and integrate other businesses as we continue to seek to expand our portfolio of products and services. We are, and will remain for the foreseeable future, subject to risks, expenses and uncertainties frequently encountered by young companies, and it will continue to be difficult to evaluate our business and its likelihood of success.

                Our overall performance and quarterly operating results may continue to fluctuate and will be affected by the revenues generated from the products and services of businesses divine has recently acquired and fluctuations in the sales of these products and services.

        We expect the revenues of businesses divine has recently acquired to comprise a significant portion of our revenues in the future. In particular, we expect the revenues of RoweCom, a provider of knowledge resources that divine acquired in November 2001, to represent a significant portion of our revenues. Fluctuations in the revenues generated from our offering of customer interaction management, or CIM, solutions, content management, knowledge resources, and professional services will likely impact our overall performance, and risks relating to our CIM solutions, content management, knowledge resources and professional services may affect our success as a whole.

        Moreover, divine's and Viant's revenues and results of operations have varied substantially from quarter to quarter. We expect large fluctuations in our future quarterly operating results due to a number of factors, including:

  •
  the completion of acquisitions and the increased revenues and expenses associated with the acquired businesses;

  •
  the success of, and costs associated with, acquisitions, joint ventures or other strategic relationships;

  •
  losses or charges incurred by associated companies that may include significant write-downs, write-offs and impairment charges;

  •
  the level of product and price competition;

  •
  the length of our sales and implementation process;

  •
  the size and timing of individual transactions;

  •
  seasonal trends;

  •
  the mix of products and services sold;

  •
  software defects and other product quality problems;

  •
  the timing of new product introductions and enhancements by us and our competitors;

  •
  customer order deferrals in anticipation of enhancements or new products to be offered by us and our competitors;

  •
  changes in foreign currency exchange rates;

  •
  customers' fiscal constraints; and

  •
  general economic conditions.

        Because RoweCom's cash flow is seasonal in nature, RoweCom periodically will have to rely on financing from us and third parties to support its working capital needs. RoweCom has an established practice of paying publishers 30 to 60 days before receipt of its customers' funds. Consequently, RoweCom will make substantial expenditures in the fourth quarter of each year, while receiving the majority of its cash receipts relating to those purchases late in the first quarter of the following year. Given these seasonal cash flow imbalances, if RoweCom has an unexpected demand for liquid capital, and we are unable to provide financing or RoweCom cannot obtain financing from third parties on commercially reasonable terms, or at all, when needed, it could have a material adverse effect on our future results of operations and financial condition.

        If we do not successfully implement our acquisition strategy or address the risks associated with acquisitions, our growth and ability to compete may be impaired.

        Our business strategy includes the acquisition of other businesses that are complementary to ours, including other providers of enterprise software products, professional services or managed applications. We may not be able to identify suitable acquisition candidates available for sale at reasonable prices, consummate desired acquisitions or successfully integrate any acquired businesses into our operations. Acquisitions, including divine's recently completed acquisitions of eshare communications, Inc., Open Market, Inc., RoweCom, Eprise Corporation and Data Return Corporation, the proposed merger with Viant and divine's proposed acquisition of Delano, involve a number of special risks and challenges, including:

  •
  diversion of management's attention;

  •
  expenses incurred to effect the transactions;

  •
  assimilation of the operations and personnel of acquired companies;

  •
  inability to eliminate redundant expenses;

  •
  incorporation of acquired products into existing product lines;

  •
  adverse short-term effects on reported operating results;

  •
  assumption of the liabilities (known or unknown) of acquired companies;

  •
  loss of acquired customers;

  •
  adverse reaction by our customers, vendors, and the capital markets if we are unable to consummate announced acquisitions;

  •
  possible loss of key employees; and

  •
  difficulty of presenting a unified corporate image.

For example, as a result of divine's recent acquisitions of Open Market, eshare, Data Return and RoweCom, divine has assumed the potential liability related to securities class action lawsuits filed against these acquired companies for actions taken during each company's public offering and, as to Open Market, a claim of fraud as to certain sales of Open Market stock by certain officers of Open Market. Several securities class action lawsuits have also been filed against Viant and certain of Viant's current and former officers and directors with respect to its public offerings. If we are unable to successfully implement our acquisition strategy or address the risks associated with acquisitions, our growth and ability to compete may be impaired.

        If we engage in future acquisitions, we might finance these acquisitions with available cash, the proceeds from possible debt financing or the issuance of additional equity securities (common or preferred stock), or a combination of the foregoing. We may not be able to arrange adequate financing on acceptable terms. If we proceed with one or more significant future acquisitions, we may use a substantial portion of our available cash to consummate the acquisitions. If we consummate one or more significant acquisitions, including the merger, by issuing additional equity securities, the market price of our common stock could decline and stockholders could suffer significant dilution of their interests in us. Furthermore, sellers may be reluctant to accept divine common stock as consideration at its recent price level and given its historical volatility, in which case, our ability to complete further acquisitions could be significantly limited.

        For most of the businesses that we may acquire, we will likely have to record significant goodwill and other intangible assets, and generally accepted accounting principles may require us to recognize substantial amortization charges on the other intangible assets, reducing our future reportable earnings. We will also have to periodically test our goodwill and other intangible assets for impairment. If we determine that the value of the goodwill and/or the intangible assets have been impaired, we will be required to recognize substantial charges that would adversely affect our operating results. In addition, these acquisitions could involve significant non-recurring acquisition-related charges, such as the write-off or write-down of software development costs or other intangible items.

        Our failure to retain key personnel may negatively affect our business.

        Our success depends on our ability to retain senior executives and other key employees who are critical to the continued advancement, development and support of our products and services and ongoing sales and marketing efforts. The loss of any key personnel or any significant group of employees could negatively affect our future business and prospects. If our management does not succeed in their roles, or we are not able to effectively allocate management responsibilities and cause our officers and senior managers to operate effectively as a group, our business could be negatively affected.

        Employee morale and our ability to attract and retain qualified employees may also be adversely affected by divine's recent salary reduction for employees in the second quarter of 2002 and the decline and substantial fluctuation in the market price of divine common stock since its initial public offering, because many divine employees hold options with exercise prices far higher than our current stock price.

        Revenues from our professional services division are difficult to predict because they are derived from project-based engagements.

        For the year ended December 31, 2001, divine derived approximately 77% of its revenues from professional services. Almost all of these revenues were from project-based client engagements, which vary in size and scope. As a result, the revenues of our professional services division are difficult to predict because a client that accounts for a significant portion of these revenues in one period may not generate a similar amount of revenues, if any, in subsequent periods. Because many of our professional services engagements involve sequential stages, each of which may represent a separate contractual commitment, a client may choose not to retain us for subsequent stages of an engagement or for new professional services projects.

        If we cannot keep our billable professionals engaged on client projects, our future revenues could decline and our operating results could be adversely affected.

        Virtually all the client contracts of our professional services division allow the client to terminate our services on relatively short notice and do not guarantee us any specific or minimum amount of business from the client. To the extent that any significant clients decrease their use of our professional services, delay an engagement or terminate their relationship with us, the revenues of our professional services division could decline substantially and our overall operating results could be adversely affected to the extent we are unable to quickly redeploy our billable professionals to other client engagements.

        We may not be able to compete successfully with current and future competitors, and competitive pressures faced by us could hurt our business and financial results.

        The market for our products and services is intensely competitive, fragmented and subject to rapid change. We compete with a variety of companies that provide software services, professional services and management services independently or on an integrated basis. We may not be able to compete successfully against current and future competitors, and competitive pressures faced by us could hurt our business and financial results. Furthermore, many of our current and potential competitors have longer operating histories, significantly greater financial, technical, product development and marketing resources, greater name recognition and a larger customer base than we do.

        If we do not expand our customer base, we may never become profitable and our stock price will likely decline.

        The market for many of our products and services is newly emerging. As a result, we cannot accurately estimate the potential demand for them. We believe that market acceptance of many of our products and services will depend principally on our ability to:

  •
  timely develop or acquire products and services that meet changing customer needs;

  •
  effectively market our products and services;

  •
  hire, train, and retain a sufficient number of qualified sales and marketing personnel;

  •
  provide high-quality and reliable customer support for our products;

  •
  distribute and price our products and services in a manner that is more appealing to customers than that of our competitors;

  •
  develop a favorable reputation among our customers, potential customers and participants in the software industry; and

  •
  withstand downturns in general economic conditions or conditions that would slow corporate spending on software products and professional services.

Our inability to accomplish any of the foregoing may limit our ability to expand our customer base. If our customer base does not expand, we may never become profitable and our stock price will likely decline.

        Our success is dependent upon the market for Internet services, which, along with the general economy, is experiencing a downturn.

        Since late 2000, and particularly since September 11, 2001, the market for Internet services and technology has experienced a significant decline. This decline is at least partly attributable to funding difficulties experienced by many companies, a general economic slowdown, and instability in the financial markets. These developments have caused many of our current and potential customers and clients to cancel, reduce and/or delay some projects. A prolonged economic slowdown or continued uncertainty about the future of the market for Internet services will also adversely affect our business and financial results. If demand for our products and services does not improve, increased competition for business may result in significant decreases in the prices we charge for our products and services. The market for our products and services may not improve in a timely manner or to the extent necessary to allow us to achieve and sustain profitability or viability in the near future.

        Our success will depend upon the ability of our products to work with a large variety of hardware, software, database and networking systems.

        The success of our products will depend on the ability of our products to integrate and be compatible with customer systems, particularly hardware systems, operating systems and data sources, as well as or better than competing products. The success of our products will also depend on the ability of our existing products to work well with one another, with new products we develop and with new software developed by third parties. We currently serve, and intend to continue to serve, a customer base with a wide variety of hardware, software, database and networking systems. If we cannot support an increasing number of systems in the future, we may not gain broad market acceptance.

        If we cannot cross-sell our current products and services and the products and services of our acquired companies to the customers of the acquired companies and our current customers, we will not achieve one of the expected benefits of our acquisitions.

        After we acquire a company, including Viant, we intend to offer the products and services of that company to our existing customers and to offer our products to the existing customers of the acquired company. One company's customers may not have an interest in the other company's products and services. If we fail to cross market our products and services, we will not achieve one of the expected benefits of our acquisitions, and this failure could have a material adverse effect on our business, financial condition, and operating results.

        Our business may be adversely affected if there are defects in our software or we are unable to acquire third-party software or hardware that is error-free.

        Software products as complex as those that we offer may contain errors that could occur at any point in a product's life cycle. We have, in the past, discovered software errors in certain of our products and have experienced delays in shipment or implementation of products and services during the period required to correct these errors. Despite extensive testing by us and by our current and potential customers, errors in our software may be found in the future. This could result in a loss of, or delay in, market acceptance and sales, diversion of development resources, injury to our reputation or increased service and warranty cost. In particular, the call center environment is characterized by a wide variety of standard and non-standard configurations that make pre-release testing for programming or compatibility errors very difficult and time consuming and will limit our ability to uncover all defects prior to shipment and installation at a customer's location. We also license certain software used in our products from third parties, and our products are designed to operate on certain hardware platforms manufactured by third parties. Third-party software or hardware may contain errors that we are dependent upon others to correct. These errors could cause problems with the installation and operation of our products, which could harm our business.

        We may face potential liability to customers if our servers, systems, or products or our customers' systems fail.

        Our software, portal and applications products and managed and professional services are often critical to the operation of our customers' businesses and provide benefits that may be difficult to quantify. If a product of ours or a customer's system fails, the customer could make a claim for substantial damages against us, regardless of our responsibility for such failure. The limitations of liability set forth in our contracts may not be enforceable in all instances and may not otherwise protect us from liability for damages. Our insurance coverage may not continue to be available on reasonable terms or in sufficient amounts to cover one or more large claims. In addition, the insurer might disclaim coverage as to any future claim. If we experience one or more large claims against us that exceed available insurance coverage or result in changes in our insurance policies, including premium increases or the imposition of large deductible or co-insurance requirements, our business and financial results could be hurt.

        We could lose our competitive advantage if we fail to adequately protect our proprietary rights, and any related litigation could be costly and time consuming.

        We rely on a combination of patent, copyright, trade secret and trademark laws, confidentiality procedures and contractual provisions to protect our proprietary rights in our products and technology. These measures may not be adequate to protect our trade secrets and proprietary technology. As a result, unauthorized third parties may copy or otherwise obtain and use our products or technology. We may not be able to detect all instances of infringement. Furthermore, we may be subject to additional risks as we enter into transactions in countries where intellectual property laws are not well developed or are poorly enforced. Legal protection of our rights may be ineffective in these countries. If we must engage in litigation to defend and enforce our intellectual property rights, either domestically or in other countries, we could face substantial costs and diversion of resources, regardless of the outcome of such litigation. Any future attempt by us to enforce our intellectual property rights might not be successful, or might result in royalties that do not exceed the cost of such enforcement efforts or might result in a loss of the intellectual property altogether. Even if we succeed in protecting our intellectual property, others may independently develop similar technologies or products that do not infringe on our intellectual property.

        Other companies may claim that our products infringe their intellectual property rights, which could harm our business.

        Third parties may claim that we are infringing their intellectual property rights. We expect that the risk of infringement claims will rise as the number of products and competitors in our industry grows and the functionality of products in different industry segments overlaps. To develop our services and products, we may need to acquire licenses for intellectual property to avoid infringement of a third party's product. These licenses may not be available on commercially reasonable terms, if at all. Former employers of our present and future employees may assert claims that these employees improperly disclosed confidential or proprietary information to us. Any such claims could be time-consuming to defend, result in costly litigation, divert management's attention and resources, cause product shipment delays or require us to pay money damages or enter into royalty or licensing agreements. These royalty or licensing agreements may not be available on terms acceptable to us, if at all. In the event of a successful claim of product infringement against us and our failure or inability to license the infringed or similar technology on commercially reasonable terms, or at all, our business, operating results and financial condition could be materially and adversely affected.

        We may not be able to prevent online security breaches, which could interrupt our operations, damage our reputation and expose us to liability.

        A party that is able to circumvent our security systems or the security systems of our customers could steal proprietary information or cause interruptions in our operations. Security breaches could also damage our reputation and expose us to a risk of loss or litigation and possible liability. Our insurance policies have coverage limits and exclusions that may prevent reimbursement for losses caused by security breaches. Furthermore, our servers may be vulnerable to computer viruses, physical or electronic break-ins and similar disruptions. We may need to expend significant additional capital and other resources to protect against security breaches or to alleviate problems caused by any breaches. Despite these efforts, we may not be able to prevent all security breaches.

        Future government regulation could place financial burdens on our business.

        Because of the Internet's popularity and increasing use, new laws and regulations may be adopted that could have an adverse effect on us. The enactment of any additional laws or regulations, including international laws and regulations, could impede the growth of the Internet and e-commerce, which could decrease our revenue and place additional financial burdens on our business. Federal, state or foreign agencies have also adopted, and may continue to adopt, laws or regulations affecting the use of outbound call processing systems. These laws or regulations could limit the market for our products or expose us to liability, which could materially adversely affect our business, operating results and financial condition.

        Restrictions relating to the privacy of Internet users and the collection and use of online data could limit the utility of the personalization functionality of our products and, therefore, the attractiveness of those products to customers.

        One of the principal features of our products is the ability to develop and maintain profiles of online users to assist business managers in personalizing content and in displaying tailored commercial offers to specific online users. By limiting the means in which this feature can be utilized, proposed and existing legal restrictions on the collection and use of information relating to Internet users could materially and adversely impact our products. For example, legislation has been proposed in some jurisdictions that would regulate the practice of placing small information files, or "cookies," on a user's hard drive to gather information. Likewise, regulation of the practice of online preference marketing is also under consideration in many jurisdictions. Moreover, legislation regulating the collection of data online and offline is already in place in the United States and elsewhere, including the European Union. While regulatory and legislative efforts in this area are relatively new and still developing, they continue to gain attention, and continued regulation and legislation in this area could adversely affect the demand for our products.

        Our key personnel have entered into non-compete agreements that could prevent us from engaging in certain activities and acquiring interests in some companies.

        Andrew J. Filipowski, our chairman and chief executive officer; Michael P. Cullinane, our executive vice president, chief financial officer and treasurer and a director; and Paul L. Humenansky, our president and chief operating officer and a director, have entered into consulting and non-compete agreements with PLATINUM technology International, inc., now a wholly-owned subsidiary of Computer Associates International, Inc. These agreements prohibit Mr. Filipowski until June 29, 2007, and each of Messrs. Cullinane and Humenansky until June 29, 2004, from participating or engaging, directly or indirectly, in the development, manufacture, marketing or distribution of any products or services offered by PLATINUM as of March 29, 1999, or any products or services offered by PLATINUM after that date and in the development of which they had actively participated. PLATINUM was, as of March 29, 1999, and continues to be, engaged in the business of developing, marketing and supporting software products for managing information technology infrastructures and providing related professional services. As of March 29, 1999, PLATINUM also offered products and services for the creation, deployment and management of Web content.

        Under the agreements, Messrs. Filipowski, Cullinane and Humenansky also are prohibited from soliciting, or assisting another person to solicit or attempt to solicit, persons or entities that were current customers of PLATINUM or its affiliates before the end of the respective consulting periods of Messrs. Filipowski, Cullinane and Humenansky, unless the solicitation of these customers is for goods or services unrelated to any activity which competes with PLATINUM.

        To manage our business effectively in light of these agreements, we have consulted with PLATINUM and Computer Associates before making any acquisition to confirm that a breach of these agreements would not result. PLATINUM and Computer Associates have consented to the merger. In the future, however, these consulting and non-compete agreements could limit our business opportunities, which could impair our success.

        Delays in sales and the implementation cycle for CIM solutions and managed applications could adversely affect us.

        If we experience delays in, or cancellations of, sales or implementations of CIM solutions and managed applications, our business and financial results could be hurt. To sell these products, we generally must provide a significant level of education to prospective customers regarding their use and benefits. In addition, prospective customers generally make a significant commitment of resources in connection with the implementation of these products. For these and other reasons, the length of time between the date of initial contact with the potential customer and the installation and use of these solutions has generally been six months or more. Our implementation cycle could be lengthened in the future by delays over which we have little or no control, such as increases in the size and complexity of our installations or the number of third-party systems with which our products must be integrated. In addition, any unexpected delays in individual implementations could generate negative publicity and expose us to liability claims from our customers.

        Our strategy to expand our international operations is subject to many risks that may prevent us from maintaining or increasing our international revenues.

        A significant element of our business strategy is to continue to expand our operations in international markets. For example, we expect the recent acquisitions of RoweCom, Open Market and eshare to significantly increase our international presence, as each of these companies generates a significant amount of its revenues outside the United States. This expansion requires significant management attention and financial resources. Because of the difficulty in penetrating new markets, we may not be able to maintain or increase international revenues. Our international operations are subject to a number of inherent risks, which will increase as the international operations expand, including:

  •
  significant volatility in the level and timing of business;

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  the impact of possible recessionary environments in economies outside the United States;
  •
  changes in foreign legal and regulatory requirements;
  •
  changes in tariffs;
  •
  the costs of localizing products for foreign markets and integrating products with foreign system components;
  •
  longer accounts receivable collection periods and greater difficulty in accounts receivable collection;
  •
  difficulties and costs of staffing and managing foreign operations;
  •
  reduced protection for intellectual property rights in some countries;
  •
  potentially adverse tax consequences;
  •
  political and economic instability; and
  •
  the higher cost of foreign service delivery.

        Although expenses incurred in foreign countries typically have been denominated in the local currencies, revenues generated by international sales typically have been paid in U.S. dollars, British pounds or Euros. We could experience fluctuations in currency exchange rates in the future that would have a material adverse impact on our international operations.

        Our growth in operations will likely be dependent upon the successful development of direct and indirect sales channels.

        Our ability to achieve significant revenue growth in the future will greatly depend on our ability to recruit and train sufficient technical and direct sales personnel and to outsource effectively our customer support functions. We also believe that our future growth will also depend on our ability to continue to develop and maintain indirect sales channels, including value added resellers, or VARs, and distributors. Additionally, our investment of significant resources to develop these indirect sales channels could adversely affect our operating results if they do not generate sufficient additional revenues.

        If we are unable to recruit and retain qualified VARs and distributors, our results of operations could be adversely affected. Increased indirect sales also could adversely affect our average selling prices and result in lower gross margins because lower unit prices are typically charged on sales made through indirect channels. Sales of products through indirect channels will reduce our gross profits from our services because VARs and distributors provide these services.

        As indirect sales increase, our direct contact with our customer base will decrease, and we may have more difficulty accurately forecasting sales, evaluating customer satisfaction and recognizing emerging customer requirements. In addition, VARs and distributors may develop, acquire or market products competitive with our products. Our strategy of marketing products directly to customers and indirectly through VARs and distributors may result in distribution channel conflicts. Our direct sales efforts may compete with those of our indirect channels and, to the extent different VARs and distributors target the same customers, VARs and distributors may also come into conflict with each other. Any channel conflicts that develop may have a material adverse effect on our relationships with VARs and distributors or hurt our ability to attract new VARs and distributors.

Risks Relating to Owning divine Common Stock

        The market price of divine common stock may continue to be volatile, which could cause litigation against us and prevent Viant stockholders from reselling their divine shares at or above the price at which they acquire them in the merger.

        From divine's initial public offering in July 2000 through the date of this joint proxy statement/prospectus, the price per share of divine common stock has ranged from a high of $311.00 to a low of [$    ] (each as adjusted to reflect the 1 for 25 reverse stock split effected by divine on May 29, 2002). The market price of divine common stock has been, and is likely to continue to be, highly volatile and subject to wide fluctuations due to various factors, many of which are beyond our control, including:

  •
  quarterly variations in operating results;
  •
  volatility in the stock market;
  •
  volatility in the general economy, including as a result of any additional terrorist attacks or responses to terrorist attacks;
  •
  changes in interest rates;
  •
  the impact of our reverse stock split;
  •
  the impact of our recent private placement;
  •
  announcements of acquisitions, technological innovations or new software, services or products by us or our competitors; and
  •
  changes in financial estimates and recommendations by securities analysts.

        In addition, there have been large fluctuations in the prices and trading volumes of securities of many technology, Internet, customer relations management and CIM product and related professional service companies. Broad market and industry factors may decrease the market price of divine common stock. As a result, Viant stockholders may be unable to resell their shares of divine common stock that they receive in the merger at or above the price at which they acquired them. In the past, volatility in the market price of a company's securities has often led to securities class action litigation. Such litigation could result in substantial costs to us and divert our attention and resources, which could harm our business. Declines in the market price of divine common stock or failure of the market price to increase could also harm our ability to retain key employees, our access to capital and other aspects of our business.

        Additionally, there can be no assurance that the market price of divine common stock will continue at a level in proportion to the reduction in the number of outstanding shares resulting from the reverse stock split. If the market price of our common stock declines, the percentage decline as an absolute number and as a percentage of our overall capitalization may be greater than would have occurred in the absence of a reverse stock split.

        Our stockholder rights plan and provisions in our certificate of incorporation, our bylaws and Delaware law could delay or deter tender offers or takeover attempts that may offer you a premium for divine common stock.

        Our stockholder rights plan and provisions in our certificate of incorporation, our by-laws and Delaware law could make it more difficult for a third party to acquire control of us, even if that transaction would be beneficial to you. These impediments include:

  •
  the rights issued in connection with the stockholder rights plan that will substantially dilute the ownership of any person or group that acquires 15% or more of divine common stock unless the rights are first cancelled or redeemed by our board of directors, in its discretion;
  •
  the classification of our board of directors into three classes serving staggered three-year terms;
  •
  the ability of our board of directors to issue additional shares of senior or parity preferred stock with rights as it deems appropriate without approval of the holders series B convertible preferred stock;
  •
  a requirement that special meetings of our board of directors may be called only by our chairman, president or a majority of our board of directors;
  •
  a prohibition against action by written consent of the divine stockholders;
  •
  a requirement that our stockholders comply with advance notice provisions to bring director nominations or other matters before meetings of the divine stockholders; and
  •
  the adoption of a provision of Delaware law that prohibits us from entering into some business combinations with interested stockholders without the approval of the divine board of directors.

The existence of the stockholder rights plan and these provisions may deprive you of an opportunity to sell your shares at a premium over prevailing prices. The potential inability of the divine stockholders to obtain a premium could adversely affect the market price for our common stock.

        Our stock price may decline if a large number of shares are sold or there is a perception that these sales may occur.

        The market price of the divine common stock could decline as a result of additional sales of common stock, or the perception that these sales could occur. As of the record date for the divine special meeting, there was an aggregate of [            ] shares of restricted divine common stock and an aggregate of                           shares of divine common stock that are issuable upon the conversion of the series B convertible preferred stock issued in our private placement that could be resold only through registration under the Securities Act or under an available exemption from registration, including the exemption provided by Rule 144. As of the record date, [            ] of those shares were eligible for sale subject to the volume, manner of sale and other limitations of Rule 144 and Rule 145 and the remaining [            ] shares will become eligible for sale between the record date and [August 2002.]

        The market price of divine common stock could decline as a result of the large number of shares that will become eligible for sale upon consummation of the merger.

        Based upon 49,178,295 shares of Viant common stock issued and outstanding as of June 10, 2002 and the 0.15908 exchange ratio, divine will issue an aggregate of approximately

7,800,000 shares of divine common stock to holders of Viant common stock following the consummation of the merger. As a result, divine would have outstanding 32,659,346 shares of common stock after the merger, assuming (1) that divine completes its acquisition of Delano described under "divine's Recent Developments" prior to the merger and issues approximately 2,062,000 shares of divine common stock in that transaction, (2) the conversion of the 22,941 shares of series B convertible preferred stock issued in the first round of the private placement into 3,823,499 shares of divine common stock and (3) that prior to the closing of the merger, no outstanding options or warrants to acquire divine common stock or Viant common stock have been exercised. Additionally, if the second round of the private placement is closed, divine will issue up to an additional 38,659 shares of series B convertible preferred stock and warrants to purchase up to 9,667 shares of series B convertible preferred stock, which are convertible into an aggregate of 8,054,332 shares of divine common stock, assuming the exercise in full of the warrants for cash and an initial conversion price of $6.00 per share.

        Based on the foregoing, approximately [            ] of the shares of divine common stock issued in the merger will be eligible for sale in the public market without restriction under the Securities Act, and approximately [            ] shares of divine common stock issued in the merger to affiliates of Viant will be eligible for sale subject to the volume, manner of sale and other limitations of Rule 144 and Rule 145 under the Securities Act. The market price of divine common stock could decline as a result of these sales or the perception that these sales could occur.

        The trading volume in divine common stock may continue to be low, which could prevent Viant stockholders from reselling their divine shares when they want, as well as at or above the price at which they acquire them in the merger.

        divine's daily average trading volume has historically been, and is likely to continue to be, low, especially in light of the significant number of outstanding shares of divine common stock and the large number of shares to be issued by divine in the merger and the Delano acquisition and the number of shares that are issuable upon the conversion of the series B convertible preferred stock and upon conversion of the series B convertible preferred stock issuable upon exercise of the warrants issued in divine's private placement. As a result, it may be difficult for Viant stockholders to sell the shares they receive in the merger when they want, as well as at a price at or above the price at which they acquired them.

        Concentration of ownership among our principal stockholders may prevent you from influencing significant corporate decisions, and the interests of our principal stockholders may conflict with your interests.

        The holders of the series B convertible preferred stock own, in the aggregate, approximately 11.7% of our outstanding common stock, assuming (1) that the merger is completed, (2) that divine completes its acquisition of Delano Technology Corporation described under "divine's Recent Developments" and issues approximately 2,062,000 shares of divine common stock in that transaction, (3) the conversion of the 22,941 shares of series B convertible preferred stock issued in the first round of the private placement into 3,823,499 shares of divine common stock and (4) that prior to the closing of the merger, none of the outstanding options or warrants to acquire divine common stock or Viant common stock have been exercised. Furthermore, if the second round of our private placement closes, the holders of the series B convertible preferred stock will own, in the aggregate, approximately 29.2% of our outstanding common stock, assuming the conversion of the series B convertible preferred stock at the initial conversion price of $6.00 per share and the exercise in full of the warrants for cash. Also, the holders of the series B convertible preferred stock currently have the right to appoint one member to our board of directors and, if the second round of the private placement occurs, will have the right to appoint a second member. This would give the holders of series B convertible preferred stock the right to appoint two out of eleven of our directors. As a result, the holders of the series B convertible preferred stock have, and will continue to have, significant influence over the outcome of corporate actions requiring stockholder approval, including the election of directors, any merger with another entity, a consolidation or sale of all or substantially all of our assets, changes to our legal and capital structure and amendments to our certificate of incorporation. Additionally, the holders of the series B convertible preferred stock, together with their affiliates, have other business activities in addition to their ownership in us. It is possible that they may exercise their influence in ways that serve their individual interests, but that do not serve the best interests of our other stockholders.

        Our series B convertible preferred stock ranks senior to our common stock.

        The rights, preferences and privileges of our series B convertible preferred stock rank senior to our common stock. In the event of our liquidation, dissolution or winding up, or upon our merger with or acquisition by another company or person, the holders of our series B convertible preferred stock will be entitled to a liquidation preference equal to $1,000 per share before any amounts are paid to the holders of our common stock. In addition, the holders of our series B convertible preferred stock will participate with the holders of our common stock and series A junior participating preferred stock ratably on an as-converted basis in the distribution of assets, or the proceeds thereof, until the holders of series B convertible preferred stock shall have received with respect to each share of series B convertible preferred stock held thereby $3,000 (inclusive of the $1,000 liquidation preference described in the preceding sentence). Furthermore, upon the occurrence of certain triggering events, the holders of our series B convertible preferred stock have the right to require divine to redeem all or a portion of any outstanding shares of series B convertible preferred stock for a cash purchase price of $1,000 (the amount paid for each such share). Additionally, divine is prohibited from issuing any equity securities that are senior to or on parity with the series B convertible preferred stock without the consent of the holders of a majority of the outstanding shares of our series B convertible preferred stock. The rights, preferences and privileges of our series B convertible preferred stock could adversely affect the value of our common stock.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        This joint proxy statement/prospectus contains or incorporates by reference forward-looking statements about the future results, performance, achievements, prospects and opportunities of divine, Viant and the combined company within the meaning of the Private

Securities Litigation Reform Act of 1995. Forward-looking statements include information regarding:

•	synergies;	•	capital productivity;
•	efficiencies;	•	capital spending;
•	cost savings;	•	the timetable for completing the merger;
•	revenue enhancements;	•	the timetable for achieving profitability; and
•	product integration;	•	integration of operations.

        Forward-looking statements may be identified by words such as "anticipates," "believes," "estimates," "expects," "intends, "plans" or similar expressions as they relate to divine, Viant, their respective management or the combined company or by the fact that their truth or accuracy cannot be fully discerned without reference to future events. In making these statements, we believe that our expectations are based on reasonable assumptions. You should understand, however, that these forward-looking statements are subject to numerous known and unknown risks, uncertainties and contingencies, many of which are beyond divine's and Viant's control, that may cause actual results, performance, achievements, prospects and opportunities of divine, Viant and/or the combined company to differ materially from those expressed in, or implied by, our forward-looking statements. These factors include the specific risk factors identified and discussed under the caption "Risk Factors" beginning on page     of this document.

        You should not place undue reliance on any forward-looking statements. These statements speak only as of the date of this document or, in the case of documents incorporated by reference, the date of the referenced document. The risk factors and cautionary statements contained or referred to in this joint proxy statement/prospectus should be considered in connection with any subsequent written or oral forward-looking statements that divine, Viant or persons authorized to act on each company's behalf may issue. Except as otherwise required by federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements or the risk factors described or incorporated by reference in this document, whether as a result of new information, future events, changed circumstances or any other reason after the date of this joint proxy statement/prospectus.

THE SPECIAL MEETINGS

Joint Proxy Statement/Prospectus

        This joint proxy statement/prospectus, including the enclosed proxy card, is being furnished to you in connection with the solicitation of proxies by each of divine's and Viant's board of directors for use at their respective special meetings and at any adjournments or postponements of the special meetings. This joint proxy statement/prospectus is first being mailed to stockholders of divine and Viant on or about [                          , 2002], and constitutes notice of the divine and Viant special meetings in conformity with Delaware General Corporation Law.

Dates, Times and Places of the Special Meetings

        The special meetings are scheduled to be held as follows:

For divine stockholders: , 2002 a.m., local time divine, inc. 1301 North Elston Avenue Chicago, Illinois 60622	For Viant stockholders: , 2002 a.m., local time Viant Corporation 89 South Street Boston, Massachusetts 02111

Matters to be Considered at the Special Meetings

  divine Special Meeting

        At the divine special meeting, divine stockholders will be asked to vote on:

  •
  a proposal to approve the issuance of 0.15908 of a share of divine class A common stock (the original exchange ratio of 3.977 adjusted to reflect the 1 for 25 reverse stock split effected by divine on May 29, 2002) in exchange for each share of Viant common stock in connection with the merger of DVC Acquisition Company, a wholly-owned subsidiary of divine, with and into Viant, as a result of which DVC's separate corporate existence will cease and Viant will become a wholly-owned subsidiary of divine; and

  •
  a proposal to approve and adopt the divine 2002 Employee Stock Purchase Plan.

  Recommendations of the divine Board of Directors

        The board of directors of divine has, with one director, Arthur W. Hahn, a partner of Katten Muchin Zavis Rosenman, abstaining due to KMZR's representation of divine in the merger, and two directors, J. Kevin Nater and Thomas J. Meredith, absent, approved the issuance of divine common stock in connection with the merger and recommends that divine stockholders vote FOR the issuance of divine common stock in connection with the merger. The divine board of directors also recommends that divine stockholders vote FOR the adoption of the new employee stock purchase plan.

  Viant Special Meeting

        At the Viant special meeting, Viant stockholders will be asked to vote on:

  •
  a proposal to approve and adopt the Agreement and Plan of Merger and Reorganization, dated as of April 5, 2002, by and among divine, inc., DVC Acquisition Company, a wholly-owned subsidiary of divine, and Viant and approve the merger of DVC with and into Viant, as a result of which Viant will become a wholly-owned subsidiary of divine and each outstanding share of Viant common stock will be converted into the right to receive 0.15908 of a share of divine class A common stock (the original exchange ratio of 3.977 adjusted to reflect the 1 for 25 reverse stock split effected by divine on May 29, 2002).

  Recommendation of the Viant Board of Directors

        The board of directors of Viant has unanimously approved the merger agreement and the merger and recommends that Viant stockholders vote FOR the approval and adoption of the merger agreement and the approval of the merger.

        We urge you to obtain current market quotations for divine common stock and Viant common stock before making a decision on the merger.

Record Dates and Outstanding Shares; Voting Rights

  divine Special Meeting

        Only holders of record of divine capital stock at the close of business on the record date,              , 2002, are entitled to notice of, and to vote at, the divine special meeting. At the close of business on the record date, there were [            ]shares of divine common stock outstanding and entitled to vote, held by approximately [            ] holders of record, and there were [                    ] shares of series B convertible preferred stock outstanding and entitled to vote, held by    holders of record. Each holder of shares of divine common stock on the record date will be entitled to one vote for each share held on all matters to be voted on at the divine special meeting. Each holder of series B convertible preferred stock is entitled to one vote per share of divine common stock on an as-converted basis (with each share of series B convertible preferred stock currently convertible into approximately 166 shares of divine common stock).

  Viant Special Meeting

        Only holders of record of Viant common stock at the close of business on the record date,                           , 2002, are entitled to notice of, and to vote at, the Viant special meeting. At the close of business on the record date, there were [            ]shares of Viant common stock outstanding and entitled to vote, held by approximately [            ] holders of record. Each holder of shares of Viant common stock on the record date will be entitled to one vote for each share held on all matters to be voted on at the Viant special meeting.

Quorum; Required Votes; Abstentions and Broker Non-Votes

  divine Special Meeting

        At the divine special meeting, a quorum requires the presence, in person or by proxy, of the holders of a majority of the shares of divine capital stock entitled to vote on the record date, consisting of the outstanding shares of divine common stock and the shares of divine common stock issuable upon conversion of the series B convertible preferred stock. Broker non-votes and abstentions will be counted as shares present for purposes of determining whether a quorum exists. A broker non-vote occurs when executed proxies returned by a nominee holding shares in street name for a beneficial owner are not voted because the nominee has not received voting instructions from the beneficial owner of the shares and the nominee does not have discretionary authority to vote the shares on the applicable proposal.

        The affirmative vote of the holders of a majority of the shares of divine capital stock that are present in person or by proxy and entitled to vote at the divine special meeting, consisting of the outstanding shares of divine common stock and the shares of divine common stock issuable upon conversion of the series B convertible preferred stock, will be required to approve both the issuance of the divine common stock in connection with the merger and the adoption of the new employee stock purchase plan. For both proposals, abstentions by divine stockholders as to the proposal will have the same effect as a vote against that proposal. Broker non-votes are deemed not entitled to vote on proposals for which brokers do not have discretionary authority (such as the issuance of divine common stock in connection with the merger) and, therefore, have no effect on that proposal other than to reduce the number of affirmative votes needed to approve that proposal.

        As of the close of business on the record date, divine's directors and executive officers (together with their respective affiliates) owned approximately            % of the              shares of divine capital stock (on an as-converted basis) entitled to vote at the divine special meeting. Certain executive officers and directors and the largest stockholder of divine have entered into voting agreements with Viant in which they agreed to vote all of their shares of divine common stock, representing        % of the     shares entitled to vote at the divine special meeting, in favor of the issuance of divine common stock in connection with the merger.

  Viant Special Meeting

        At the Viant special meeting, a quorum requires the presence, in person or by proxy, of the holders of a majority of the outstanding shares of Viant common stock entitled to vote at the meeting. Abstentions and broker non-votes will be counted as shares present for purposes of determining whether a quorum exists. The affirmative vote of the holders of a majority of the shares of common stock outstanding as of the record date is required to approve and adopt the merger agreement and approve the merger. The failure to submit a vote, abstentions and broker non-votes (as brokers cannot exercise their discretion as to the merger proposal) will have the same effect as votes against the proposed merger.

        As of the close of business on the record date, Viant's directors and executive officers (together with their respective affiliates) owned approximately        % of the              shares of Viant common stock outstanding. All of the executive officers and directors of Viant and a spouse of one of the executive officers have entered into voting agreements with divine in which they agreed to vote all of their shares of Viant common stock in favor of the adoption and approval of the merger agreement and the approval of the merger.

Proxies; Discretionary Authority of Proxy Holders; Revocability of Proxies

        All shares of divine capital stock represented by properly executed proxies received before or at the divine special meeting, and all shares of Viant common stock represented by properly executed proxies received before or at the Viant special meeting, will, unless the proxies are revoked, be voted in accordance with the instructions indicated on those proxies. If your shares are not held in "street name" and you return a properly executed proxy card of either company but fail to vote on a proposal, the designated proxies will exercise their discretionary authority and vote your shares FOR that proposal.

        If your shares are held in an account at a brokerage firm or bank, you should direct them on how to vote your shares. For Viant stockholders, if you do not provide your broker with instructions on how to vote your shares with respect to the merger proposal, your broker will not vote your shares. For divine stockholders, if you do not provide your broker with instructions on how to vote your shares with respect to the merger proposal, your broker will not vote your shares for such proposal, but if you do not provide your broker with instructions on how to vote your shares with respect to the employee stock purchase plan proposal, your broker will have the discretion to vote your shares with respect to the employee stock purchase plan proposal.

        divine and Viant stockholders may vote by telephone or over the Internet. If you vote by telephone or over the Internet, you will be required to have the control number appearing on your proxy card available in order to submit your vote. A properly completed telephone or Internet vote has the same effect as if you marked, signed and returned the proxy card by mail. See the instructions on the proxy card or voting instructions card for a detailed description of the telephone and Internet voting instructions and procedures. divine and Viant believe that the granting of proxies by telephone or over the Internet is valid under Delaware law. Please note that if you choose to vote over the Internet, you are responsible for any Internet access charges incurred.

        Neither divine nor Viant expect that any matter other than approval of the issuance of divine common stock in connection with the merger and approval of the adoption of the new employee stock purchase plan, in the case of divine, and approval and adoption of the merger agreement and the approval of the merger, in the case of Viant, will be brought before its special meeting. If, however, other matters are properly presented, the persons named as proxies will exercise their discretionary voting authority with respect to those matters.

        Stockholders of record may change their votes and revoke their proxies in any of the following ways:

  •
  by sending a written notice to the secretary of either divine or Viant, as applicable, prior to that company's special meeting, stating that they would like to revoke their proxies;

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  by completing, signing, dating and mailing another proxy card and having it received by divine or Viant, as applicable, prior to that company's special meeting;

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  by telephone or via the Internet prior to the applicable special meeting, by following the instructions provided on their proxy cards; or

  •
  by attending the applicable special meeting and voting in person.

Attendance at a special meeting will not in and of itself constitute revocation of a proxy; you must cast an actual vote. If your shares are held in the name of a bank, broker or other fiduciary and you have directed that person to vote your shares, you must instruct that person if you want to change your vote.

Solicitation of Proxies

        divine will bear the expenses incurred in the printing and mailing of this joint proxy statement/prospectus. The initial solicitation of proxies by mail may be supplemented by telephone, telecopy, Internet or personal solicitation by directors, officers or other regular employees of divine and Viant, respectively. No additional compensation will be paid to our respective directors, officers or other regular employees for these services. divine and Viant will also request banks, brokers and other intermediaries holding divine common stock and Viant common stock beneficially owned by others to send this joint proxy statement/prospectus to, and obtain proxies from, the beneficial owners and will reimburse the holders for their reasonable expenses in so doing.

        divine has retained MacKenzie Partners, Inc. to assist with the solicitation of proxies from divine stockholders. divine will pay MacKenzie a fee of $7,500 and reimburse MacKenzie for its reasonable out-of-pocket expenses for its services. divine has also agreed to indemnify MacKenzie against certain liabilities arising out of its engagement.

        Viant stockholders should not send in any Viant stock certificates with their proxy cards. The exchange agent will mail a transmittal letter to Viant stockholders containing instructions for the surrender of Viant stock certificates as soon as practicable after completion of the merger.

THE MERGER

        This section of the joint proxy statement/prospectus describes material aspects of the proposed merger, including the merger agreement and voting agreements. While we believe that the description covers the material terms of the merger, this summary may not contain all of the information that is important to you. You should read carefully this entire joint proxy statement/prospectus and the other documents to which we refer, including the merger agreement attached as Annex A and the documents we incorporate by reference, for a more complete understanding of the merger.

Structure of the Merger

        If the Viant stockholders approve and adopt the merger agreement and approve the merger, the divine stockholders approve the issuance of divine common stock in connection with the merger, and all other conditions to the merger contained in the merger agreement are satisfied or waived, DVC Acquisition Company, a wholly-owned subsidiary of divine, will merge with and into Viant. As a result, DVC will cease its separate corporate existence and Viant, the surviving corporation, will become a wholly-owned subsidiary of divine. We currently anticipate that we will complete the merger, unless the parties agree otherwise, on the second business day after obtaining stockholder approval at the special meetings and satisfaction or waiver of all other conditions of the merger agreement.

Background of the Merger

        As part of its long-term strategy to increase stockholder value, Viant's board of directors and senior management has, from time to time, considered various strategic transactions with other companies. Similarly, from time to time, Viant's board of directors and senior management have reviewed various strategic alternatives, including remaining an independent public company, ceasing operations and distributing its residual assets to its stockholders through a liquidation, the possibility of acquisitions or mergers with other companies and other transactions.

        On December 3, 2001, divine contacted Viant to discuss a possible business combination transaction. This discussion, involving Robert Gett, at that time the Chief Executive Officer and President and a director of Viant, Dwayne Nesmith, Vice President and Chief Financial Officer of Viant, Andrew Filipowski, divine's Chairman of the board of directors and Chief Executive Officer, Alex Walker, divine's senior vice president for mergers and acquisitions, and Matt Roszak, divine's vice president for mergers and acquisitions, focused on an overview of the respective businesses and possible synergies between the two companies.

        On December 5, 2001, Viant and divine entered into a mutual non-disclosure agreement in order to allow for preliminary due diligence by each party.

        On December 6, 2001, Michael Cullinane, divine's Executive Vice President, Chief Financial Officer, Treasurer and director, Ron Bienvenu, president of divine's enterprise portal solutions business unit, Buster Brown, divine's executive vice president for sales, and certain officers of divine met with Mr. Nesmith and representatives of Robertson Stephens, Viant's financial advisor, to discuss divine's current operations and strategy.

        On December 7, 2001, Viant formally retained Robertson Stephens to serve as its exclusive financial advisor to review strategic alternatives, including a possible sale of Viant or a cash distribution or purchase by Viant.

        Between December 7, 2001 and December 12, 2001, representatives of Robertson Stephens had various conversations with officers of divine regarding the terms of a potential business combination transaction.

        On December 11, 2001, Viant and Robertson Stephens received a term sheet from divine outlining a potential business combination transaction between the two parties.

        On December 12, 2001, the Viant board of directors held a meeting at which representatives of Wilson Sonsini Goodrich & Rosati, Professional Corporation, Viant's legal counsel, Robertson Stephens and Mr. Bill Atkins of Cumberland Consulting, Viant's business advisor, were present to review the conversations that representatives of Robertson Stephens and members of Viant's senior management had with divine to date. Representatives of Robertson Stephens also reviewed with the board of directors possible strategic alternatives for Viant.

        On December 12, 2001, Venetia Kontogouris, a member of Viant's board of directors, met with Mr. Filipowski and discussed the business plans, financial information and strategy of divine for the coming year.

        Between December 13, 2001 and December 17, 2001, the parties and their advisors exchanged proposed term sheets.

        From December 17 through December 19, 2001, Messrs. Gett and Nesmith and other members of Viant's senior management and representatives of Robertson Stephens met three times with Mr. Filipowski, Ed Szofer, president of divine's professional services division, Mr. Roszak and Mr. Walker and discussed Viant's application service offerings, sales, vertical expertise and outstanding obligations.

        From December 18, 2001 through January 2002, Messrs. Gett and Nesmith, other members of Viant management and representatives of Wilson Sonsini Goodrich & Rosati and Robertson Stephens participated in numerous meetings with certain officers of divine and representatives of Katten Muchin Zavis Rosenman, divine's legal counsel, to discuss the terms of a possible business combination transaction.

        In January 2002, Mr. Gett, who in January 2002 became Chairman of the Viant board of directors and resigned from the office of President, Ms. Kontogouris, Mr. Nesmith, Diane Hall, Vice President and Chief Delivery Officer of Viant, Chris Newell, Vice President and Chief Knowledge Officer of Viant, Bruce Shoger, President and Chief Operating Officer of Viant, a member of Viant's senior management, Mr. Atkins and representatives of Robertson Stephens met with Mr. Filipowski, Mr. Roszak, Mr. Szofer, Mr. Cullinane, Mr. Bienvenu, Mr. Brown and certain other officers of divine over the course of eight meetings to discuss the business model, software business, subscription model, financial information, business projections, integration of recent acquisitions and corporate organization of divine and the application service offerings, projections, vertical expertise and outstanding obligations of Viant.

        On January 22, 2002, the Viant board of directors held a meeting at which senior executives of Viant, representatives of Wilson Sonsini Goodrich & Rosati and Robertson

Stephens were present to discuss possible strategic alternatives for Viant including: continuing as a stand-alone company and acquiring other companies, exploring alternative business combination transactions with other potential acquirors and the proposed transaction with divine. Robertson Stephens reviewed with the Viant board of directors its due diligence findings of divine, its findings, dating back to January 2001, regarding possible strategic alternatives for Viant, and the preliminary terms of the proposed divine transaction. The Viant board of directors directed Robertson Stephens to contact other companies who may be interested in entering into a potential business combination transaction with Viant.

        On January 29 and January 31, 2002, Jenne K. Britell, a member of Viant's board of directors, and a representative of Robertson Stephens met with Mr. Filipowski to discuss divine's business operations and review divine's integration of prior acquisitions.

        On January 31, 2002, the Viant board of directors held a meeting at which senior executives of Viant and representatives of Wilson Sonsini Goodrich & Rosati and Robertson Stephens were present to discuss the current status of the potential transaction with divine, strategic opportunities for the combined entity and the need for further due diligence on divine. The board of directors discussed with representatives of Wilson Sonsini Goodrich & Rosati its fiduciary obligations in connection with a potential transaction. Representatives of Robertson Stephens then discussed with the board of directors the responses of companies contacted by representatives of Robertson Stephens on Viant's behalf regarding a possible transaction with Viant. The Viant board of directors directed Robertson Stephens to solicit additional parties regarding a potential business combination transaction with Viant. The board of directors discussed other strategic options available to it, including remaining an independent public company, exploring alternative business combination transactions or commencing a liquidation of the company.

        On February 4, 2002, Viant and Robertson Stephens received a revised term sheet from divine.

        From February 4 through February 10, 2002, the parties and their advisors negotiated the terms of a non-disclosure agreement and the proposed transaction.

        On February 5, 2002, Mr. Gett and Ms. Britell met with Paul Humenansky, President, Chief Operating Officer and director of divine, and Mr. Cullilane to discuss possible terms of the transaction.

        On February 6, 2002, the Viant board of directors held a meeting at which senior executives of Viant and representatives of Wilson Sonsini Goodrich & Rosati and Robertson Stephens were present. The senior executives summarized for the board of directors their conversations with divine since December 2001. Ms. Britell summarized for the board of directors her meetings with representatives of divine. Representatives of Robertson Stephens reviewed with the board of directors the negotiations with divine regarding the financial terms of the proposed transaction. Wilson Sonsini Goodrich & Rosati reviewed with the board of directors the proposed terms of the confidentiality agreement and term sheet presented by divine. Robertson Stephens then updated the board on Robertson Stephens' subsequent calls to potential transaction partners.

        On February 10, 2002, following negotiations between the parties and their advisors earlier in the month, Viant and divine entered into a confidentiality agreement granting an exclusive negotiation period to divine through the close of business on February 22, 2002.

        On February 12, 2002, representatives of divine met with representatives of Viant to continue due diligence discussions.

        On February 26, 2002, the divine board of directors met and discussed the current status of the potential transaction with Viant.

        From February 2002 through March 2002, Viant, representatives of Wilson Sonsini Goodrich & Rosati and Robertson Stephens, and Mr. Atkins conducted due diligence of divine, including a review of divine's business plans, budgets, financial model, acquisitions and capital requirements, and participated in numerous meetings with representatives of divine and Katten Muchin Zavis Rosenman to discuss the proposed terms of a business combination transaction.

        On March 5, 2002, the Viant board of directors held a meeting at which senior executives of Viant, representatives of Wilson Sonsini Goodrich & Rosati and Robertson Stephens and Mr. Atkins were present to review the due diligence findings of each party. The board of directors then reviewed the terms and status of the proposed transaction with divine and other strategic options available to Viant, including remaining an independent public company, exploring a business combination transaction with other potential acquirors or commencing a liquidation of the Company.

        On March 8, 2002, the Viant board of directors had a meeting at which Mr. Nesmith and representatives of Wilson Sonsini Goodrich & Rosati and Robertson Stephens were present to discuss additional due diligence findings.

        On March 12, 2002, the Viant board of directors had a meeting at which senior executives of Viant and representatives of Wilson Sonsini Goodrich & Rosati and Robertson Stephens were present to review the timeline for the proposed divine transaction, divine's fourth quarter 2001 earnings press release and conference call and the possibility of executing an extension to the exclusive negotiation period of the confidentiality agreement dated February 10, 2002. Mr. Gett then updated the board of directors on recent communications with divine.

        On March 18, 2002, the Viant board of directors had a meeting at which senior executives of Viant and representatives of Wilson Sonsini Goodrich & Rosati and Robertson Stephens were present to review the discussions with divine to date and to discuss other strategic options available to Viant. Mr. Nesmith reviewed with the board of directors the larger financial obligations of Viant and their estimated impact upon a liquidation of the company.

        From March 18 through April 4, 2002, the parties and their respective legal counsel negotiated the terms of the definitive merger agreement and voting agreements, concurrently with continued due diligence by Viant, divine and their respective legal counsel and accounting and financial advisors.

        On March 19, 2002, Viant and divine executed an extension to the February 10, 2002 confidentiality agreement, which granted an exclusive negotiation period to divine through the close of business on April 5, 2002.

        On March 25, 2002, the Viant board of directors had a meeting at which senior executives of Viant and representatives of Wilson Sonsini Goodrich & Rosati and Robertson

Stephens were present. Robertson Stephens presented a brief summary of the financial terms of the proposed transaction and related financial analysis.

        On April 3, 2002, the Viant board of directors had a meeting at which senior executives of Viant and representatives of Wilson Sonsini Goodrich & Rosati and Robertson Stephens were present to review the terms of the transaction. Representatives of Wilson Sonsini Goodrich & Rosati reviewed with the Viant board of directors the terms and conditions of the proposed definitive merger agreement and the voting agreements and the Viant board of directors' fiduciary duties and other legal principles applicable to the board of directors' consideration of the proposed transaction. Representatives of Robertson Stephens reviewed with the board of directors the financial terms of the transaction and the related financial analyses. The board of directors discussed the strategic value of the transaction and the expected synergies. The board of directors further discussed the status of Viant's prospects as a stand-alone company. Following the meeting, Viant's non-employee directors discussed among themselves the proposed transaction.

        On April 4, 2002, the Viant board of directors met to further discuss the terms of the merger agreement. Representatives of Robertson Stephens then delivered its oral opinion to the board of directors, subsequently confirmed in writing, that as of the date thereof, after giving effect to the $24 million cash distribution by Viant and based on the assumptions made, the matters considered and the limitations of review undertaken, as described in its written opinion, the exchange ratio was fair from a financial point of view to Viant stockholders. For a more detailed discussion of Robertson Stephens' analysis and opinion, you should review the section entitled "Fairness Opinion Delivered to Viant's Board of Directors" beginning on page     of this document, and the text of Robertson Stephens' opinion attached to this document as Annex B. Following this discussion, the Viant board of directors unanimously approved the merger agreement, the merger and the voting agreements and unanimously resolved to recommend to the Viant stockholders to approve and adopt the merger agreement and approve the merger.

        On April 4, 2002, the divine board of directors met to further discuss the terms of the merger agreement. Following the discussion, representatives of U.S. Bancorp Piper Jaffray rendered its opinion that, as of April 4, 2002, the consideration to be paid by divine in the merger agreement was fair, from a financial point of view. The divine board of directors, with Arthur W. Hahn, a partner of Katten Muchin Zavis Rosenman, abstaining due to Katten Muchin Zavis Rosenman's representation of divine in connection with the transaction and with J. Kevin Nater and Thomas J. Meredith absent from the meeting, then approved the merger agreement and the transactions contemplated thereby and resolved to recommend to divine stockholders to approve the issuance of divine common stock in connection with the merger.

        On the morning of April 5, 2002, the definitive merger agreement and the voting agreements were executed by all parties and a joint public announcement of the transaction was made.

The Companies' Reasons for the Merger

        The boards of directors of divine and Viant independently concluded that the proposed merger will afford to each company the complementary strengths of the two individual companies, will provide the combined company significant potential advantages and resources and potentially will enable the combined company to address emerging strategic opportunities more quickly and effectively.

        divine and Viant have each identified additional reasons for the merger, as discussed below. It should be noted, however, that the potential benefits of the merger may not be fully realized. See "Risk Factors" beginning on page [    ].

divine's Reasons for the Merger and Recommendation of divine's Board of Directors

        The divine board of directors believes that the merger is fair to, and in the best interest of, divine stockholders, and, with one director, Arthur W. Hahn, a partner of Katten Muchin Zavis Rosenman, abstaining due to KMZR's representation of divine in the merger, and two directors, J. Kevin Nater and Thomas J. Meredith, absent, approved and recommends that you vote in favor of the issuance of divine common stock in connection with the merger.

        In reaching its decision, in addition to the anticipated joint benefits described above, the divine board of directors consulted with divine management, as well as Katten Muchin Zavis Rosenman, its legal counsel, and U.S. Bancorp Piper Jaffray, and considered, among others, the following information and potential material factors:

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  the ability of divine to broaden its geographic presence as a result of Viant's presence in the Northeast, specifically Boston and New York, and strengthen its presence in Los Angeles;

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  the ability of divine to enhance its industry expertise as a result of Viant's experience and skills in the media and entertainment, financial services and healthcare/pharmaceuticals industries;

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  the strategic fit between divine and Viant, including the compatibility of the fully integrated multi-disciplinary approaches to client service of both companies;

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  the ability of divine to expand its customer base to include additional Fortune 1000 companies;

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  the ability to leverage certain vertical application solutions developed by Viant;

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  the belief that the combination of Viant's services with divine's products, services, sales and marketing infrastructure can provide the combined company with the opportunity to expand the range of products and services offered to the combined company's customers and increase sales;

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  the contribution that Viant's strong balance sheet would make to divine's current liquidity needs;

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  the expectation that the addition of Viant's operations, as well as Viant's reputation, brand value and talent, to divine would likely create a stronger operating company with increased potential for growth;

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  information concerning divine's and Viant's respective businesses, historical financial performance and condition, operations, technology, products, strategic partners, customers, competitive positions, prospects and management;

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  current financial market conditions and the historical market prices, volatility and trading information of divine common stock and Viant common stock;

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  the financial and other terms of the merger, including the cash distribution by Viant and the relationship between the market value of divine common stock and Viant common stock and the consideration to be issued to Viant stockholders in the merger, and a comparison of comparable merger transactions;

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  the belief that the terms of the merger agreement, including the parties' representations, warranties and covenants and the conditions to their respective obligations, are fair and reasonable;

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  the likelihood that the merger would be completed, including the ability of each of the companies to satisfy the conditions to the closing of the merger;

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  the potential impact of the merger on strategic partners, customers and employees of divine and Viant;

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  the likely reaction to the merger in the financial markets;

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  the presentation of U.S. Bancorp Piper Jaffray and the opinion of U.S. Bancorp Piper Jaffray to the effect that, subject to certain matters set out in its opinion, the consideration proposed to be paid in the merger, as of April 4, 2002 was fair, from a financial point of view, to divine. A copy of U.S. Bancorp Piper Jaffray's written opinion dated April 4, 2002, setting forth the assumptions made, matters considered and limitations of review undertaken, is attached to this joint proxy statement/prospectus as Annex C. divine stockholders are urged to read the U.S. Bancorp Piper Jaffray opinion in its entirety; and

  •
  the availability of alternative financing.

        The divine board of directors considered various alternatives to the merger, including by expanding divine's range of industry experience and presence in the Northeast through alternative acquisitions or by organic growth. The divine board of directors also identified and considered a variety of potentially negative factors in its deliberations concerning the merger, including, but not limited to:

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  the possibility that the potential benefits set forth above may not be fully realized;

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  the substantial costs of integrating the businesses of divine and Viant and the transaction expenses arising from the merger;

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  the dilution of the ownership interest of divine's existing stockholders as a result of the issuance of a large number of shares of divine common stock in connection with the merger;

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  certain risks applicable to the merger and the business of the combined company as set forth under "Risk Factors" beginning on page     ; and

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  the possibility that the merger might not be consummated, resulting in a potential adverse effect on the current liquidity needs of divine and the market price of the divine common stock.

The divine board of directors, however, concluded that the positive factors outlined above outweighed the negative considerations and risks.

        The foregoing discussion of the information and factors considered by the divine board of directors is not intended to be exhaustive but is believed to include the material factors considered by the divine board of directors in connection with its review of the proposed merger. In view of the variety of factors, both positive and negative, considered, the divine board of directors did not find it practical to, and did not, quantify or otherwise assign relative weight to the specific factors considered. Rather, the divine board of directors viewed its position and recommendations as being based on the totality of the information presented to, and considered by, the divine board of directors. In addition, individual members of the divine board of directors may have given different weight to different factors.

Viant's Reasons for the Merger and Recommendation of Viant's Board of Directors

        The board of directors of Viant has unanimously approved the merger agreement and the merger. In reaching its determination, the Viant board of directors consulted with Viant's management, as well as Wilson Sonsini Goodrich & Rosati and Robertson Stephens, and gave significant consideration to a number of factors bearing on its decision.

        The Viant board of directors believes that the proposed merger would afford Viant the following advantages:

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  the merger would allow the integration of Viant's premium-focused digital business solutions with the broad market-focused extended enterprise Web services, products and technologies of divine, while providing the opportunity for strong synergies between the companies' professional services, all of which could create a range of product and service offerings far broader than Viant's current offerings;

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  the merger could give the combined enterprise a greater competitive advantage and technological lead than Viant could achieve on its own;

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  the relatively greater sales and technical resources of divine and the likelihood that these resources would allow Viant access to a broader, more diverse client base that could enable Viant to compete more effectively in its targeted markets; and

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  the merger would potentially create increased sales of Viant's services by extending Viant's sales channel through the leveraging of divine's international sales force and the combined company's customer base, and through the cross-selling opportunities available to Viant as a result of divine's diverse product offerings.

        In the course of its deliberations, the Viant board of directors also considered a number of additional factors relevant to the merger. These factors included:

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  historical information concerning the businesses operations, financial condition and results of operations, technology and management style, competitive position, industry trends and prospects of Viant and divine;

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  current and historical market prices, volatility and trading data for the two companies;

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  information and advice based on due diligence investigations by members of Viant's board of directors and management, Wilson Sonsini Goodrich & Rosati, Robertson Stephens and Mr. Atkins of Cumberland Consulting concerning the business, technology, services, operations, properties, assets, financial condition, operating results and prospects of divine, trends in divine's business and financial results and capabilities of divine's management team;

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  the estimated liquidation value of Viant common stock, on June 30, 2002, of approximately $1.83 per share, as calculated by Robertson Stephens on April 4, 2002, based upon information provided by Viant management, which management believes is reasonable as of March 31, 2002;

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  the presentations from representatives of Robertson Stephens regarding the financial analysis supporting the written opinion of Robertson Stephens that as of April 4, 2002, after giving effect to the $24 million cash distribution by Viant and based on the assumptions made, the matters considered and the limitations of review undertaken described in the written opinion, the exchange ratio was fair from a financial point of view to Viant stockholders;

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  the exchange ratio, the cash distribution and other terms of the merger agreement and voting agreements, including the respective representations, warranties and covenants of the parties and the limited ability of divine to terminate the merger agreement;

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  the provisions of the merger agreement permitting Viant to inform itself should an unsolicited acquisition proposal be forthcoming and, under certain circumstances in accordance with the provisions of the merger agreement, to terminate the merger agreement (subject to payment to divine of a termination fee in the amount of $2,680,000) and to recommend and accept any such proposal that is superior to the merger;

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  the compatibility of the respective management teams and employees of Viant and divine;

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  levels of interest in, and potential valuations of, Viant as reflected by discussions with other potential acquirors;

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  divine's record of successfully completing acquisition transactions, which the Viant board of directors believed supported the conclusion that the proposed transaction with divine could be completed in an orderly manner; and

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  the expectation that the merger will qualify as a tax-free reorganization.

        The Viant board of directors also considered the following potentially negative factors in its deliberations concerning the transaction:

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  the limited operating history of divine as a technology aggregator;

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  the numerous acquisitions undertaken by divine in the last fifteen months;

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  the unknown commitments and contingencies of divine resulting from these recent acquisitions;

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  the disruption of, and challenges facing, divine's management team and key employees in integrating the companies recently acquired by divine;

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  the challenges facing divine's technology and sales teams in integrating the acquired companies' technology, products and services with divine's existing technology, products and services;

  •
  the historical volatility of the divine common stock and the possibility that a decline in the market price of the divine common stock could cause the aggregate per share value of the divine common stock that Viant stockholders will receive in the merger plus the per share amount of the $24 million cash distribution to be paid by Viant, as of the closing of the merger, to be less than (1) the per share value of that aggregate consideration as of April 4, 2002, the last full trading day prior to the announcement of the merger (as described under "Comparative Market Price Data" on page     ), or (2) Viant's estimated liquidation value of approximately $1.83 per share on June 30, 2002, as calculated by Robertson Stephens on April 4, 2002, based upon information provided by Viant management, which management believes is reasonable as of March 31, 2002;

  •
  the potential delisting of divine common stock from the Nasdaq National Market;

  •
  the outstanding financial obligations of divine pursuant to the Microsoft Alliance Agreement;

  •
  the potential disruption of existing and prospective client relationships with Viant's partners and customers that could result from the announcement or consummation of the merger;

  •
  the possibility that the merger might not be consummated;

  •
  the loss of control over future operations of Viant following the merger;

  •
  the potential disruption and loss of Viant's management team and key employees that could result from the announcement or consummation of the merger;

  •
  the risk that the anticipated benefits of the merger might not be realized; and

  •
  the risks described in "Risk Factors" starting on page     .

        As a result of the foregoing considerations, Viant's board of directors determined that the potential advantages of the merger outweighed the benefits of remaining a separate company. Viant's board of directors believes that the combined company will have a far greater opportunity than Viant alone to compete in its industry.

        In view of the variety of factors considered in connection with its evaluation of the merger, Viant's board of directors did not find it practicable to quantify or otherwise assign relative weights to the specific factors considered in reaching its determination and did not do so. In addition, many of the factors contained elements that may affect the fairness of the merger in both a positive and negative way. Except as described above, Viant's board of directors, as a whole, did not attempt to analyze each individual factor separately to determine how it impacted the fairness of the merger. Consequently, individual members of Viant's board of directors may have given different weights to different factors and may have viewed different factors as affecting the determination of fairness differently.

        After careful consideration, Viant's board of directors unanimously determined the merger to be fair to, and in the best interests of, the Viant stockholders and declared the transaction advisable. Viant's board of directors unanimously approved the merger agreement and the merger and recommends that Viant stockholders approve and adopt the merger agreement and approve the merger.

        In considering the recommendation of Viant's board of directors with respect to the merger agreement and the merger, you should be aware that some directors and officers of Viant have interests in the merger that are different from, or are in addition to, the interests of other Viant stockholders that may make them more likely to approve or adopt the merger agreement and approve the merger. Please see "Interests of Certain Persons in the Merger" on page     of this joint proxy statement/prospectus.

Fairness Opinion Delivered to divine's Board of Directors

        divine retained U.S. Bancorp Piper Jaffray to render to the board of directors of divine an opinion as to the fairness, from a financial point of view, of the consideration to be paid by divine in the merger pursuant to the merger agreement.

        U.S. Bancorp Piper Jaffray delivered to the board of directors of divine at a meeting of the divine board held on April 4, 2002 its oral opinion, subsequently confirmed in writing, that as of that date and based upon and subject to the assumptions, factors and limitations set forth in its written opinion and described below, the consideration to be paid by divine in the merger pursuant to the merger agreement was fair, from a financial point of view, to divine. A copy of U.S. Bancorp Piper Jaffray's written opinion, which states the assumptions made, procedures followed, matters considered and limitations on the scope of the review undertaken by U.S. Bancorp Piper Jaffray in rendering this opinion, is attached as Annex C and is incorporated into this section of the joint proxy statement/prospectus by reference. The summary of the U.S. Bancorp Piper Jaffray opinion set forth in this joint proxy statement/prospectus is qualified in its entirety by reference to the full text of the U.S. Bancorp Piper Jaffray opinion, and divine stockholders should read the full opinion carefully and in its entirety for a more complete understanding of how the board of directors of divine assessed and investigated the desirability of the proposed merger. U.S. Bancorp Piper Jaffray's opinion was given at the request of, and was intended solely for the benefit and use of, the board of directors of divine in connection with its consideration of the merger and it does not constitute a recommendation to any stockholder of divine as to how to vote or as to any action a divine stockholder should take with respect to the proposed merger. U.S. Bancorp Piper Jaffray's opinion to divine's board of directors was one of a number of factors taken into consideration by the board of directors in making its determination to approve the merger agreement and the merger and to recommend that its stockholders approve the issuance of divine common stock in connection with the merger.

        U.S. Bancorp Piper Jaffray was engaged by divine in this transaction solely for the purpose of examining the fairness to divine of the merger consideration, from a financial point of view, and providing a written opinion as to its conclusions. U.S. Bancorp Piper Jaffray was not engaged more broadly as divine's financial advisor for the merger and was not requested to and did not make any recommendation to the board of directors as to the specific form or amount of the consideration to be paid by divine in the merger. The terms of the merger, including the exchange ratio, were determined through negotiations between divine and Viant and were not determined or recommended by U.S. Bancorp Piper Jaffray. U.S. Bancorp Piper Jaffray was not engaged to provide advice concerning the structure of the merger, the relative merits of the merger compared to any alternative business strategy or transaction in which divine might engage, or whether any alternative transaction might produce superior benefits to divine or its stockholders. U.S. Bancorp Piper Jaffray was not authorized to and did not solicit any expression of interest from any other parties with respect to any alternative transaction.

        In arriving at its opinion delivered and addressed to the divine board of directors, U.S. Bancorp Piper Jaffray's review included:

  •
  a draft dated April 3, 2002 of the merger agreement and a letter agreement (containing certain non-disclosure and no-shop provisions) dated February 10, 2002, between divine and Viant as amended on March 19, 2002;

  •
  publicly available financial, operating, and business information related to divine and Viant;

  •
  internal financial information, including forecasts and projections, relating to the business, earnings, cash flows, assets, liabilities and prospects of Viant prepared and furnished by Viant management, and of divine on a stand-alone basis and of Viant on a stand-alone basis, prepared and furnished by divine management;

  •
  a preliminary report prepared by legal counsel of divine and a draft report prepared by auditors of divine concerning their due diligence review of Viant;

  •
  to the extent publicly available, information concerning selected transactions deemed comparable to the proposed transaction; and

  •
  publicly available financial, market, and securities data of Viant and divine and of selected public companies deemed comparable to Viant.

In addition, U.S. Bancorp Piper Jaffray visited the headquarters of Viant and had discussions with members of the management of Viant, legal counsel of Viant and accountants of Viant concerning the financial condition, current operating results, balance sheet characteristics, and business outlook for Viant. U.S. Bancorp Piper Jaffray also visited the headquarters of divine and had discussions with members of the management of divine concerning the financial condition and historical operating results of divine and the regulatory and business outlook for divine and Viant on a stand-alone basis and as a combined company resulting from the merger, as well as concerning divine's views of the strategic rationale of the merger and its plans for the operation of the combined company.

        The following is a summary of the material analyses that U.S. Bancorp Piper Jaffray relied on in delivering its opinion to the board of directors of divine:

Implied Consideration

        U.S. Bancorp Piper Jaffray calculated an aggregate value of the stock consideration payable in the merger to be approximately $101.1 million, after giving effect to an assumed exchange ratio of 4.0819 shares of divine common stock for each share of Viant common stock (using the closing price of $0.46 per share of divine common stock on April 3, 2002), and 53.8 million as the number of outstanding shares of Viant common stock and common stock equivalents. From this value, U.S. Bancorp Piper Jaffray calculated an implied enterprise value for Viant of $26.7 million, net of adjusted cash balances of $116.7 million and Viant's outstanding debt. The adjusted cash balances used in this calculation were estimated by divine's management as of March 31, 2002, and the outstanding debt used in this calculation was based on Viant's debt balance as of December 31, 2001, as adjusted to give effect to estimated shutdown costs, merger related expenses, and the $24.0 million cash distribution by Viant payable immediately prior to the consummation of the merger. Using these assumptions, U.S. Bancorp Piper Jaffray also calculated that the stockholders of Viant would own 32.1% of the outstanding shares of divine common stock after the merger. When the merger agreement was signed on April 5, 2002, the exchange ratio was set at 3.977 (prior to divine effecting the 1 for 25 reverse stock split on May 29, 2002) and the closing price of divine's common stock on the prior day was $0.48 per share, under the foregoing analysis this would lead to a $1.4 million increase in the implied enterprise value for Viant and a 2.6% reduction in the amount of divine common stock that stockholders of Viant would own after the merger.

Comparable Public Company Analysis

        U.S. Bancorp Piper Jaffray analyzed and compared financial information and valuation ratios relating to Viant with corresponding data and ratios from 16 publicly traded companies in the information technology consulting industry deemed comparable to Viant. This group included Braun Consulting Inc., Cysive Inc., Diamondcluster International Inc., Digitas Inc., Eloyalty Corp., Inforte Corp., KPMG Consulting Inc., Lante Corporation, Modem Media Inc., Razorfish Inc., Sapient Corp., Scient Inc., Tanning Technology Corp., Keane Inc., Answerthink Inc., and Covansys Corp. U.S. Bancorp Piper Jaffray determined the enterprise value, net of cash and debt, of each of the comparable companies using their closing share prices on April 3, 2002, and then calculated the ratio of their enterprise values to their respective revenues for calendar year 2001 and their projected revenues for calendar years 2002 and 2003. The enterprise value and revenue information for the comparable companies was based on public company disclosures and publicly available Wall Street research analyst estimates.

        U.S. Bancorp Piper Jaffray then applied the range of revenue multiples for the comparable companies to Viant's actual 2001 and estimated 2002 and 2003 revenue in order to derive Viant's implied enterprise value based on the public market valuations of these comparable companies. The forward looking revenue information for Viant was supplied by divine's management. This analysis produced a range of implied enterprise values for Viant ranging from a low of $2.1 million to a high of $61.4 million. The mean and median values calculated using Viant's actual 2001 revenue were $31.1 million and $34.6 million, respectively, the mean and median values calculated using Viant's estimated 2002 revenue were each $24.8 million, and the mean and median values calculated using Viant's estimated 2003 revenue were each $34.1 million. The data reviewed by U.S. Bancorp Piper Jaffray from the comparable companies indicated that the $26.7 million implied enterprise value for Viant in the merger was within the range of fair values implied by this method of analysis.

Comparable Acquisition and Premiums Paid Analysis

        U.S. Bancorp Piper Jaffray reviewed nine acquisition transactions that it deemed comparable to the merger between divine and Viant. It selected these transactions by searching SEC filings, news stories, press releases, Securities Data Corporation reports, historical stock price data and other sources and by applying the following criteria:

  •
  transactions that were announced between January 1, 2001 and April 1, 2002;

  •
  transactions involving target companies in the information technology consulting industry deemed comparable to Viant;

  •
  transactions with a transaction value greater than $20 million and less than $500 million;

  •
  transactions in which 100% of the target company was acquired; and

  •
  transactions that were not share repurchases or hostile transactions.

        U.S. Bancorp Piper Jaffray performed its analysis on the following transactions:

Acquiring Company	Target Company
Acquent Inc.	Renaissance Worldwide Inc.
Keane Inc.	Metro Information Services Inc.
CIBER Inc.	Aris Corp.
Excelon Corp.	C-bridge Internet Solutions Inc.
Dimension Data Holdings PLC	Proxicom Inc.
IBM Corp.	Mainspring Inc.
Novell Inc.	Cambridge Technology Partners Massachusetts Inc.
Red Hat	Planning Technologies, Inc.
CGI Group Inc.	IMRglobal Corp.

        For each of the comparable acquisitions, U.S. Bancorp Piper Jaffray calculated the ratio of transaction value to the target's revenues for the last twelve months (LTM) prior to the transaction announcement, where "transaction value" is generally defined as the sum of the per share offer price for the target company multiplied by the number of target shares outstanding and the number of target options outstanding, net of option proceeds, plus the preferred equity at liquidation, if any, the short-term debt, the long-term debt and any minority interests, less cash, marketable securities and exercisable option proceeds. U.S. Bancorp Piper Jaffray then applied the range of LTM revenue multiples for the target companies to Viant's actual 2001 revenue in order to derive Viant's implied enterprise value based on these comparable acquisitions. This analysis produced a range of implied enterprise values for Viant ranging from a low of $3.5 million to a high of $72.7 million. The mean value calculated was $31.1 million and the median value calculated was $20.8 million.

        For each of the comparable acquisitions, U.S. Bancorp Piper Jaffray also determined the implied premiums paid in the acquisitions over the target's stock price one day, one week, and one month prior to the announcement of the acquisition. U.S. Bancorp Piper Jaffray then applied these premiums to the price of Viant's stock on the day prior to an assumed announcement date of April 4, 2002, and to the average of Viant's stock price during the one week period and the one month period prior to the assumed announcement date. The table below shows the premium that would be paid to Viant's stockholders in the merger if the premiums from the comparable acquisitions were applied to Viant's average stock price over the relevant periods:

	Implied Stock Price After Applying Premium
	Low	High
One day before announcement	$1.73	$3.16
One week before announcement	$1.76	$3.09
One month before announcement	$1.64	$3.82

        The data reviewed by U.S. Bancorp Piper Jaffray from the comparable acquisitions indicated that the $26.7 million implied enterprise value for Viant and the $1.88 implied value to be paid for each share of Viant common stock in the merger were within the ranges of fair values implied by the above methods of analysis.

Cash Position Analysis

        U.S. Bancorp Piper Jaffray analyzed the amount of cash currently held by each of divine and Viant and the pro forma cash that would be held by the combined company if the merger were consummated on March 31, 2002, and calculated the amount of cash per fully-diluted share outstanding for each of divine, Viant and the combined company. The results of such analysis are set forth below.

	divine(1)	Viant(1)	Combined Company(1)
Cash(2)	$140.7	$137.8	$278.5
Adjusted Cash at Announcement(3)	$77.4	$116.7	$194.1
Cash per Fully Diluted Share(4)	$0.23	$2.67	$0.36
Adjusted Cash per Fully Diluted Share(4)	$0.09	$2.26	$0.22
Cash Accretion per Fully Diluted Share			54.5%
Adjusted Cash Accretion per Fully Diluted Share			152.9%

(1)
In millions.

(2)
divine cash balance per divine's Form 10-K for the fiscal year ended December 31, 2001. Viant cash balance per Viant's Form 10-K for the fiscal year ended December 31, 2001.

(3)
divine and Viant estimated cash balances as of March 31, 2002, which are based on data provided by divine's management. Viant's estimated cash balance does not give effect to estimated shutdown costs, merger related expenses, the $24 million cash distribution, or Viant's results of operations after March 31, 2002 and prior to the consummation of the merger.

(4)
Excludes, for purposes of this analysis, divine's $32.57 million of restricted cash as of December 31, 2001 as set forth in divine's Form 10-K for the fiscal year ended December 31, 2001.

        In addition, for purposes of comparison with the pro forma cash per fully-diluted share of the combined company, U.S. Bancorp Piper Jaffray analyzed the cash per fully-diluted divine share that would result from a primary offering of divine common stock. U.S. Bancorp Piper Jaffray performed such analysis using various assumptions with respect to the discount to divine's April 3, 2002 closing price per share at which shares could be issued in such an offering. For each scenario, U.S. Bancorp Piper Jaffray calculated (1) the amount of cash that could be raised in an offering in which divine's current stockholders retained a 67.9% ownership percentage in divine subsequent to the offering (67.9% is the estimated fully-diluted ownership percentage of the divine stockholders in the combined company after the merger) and (2) the post-offering cash per fully-diluted divine share. The results of such analysis are set forth below.

Discount to divine's April 3, 2002 Share Price	Additional Cash Raised While Maintaining 67.9% Ownership(1)	Post-Offering Cash per Fully Diluted Share
0.0%	$101.1	$0.21
(5.0)%	95.9	0.21
(10.0)%	90.8	0.20
(15.0)%	85.7	0.19
(20.0)%	80.6	0.18
(25.0)%	75.5	0.18
(30.0)%	70.3	0.17
(35.0)%	65.3	0.16
(40.0)%	60.3	0.15
(45.0)%	55.2	0.15
(50.0)%	50.2	0.14

(1)
In millions. Does not take into account customary underwriting commissions or transaction related fees and expenses.

        Based on this analysis, U.S. Bancorp Piper Jaffray believed that the pro forma cash per fully-diluted share of the combined company in the merger as of March 31, 2002 would exceed divine's cash per fully-diluted share on a stand-alone basis and under most of the primary offering scenarios summarized above. For purposes of this analysis, U.S. Bancorp Piper Jaffray assumed, from Viant's publicly-available financial statements and from the due diligence reviews of Viant by divine's counsel and auditors, that the expected value of Viant's non-cash assets as of March 31, 2002 would be roughly equal to Viant's existing and contingent liabilities, excluding merger related expenses and the $24 million cash distribution.

Discounted Cash Flow Analysis

        U.S. Bancorp Piper Jaffray performed a discounted cash flow analysis of Viant in which it calculated the present value of the projected hypothetical future cash flows of Viant using estimates and financial forecasts for the years 2002 and 2003 prepared by Viant's management, as adjusted by divine's management, and using estimated revenue for the years 2004, 2005 and 2006 generated by U.S. Bancorp Piper Jaffray upon consultation with divine. U.S. Bancorp Piper Jaffray estimated a range of theoretical values for Viant based on the net present value of its implied annual cash flows and a terminal value for Viant at calendar year end 2006 calculated based upon a multiple of revenue. U.S. Bancorp Piper Jaffray applied a range of discount rates from 28% to 32% and a range of terminal value multiples of estimated 2006 revenue from 1.0x to 2.0x. This analysis produced a range of present values of estimated 2006 revenue, which led to implied enterprise values for Viant ranging from a low of $36.7 million to a high of $71.2 million. U.S. Bancorp Piper Jaffray observed that the implied offer price for Viant in the merger was somewhat lower than the range of fair values implied by this method of analysis.

Pro Forma Combination and Contribution Analyses

        U.S. Bancorp Piper Jaffray analyzed the pro forma effects resulting from the impact of the transaction on the projected earnings per share of the combined company for calendar year 2002, using estimates for divine and Viant provided by divine management. U.S. Bancorp

Piper Jaffray assumed that the merger would be in effect for the third and fourth fiscal quarters of 2002 and performed its analysis without taking into account any synergies that the combined company may realize following consummation of the merger. U.S. Bancorp Piper Jaffray compared the estimated earnings per share of divine common stock, on a stand-alone basis, to estimated earnings per share of the common stock of the combined company on a pro forma basis for calendar year 2002. U.S. Bancorp Piper Jaffray determined that the merger could be accretive to the estimated 2002 stand-alone earnings per share of divine.

        U.S. Bancorp Piper Jaffray also analyzed the pro forma contributions of each of divine and Viant to actual 2001 revenue, estimated 2002 revenue, year end 2001 cash balance, adjusted cash balance at consummation of the merger, and tangible book value of the combined company, without including possible synergies. The analysis indicated that Viant would contribute to the combined entity 14.8% of 2001 revenue, 2.6% of 2002 revenue, 56.0% of 2001 cash balance, 72.3% of closing cash balance, and 75.0% of tangible book value. Taken as a whole, the expected contribution of Viant to the combined company compared favorably on an asset basis and unfavorably on a revenue basis with the 32.1% of the combined company that would be owned by Viant stockholders after giving effect to the merger.

        The foregoing descriptions are intended to summarize the material financial analyses performed by U.S. Bancorp Piper Jaffray for the divine board of directors, but do not purport to be a complete description of all the analyses underlying the U.S. Bancorp Piper Jaffray opinion. In reaching its conclusion as to the fairness to divine of the consideration to be paid in the merger and in its presentation to the divine board of directors, U.S. Bancorp Piper Jaffray did not rely on any single analysis or factor described above, assign relative weights to the analyses or factors considered by it, or make any conclusion as to how the results of any given analysis, taken alone, supported its opinion. The preparation of a fairness opinion is a complex process and not necessarily susceptible to partial analysis or summary description; it involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. U.S. Bancorp Piper Jaffray made its determination as to fairness on the basis of its experience and professional judgment, after considering the results of all of these analyses.

        The analyses of U.S. Bancorp Piper Jaffray are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by the analyses. These analyses are inherently subject to uncertainty and are based upon numerous factors or events beyond the control of the parties or their advisors. Analyses relating to the value of companies do not purport to be appraisals or valuations or necessarily reflect the price at which companies may actually be sold, nor do they purport to be appraisals or valuations or necessarily reflect the prices at which the combined entity's securities may trade. No company utilized in the Comparable Company Analysis above is identical to Viant, nor are any of the comparable merger or acquisition transactions utilized in the Comparable Acquisition and Premiums Paid Analysis above identical to the transactions contemplated by the merger agreement. In evaluating companies identified by U.S. Bancorp Piper Jaffray as comparable to Viant or transactions identified by U.S. Bancorp Piper Jaffray as comparable to the merger, U.S. Bancorp Piper Jaffray made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Viant, such as the impact of competition on the business of Viant and its industry generally, industry growth and the absence of any material change in the financial condition and prospects of Viant or its industry or in the financial markets in general. Accordingly, an analysis of the results of the comparisons is not mathematical; rather, it involves complex considerations and judgments about differences in the companies to which divine and Viant were compared and other factors that could affect the public trading value of the companies.

        For purposes of its opinion, U.S. Bancorp Piper Jaffray relied upon and assumed the accuracy, completeness and fairness of the financial statements, financial forecasts, divine management's estimates as to the future performance of Viant and other information provided to it by divine and Viant, or otherwise made available to it, and did not assume responsibility for the independent verification of that information. U.S. Bancorp Piper Jaffray relied upon the assurances of the management of divine and Viant that the information provided to it by divine and Viant was prepared on a reasonable basis in accordance with industry practice and that such information provided a reasonable basis upon which U.S. Bancorp Piper Jaffray could form an opinion. U.S. Bancorp Piper Jaffray further assumed that the respective managements of divine and Viant were not aware of any information or facts that would make the information provided to it incomplete or misleading, and it assumed that there have been no material changes in divine's or Viant's assets, financial condition, results of operations, business or prospects since the respective dates of their last financial statements made available to U.S. Bancorp Piper Jaffray.

        With respect to the financial planning data and other business outlook information provided to U.S. Bancorp Piper Jaffray, it assumed that the information had been reasonably prepared by divine and Viant on bases reflecting the best currently available estimates and judgment of divine and Viant's respective managements, that the information was based on reasonable assumptions, and that it reflects the anticipated effects of all transaction documents contemplated in the merger agreement. U.S. Bancorp Piper Jaffray expressed no opinion as to such financial planning data or the assumptions on which it is based. In addition, various analyses performed by U.S. Bancorp Piper Jaffray incorporate forecasts prepared by research analysts using only publicly available information. These forecasts may or may not prove to be accurate.

        For purposes of its opinion, U.S. Bancorp Piper Jaffray assumed that neither Viant nor divine is a party to any material pending or probable transaction, including any external financing, recapitalizations, acquisitions or merger discussions, other than the merger and related transactions. For purposes of its opinion, U.S. Bancorp Piper Jaffray assumed that all the necessary regulatory approvals and consents required for the transaction will be obtained in a manner that will not adversely affect divine or Viant or alter the terms of the transaction.

        U.S. Bancorp Piper Jaffray assumed that the merger will be consummated substantially in accordance with the terms set forth in the merger agreement, including in all respects material to its analysis, that the representations and warranties of each party in the merger agreement are true and correct, that each party will perform all of the covenants and agreements required to be performed by such party, that all conditions to the consummation of the merger will be satisfied without waiver thereof, and that the merger is in fact consummated pursuant to the terms of the merger agreement. For purposes of its opinion, U.S. Bancorp Piper Jaffray assumed that the cash distribution to be declared and paid by Viant to the Viant stockholders immediately prior to the consummation of the merger, as permitted by the merger agreement, will be no more than $24 million in the aggregate.

        In arriving at its opinion, U.S. Bancorp Piper Jaffray did not perform any appraisals or valuations of any specific assets or liabilities of divine or Viant, and was not furnished with any such appraisals or valuations. U.S. Bancorp Piper Jaffray made no physical inspection of the properties or assets of divine or Viant. U.S. Bancorp Piper Jaffray analyzed each of divine and Viant as a going concern and, accordingly, expressed no opinion as to the liquidation value or financial solvency of any entity. Without limiting the generality of the foregoing, U.S. Bancorp Piper Jaffray undertook no independent analysis of any owned real estate, or any pending or threatened litigation, possible unasserted claims or other contingent liabilities, to which either divine or Viant or their respective affiliates was a party or may be subject, and U.S. Bancorp Piper Jaffray's opinion made no assumption concerning, and therefore did not consider, the possible assertion of claims, outcomes or damages arising out of any such matters.

        U.S. Bancorp Piper Jaffray expressed no opinion as to the price at which shares of divine common stock have traded or may trade following announcement or consummation of the transactions or at any future time. U.S. Bancorp Piper Jaffray's opinion addressed only the fairness to divine, from a financial point of view, of the consideration in the merger and no other transaction terms or arrangements. The opinion is based on information available to U.S. Bancorp Piper Jaffray and the facts and circumstances and economic, market and other conditions as they existed and were subject to evaluation on the date of the opinion. Events occurring after that date could materially affect the assumptions used in preparing the opinion. U.S. Bancorp Piper Jaffray has not undertaken to and is not obligated to update, revise or reaffirm its opinion or otherwise comment on any events occurring after the date it was given.

        U.S. Bancorp Piper Jaffray assumed that the receipt of divine common stock in the merger will be non-taxable for United States federal and state income tax purposes to the respective stockholders of divine and Viant, and that none of divine or Viant will recognize material income, gain or loss for United States federal or other income tax purposes as a result of the receipt of divine common stock in the merger. U.S. Bancorp Piper Jaffray did not independently verify that such tax treatment will be available in respect of the receipt of divine common stock in the merger, and U.S. Bancorp Piper Jaffray expressed no view with respect to the tax treatment that will be required to be applied to the receipt of divine common stock in the merger.

        U.S. Bancorp Piper Jaffray, as a customary part of its investment banking business, is engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, underwritings and secondary distributions of securities, private placements and valuations for estate, corporate and other purposes. In the ordinary course of its business, U.S. Bancorp Piper Jaffray and its affiliates may actively trade securities of divine and Viant for their own accounts or the accounts of their customers and, accordingly, may at any time hold a long or short position in such securities.

        Under the terms of the engagement letter between divine and U.S. Bancorp Piper Jaffray, divine has agreed to pay U.S. Bancorp Piper Jaffray a customary fee for providing its fairness opinion. This fee is not contingent upon the consummation of the merger. In addition, divine has agreed to indemnify U.S. Bancorp Piper Jaffray and its affiliates, their respective partners, directors, agents, consultants and employees and each person, if any, controlling U.S. Bancorp Piper Jaffray or any of its affiliates, against certain liabilities and expenses, including certain liabilities under the federal securities laws, related to or arising out of U.S. Bancorp Piper Jaffray's engagement.

Fairness Opinion Delivered to Viant's Board of Directors

        Viant engaged Robertson Stephens, Inc. to provide financial advisory and investment banking services to it in connection with the merger, and to render an opinion as to the fairness of the exchange ratio of 3.977 (which does not reflect the 1 for 25 reverse stock split effected by divine on May 29, 2002) in the merger, from a financial point of view, to the "holders of Viant common stock", after giving effect to the $24 million cash distribution to be paid by Viant to its stockholders. The "holders of Viant common stock" was defined in Robertson Stephens' written opinion letter to the board of directors of Viant, dated April 4, 2002, as all holders of Viant common stock other than divine, DVC Acquisition Company or any affiliates of divine or DVC Acquisition Company.

        On April 4, 2002, at a meeting of the Viant board of directors held to evaluate the merger, Robertson Stephens delivered to the Viant board of directors its oral opinion, subsequently confirmed in a written opinion dated as of April 4, 2002, that as of that date, after giving effect to the $24 million cash distribution to be paid by Viant to its stockholders, and based on the assumptions made, matters considered and the limitations on the review undertaken described in the written opinion, the exchange ratio in the merger was fair from a financial point of view to the holders of Viant common stock. See Annex B for a copy of the full opinion. The exchange ratio was determined through negotiations between the respective managements of Viant and divine. Although Robertson Stephens did assist the management of Viant in those negotiations, it was not asked by, and did not recommend to, Viant that any specific exchange ratio constituted the appropriate exchange ratio for the proposed merger.

        You should consider the following when reading the discussion of the opinion of Viant's financial advisor in this document:

  •
  We urge you to read carefully the entire opinion of Robertson Stephens, which is set forth in Annex B to this joint proxy statement/prospectus and is incorporated by reference. The following description of the Robertson Stephens opinion is qualified by reference to the full opinion located in Annex B. The full opinion sets forth, among other things, the assumptions made, the matters considered and the limitations on the review undertaken by Robertson Stephens.

  •
  The Robertson Stephens opinion was prepared for the information of Viant's board of directors in connection with its evaluation of the merger and does not constitute a recommendation to the stockholders of Viant or divine as to how they should vote, or take any other action, with respect to the merger.

  •
  The Robertson Stephens opinion did not address the relative merits of the merger and the other business strategies that the Viant board of directors has considered or may be considering, nor did it address the decision of the Viant board of directors to proceed with the merger.

  •
  The Robertson Stephens opinion was necessarily based upon market, economic and other conditions that were in effect on, and information made available to Robertson Stephens as of, the date of the opinion. You should understand that subsequent developments may affect the conclusion expressed in the Robertson Stephens opinion, and that Robertson Stephens disclaims any undertaking or obligation to advise any person of any change in any matter affecting its opinion which may come or be brought to Robertson Stephens' attention after the date of its opinion.

  •
  The Robertson Stephens opinion was limited to the fairness, from a financial point of view and as of the date thereof and after giving effect to the $24 million distribution, of the exchange ratio in the merger to the holders of Viant common stock.

Opinion and Analysis of Robertson Stephens

        In connection with the preparation of the Robertson Stephens opinion, Robertson Stephens:

  •
  reviewed certain publicly available financial statements and other business and financial information of Viant and divine, respectively;

  •
  reviewed certain internal financial statements and other financial and operating data, including certain financial forecasts and other forward looking information, concerning Viant and divine prepared by the managements of Viant and divine, respectively;

  •
  held discussions with the respective managements of Viant and divine concerning the businesses, past and current operations, financial condition and future prospects of both Viant and divine, independently and combined, including discussions with the managements of Viant and divine concerning their views regarding the strategic rationale for the merger;

  •
  reviewed the financial terms and conditions set forth in a draft, dated April 3, 2002, of the merger agreement;

  •
  reviewed the stock price and trading history of Viant common stock and divine common stock;

  •
  compared the financial performance of Viant and the prices and trading activity of Viant common stock with that of certain other publicly traded companies comparable with Viant;

  •
  compared the financial terms of the merger with the financial terms, to the extent publicly available, of other transactions that Robertson Stephens deemed relevant;

  •
  prepared an analysis of the relative contributions of Viant and divine to the combined company;

  •
  prepared a discounted cash flow analysis of Viant;

  •
  prepared a liquidation analysis of Viant;

  •
  participated in discussions and negotiations among representatives of Viant and divine and their financial and legal advisors; and

  •
  made such other studies and inquiries, and reviewed such other data, as Robertson Stephens deemed relevant.

        In its review and analysis, and in arriving at its opinion, Robertson Stephens assumed and relied upon the accuracy and completeness of all of the financial and other information provided to it, including information furnished to it orally or otherwise discussed with it by the managements of Viant and divine, or publicly available and neither attempted to verify, nor assumed responsibility for verifying, any of such information. Robertson Stephens relied upon the assurances of the managements of Viant and divine that they were not aware of any facts that would make such information inaccurate or misleading. Furthermore, Robertson Stephens did not obtain or make, or assume any responsibility for obtaining or making, any independent evaluation or appraisal of the properties, assets or liabilities, contingent or otherwise, of Viant or divine, nor was it furnished with any such evaluation or appraisal. With respect to the financial forecasts and projections, and the assumptions and bases therefor, for each of Viant and divine that Robertson Stephens reviewed, Robertson Stephens assumed that:

  •
  such forecasts and projections were reasonably prepared in good faith on the basis of reasonable assumptions;

  •
  such forecasts and projections reflected the best currently available estimates and judgments of the managements of Viant and divine, respectively, as to the future financial condition and performance of Viant and divine, respectively; and

  •
  such forecasts and projections will be realized in the amounts and in the time periods currently estimated.

        In addition, Robertson Stephens assumed that:

  •
  the merger will be consummated upon the terms set forth in the draft of the merger agreement dated April 3, 2002, without material alteration thereof;

  •
  the merger will be treated as a tax-free reorganization pursuant to the Internal Revenue Code of 1986, as amended; and

  •
  the historical financial statements of each of Viant and divine reviewed by Robertson Stephens were prepared and fairly presented in accordance with U.S. generally accepted accounting principles consistently applied.

        Robertson Stephens expressed no opinion as to:

  •
  the value of any employee agreement or other arrangement entered into in connection with the merger;

  •
  any tax or other consequences that might result from the merger; or

  •
  what the value of divine common stock will be when issued to Viant stockholders pursuant to the merger or the price at which the shares of divine common stock issued pursuant to the merger may be traded in the future.

        In addition, the Robertson Stephens opinion did not address any legal or accounting matters, as to which Robertson Stephens understood that Viant obtained such advice as it deemed necessary from qualified professionals.

        The following is a summary of the material financial analyses performed by Robertson Stephens in connection with rendering its opinion. The summary of the financial analyses is not a complete description of all of the analyses performed by Robertson Stephens. Certain of the information in this section is presented in tabular form. In order to better understand the financial analyses performed by Robertson Stephens, these tables must be read together with the text accompanying each table. The opinion is based upon the totality of the various analyses performed by Robertson Stephens and no particular portion of the analyses has any value or merit standing alone.

Comparable Companies Analysis

        Using publicly available information and Wall Street research reports, Robertson Stephens analyzed the enterprise values and trading multiples of the following selected publicly traded companies in the technology solutions consulting industry which Robertson Stephens believed to be reasonably comparable to Viant:

  •
  Lante Corporation

  •
  Modem Media, Inc.

  •
  Razorfish, Inc.

  •
  Scient Corporation

        Enterprise value means the fully-diluted equity value of the company plus the book value of all debt outstanding less cash and equivalents. All multiples were based on closing stock prices as of April 3, 2002. Robertson Stephens calculated a range of multiples for the selected publicly traded companies of the last quarter annualized, or LQA, revenues, reported revenues for calendar year 2001 and estimated revenues for calendar year 2002. The estimated revenues for calendar year 2002 were based on Wall Street research reports. As set forth in the following table, applying this range of multiples to the LQA revenue of Viant and estimates of Viant's revenue for the next twelve months based on the projection model approved by the Viant board of directors, or NTM Plan, and estimates of Viant's revenue for the next twelve months based on Viant's expected first quarter results for the calendar year 2002 annualized, or the NTM Run Rate, resulted in the following ranges of implied enterprise values, equity values and exchange ratios:

Basis of Calculation of Revenue	Multiple Range	Implied Enterprise Value (in millions)	Implied Equity Value (in millions)	Implied Exchange Ratio
LQA	(0.40)x - 0.15x	$ (7.1) - $2.7	$84.9 - $94.6	3.67x - 4.09x
NTM Plan	(0.40)x - 0.10x	$(10.3) - $2.6	$81.6 - $94.5	3.53x - 4.09x
NTM Run Rate	(0.40)x - 0.10x	$ (7.7) - $1.9	$84.2 - $93.8	3.64x - 4.06x
Mean		$ (8.3) - $2.4	$83.6 - $94.3	3.61x - 4.08x
Exchange Ratio in the Merger				3.977x

NTM revenues for Viant are for the period ended December 31, 2002. The implied equity values were calculated assuming $115.9 million net cash as of March 31, 2002 and the payment of the $24 million cash distribution by Viant to its stockholders. The implied exchange ratio was calculated using the treasury stock method and based on a share price of $0.46 for divine common stock as of April 3, 2002.

Selected Precedent Transactions Analysis

        Using publicly available information, Wall Street research reports, news stories and information provided by Bloomberg L.P., Robertson Stephens reviewed and analyzed, among other things, the consideration paid and the purchase price premiums paid in the following selected acquisition transactions in the technology solutions consulting industry (listing the acquired company followed by the acquiror and with the date these transactions were publicly announced in parenthesis) which Robertson Stephens believed to be reasonably comparable to the merger:

  •
  Organic Inc. / Seneca Investments LLC (September 18, 2001)

  •
  Scient Corp. / iXL Enterprises Inc. (July 31, 2001)

  •
  C-bridge Internet Solutions Inc. / eXcelon Corporation (May 23, 2001)

  •
  Agency.com Ltd. / Seneca Investments LLC (May 14, 2001)

  •
  Mainspring Inc. / International Business Machines Inc. (April 19, 2001)

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  Cambridge Technology Partners Massachusetts Inc. / Novell Inc. (March 13, 2001)

        In analyzing these "precedent transactions," Robertson Stephens compared the total enterprise value based on the implicit share price in the precedent transaction as a multiple of the LQA revenues and the next twelve months' estimated revenues. Based on this information and other publicly available information, the following table illustrates the implied enterprise values, equity values and exchange ratios for Viant derived from applying a range of multiples of total enterprise value that Robertson Stephens derived from these precedent transactions to LQA, NTM Plan and NTM Run Rate revenue data for Viant:

Basis of Calculation of Revenue	Multiple Range	Implied Enterprise Value (in millions)	Implied Equity Value	Implied Exchange Ratio
LQA	0.10x - 0.30x	$1.8 - $ 5.3	$93.7 - $ 97.2	4.05x - 4.20x
NTM Plan	0.20x - 0.40x	$5.1 - $10.3	$97.1 - $102.2	4.20x - 4.42x
NTM Run Rate	0.20x - 0.40x	$3.8 - $ 7.7	$95.8 - $ 99.6	4.14x - 4.31x
Mean		$3.6 - $ 7.8	$95.5 - $ 99.7	4.13x - 4.31x
Exchange Ratio in the Merger				3.977x

NTM revenues for Viant are for the period ended December 31, 2002. The implied equity values were calculated assuming $115.9 million net cash as of March 31, 2002 and the payment of the $24 million cash distribution by Viant to its stockholders. The implied exchange ratio was calculated using the treasury stock method and based on a share price of $0.46 for divine common stock as of April 3, 2002.

Premiums Paid Analysis

        Based on the information presented in the prior "Selected Precedent Transactions Analysis" section and other publicly available information, Robertson Stephens reviewed and analyzed the purchase price premiums paid on the foregoing precedent transactions, which it believed to be reasonably comparable to the merger. The following table illustrates the ranges of the implied equity values and exchange ratios, based on a share price of $0.46 for divine common stock as of April 3, 2002, derived from applying a range of one day and one month premiums derived from the foregoing precedent transactions to corresponding closing prices for Viant common stock:

	Premium Range	Implied Enterprise Value (in millions)	Implied Exchange Ratio
One Day Prior	15.0% - 45.0%	$48.9 - $67.9	2.11x - 2.94x
One Month Prior	33.0% - 50.0%	$61.0 - $71.8	2.64x - 3.11x
Mean		$54.9 - $69.9	2.37x - 3.02x
Exchange Ratio in the Merger			3.977x

NTM revenues for Viant are for the period ended December 31, 2002. The implied equity values were calculated assuming $115.9 million net cash as of March 31, 2002 and the payment of the $24 million cash distribution by Viant to its stockholders. The implied exchange ratio was calculated using the treasury stock method and based on a share price of $0.46 for divine common stock as of April 3, 2002.

Discounted Cash Flow Analysis

        Robertson Stephens performed a discounted cash flow analysis on the after-tax free cash flows of Viant for fiscal years 2002 through 2006 using management projections for the fiscal year 2002 and Robertson Stephen estimates based on management projections for fiscal years 2003 through 2006. Robertson Stephens first discounted the estimated after-tax free cash flows through the fiscal year ending 2006 using discount rates ranging from 30.0% to 40.0%. Robertson Stephens then added to the present value of these after-tax free cash flows the projected exit value of Viant based on a multiple of its projected revenues in the fiscal year ending 2006, discounted back to the present at the same discount rates. The projected exit value of Viant in the fiscal year ending 2006 was computed by multiplying estimated revenue for fiscal year 2006 by exit revenue multiples ranging from 0.50x to 1.00x. The ranges of exit revenue multiples reflects Robertson Stephens' judgment as to an appropriate range of multiples at the end of the referenced period. Applying the above ranges of discount rates and exit multiples to the after-tax free cash flows of Viant yielded the following ranges:

Implied Equity Value (in millions)	Implied Exchange Ratio
$82.4 - $91.9	3.56x - 3.97x
Exchange Ratio in the Merger	3.977x

The implied equity values were calculated assuming $115.9 million net cash as of March 31, 2002 and the payment of the $24 million cash distribution by Viant to its stockholders. The implied exchange ratio was calculated using the treasury stock method and based on a share price of $0.46 for divine common stock as of April 3, 2002.

Liquidation Analysis

        Robertson Stephens considered the estimated per share liquidation value of Viant if Viant were to cease operations and liquidate its assets as of June 30, 2002. Using information as of March 31, 2002 provided to Robertson Stephens by the management of Viant and working with management to make recovery and pay-out assumptions, Robertson Stephens derived the total cash that would be available for distribution to Viant stockholders in the event of liquidation. Based on these estimates and calculations and assuming the payment of the $24 million cash distribution and a fully-diluted share count for Viant calculated using the treasury stock method, Robertson Stephens derived the following implied equity value and exchange ratio:

Implied Equity Value (in millions)	Implied Exchange Ratio
$65.9	2.85x
Exchange Ratio in the Merger	3.977x

The implied equity values were calculated assuming $115.9 million net cash as of March 31, 2002 and the payment of the $24 million cash distribution by Viant to its stockholders. The implied exchange ratio was calculated using the treasury stock method and based on a share price of $0.46 for divine common stock as of April 3, 2002.

Analysis of divine

        Robertson Stephens reviewed certain business and financial information of divine, including publicly available financial statements and financial projections prepared by the management of divine and held discussions with the management of divine concerning its business, operations, financial condition and future prospects. Robertson Stephens reviewed divine's stock price and trading history. Robertson Stephens also reviewed the acquisition history of divine.

Other Factors

        In rendering its opinion, Robertson Stephens considered other factors and conducted other analyses, including a pro forma contribution analysis that evaluated Viant and divine's respective contributions to the estimated revenue and cash of the combined company for the calendar year 2002.

        No company, business or transaction compared in any of the above analyses is identical to Viant, divine or the merger. Accordingly, an analysis of the results of the foregoing is not entirely mathematical; rather it involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the public trading, acquisition and other values of the comparable companies, precedent transactions or the business segment, company or transaction to which they are being compared. In addition, various analyses performed by Robertson Stephens incorporate projections prepared by research analysts using only publicly available information. These estimates may or may not prove to be accurate.

        While this summary describes the analysis and factors that Robertson Stephens deemed material in its presentation to the Viant board of directors, it is not a comprehensive description of all analyses and factors considered by Robertson Stephens. The preparation of a fairness opinion is a complex process that involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances. Therefore, a fairness opinion is not readily susceptible to partial analysis or summary description. In arriving at its opinion, Robertson Stephens did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Robertson Stephens believes that its analyses must be considered as a whole and that selecting portions of its analyses and of the factors considered by it, without considering all analyses and factors, could create a misleading or incomplete view of the evaluation process underlying its opinion. Several analytical methodologies were employed and no one method of analysis should be regarded as critical to the overall conclusion reached by Robertson Stephens. Each analytical technique has inherent strengths and weaknesses, and the nature of the available information may further affect the value of particular techniques. The conclusion reached by Robertson Stephens is based on all analyses and factors taken as a whole and also on application of Robertson Stephens' own experience and judgment. This conclusion may involve significant elements of subjective judgment and qualitative analysis. Robertson Stephens expresses no opinion as to the value or merit standing alone of any one or more parts of the analysis it performed. In performing its analyses, Robertson Stephens made numerous assumptions with respect to industry performance, general business and other conditions and matters, many of which are beyond the control of Viant, divine or Robertson Stephens. Any estimates contained in these analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by these analyses. Accordingly, analyses relating to the value of businesses do not purport to be appraisals or to reflect the prices at which these businesses actually may be sold in the future, and these estimates are inherently subject to uncertainty.

        The engagement letter between Robertson Stephens and Viant provides that, for its services, Robertson Stephens is entitled to receive usual and customary fees in connection with the merger and the delivery of the fairness opinion, and with respect to the fee payable upon delivery of the fairness opinion, such fee is payable without regard to the conclusion reached in the opinion. The payment of Robertson Stephens' fees, other than the fee payable on the delivery of the opinion, is contingent upon the consummation of the merger. Viant has also agreed to reimburse Robertson Stephens for its reasonable and customary out-of-pocket expenses related to this work, including legal fees, and to indemnify and hold harmless Robertson Stephens and its affiliates and any other person, director, employee or agent of Robertson Stephens or any of its affiliates, or any person controlling Robertson Stephens or its affiliates, for certain losses, claims, damages, expenses and liabilities relating to or arising out of services provided by Robertson Stephens as financial advisor to Viant. The terms of the fee arrangement with Robertson Stephens, which Viant and Robertson Stephens believe are customary in transactions of this nature, were negotiated at arm's length between Viant and Robertson Stephens, and the Viant board of directors was aware of these fee arrangements.

        In the past, Robertson Stephens has provided certain investment banking services to Viant and divine for which it has been compensated, including acting as co-lead manager in a secondary offering by Viant in December 1999 and advising Viant on adopting a stockholder rights plan in March 2001. Robertson Stephens also acted as lead manager in divine's initial public offering in July 2000 and advised divine in connection with acquisitions in April 2001 and July 2001. Robertson Stephens maintains a market in the shares of Viant common stock and divine common stock. In the ordinary course of its business, Robertson Stephens may trade in Viant securities and divine securities for its own account and the account of its customers and, accordingly, may at any time hold a long or short position in Viant securities or divine securities.

Stock Ownership Following the Merger

        On May 29, 2002, divine effected a 1 for 25 reverse stock split in order to satisfy the $1.00 minimum closing bid price required by the Nasdaq National Market's continued listing criteria. The original 3.977 exchange ratio has been adjusted to .15908 to reflect the reverse stock split. On May 13, 2002, divine received a letter from Nasdaq informing divine that it had evidenced compliance with the bid price requirements and all other requirements necessary for the continued listing of divine on the Nasdaq National Market. Accordingly, the hearing before the Nasdaq Listing Qualifications Panel originally scheduled for June 21, 2002 was considered moot and the divine hearing file was closed.

        If we complete the merger, each outstanding share of Viant common stock will be exchanged for 0.15908 of a share of divine common stock, subject to the payment of cash for any fractional share. Because the exchange ratio is fixed, the value of the divine common stock to be received by Viant stockholders will fluctuate as the market price of divine common stock changes. As of June 10, 2002, divine had 18,973,847 shares of common stock issued and outstanding. Based upon 49,178,295 shares of Viant common stock issued and outstanding as of June 10, 2002 and the 0.15908 exchange ratio, divine will issue an aggregate of approximately 7,800,000 shares of divine common stock to holders of Viant common stock following the consummation of the merger. Accordingly, the Viant stockholders collectively will hold approximately 23.9% of the shares of divine common stock after the merger, assuming (1) that divine completes its acquisition of Delano described under "divine's Recent Developments" prior to the merger and issues approximately 2,062,000 shares of divine common stock in that transaction, (2) the conversion of the 22,941 shares of series B convertible preferred stock issued in the first round of the private placement into 3,823,499 shares of divine common stock and (3) that prior to the closing of the merger, none of the outstanding options or warrants to acquire divine common stock or Viant common stock have been exercised. Additionally, if the second round of the private placement is closed, divine will issue up to an additional 38,659 shares of series B convertible preferred stock and warrants to purchase up to 9,667 shares of series B convertible preferred stock, which are convertible into an aggregate of 8,054,332 shares of divine common stock, assuming the exercise in full of the warrants for cash and an initial conversion price of $6.00 per share, as a result of which Viant stockholders collectively would hold approximately 19.2% of the shares of divine common stock after the merger. Conditions to the consummation of the second round of the private placement include, but are not limited to, stockholder approval, the expiration or termination of the waiting period under the Hart-Scott Rodino Antitrust Improvements Act of 1976, if applicable, and the occurrence of no redemption triggering events, as set forth in the securities purchase agreement, all of which may be waived by the investors.

        In addition to the stock consideration, immediately prior to the closing of the merger, Viant will distribute an aggregate of $24 million in cash to its stockholders of record at such time. The cash distribution will not be paid if the merger does not close. The $24 million distribution will be paid by Viant on a pro rata basis based upon the aggregate number of shares of Viant common stock issued and outstanding on the record date for the distribution. Based on the 49,178,295 shares of Viant common stock issued and outstanding on June 10, 2002, each share of Viant common stock would receive approximately $0.49 with respect to the distribution. An increase in the number of issued and outstanding shares of Viant common stock between now and the closing of the merger because of the exercise of stock options will cause the per share amount of the distribution to be proportionately reduced. Viant intends to issue a press release announcing the anticipated per share amount of the distribution on the third trading day prior to the special meeting of Viant.

Interests of Certain Persons in the Merger

        Viant stockholders should be aware that certain members of the Viant board of directors and management have interests in the merger that are different from, or are in addition to, the interests of other Viant stockholders. The Viant board of directors was aware of these interests and considered the following matters, among others, in approving the merger agreement and the merger:

        Indemnification; Insurance.    If we complete the merger, for a period of six years divine will (1) provide rights to indemnification benefiting Viant's directors and officers that are at least as favorable as those in effect under Viant's certificate of incorporation and bylaws as of the closing of the merger agreement and (2) maintain directors' and officers' liability insurance covering those persons who were covered by Viant's directors' and officers' liability insurance policy as of the closing of the merger. However, divine will not be required to spend more than 200% of the annual premium paid by Viant for directors' and officers' liability insurance coverage as of the date of the merger.

        Change of Control Severance Agreements.    Bruce Shoger, Viant's President and Chief Operating Officer, M. Dwayne Nesmith, Viant's Vice President and Chief Financial Officer, Christopher Newell, Viant's Vice President and Chief Knowledge Officer, and Diane Hall, Viant's Vice President and Chief Delivery Officer, are parties to change of control severance agreements with Viant as described below:

          Bruce Shoger—Mr. Shoger's agreement provides that if he is involuntarily terminated within twelve (12) months following a change of control, which the merger will be, he will be entitled to receive the following:

    •
    a lump sum payment equal to twelve (12) months of his base salary as in effect on the date of termination;

    •
    the accelerated vesting of all outstanding and unvested stock options granted prior to the change of control and scheduled to vest within the twelve months following the merger, which as of April 30, 2002 equaled 212,499 shares of Viant common stock out of a total of 900,000 shares representing all of Mr. Shoger's outstanding stock options as of April 30, 2002; and

    •
    health benefits equal to those existing immediately prior to the date of termination until the earlier of twelve (12) months following the termination date or the date he is no longer eligible to receive continuation benefits pursuant to COBRA.

          M. Dwayne Nesmith—Mr. Nesmith's agreement provides that if his employment terminates within three (3) months prior to or twelve (12) months following a change of control, which the merger will be, he will be entitled to the following:

    •
    a lump sum payment equal to nine (9) months of his base salary as in effect on the date of termination;

    •
    the accelerated vesting of all outstanding and unvested stock options granted prior to the change of control, which as of April 30, 2002 equaled 158,000 shares of Viant common stock out of a total of 301,338 shares representing all of Mr. Nesmith's outstanding stock options as of April 30, 2002; and

    •
    health benefits equal to those existing immediately prior to the date of termination until the earlier of 9 months following the termination date or the date he is no longer eligible to receive continuation benefits pursuant to COBRA.

          Christopher Newell—Mr. Newell's agreement provides that if he is involuntarily terminated within twelve (12) months following a change of control, which the merger will be, he will be entitled to the following:

    •
    a lump sum payment equal to six (6) months of his base salary as in effect on the date of termination;

    •
    the accelerated vesting of all outstanding and unvested new hire stock options granted prior to the change of control, which as of April 30, 2002 equaled 31,250 shares of Viant common stock out of a total of 77,778 shares representing all of Mr. Newell's outstanding new hire stock options as of April 30, 2002; and

    •
    health benefits equal to those existing immediately prior to the date of termination until the earlier of 6 months following the termination date or the date he is no longer eligible to receive continuation benefits pursuant to COBRA.

          Diane Hall—Ms. Hall's agreement provides that if her employment terminates within twelve (12) months following a change of control, which the merger will be, she will be entitled to the following:

    •
    a lump sum payment equal to nine (9) months of her base salary as in effect on the date of termination;

    •
    the accelerated vesting of all outstanding and unvested stock options granted prior to the change of control, which as of April 30, 2002 equaled 152,508 shares of Viant common stock out of a total of 297,876 shares representing all of Ms. Hall's outstanding stock options as of April 30, 2002; and

    •
    health benefits equal to those existing immediately prior to the date of termination until the earlier of 9 months following the termination date or the date she is no longer eligible to receive continuation benefits pursuant to COBRA.

        Appointment to divine Board of Directors.    As a closing condition to the merger, the merger agreement provides that Mr. Gett will have been appointed to the divine board of directors effective upon, and subject to, the closing of the merger. Mr. Gett will serve as an employee of divine under his current employee agreement with Viant.

        Non-Employee Directors.    All options held by Venetia Kontogouris, William Kelvie, John Gibbons and Jenne K. Britell, the non-employee directors of Viant, will become fully vested upon consummation of the merger. As of April 30, 2002, these non-employee directors held options to purchase 410,000 shares of Viant's common stock, of which 91,668 were not vested.

        Option Grants.    Some of the up to 240,000 options divine has agreed to issue to Viant employees that continue as divine employees after the consummation of the merger may be granted to executive officers of Viant. divine and Viant have not finalized which, if any, of the Viant executive officers may receive some of these options nor how many options they would receive if the options were so granted. See "Issuance of divine Stock Options to Viant Employees" on page       for a discussion of these options.

Material United States Federal Income Tax Consequences

        The following discussion describes the material United States federal income tax consequences of the merger and the cash distribution to be paid by Viant to its stockholders. The cash distribution and merger will have no direct tax consequences to divine stockholders.

The following discussion is based on existing provisions of the United States Internal Revenue Code, which we refer to in this discussion as the Code, existing treasury regulations and current administrative rulings and court decisions, all of which are subject to change. Any such change, which may or may not be retroactive, could alter the tax consequences to Viant stockholders, Viant or divine as described herein.

        This section does not discuss all United States federal income tax considerations that may be relevant to Viant stockholders in light of their particular circumstances. Factors that could alter the tax consequences of the cash distribution and merger to a Viant stockholder include whether such a stockholder:

  •
  is a dealer or broker in securities;

  •
  is subject to the alternative minimum tax provisions of the Code;

  •
  is a non-United States person or entity;

  •
  is a financial institution, tax-exempt organization or insurance company;

  •
  acquired Viant shares in connection with stock option or stock purchase plans or in other compensatory transactions; or

  •
  holds Viant shares as part of a hedge, appreciated financial position, straddle or conversion transaction.

        In addition, this section does not discuss the tax consequences of the cash distribution and merger under foreign, state or local tax laws, the tax consequences of transactions effectuated prior or subsequent to, or concurrently with, the cash distribution or merger, whether or not any such transactions are undertaken in connection with the cash distribution and merger, as the case may be, including without limitation any transaction in which Viant shares are acquired or shares of divine common stock are disposed of, or the tax consequences to holders of options or similar rights to acquire Viant shares. This discussion assumes that Viant stockholders hold their shares of Viant stock as capital assets within the meaning of Section 1221 of the Code and that neither divine nor Viant have any current or accumulated earnings or profits for the year in which the cash distribution and merger take place.

        Accordingly, Viant stockholders are urged to consult their own tax advisors concerning the specific tax consequences of the cash distribution and merger, including the applicable federal, state, local and foreign tax consequences to them of the cash distribution and merger.

        Material United States Federal Income Tax Consequences of the Merger.    Subject to the conditions and limitations expressed in this discussion, and based on representations contained in representation letters provided by divine and Viant, and on certain customary factual assumptions, all of which must continue to be true and accurate in all material respects as of the closing of the merger, it is the opinion of Katten Muchin Zavis Rosenman, tax counsel to divine, and Wilson Sonsini Goodrich & Rosati, tax counsel to Viant, that the material U.S. federal income tax consequences of the merger are as follows:

    •
    Viant stockholders will not recognize any gain or loss upon their receipt of divine common stock in the merger;

    •
    the aggregate tax basis of the divine common stock received by a Viant stockholder in the merger, including any fractional shares of divine common stock a Viant stockholder is deemed to receive, will be the same as the aggregate adjusted (including any adjustment for the cash distribution) tax basis of the shares of Viant stock surrendered in exchange therefor;

    •
    the holding period of the divine common stock received by a Viant stockholder in the merger will include the period for which the Viant stock surrendered by such stockholder in exchange therefor was considered to be held;

    •
    any cash payment received by a Viant stockholder for a fractional share of divine common stock will be treated as if such fractional share had been issued in the merger and then redeemed by divine. Such stockholder will recognize capital gain or loss on the deemed redemption in an amount equal to the difference between the amount of cash received and the holder's adjusted tax basis allocable to such fractional share. Any capital gain or loss will be long-term capital gain or loss if the Viant stockholder has held the shares of Viant common stock for more than one year at the time the merger is completed; and

    •
    divine and Viant will not recognize gain or loss solely as a result of the merger.

        It is a condition to the closing of the merger that divine and Viant receive an opinion from their respective tax counsel that the merger will constitute a reorganization within the meaning of Section 368(a) of the Code. These opinions will be based on updated representation letters provided by divine and Viant to be delivered at the time of closing, and on certain customary factual assumptions, including the absence of changes in the relevant facts and law between the date of this proxy statement/prospectus and the completion of the merger and that the cash distribution and merger are completed as described in the merger agreement and this proxy statement/prospectus.

        Material United States Federal Income Tax Consequences of the Cash Distribution from Viant.    Subject to the conditions and limitations expressed in this discussion, Katten Muchin Zavis Rosenman, tax counsel to divine, and Wilson Sonsini Goodrich & Rosati, tax counsel to Viant, are of the opinion that the material U.S. federal income tax consequences of the cash distribution are as follows: Viant stockholders will not recognize any income on their share of the portion of the cash distribution up to their respective adjusted tax basis in their Viant stock. Instead, such portion of the cash distribution will be treated as a non-taxable return of capital that will reduce the Viant stockholders' adjusted tax basis in their Viant stock. The Viant stockholders will recognize gain on their share of the cash distribution in excess of their respective adjusted tax basis in their Viant common stock. Such gain will be treated as gain from the sale or exchange of stock. Any such capital gain recognized by the Viant stockholders from the cash distribution will be long-term capital gain if the Viant stockholder has held the shares of Viant common stock for more than one year at the time the cash distribution is made. The cash distribution will have no direct tax consequences to Viant or divine.

        Unless an exemption applies under applicable law and regulations, payments by Viant of cash to a Viant stockholder prior to the merger will be subject to backup withholding at a rate of 30% unless the stockholder has provided to Viant the information, including such stockholder's taxpayer identification number, and certification necessary to avoid backup withholding, or unless an applicable exemption exists and is proved in a manner satisfactory to Viant.

        Neither divine nor Viant will request a ruling from the Internal Revenue Service in connection with the cash distribution or the merger. The tax opinions referred to above do not bind the Internal Revenue Service and do not prevent the Internal Revenue Service from asserting a contrary opinion. If the Internal Revenue Service successfully challenged the status of the merger as a reorganization, Viant stockholders would recognize taxable gain or loss with respect to each share of Viant stock surrendered in the merger equal to the difference between the fair market value, as of the completion of the merger, of the divine common stock received in the merger and the holders' basis in the shares of Viant stock exchanged therefor. In such event, a holder's aggregate basis in the divine common stock so received would equal the fair market value of such stock as of the effective time of the merger and the holder's holding period for such stock would begin the day after the merger.

        Each Viant stockholder that receives divine common stock in the merger will be required to file a statement with his, her or its federal income tax return setting forth the stockholder's basis in the Viant stock surrendered and the fair market value of the divine stock received in the merger, and to retain permanent records of these facts relating to the merger.

        The preceding discussion is intended only as a summary of United States federal income tax consequences of the cash distribution and merger and does not purport to be a complete analysis or discussion of all potential tax effects relevant thereto. Thus, Viant stockholders are urged to consult their own tax advisors as to the specific tax consequences to them of the cash distribution and merger, including tax return reporting requirements, the applicability and effect of foreign, federal, state, local, and other applicable tax laws and the effect of any proposed changes in the tax laws.

Accounting Treatment

        divine will record the merger using the purchase method of accounting in accordance with U.S. generally accepted accounting principles. This method assumes that for financial reporting purposes, divine will treat both companies as one company beginning as of the date we complete the merger. In addition, under this method of accounting, divine will record the fair value of Viant's net assets on its consolidated financial statements, with the remaining purchase price in excess of the fair value of Viant's net assets recorded as goodwill. See "Unaudited Selected Pro Forma Condensed Combined Financial Statements" on page [    ].

Regulatory Matters

        We have summarized below the material regulatory requirements affecting the merger. We anticipate that we will receive regulatory approvals sufficient to complete the merger shortly after the divine and Viant special meetings.

        Antitrust Considerations.    The merger may be subject to the requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, which prevents specified transactions from being completed until required information and materials are furnished to the Antitrust Division of the Department of Justice and the Federal Trade Commission and specified waiting periods are terminated or expire.

        Whether or not the merger is subject to the reporting requirements of the HSR Act, the Antitrust Division of the Department of Justice or the Federal Trade Commission may challenge the merger on antitrust grounds, including after termination of the waiting period. Accordingly, at any time before or after the completion of the merger, either the Antitrust

Division or the Federal Trade Commission could take action under the antitrust laws as it deems necessary or desirable in the public interest, or other persons could take action under the antitrust laws, including seeking to enjoin the merger. Additionally, at any time before or after the completion of the merger, notwithstanding that the waiting period, if applicable, expired or was terminated, any state could take action under the antitrust laws as it deems necessary or desirable in the public interest. There can be no assurance that a challenge to the merger will not be made or that, if a challenge is made, we will prevail.

        Federal Securities Laws.    The shares of divine common stock to be issued in connection with the merger will be registered under the Securities Act and will be freely transferable under the Securities Act, except for shares of divine common stock issued to any person who is deemed to be an "affiliate" of Viant on the date of the Viant special meeting. Persons who may be deemed to be affiliates include individuals or entities that control, are controlled by, or are under the common control of Viant and may include executive officers, directors and significant stockholders of Viant. Affiliates of Viant may not sell their shares of divine common stock acquired in connection with the merger except pursuant to:

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  an effective registration statement covering the resale of those shares under the Securities Act;

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  Rule 145 under the Securities Act (or Rule 144 of the Securities Act if these persons become affiliates of divine); or

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  any other applicable exemption under the Securities Act.

        As required by the merger agreement, Viant has obtained from each of its affiliates (for purposes of Rule 145 of the Securities Act) a written agreement providing that the affiliate will not sell, pledge, transfer or otherwise dispose of any divine common stock issued to the affiliate pursuant to the merger, except in compliance with Rule 145 or an exemption from the registration requirements of the Securities Act.

        divine's registration statement on Form S-4, of which this joint proxy statement/prospectus is a part, does not cover the resale of shares of divine common stock to be received by Viant affiliates in the merger.

        Nasdaq National Market.    The obligations of Viant to complete the merger are subject to the condition that divine use its reasonable best efforts to cause the shares of divine common stock to be issued in connection with the merger to be authorized for listing on the Nasdaq National Market. On May 13, 2002, divine received a letter from Nasdaq informing divine that it had evidenced compliance with the bid price requirements and all other requirements necessary for the continued listing of divine on the Nasdaq National Market. Accordingly, the hearing before the Nasdaq Listing Qualifications Panel originally scheduled for June 21, 2002 was considered moot and the divine hearing file was closed. When the merger is completed, shares of Viant common stock will be delisted from the Nasdaq National Market and will be deregistered under the Securities Exchange Act of 1934.

Dissenters' Rights

        Viant common stockholders are not entitled to dissenters' rights or appraisal rights under the Delaware General Corporation Law in connection with the merger.

THE MERGER AGREEMENT

        The following summary of the merger agreement is qualified in its entirety by reference to the complete text of the merger agreement, which is incorporated by reference and attached as Annex A to this joint proxy statement/prospectus. This summary may not contain all of the information that is important to you. We urge you to read the full text of the merger agreement.

The Merger

        The merger agreement provides that DVC Acquisition Company, a wholly-owned subsidiary of divine, will be merged with and into Viant on the second business day following the satisfaction or waiver of the conditions set forth in the merger agreement, unless the parties agree to another date. Following the merger, Viant's certificate of incorporation will be amended and restated in its entirety to be identical to DVC's certificate of incorporation (except that the name of the surviving corporation will be "Viant Corporation") and DVC's bylaws will govern the surviving corporation. The initial directors and officers of DVC will be the surviving company's directors and officers.

Merger Consideration

        On May 29, 2002, divine effected a 1 for 25 reverse stock split in order to satisfy the $1.00 minimum closing bid price required by the Nasdaq National Market's continued listing criteria. The original 3.977 exchange ratio has been adjusted to .15908 to reflect the reverse stock split.

        If we complete the merger, each outstanding share of Viant common stock will be exchanged for 0.15908 of a share of divine common stock, subject to the payment of cash for any fractional share as discussed below. Because the exchange ratio is fixed, the value of the divine common stock to be received by Viant stockholders will fluctuate as the market price of divine common stock changes. As of June 10, 2002, divine had 18,973,847 shares of common stock issued and outstanding. Based upon 49,178,295 shares of Viant common stock issued and outstanding as of June 10, 2002 and the 0.15908 exchange ratio, divine will issue an aggregate of approximately 7,800,000 shares of divine common stock to holders of Viant common stock following the consummation of the merger. Accordingly, the Viant stockholders collectively will hold approximately 23.9% of the shares of divine common stock after the merger, assuming (1) that divine completes its acquisition of Delano described under "divine's Recent Developments" prior to the merger and issues approximately 2,062,000 shares of divine common stock in that transaction (2) the conversion of the 22,941 shares of series B convertible preferred stock issued in the first round of the private placement into 3,823,499 shares of divine common stock and (3) that prior to the closing of the merger, none of the outstanding options or warrants to acquire divine common stock or Viant common stock have been exercised. Additionally, if the second round of the private placement is closed, divine will issue up to an additional 38,659 shares of series B convertible preferred stock and warrants to purchase up to 9,667 shares of series B convertible preferred stock, which are convertible into an aggregate of 8,054,332 shares of divine common stock, assuming the exericse in full of the warrants and an initial conversion price of $6.00 per share, as a result of which Viant stockholders collectively would hold approximately 19.2% of the shares of divine common stock after the merger.

Cash Distribution from Viant

        In addition to the stock consideration, immediately prior to the closing of the merger, Viant will distribute an aggregate of $24 million in cash to its stockholders of record at such time. The cash distribution will not be paid if the merger does not close. The $24 million distribution will be paid by Viant on a pro rata basis based upon the aggregate number of shares of Viant common stock issued and outstanding on the record date for the distribution. Based on the 49,178,295 shares of Viant common stock issued and outstanding on June 10, 2002, each share of Viant common stock would receive approximately $0.49 with respect to the distribution. An increase in the number of issued and outstanding shares of Viant common stock between now and the closing of the merger because of the exercise of stock options will cause the per share amount of the distribution to be proportionately reduced. Viant intends to issue a press release announcing the anticipated per share amount of the distribution on the third trading day prior to the special meeting of Viant.

No Fractional Shares Will Be Issued

        divine will not issue any fractional shares of divine common stock in connection with the merger. Instead, each holder of Viant common shares that would otherwise be entitled to a fractional share of divine common stock in the merger will be paid an amount in cash, without interest, equal to such fractional share of divine commons stock to which such holder would otherwise be entitled multiplied by the closing sale price of divine common stock on the trading day immediately prior to the effective date of the merger.

Viant Stock Certificate Exchange Procedures

        Promptly after the effective time of the merger, the exchange agent will mail to each registered holder of Viant common shares (1) a letter of transmittal, and (2) instructions for surrendering the holder's Viant stock certificate(s) in exchange for certificates representing shares of divine common stock and cash for any fractional shares. Upon surrendering a Viant stock certificate, together with a signed letter of transmittal and any other required documents, to the exchange agent, each Viant stockholder will be entitled to receive a certificate representing the whole number of shares of divine common stock that the stockholder has the right to receive and cash for any fractional share as merger consideration. Viant stockholders should not surrender their Viant stock certificates for exchange until they receive a letter of transmittal from the exchange agent.

        If any Viant stock certificate has been lost, stolen or destroyed, divine may require the owner of such lost, stolen or destroyed Viant stock certificate to provide an appropriate affidavit and to deliver a bond as indemnity against any claim that may be made against the exchange agent, divine or Viant with respect to such Viant stock certificate.

Treatment of Outstanding Viant Stock Options

        When the merger is completed, each outstanding and unexercised Viant stock option will be assumed by divine and will be converted into an option to purchase a number of shares of divine common stock equal to the number of shares of Viant common stock underlying the stock option multiplied by a conversion ratio equaling (1) the exchange ratio (0.15908) plus (2) the per share cash distribution amount (approximately $0.49 as of June 10, 2002) divided by $13.75, with the number of shares of divine common stock issuable under the assumed option to be rounded down to the nearest whole share. As of June 10, 2002, these options would have been exercisable for approximately 1,374,000 shares of divine common stock. The exercise price for the assumed Viant options will be equal to the current exercise price of each such option divided by the conversion ratio, with the quotient to be rounded up to the nearest whole cent. The assumed Viant options will remain outstanding pursuant to the terms and conditions of the 1996 and 1999 Viant option plans and option agreements under which they were granted. divine has agreed to file a registration statement on Form S-8 covering the shares of divine common stock issuable with respect to assumed Viant options within ten business days after the consummation of the merger and will maintain the effectiveness of such registration statement thereafter for so long as any of such options remain outstanding.

Issuance of divine Stock Options to Viant Employees

        At the time the merger is completed, divine will grant to Viant employees who continue as employees of divine options to purchase an aggregate amount of shares of divine common stock under the divine option plans equal to 240,000 shares of divine common stock less (1) the number of options granted by Viant between April 5, 2002, the date the merger agreement was signed, and the consummation of the merger (in an amount not to exceed 200,000 shares) multiplied by (2) the conversion ratio described above. The employees that will be granted these options and the number of options to be granted to these employees will be determined by Viant, subject to divine's reasonable approval. The exercise price of such options will be equal to the closing sale price of divine common stock on the Nasdaq National Market on the trading day immediately prior to the closing of the merger. The shares of divine common stock issuable upon exercise of the options are registered under a registration statement on Form S-8 previously filed by divine with the SEC.

Termination of Viant Employee Stock Purchase Plan

        The most recent offering period under Viant's employee stock purchase plan ended on May 14, 2002 and no additional offering periods will commence after April 5, 2002 unless the merger agreement is terminated. Any outstanding options under Viant's employee stock purchase plan to purchase Viant common stock as of May 14, 2002 were exercised in accordance with the terms of Viant's employee stock purchase plan. Viant's employee stock purchase plan will terminate as of the consummation of the merger unless terminated prior to then by Viant's board of directors.

Representations and Warranties

        The merger agreement contains customary representations and warranties relating to divine and Viant and their ability to consummate the merger. All representations and warranties expire at the closing of the merger.

        divine and Viant gave customary representations and warranties relating to, among other things:

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  corporate organization and qualification;

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  capitalization;

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  listing on the Nasdaq National Market;

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  authority relative to the merger agreement;

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  present compliance with obligations and laws;

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  consents and approvals; no violation;

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  litigation;

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  SEC reports and financial statements;

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  liabilities;

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  absence of certain changes or events;

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  brokers and finders;

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  the registration statement and joint proxy statement;

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  taxes;

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  employee benefits;

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  intangible property;

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  agreements, contracts and commitments; material contracts;

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  unlawful payments and contributions;

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  environmental matters;

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  properties;

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  insurance;

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  labor and employee relations;

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  transactions with affiliates;

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  permits;

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  board recommendation;

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  tax treatment;

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  opinion of financial advisor;

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  rights agreement; and

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  WARN obligations.

        divine further gave representations and warranties relating to:

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  operations of DVC Acquisition Company;

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  non-application of the Investment Company Act;

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  change of control provisions; and

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  future operations being not in violation of the Consulting and Non-Compete Agreement among PLATINUM and Computer Associates and certain executive officers of divine.

Covenants

        Reasonable Efforts.    divine and Viant agreed to use reasonable efforts to take all actions necessary to close the merger.

        divine Conduct of Business.    During the period from the date of the merger agreement to the completion of the merger or its earlier termination, divine agreed to carry on its business in the ordinary course in all material respects. divine also agreed that prior to completion of the merger or its earlier termination, it will not to do any of the following without Viant's written consent:

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  declare or pay any dividends on, or make any other distributions in respect of, divine common stock;

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  repurchase or redeem any capital stock of divine (other than pursuant to the terms of existing agreements);

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  issue or sell any shares of its capital stock or securities convertible or exchangeable into shares of capital stock in connection with any acquisition or enter into any joint venture or other strategic arrangement, except for any transaction: that does not require the vote of the divine stockholders, for which the fair market value of the assets to be delivered does not exceed 10% of divine's market capitalization, for which the combined value of the divine common stock issued or issuable and the assets to be delivered does not exceed 20% of divine's market capitalization, that will not result in the acquisition of a significant subsidiary as defined in Regulation S-X and that will have no less than a cash flow neutral effect on divine;

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  incur or guarantee any material indebtedness for borrowed money;

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  adopt or modify wages, benefit plans, benefit arrangements, commissions, pension plans or stock purchases or option plans of its officers and directors;

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  change any material accounting methods or practices;

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  settle receivables at less than full stated value other than in the ordinary course of business;

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  defer or fail to timely pay any payment obligation other than in the ordinary course of business; or

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  take any action that would cause or that is reasonably likely to cause certain of the conditions to the merger not to be satisfied.

        Viant Conduct of Business.    During the period from the date of the merger agreement to the completion of the merger or its earlier termination, Viant agreed to carry on its business in the ordinary course in all material respects. Viant also agreed that prior to completion of the merger or its earlier termination, it will not do any of the following without divine's written consent:

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  accelerate, amend or change the period of exercisability of options;

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  enter into any material partnership arrangements, joint development agreements or strategic alliances with fees greater than $50,000 individually or $100,000 in the aggregate;

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  enter into any contracts or commitments with binding exclusivity or non-competition covenants;

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  enter into contracts or commitments of a certain aggregate price level over a calendar year that are not cancellable without a material penalty;

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  grant severance or termination pay except pursuant to written agreements or subject to certain dollar limitations;

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  transfer or license any intellectual property rights other than on standard forms of Viant or Viant's clients entered into in the normal course of business;

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  commence or settle any material litigation or settle any dispute other than the routine collection of bills or to protect intellectual property rights;

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  declare or pay dividends, other than the $24 million cash distribution in connection with the merger;

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  repurchase or redeem capital stock of Viant, other than pursuant to the terms of existing agreements;

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  issue or sell capital stock, any securities convertible or exchangeable into capital stock, or rights to acquire capital stock, other than options (not to exceed 200,000) granted under the Viant 1999 option plan or shares issued under Viant's option plans or option agreements or pursuant to Viant's employee stock purchase plan;

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  amend Viant's certificate of incorporation or bylaws;

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  sell, lease, license, encumber or dispose of any assets material to Viant's business;

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  incur or guarantee of any material indebtedness for borrowed money;

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  adopt, change or accelerate wages, benefit plans, benefit arrangements, commissions, pension plans or stock purchase or option plans;

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  revalue material assets;

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  pay, discharge or satisfy any claims, liabilities or obligations in excess of certain threshold amounts;

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  make any tax elections, make any changes to tax accounting methods or settle any claim with respect to taxes;

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  changes any material accounting methods or practices;

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  permit any releases from standstill agreements;

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  enter into fixed fee arrangements exceeding certain service cost or profit margin levels;

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  commit to capital expenditures not in the ordinary course of business or exceeding $250,000 in the aggregate;

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  commit to tradeshow or conference expenditures not in the ordinary course of business or exceeding $150,000 in the aggregate;

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  enter into derivative or hedging transactions not in the ordinary course of business or exceeding $50,000 in the aggregate;

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  amend or modify non-client contracts greater than $75,000, individually, or $250,000 in the aggregate in any calendar year;

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  pay commissions greater than $20,000 in any one instance or $80,000 in the aggregate to any single employee during any six month period;

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  hire employees above certain salary levels; or

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  take any action that would cause or that is reasonably likely to cause certain of the conditions to the merger not to be satisfied.

        No Solicitation of Alternative Transactions.    Until the closing of the merger or the termination of the merger agreement, Viant agreed not to:

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  solicit, initiate or take any action to facilitate or encourage a "company acquisition proposal," as defined below; or

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  engage in, or enter into, any negotiations or discussions concerning any company acquisition proposal.

However, in response to an unsolicited company acquisition proposal that did not result from Viant's breach of its obligations not to solicit alternative transactions, and provided that Viant promptly provides notice to divine of the company acquisition proposal, the material terms of such proposal and keeps divine reasonably informed of the status of such discussions, Viant may, to the extent that Viant's board of directors determines in good faith, after consultation with its outside legal counsel, that the failure to enter into discussions regarding such company acquisition proposal would be inconsistent with the board of directors' fiduciary duties under applicable law, enter into discussions regarding any company acquisition proposal that is, or may lead to, a company superior proposal, in order to be informed and make a determination with respect to that proposal;

        A "company acquisition proposal" means any bona fide inquiry, proposal or offer relating to any of the following which would result in a third party (or its stockholders) acquiring more than 50% of the voting power of Viant, or assets representing more than 50% of Viant's consolidated net income, net revenue, or assets through any:

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  merger, consolidation, business combination, or similar transaction involving Viant;

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  sale, lease or other disposition, directly or indirectly, of all or a substantial portion of the assets of Viant or any subsidiary of Viant, taken as a whole, in one or more transactions;

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  issuance, sale, or other disposition of a majority of the voting securities (or options, rights or warrants to purchase such securities, or securities convertible into such securities) of Viant;

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  liquidation, dissolution, recapitalization or other similar transaction with respect to Viant;

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  tender offer or exchange offer for a majority of the voting securities of Viant; or

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  transaction similar in form, substance or purpose to any transaction listed above.

        A "company superior proposal" means any company acquisition proposal made by a third party on terms which the Viant board of directors determines in good faith (after consulting with a financial advisor of nationally recognized reputation and considering such other matters that it deems relevant) would, if consummated, result in a transaction more favorable to Viant stockholders from a financial point of view than the merger and, taking into account, in the reasonable good faith judgment of Viant's board of directors after consultation with its financial advisor, the availability to the third party making the company superior proposal of the financial means to conclude such transaction.

        Cash Covenants.    If the merger is consummated on or before August 5, 2002, divine's cash and cash equivalents must be no less than $52 million, and Viant's cash and cash equivalents must be no less than $98 million.

Conditions to the Merger

        Conditions of Each Party's Obligations to Effect the Merger.    The obligation of divine and Viant to consummate the merger is subject to satisfaction or waiver of various conditions, including the following:

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  the merger agreement and the merger must be approved and adopted by the stockholders of Viant;

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  the issuance of divine common stock in connection with the merger must be approved by the stockholders of divine;

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  the registration statement for the divine common stock to be issued in connection with the merger must have been declared effective by the SEC and must not be the subject of any stop order suspending its effectiveness or any related proceedings;

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  no judgment, order, decree, statute, law ordinance, rule or regulation issued by any court or other governmental entity or other legal restraint, prohibition or pending suit, action or proceeding preventing consummation of the merger shall be in effect; and

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  the waiting period under the Hart-Scott-Rodino Act, if applicable, and any applicable material foreign antitrust, competition and merger laws shall have expired or been terminated.

        Additional Conditions to the Obligations of Viant.    The obligation of Viant to complete the merger is also subject to the satisfaction or waiver of the following additional conditions:

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  the representations and warranties of divine and DVC Acquisition Company contained in the merger agreement must be true and correct in all respects as of April 5, 2002 and as of the effective time of the merger, unless made as of an earlier date, in which case as of the earlier date, except for such failures to be true and correct which would not reasonably be expected to have a material adverse effect;

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  divine and DVC must have performed or complied in all material respects with the agreements and covenants required to be performed or complied with by them under the merger agreement as of or prior to the effective time of the merger, including divine's covenant to have cash and cash equivalents of at least $52 million if the merger is consummated on or before August 5, 2002;

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  divine must have delivered to Viant an officer's certificate as to the matters described above and certain conditions to each party's obligation to close;

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  the effected reverse stock split shall have resulted in divine satisfying the Nasdaq National Market's continued listing critera;

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  Robert Gett must have been appointed to divine's board of directors effective upon and subject to the effective date of the merger;

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  Viant must have received the written opinion of its tax counsel to the effect that the merger will constitute a tax-free reorganization under Section 368(a) of the Internal Revenue Code, provided however, that this condition will be satisfied if such tax opinion is delivered to Viant by Katten Muchin Zavis Rosenman; and

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  the alliance agreement between divine and Microsoft Corporation, dated as of January 28, 2000, as amended on March 29, 2000, must have been terminated or amended to remove divine's (1) $50 million obligation related to the creation of an incubator and (2) $4.0 million obligation related to co-marketing programs, such that divine's sole obligation under the agreement will be a $15.0 million purchase requirement.

        Additional Conditions to the Obligations of divine.    The obligation of divine to complete the merger is also subject to the satisfaction or waiver of following additional conditions:

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  the representations and warranties of Viant contained in the merger agreement must be true and correct in all respects as of April 5, 2002 and as of the effective time of the merger, unless made as of an earlier date, in which case as of the earlier date, except for such failures to be true and correct which would not reasonably be expected to have a materially adverse effect;

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  Viant must have performed in all material respects with the agreements and covenants required to be performed or complied with by it under the merger agreement as of or prior to the effective time of the merger, including Viant's covenant to have cash and cash equivalents of at least $98 million if the merger is consummated on or before August 5, 2002;

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  Viant must have delivered to divine an officer's certificate as to the matters described above and certain conditions to each party's obligation to close;

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  divine must have received the written opinion of its tax counsel to the effect that the merger will constitute a tax-free reorganization under Section 368(a) of the Internal Revenue Code, provided however, that this condition will be satisfied if such tax opinion is delivered to divine by Wilson Sonsini Goodrich & Rosati; and

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  the Company must have received all written consents, assignments, waivers, authorizations other certificates required to be obtained prior to the merger.

Termination of the Merger Agreement

        Termination by Mutual Consent.    Viant and divine may mutually terminate the merger agreement and abandon the merger at any time before the effective time of the merger, before or after obtaining the approval of the stockholders of Viant and divine.

        Termination by either divine or Viant.    The board of directors of either divine or Viant may terminate the merger agreement and abandon the merger if:

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  the merger is not consummated by August 5, 2002, unless the failure to consummate the merger results from an action or failure to fulfill an obligation by the party seeking termination and such action or failure to act constitutes a material breach of the merger agreement;

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  any law, regulation, judgment, injunction, rule, regulation, order or decree that makes consummation of the merger illegal or prohibits the closing of the merger becomes final and non-appealable;

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  the Viant stockholders fail to approve and adopt the merger agreement and approve the merger; provided, however, that Viant's right to terminate in this circumstance will not be available to Viant if it has breached or otherwise not complied with the covenants to carry on its business in the ordinary course, or it failed to convene a meeting of its stockholders as required by the merger agreement; or

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  divine fails to obtain the requisite approval of its stockholders as to the issuance of shares in the merger; provided, however, that divine's right to terminate in this circumstance will not be available to divine if it failed to convene a meeting of its stockholders as required by the merger agreement.

        Termination by Viant.    Viant may terminate the merger agreement upon written notice to divine, and may abandon the merger at any time prior to the effective time, before or after the approval by Viant stockholders, by action of Viant's board of directors:

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  if divine breaches or fails to perform any of the representations, warranties, covenants or other agreements contained in the merger agreement or any representation or warranty becomes untrue, such that a condition of Viant's obligations to close is not satisfied as of the time of such breach or failure or at such time as such representation or warranty shall have become untrue, and such breach or failure to be true is incapable of being cured or, if capable of being cured, has not been cured within 30 business days following divine's receipt of notice of such failure or breach;

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  if divine's board of directors or any committee of the board of directors withdraws or modifies, or resolves to withdraw or modify, in a manner adverse to Viant, its approval or recommendation in favor of the issuance of divine common stock in connection with the merger;

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  if divine's board of directors fails to include its recommendation in this joint proxy statement/prospectus as to the issuance of shares in connection with the merger; or

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  in order to allow Viant to accept a company superior proposal, provided that Viant has complied with the non-solicitation provisions of the merger agreement, has paid the termination fee to divine and has provided divine with two days notice of such termination.

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  if divine's board of directors fails to include its recommendation in this joint proxy statement/prospectus as to the issuance of shares in connection with the merger; or

  •
  in order to allow Viant to accept a company superior proposal, provided that Viant has complied with the non-solicitation provisions of the merger agreement, has paid the termination fee to divine and has provided divine with two days notice of such termination.

        Termination by divine.    divine may terminate the merger agreement upon written notice to Viant, and may abandon the merger at any time prior to the effective time, before or after the approval by divine stockholders, if required, by any action of divine's board of directors, if:

  •
  Viant breaches or fails to perform any of the representations, warranties, covenants or other agreements contained in the merger agreement or any representation or warranty becomes untrue, such that a condition of divine's obligations to close is not satisfied as of the time of such breach or failure or at such time as such representation or warranty shall have become untrue, and such breach or failure to be true is incapable of being cured or, if capable of being cured, has not been cured within 30 business days following Viant's receipt of notice of such failure or breach;

  •
  Viant's board of directors or any committee of the board of directors withdraws or modifies, in a manner adverse to divine, its approval or recommendation of the issuance of divine common stock in the merger;

  •
  Viant's board of directors fails to include its recommendation in this joint proxy statement/prospectus in favor of the approval of the merger agreement and the merger;

  •
  in connection with a third-party tender offer or exchange offer, Viant's board of directors takes any action other than a rejection of an offer;

  •
  Viant's board of directors recommends any third-party proposal to acquire a majority interest in Viant;

  •
  Viant's board of directors resolves to do any of the things listed above; or

  •
  Viant executes or consummates a transaction with respect to any third-party proposal to acquire a majority interest in Viant.

Termination Fee

        Termination Fee Payable by Viant to divine.    Viant will be required to pay divine a termination fee of $2,680,000 if:

  •
  Viant terminates the merger agreement for the purpose of accepting a company superior proposal;

  •
  divine terminates the merger agreement because Viant's board of directors or a committee of the board withdraws or modifies in a manner adverse to divine its approval or recommendation of the merger;

  •
  divine terminates the merger agreement because in connection with a third-party tender offer or exchange offer, Viant's board of directors takes any action other than a rejection of an offer;

  •
  divine terminates the merger agreement because Viant's board of directors recommends a third-party proposal to acquire a majority interest in Viant;

  •
  divine terminates the merger agreement because Viant's board of directors resolves to do any of the things listed above; or

  •
  divine terminates the merger agreement because a third-party proposal to acquire a majority interest in Viant has been consummated or an agreement with respect to a third-party proposal to acquire a majority interest in Viant has been executed.

        In the event that the merger is terminated by either divine or Viant due to the failure of Viant stockholders to approve and adopt the merger agreement and approve the merger or the failure of Viant to hold its special meeting prior to August 5, 2002 as a result of a third-party proposal to acquire a majority interest in Viant, Viant will pay the reasonable out-of-pocket fees and expenses incurred by divine in connection with the execution and delivery of the merger agreement and the performance of its obligations thereunder through the date of the termination of the merger. If Viant executes or consummates a transaction within 12 months of the termination of the merger agreement with respect to any third-party proposal to acquire a majority interest in Viant in existence prior to the termination of the merger agreement, Viant must pay the difference between the termination fee and the payment of fees already incurred.

        Termination Fee Payable by divine to Viant.    divine will be required to pay Viant a termination fee of $2,680,000 if:

  •
  divine or Viant terminates the merger agreement due to the failure of divine stockholders to approve the issuance of divine common stock in connection with the merger at the divine special meeting, if at the time of the meeting there exists a third-party proposal to acquire a majority interest in divine;

  •
  Viant terminates the merger agreement because divine's board of directors or any committee of the board of directors withdraws or modifies in a manner adverse to Viant its approval or recommendation of the issuance of divine common stock in connection with the merger;

  •
  Viant terminates the merger agreement because divine's board of directors fails to include in this joint proxy statement/prospectus its approval or recommendation in favor of the issuance of divine common stock in connection with the merger; or

  •
  Viant terminates the merger agreement because the reverse stock split does not result in divine satisfying the continued listing criteria of the Nasdaq National Market.

        In the event that the merger agreement is terminated by either divine or Viant due to the failure of divine stockholders to approve the issuance of divine common stock in connection with the merger and there exists no third party proposal to acquire a majority interest of divine at the time of the divine stockholders meeting, divine will pay the reasonable out-of-pocket fees and expenses incurred by Viant in connection with the execution and delivery of the merger agreement and the performance of its obligations thereunder through the date of the termination of the merger.

        Viant Prohibited from Soliciting Other Offers.    Viant has agreed not to solicit, initiate or intentionally encourage any third-party proposal to acquire a majority interest in Viant or to engage in any such negotiations or discussions. In the event that Viant receives an unsolicited third-party proposal to acquire a majority interest in Viant that the Viant board of directors determines in good faith is or may reasonably be expected to be superior to the terms of the merger with divine, Viant may, after giving divine written notice of its intention to do so, engage in negotiations and discussions with the third party. Viant has agreed to keep divine informed of all material terms and conditions of the third-party proposal.

Amendments

        Subject to Delaware law, at any time prior to the effective time, divine and Viant, by resolution of their respective board of directors, may modify or amend the merger agreement by written agreement executed and delivered by officers of each company. However, after approval and adoption of the merger by the stockholders of either Viant or divine is obtained, no amendment that requires further stockholder approval may be made without such approval of the stockholders.

Expenses

        If we do not consummate the merger, all fees and expenses incurred in connection with the merger agreement and the transactions it contemplates will be paid by the party incurring those expenses. If we complete the merger, divine will pay all fees and expenses of both divine and Viant incurred in connection with the merger agreement, the merger and related transactions.

THE VOTING AGREEMENTS

        As an inducement for Viant to enter into the merger agreement, certain of the executive officers and directors and the largest stockholder of divine have entered into voting agreements in which they agreed to vote all of their shares of divine common stock in favor of the issuance of divine common stock in connection with the merger. In addition, the parties entering into the voting agreements have appointed Viant as their lawful attorney and proxy. The proxy grants Viant, or any nominee of Viant, the limited right to vote all of the shares of divine common stock covered by the voting agreements in favor of the approval of the issuance of divine common stock in connection with the merger.

        As an inducement for divine to enter into the merger agreement, all of the executive officers and directors of Viant and a spouse of one of the executive officers have entered into voting agreements in which they agreed to vote all of their shares of Viant in favor of the merger and against any competing acquisition proposal. In addition, the parties entering into the voting agreements have appointed divine as their lawful attorney and proxy. The proxy grants divine, or any nominee of divine, the limited right to vote all of the Viant common shares covered by the voting agreements in favor of the approval and adoption of the merger agreement and any transactions contemplated by the merger agreement.

        The voting agreements cover 2,337,600 shares of divine capital stock, representing approximately        % of the outstanding shares of divine capital stock (on an as-converted basis) as of the record date and 4,602,548 shares of Viant common stock, representing approximately        % of the outstanding shares of Viant common stock as of the record date.

        Viant stockholders entering into the voting agreements agreed not to sell or otherwise encumber the shares covered by the voting agreements until the termination of the voting agreements, which will occur upon the earlier of the termination of the merger agreement or the completion of the merger, unless the shares are sold or transferred to a person who agrees to execute a counterpart to the voting agreement covering the shares and agrees to hold the shares subject to the terms of the voting agreement.

PROPOSAL REGARDING
THE DIVINE 2002 EMPLOYEE STOCK PURCHASE PLAN

        Upon the recommendation of the compensation committee of the divine board of directors, the divine board of directors has adopted, and is submitting for stockholder approval, the divine 2002 Employee Stock Purchase Plan (the "ESPP"). The ESPP is intended to qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended, and is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended. The ESPP was created to enable employees to become stockholders through the purchase of shares of divine common stock through payroll deductions and other cash contributions, thereby correlating their interest in divine's growth and productivity with that of all stockholders, and is being put in place because divine's current employee stock purchase plan will soon have no more shares available for issuance. Under the ESPP, a maximum of 2,500,000 (as adjusted by the plan administration committee as a result of the 1 for 25 reverse stock split effected by divine on May 29, 2002) shares of common stock may be issued, with that number being subject to adjustment for corporate transactions affecting the common stock. The following summary of the ESPP is qualified in its entirety by reference to the full text of the ESPP as set forth as Annex D to this joint proxy statement/prospectus.

        The affirmative vote of the holders of a majority of all shares present in person or by proxy at divine's special meeting and entitled to vote is required to approve the ESPP. No purchase rights have been or will be offered pursuant to the ESPP unless the ESPP is approved by divine stockholders. The ESPP is to become effective as of June 1, 2002 if it is approved by divine's stockholders.

        The ESPP will be administered by the compensation committee of divine's board of directors. Each employee, including any officer or director who is an employee, of divine, and any of divine's subsidiaries as are designated by the committee, will be eligible to participate in the ESPP, except for an employee who is covered by a collective bargaining agreement and whose decision not to participate in the ESPP was the subject of good faith negotiations between us, or one of divine's designated subsidiaries, and a labor organization. To be eligible to participate in the ESPP, an employee must have been employed by us, or one of divine's designated subsidiaries, as of the first date of an "offering period" (as described below). As of May 1, 2002, we had approximately 3,300 employees, including officers or directors who were employees, all of whom we expect to be eligible to participate. The number and amount of awards to be received or allocated to eligible employees under the ESPP in the future cannot now be determined.

        The ESPP will operate over two-year plan periods, and generally will be implemented in a series of consecutive three-month periods during each plan period. Each participant in the ESPP will be granted an option to purchase common stock on the first day of a plan period, and the option will be automatically exercised on the last day of each offering period. The ESPP permits participants to specify a fixed whole percentage of their compensation (up to ten percent) to be withheld during each payroll period during a three-month offering period. A participant may not change the percentage of compensation to be withheld during an offering period. Payroll deductions are credited to an account established for each participant. No interest is credited to a participant's account. At the end of each offering period, funds withheld by us under the ESPP for the account of each participant will be used to purchase from us that number of shares of divine common stock that is determined by dividing the amount in the participant's account by the purchase price for that offering period, subject to any applicable limits under the ESPP. The purchase price for the shares will be equal to 85% of the lesser of: (1) the fair market value of the common stock on the first day of the two-year plan period or (2) the fair market value of the common stock on the last day of the three-month offering period.

        In any calendar year, no participating employee may be granted options to purchase more than that number of shares that is equal to $25,000 divided by the fair market value of divine common stock on the first day of the plan period. In addition, no employee can purchase divine common stock under the ESPP if that person, immediately after the purchase, would own stock possessing 5% or more of the total combined voting power or value of all outstanding shares of all classes or divine capital stock. Rights to purchase shares under the ESPP are not transferable.

        The ESPP may be amended by the compensation committee at any time, although no amendment will be made to increase or decrease the number of shares authorized for issuance under the ESPP (other than for certain adjustments, as provided in the ESPP) and no amendment will be made that would cause the ESPP to fail to satisfy the requirements of Section 423 of the Internal Revenue Code. The ESPP will terminate upon the earliest to occur of the tenth anniversary of its adoption, June 1, 2012, the date no more shares of common stock remain to be purchased under the ESPP, or the termination of the ESPP by the divine board of directors. The board of directors may terminate the ESPP at any time.

        After stockholder approval of the ESPP, divine intends to file a registration statement on Form S-8 with the SEC to register the shares of common stock issuable pursuant to the ESPP.

Federal Income Tax Consequences

        Under the current U.S. federal income tax laws, the income tax consequences associated with stock purchased under the ESPP can be summarized as follows:

        Participant.    Generally, a participant will not realize any taxable income for federal income tax purposes at the beginning of each offering period. At the end of the offering period, the participant will incur no income tax liability. If the participant transfers shares of common stock received upon the exercise of an option within a period of two years from the beginning of an offering period or one year from the date of receipt of the shares of common stock (the "Holding Period"), then, in general, the participant will have taxable ordinary income in the year in which the transfer occurs in an amount equal to the excess of the fair market value at the end of the offering period over the exercise price. The participant will have long-term or short-term capital gain (or loss) in an amount equal to the amount by which the amount received for such common stock exceeds (is less than) the participant's tax basis in the common stock as increased by the amount of any ordinary income recognized as a result of the disqualifying disposition, if any. If the participant transfers the shares of common stock after the expiration of the Holding Period, he or she will generally have taxable ordinary income in the year in which the transfer occurs in an amount equal to the lesser of (a) any excess of the fair market value at the beginning of the offering period over the exercise price on that same date, and (b) any excess of the fair market value on the date on which the transfer occurs over the amount paid for the shares of common stock. The participant will recognize capital gain (or loss) equal to the difference between the fair market value on the date of the transfer and the participant's tax basis in the common stock as increased by the amount of any ordinary income recognized as a result of such transfer.

        Tax Withholding.    The participant must remit to divine an amount sufficient to satisfy all federal (including Social Security), state, and local withholding taxes incurred in connection with any recognition of ordinary income under the ESPP.

        divine.    divine generally is entitled to a deduction at the time the participant recognizes ordinary income in an amount equal to the amount of ordinary income recognized by such participant as a result of a transfer of shares of common stock pursuant to the ESPP.

UNAUDITED PRO FORMA CONDENSED COMBINED
FINANCIAL STATEMENTS

        The following unaudited pro forma condensed combined financial statements describe the pro forma effect of divine's proposed acquisition of Viant on the:

  •
  statements of operations for the year ended December 31, 2001 and the three months ended March 31, 2002 of divine; and

  •
  balance sheet as of March 31, 2002 of divine.

The following unaudited pro forma condensed combined financial statements also describe the pro forma effect of divine's acquisition of RoweCom Inc. ("RoweCom") and divine's private placement with a group of investors led by Oak Investment Partners ("Oak"), as described below.

        On November 6, 2001, divine completed its acquisition of RoweCom, a leading global provider of sophisticated tools and client services for managing the acquisition of magazines, newspapers, journals and e-journals, books, and other knowledge resources. On May 29, 2002, divine entered into a securities purchase agreement with Oak Investment Partners and certain other investors named therein. On May 29, 2002 and June 6, 2002, divine received an aggregate of approximately $22.9 million in the first of two rounds of a $61.6 million private placement of series B convertible preferred stock from a group of investors led by Oak. The investors have agreed to purchase an additional $38.7 million of series B convertible preferred stock in the second round of the private placement. divine's receipt of the $38.7 million is subject to a number of customary closing conditions including approval of divine stockholders, all of which may be waived by the investors.

        Because the RoweCom acquisition occurred during 2001, the assets and liabilities of RoweCom are already included in divine's historical balance sheet as of March 31, 2002, and the results of operations of RoweCom are already included in divine's historical statement of operations for the three months ended March 31, 2002. As such, RoweCom is not included separately in the unaudited pro forma condensed combined balance sheet as of March 31, 2002 or the unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2002. In addition, in the pro forma condensed combined statement of operations for the year ended December 31, 2001, the historical financial data presented within the separate column for RoweCom reflects the operating activity of RoweCom for the period from January 1, 2001 through the closing date of divine's acquisition of RoweCom because activity subsequent to that date is reflected in divine's historical financial information for the year ended December 31, 2001.

        divine has prepared the unaudited pro forma condensed combined financial statements using the purchase method of accounting for the Viant and RoweCom transactions. Because the unaudited pro forma condensed combined financial statements are based upon the financial condition and operating results, as applicable, of RoweCom and Viant during periods when they were not under the control, influence or management of divine, the information presented may not be indicative of the results that would have actually occurred had the acquisitions been completed as of the respective periods presented, nor is it indicative of future financial or operating results. divine has incurred, and expects to further incur, reorganization and integration expenses as well as potential operating efficiencies as a result of the acquisition of RoweCom. divine expects to also incur reorganization and integration expenses and potential operating efficiencies as a result of the acquisition of Viant. The unaudited pro forma condensed combined financial statements do not give effect to any synergies that may occur due to the integration of RoweCom and Viant with divine.

        In May 2002, divine effected a 1 for 25 reverse stock split. All references in the unaudited pro forma condensed combined financial statements and the notes thereto to divine share and per share amounts and the exchange ratio applicable to the Viant acquisition give effect to the reverse stock split.

        Certain assets and liabilities in the consolidated balance sheet of Viant have been reclassified to conform to the divine line item presentation in the unaudited pro forma condensed combined balance sheet. Certain expenses in the consolidated statements of operations of RoweCom and Viant have been reclassified to conform to the divine line item presentation in the unaudited pro forma condensed combined statements of operations, as applicable. The unaudited pro forma condensed combined financial statements should be read along with the historical financial statements of divine, Viant and RoweCom, and the related notes, incorporated by reference into this document.

divine, inc.
Unaudited Pro Forma Condensed Combined Balance Sheet as of March 31, 2002
(in thousands)

	divine	Oak		divine/Oak Pro Forma Combined	Viant	Viant Pro Forma Adjustments		divine/Oak/Viant Pro Forma Combined
Assets
Current assets
Cash, cash equivalents, and short-term investments	$39,960	$61,400	(a)	$101,360	$114,102	$(1,750)	(b)	$189,712
						(24,000	)(b)
Restricted cash	38,130	—		38,130	1,955	—		40,085
Accounts receivable	122,071	—		122,071	4,149	—		126,220
Available-for-sale securities	2,577	—		2,577	—	—		2,577
Note receivable, net	308	—		308	400	—		708
Prepaid expenses	13,336	—		13,336	—	—		13,336
Deferred publisher costs	227,544	—		227,544	—	—		227,544
Other current assets	5,941	—		5,941	474	—		6,415

Total current assets	449,867	61,400		511,267	121,080	(25,750)		606,597
Property and equipment, net	50,295	—		50,295	6,763	—		57,058
Goodwill and other intangible assets, net	283,059	—		283,059	—	2,952	(b)	286,011
Restricted cash	—	—		—	—	—		—
Other non-current assets	13,504	—		13,504	4,092	—		17,596

Total Assets	$796,725	$61,400		$858,125	$131,935	$(22,798)		$967,262

Liabilities
Current liabilities
Accounts payable	20,216	—		20,216	1,597	—		21,813
Publisher payables	40,797	—		40,797	—	—		40,797
Accrued payroll expenses	14,457	—		14,457	1,219	—		15,676
Accrued professional fees	3,053	—		3,053	759	—		3,812
Current portion of facilities impairment	7,801	—		7,801	4,218	—		12,019
Current portion of capital leases	15,407	—		15,407	625	—		16,032
Deferred revenue	288,357	—		288,357	912	—		289,269
Notes payable and current portion of long-term debt	15,798	—		15,798	—	—		15,798
Other accrued expenses and current liabilities	49,032	—		49,032	1,129	—		50,161

Total current liabilities	454,918	—		454,918	10,459	—		465,377
Long-term debt	62,378	—		62,378	—	—		62,378
Long-term facilities impairment	22,546	—		22,546	3,039	—		25,585
Capital leases	6,625	—		6,625	49	—		6,674
Other non-current liabilities	15,381	—		15,381	—	—		15,381
Redeemable preferred stock	—	61,400	(a)	61,400	—	—		61,400
Stockholders' equity
Common stock	19	—		19	—	8	(b)	27
Additional paid-in capital	1,229,020	—		1,229,020	—	84,875	(b)	1,324,602
						10,707	(b)
Unearned stock-based compensation	(15,230)	—		(15,230)	—	—		(15,230)
Accumulated other comprehensive loss	(4,785)	—		(4,785)	—	—		(4,785)
Treasury stock, at cost	(12,945)	—		(12,945)	—	—		(12,945)
Accumulated deficit	(961,202)	—		(961,202)	—	—		(961,202)
Acquired company equity	—	—		—	118,388	(118,388	)(b)	—

Total stockholders' equity	234,877	—		234,877	118,388	(22,798)		330,467

Total liabilities and stockholders' equity	$796,725	$61,400		$858,125	$131,935	$(22,798)		$967,262

divine, inc.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2001

(in thousands, except share and per share data)

	divine	RoweCom	RoweCom Pro Forma Adjustments		divine/RoweCom Pro Forma Combined	Viant	divine/RoweCom/ Viant Pro Forma Combined
Revenues	$199,598	$336,329	$—		$535,927	$34,606	$570,533
Operating expenses:
Cost of revenues	179,853	306,806	—		486,659	35,755	522,414
Selling, general and administrative	176,649	39,621	—		216,270	43,041	259,311
Research and development	37,004	—	—		37,004	1,631	38,635
Acquired technology-in process research and development	13,741	—	—		13,741	—	13,741
Bad debt expense	23,379	—	—		23,379	—	23,379
Amortization of intangible assets	16,091	3,799	(3,799)	(c)	16,091	—	16,091
Impairment of intangible and other assets	37,864	—	—		37,864	—	37,864
Impairment of prepaid co-location and bandwidth services	25,000	—	—		25,000	—	25,000
Impairment of facilities	12,022	—	—		12,022	—	12,022
Restructuring charges	—	—	—		—	31,015	31,015
Amortization of stock-based compensation	9,667	—	—		9,667	—	9,667

Total operating expenses	531,270	350,226	(3,799)		877,697	111,442	989,139

Operating loss	(331,672)	(13,897)	3,799		(341,770)	(76,836)	(418,606)
Other income (expense):
Interest income	8,932	552	—		9,484	6,757	16,241
Interest expense	(3,681)	(6,455)	—		(10,136)	(139)	(10,275)
Other income (loss), net	(4,135)	2	—		(4,133)	(1,774)	(5,907)

Total other income (expense)	1,116	(5,901)	—		(4,785)	4,844	59

Loss before minority interest, net gain of stock transactions of associated companies, equity in losses of associated companies, and impairment of investment in equity method and cost method associated companies	(330,556)	(19,798)	3,799		(346,555)	(71,992)	(418,547)
Minority interest	4,270	—	—		4,270	—	4,270
Net gain of stock transactions of associated companies	667	—	—		667	—	667
Equity in losses of associated companies	(19,604)	—	—		(19,604)	—	(19,604)
Impairment of investment in equity method and cost method associated companies	(36,633)	—	—		(36,633)	—	(36,633)

Loss before income taxes	(381,856)	(19,798)	3,799		(397,855)	(71,992)	(469,847)
Income tax (benefit) provision	—	(921)	921	(c)	—	—	—

Net loss from continuing operations	$(381,856)	$(18,877)	$2,878		$(397,855)	$(71,992)	$(469,847)

Basic and diluted net loss per share from continuing operations	$(53.26)				$(52.95)		$(30.63)
Shares used in computing basic and diluted net loss per share	7,168,989				7,514,097		15,337,380

divine, inc.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 2002

(in thousands, except share and per share data)

	divine	Viant	divine/Viant Pro Forma Combined
Revenues	$146,329	$5,354	$151,683
Operating expenses:
Cost of revenues	124,702	4,785	129,487
Selling, general and administrative	56,223	7,191	63,414
Research and development	30,541	—	30,541
Acquired technology-in process research and development	—	—	—
Bad debt expense	(675)	—	(675)
Amortization of intangible assets	3,792	—	3,792
Impairment of intangible and other assets	250	—	250
Impairment of prepaid co-location and bandwidth services	—	—	—
Impairment of facilities	—	—	—
Restructuring charges	—	—	—
Amortization of stock-based compensation	1,876	—	1,876

Total operating expenses	216,709	11,976	228,685

Operating loss	(70,380)	(6,622)	(77,002)
Other income (expense):
Interest income	253	659	912
Interest expense	(2,194)	(27)	(2,221)
Other income (loss), net	467	15	482

Total other income (expense)	(1,474)	647	(827)

Loss before minority interest, net gain of stock transactions of associated companies, equity in losses of associated companies, and impairment of investment in equity method and cost method associated companies	(71,854)	(5,975)	(77,829)
Minority interest	—	—	—
Net gain of stock transactions of associated companies	—	—	—
Equity in losses of associated companies	—	—	—
Impairment of investment in equity method and cost method associated companies	(1,461)	—	(1,461)

Net loss from continuing operations	(73,315)	(5,975)	(79,290)

Basic and diluted net loss per share from continuing operations	$(4.09)		$(3.08)
Shares used in computing basic and diluted net loss per share	17,913,939		25,737,222

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

1.
Basis of Presentation

        The unaudited pro forma condensed combined balance sheet as of March 31, 2002 gives effect to the proposed acquisition of Viant as if it occurred on that date. Because RoweCom was combined with divine in 2001, the assets and liabilities of RoweCom are already included in divine's historical balance sheet as of March 31, 2002. As such, RoweCom is not included separately in the unaudited pro forma condensed combined balance sheet as of March 31, 2002. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2001 and the three months ended March 31, 2002 give effect to the proposed acquisition of Viant as if it occurred on January 1, 2001. Because RoweCom's results of operations are already included in divine's historical statement of operations for the three months ended March 31, 2002, RoweCom is not included separately in the unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2002. The operating activity of RoweCom from divine's acquisition date through December 31, 2001 is reflected in divine's historical statement of operations for the year ended December 31, 2001. Therefore, the historical financial data for RoweCom as set forth in the pro forma condensed combined statement of operations for the year ended December 31, 2001 reflects the operating activity of RoweCom for the period from January 1, 2001 through divine's acquisition date so that the statement of operations gives effect to the RoweCom acquisition as if it occurred on January 1, 2001.

        In the Viant acquisition, divine has assumed it will issue approximately 7,800,000 shares of its common stock, based on the shares of Viant common stock outstanding as of June 12, 2002. In addition, divine expects to issue options to purchase approximately 1,374,000 shares of its common stock, with exercise prices ranging from $0.13 to $237.52 per share, based on Viant options outstanding as of June 12, 2002 and assuming an exchange ratio of 0.195 for the Viant options. For purposes of the unaudited pro forma condensed combined financial statements, the assumed fair value of divine common stock issued in the Viant acquisition for purchase accounting purposes is $10.85 per share, which represents the average of the closing price of divine common stock on the first day the agreed upon terms of the Viant acquisition were announced by divine (April 5, 2002) and the three business days before and after the announcement date.

        The effect of the Viant acquisition has been presented using the purchase method of accounting. Accordingly, the purchase price was allocated to the assets acquired and liabilities assumed based upon management's best preliminary estimates of fair value with any excess purchase price being allocated to goodwill. The preliminary allocation of the purchase price for Viant may be subject to further adjustments as divine finalizes its allocation of purchase price in accordance with U.S. generally accepted accounting principles. The pro forma adjustments related to the purchase price allocation represent management's best estimate of the effects of the transaction.

2.
Pro Forma Balance Sheet Adjustments

a)
Reflects the assumed issuance of 61,600 shares of divine's series B convertible preferred stock and warrants to purchase 9,667 shares of divine's Series B convertible preferred stock to the investment group led by Oak in exchange for $61,400,000, net of assumed offering costs of $200,000. Based on the closing price of divine common stock on June 14, 2002, there is no beneficial conversion feature associated with the series B convertible preferred stock or the warrants issued in the Oak private placement.

  b)
  Reflects the assumed issuance of 7,823,283 shares of divine common stock and the elimination of Viant's equity in consolidation. Also reflects the assumed issuance of options to purchase 1,373,546 shares of divine common stock. The Black-Scholes fair value of these options is $10,707,000 and has been included as part of the purchase price. Also reflects reductions of cash resulting from a $24,000,000 distribution payable by Viant to its stockholders prior to the acquisition date and an estimated $1,750,000 of acquisition costs for the Viant acquisition. Also reflects the establishment by divine of goodwill of $2,952,000, which represents the fair value of divine's consideration given in excess of the adjusted fair value of Viant's tangible net assets as of March 31, 2002.

3.
Pro Forma Statement of Operations Adjustment

c)
Reflects the removal of RoweCom's historical amortization of intangible assets and its income tax benefit, neither of which would have been recorded had the acquisition occurred on January 1, 2001.

COMPARISON OF RIGHTS OF DIVINE STOCKHOLDERS AND VIANT STOCKHOLDERS

        Both divine and Viant are incorporated in Delaware, and their respective operations have been governed by Delaware law. Following the merger, Viant stockholders will become divine stockholders. The following summary, which is not a complete statement of all differences between the rights of the holders of divine common stock and Viant common stock, discusses differences between divine's third amended and restated certificate of incorporation, amended and restated by-laws and certificate of designations, preferences and rights of series B convertible preferred stock, and Viant's amended and restated certificate of incorporation, as amended, and amended and restated bylaws.

CAPITALIZATION
divine		Viant
The authorized capital stock of divine consists of:		The authorized capital stock of Viant consists of:
•	2,500,000,000 shares of class A common stock, par value $0.001 per share;	•	200,000,000 shares of common stock, par value $0.001 per share; and
•	100,000,000 shares of class C common stock, par value $0.001 per share; and	•	5,000,000 shares of preferred stock, par value $0.001 per share, of which 1,000,000 shares have been designated series A participating preferred stock.
•	50,000,000 shares of preferred stock, par value $0.001 per share, of which 500,000 shares have been designated series A junior participating preferred stock and 100,000 shares have been designated series B convertible preferred stock.
POWER TO CALL SPECIAL STOCKHOLDERS' MEETINGS
divine		Viant
•
	Special meetings of the divine stockholders may be called by divine's chairman of the board, chief executive officer, president, or board of directors pursuant to a resolution approved by a majority of the board of directors. divine stockholders are not entitled to demand the call of a special meeting.	•
Special meetings of the Viant stockholders may be called by Viant's chairman of the board, chief executive officer, president or board of directors. Viant stockholders are not entitled to demand the call of a special meeting.

CLASSIFIED BOARD OF DIRECTORS
divine		Viant
•
	divine's board of directors may consist of not less than three nor more than 59 directors. The divine board of directors is classified into three classes, with each class having as equal a number of members as reasonably possible. Each class is elected to a three-year term, with the term of office of one class expiring each year.	•
Viant's board of directors consists of 7 directors. Viant's board of directors is classified into three classes, with each class having equal members. Each class is elected to a three-year term, with the term of office of one class expiring each year.
REMOVAL OF DIRECTORS
divine		Viant
•	A director may be removed only by the holders of at least 66 2/3% of the voting power of the shares entitled to vote at an election of directors, and then, only for cause.	•	A director may be removed, with or without cause, by the holders of a majority of the shares entitled to vote.
AMENDMENTS TO CHARTER AND BY-LAWS
divine		Viant
•	divine's certificate of incorporation may be amended by a majority of divine's board of directors' approval and the approval of a majority of the holders of the outstanding stock entitled to vote.	•
Same, except that provisions in the certificate of incorporation regarding stockholder voting, election and number of directors, authorization of the board of directors to amend the bylaws, percentage of stockholders necessary to amend these provisions, stockholder meetings and the location of corporate books may be amended by a vote of the holders of at least 66 2/3% of the then outstanding voting securities of Viant.

•
	divine's by-laws may be altered, amended or repealed, or new by-laws may be adopted, by divine's board of directors or by the holders of at least 66 2/3% of the voting power of the shares entitled to vote at an election of directors.	•
Viant's board of directors of directors may make, alter, amend or repeal the bylaws; and Viant stockholders are entitled to amend, repeal or adopt the bylaws by the a vote of the stockholders entitled to vote thereon, with the vote of the holders of at least 66 2/3% of the then outstanding securities necessary to amend provisions regarding special meetings, notice of stockholder meetings, advance notice of stockholder nominees and stockholder business, voting, stockholder consent by written action without a meeting and number of directors.
•
divine's certificate of incorporation, by-laws and any certificate of designation may not be amended, altered or repealed without the vote of a majority of the total number of shares of series B convertible preferred stock then outstanding, voting as a single class, if such amendment, alteration or repeal would result in an adverse change of the voting powers, designation and preferences and relative participating, optional and other special rights, qualifications, limitations and restrictions of the series B convertible preferred stock.

STOCKHOLDER PROPOSALS
divine		Viant
•
	Stockholders must deliver notice regarding business to be brought before an annual meeting at least 45, and not more than 75, days prior to the first anniversary of the date of divine's proxy statement delivered to stockholders in connection with the preceding year's annual meeting.	•
Stockholders must deliver notice regarding business to be brought before an annual meeting at least 120 days prior to the first anniversary of the date of the mailing of Viant's proxy statement delivered to stockholders in connection with the preceding year's annual meeting; provided, however, that in the event that the previous year's annual meeting was never held or the date of the annual meeting has been changed by more than 30 days from the date contemplated at the time of the previous year's proxy statement, notice by the stockholder to be timely must be so received in a reasonable time before the solicitation is made.
•
Stockholders must deliver notice regarding business to be brought before a special meeting not later than the later of 90 days prior to such meeting or 10 days following the date on which public notification of such meeting is first made by the company.
CUMULATIVE VOTING
divine		Viant
•	Holders of common stock may not cumulate their votes for the election of directors.	•
Holders of common stock may not cumulate their votes for the election of directors or any other matter submitted to a vote of the stockholders, unless required pursuant to the California General Corporation Law.

PREFERRED STOCK
divine		Viant
•
	divine has 22,941 shares of series B convertible preferred stock issued and outstanding and will issue an additional 38,659 shares of series B convertible preferred stock and warrants to purchase up to 9,667 shares of series B convertible preferred stock if the second round of the private placement closes.	•	Viant has no shares of preferred stock outstanding
•
each share of series B convertible preferred stock is convertible into that number of shares of common stock equal to $1,000 divided by the conversion price then in effect, subject to adjustment for certain antidilution events. Once stockholder approval is obtained, there will be no limit on the aggregate number of shares of divine common stock that could be issued upon conversion of the series B convertible preferred stock (until divine stockholder approval is obtained, the shares of series B convertible preferred stock may not be converted into more than 3,823,500 shares of divine common stock).
•
the shares of series B convertible preferred stock vote with the common stock on an as-converted basis on all matters submitted for a vote of the holders of common stock (until divine stockholder approval is obtained, the aggregate voting power of the holders of series B convertible preferred stock shall not be greater than 19.99%)
•
the shares of series B convertible preferred stock are entitled to receive any dividend or distribution (payable in cash or property other than dividends payable solely in shares of common stock) declared on the divine common stock as if such shares of series B convertible preferred stock were converted into common stock

•	the shares of series B convertible preferred stock are redeemable at the option of the holders for a cash purchase price of $1,000 per share in the event:
	•	the holders of the series B convertible preferred stock uncover discrepancies in divine's financial statements such that divine would be required to materially restate its financial statements;
•
the holders of the series B convertible preferred stock determine that a representation or warranty made by divine in the private placement's securities purchase agreement was untrue when made and such breach has a material adverse effect on the value of their investment;
	•	divine sells, in a transaction or series of transactions, over any two year period commencing after May 31, 2002 assets in which the aggregate proceeds received by divine exceed $50 million; or
	•	of certain circumstances related to divine's agreement with Microsoft.
•
in the event of liquidation, dissolution or winding up or upon a merger or acquisition of divine, the holders of series B convertible preferred stock will be entitled to a liquidation preference, before any amounts are paid to the holders of common stock and series A junior participating preferred stock, equal to $1,000 per share. Thereafter, the holders of series B convertible preferred stock will participate with the holders of common stock ratably on an as-converted basis until the holders of series B convertible preferred stock shall have received $3,000 with respect to each share (inclusive of the $1,000 initial liquidation preference)

•
Oak Investment Partners is entitled to appoint a director to divine's board of directors, and, if the second round of the private placement occurs, will be entitled to appoint an additional member to divine's board of directors.

Stockholder Rights Plan

  divine

        Pursuant to a stockholder rights plan between divine and the rights agent adopted by the divine board of directors in 2001, for each outstanding share of divine common stock, a dividend of one right was issued. Each right certificate entitles its holder to purchase 1/1,000th of a share of divine series A junior participating preferred stock for $15.00 per right. The rights are not exercisable unless a person or group has acquired, or announces the intent to acquire, 15% or more of divine common stock (20% or more if such a person or group owned 10% or more of divine common stock at the time of the plan's adoption). The rights, once exercisable, entitle the holder to purchase, for the exercise price of the rights, the number of shares of divine common stock having a market value of two times the exercise price of the rights. Alternatively, if the rights have become exercisable and divine is acquired in a merger or other business combination, or 50% or more of its assets, cash flow or earning power are sold, each right will entitle the holder to purchase, for the exercise price of the right, the number of shares of the acquiring company's common stock that, at the time of the transaction, have a market value of two times the exercise price of the right.

  Viant

        Viant has a substantially similar rights plan that allows rights holders to purchase 1/1000th of a share of series A participating preferred stock at a purchase price of $21.75 per right. The rights are triggered in the event that a person or group acquires 15% or more of Viant common stock. In connection with entering into the merger agreement with divine, Viant will amend the rights plan to provide that the rights would not become exercisable in the event that divine acquires beneficial ownership of more than 15% of Viant's outstanding common stock as a result of the transactions contemplated by the merger agreement.

STOCKHOLDER PROPOSALS

        Pursuant to Rule 14a-8 under the Exchange Act, stockholders may present proper proposals for inclusion in a company's proxy statement and for consideration at the next annual meeting of its stockholders by submitting their proposals to the company in a timely manner.

        divine.    Stockholder proposals intended to be presented at divine's 2003 annual meeting of stockholders are to be received on or before December 23, 2002 at divine's executive offices located at 1301 North Elston Avenue, Chicago, Illinois 60622, to be considered for inclusion in divine's proxy materials for the 2003 annual meeting of stockholders, and must otherwise comply with the requirements of Rule 14a-8 of the Exchange Act. Stockholders who intend to present a proposal at the 2003 annual meeting without inclusion of the proposal in divine's proxy materials are required to provide advance notice of the proposal to divine not less than 45 days nor more than 75 days prior to                         , 2003.

        Viant.    Stockholder proposals intended to be presented at Viant's 2002 annual meeting, to be held on June 20, 2002, were to be received at its principal office in Boston, Massachusetts no later than January 24, 2002 for inclusion in the proxy statement for that meeting. Viant's bylaws require that for a proposal to be timely, such stockholder's notice must have been delivered to or mailed and received at the principal executive offices of the corporation not less than one hundred twenty (120) calendar days in advance of April 30, 2002; provided, however, that in the event that the date of the annual meeting has been changed by more than thirty (30) days from the date contemplated at the time of the previous year's proxy statement, notice by the stockholder to be timely must be so received a reasonable time before the solicitation is made.

LEGAL MATTERS

        The validity of the shares of divine common stock offered by this joint proxy statement/prospectus to Viant stockholders will be passed on for divine by Katten Muchin Zavis Rosenman. A number of attorneys at Katten Muchin Zavis Rosenman collectively own, in the aggregate, less than 1% of the outstanding shares of divine common stock. Arthur W. Hahn, a partner of Katten Muchin Zavis Rosenman, is a member of the board of directors of divine.

        Katten Muchin Zavis Rosenman and Wilson Sonsini Goodrich & Rosati, Professional Corporation, will pass upon certain federal income tax consequences of the merger and the Viant cash distribution for divine and Viant, respectively.

EXPERTS

        The consolidated financial statements of divine as of December 31, 2001 and 2000, for the years ended December 31, 2001 and 2000, and for the period from May 7, 1999 (inception) through December 31, 1999, have been audited by KPMG LLP, independent certified public accountants, as set forth in their report with respect to these consolidated financial statements. These consolidated financial statements are incorporated by reference in this joint proxy statement/prospectus in reliance upon the report given and upon the authority of said firm as experts in accounting and auditing.

        The financial statements and financial statement schedule incorporated in this joint proxy statement/prospectus by reference to the Annual Report on Form 10-K of Viant Corporation for the year ended December 31, 2001 have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

        divine and Viant each file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information filed by divine and Viant including the registration statement that includes this joint proxy statement/prospectus, at the SEC's public reference room at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, as well as at the SEC's regional office at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of these materials may also be obtained from the SEC at prescribed rates by writing to the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information about the operation of the SEC public reference room in Washington, D.C. by calling the SEC at

1-800-SEC-0330. You may also obtain divine and Viant filings from commercial document retrieval services and at the Web site maintained by the SEC at "http: //www.sec.gov."

        divine has filed with the SEC a registration statement on Form S-4 to register the shares of divine common stock to be issued to holders of Viant common stock pursuant to the merger agreement. This joint proxy statement/prospectus constitutes the prospectus and proxy statement of divine and the proxy statement of Viant and is filed as part of the registration statement. Other parts of the registration statement are omitted from this joint proxy statement/prospectus in accordance with the rules and regulations of the SEC.

        The SEC allows divine to "incorporate by reference" information into this joint proxy statement/ prospectus, which means that divine and Viant can disclose important information to you by referring you to another document that either of them filed separately with the SEC. The information incorporated by reference is considered a part of this joint proxy statement/prospectus. Information in this joint proxy statement/prospectus updates and, in some cases, supersedes information incorporated by reference from documents that divine or Viant has filed with the SEC prior to the date of this joint proxy statement/prospectus, while information that divine or Viant files later with the SEC will automatically update and, in some cases, supersede the information in this joint proxy statement/prospectus.

        The following documents and information previously filed with the SEC by divine are incorporated by reference into this joint proxy statement/prospectus:

  •
  divine's Annual Report on Form 10-K for the fiscal year ended December 31, 2001, filed with the SEC on April 1, 2002, as amended on Form 10-K/A filed with the SEC on May 9, 2002;
  •
  divine's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2002, filed with the SEC on May 15, 2002;
  •
  divine's Current Reports on Forms 8-K filed with the SEC on January 24, 2002, March 14, 2002, April 5, 2002, May 2, 2002, May 9, 2002, May 24, 2002, May 31, 2002, June 3, 2002 and June 11, 2002 and divine's Current Report on Form 8-K/A filed with the SEC on March 28, 2002;
  •
  the description of class A common stock contained in divine's registration statement on Form 8-A, filed with the SEC on March 21, 2000; and
  •
  the description of the series A junior participating preferred stock purchase rights contained in divine's registration statement on Form 8-A/A, filed with the SEC on February 13, 2001, as amended.

        The following documents previously filed with the SEC by Viant are incorporated by reference into this joint proxy statement/prospectus:

  •
  Viant's Annual Report on Form 10-K for the fiscal year ended December 31, 2001, filed with the SEC on April 1, 2002, as amended on Form 10-K/A filed with the SEC on April 30, 2002;
  •
  Viant's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2002, filed with the SEC on May 15, 2002;
  •
  Viant's Current Report on Forms 8-K filed with the SEC on April 8, 2002;

  •
  the description of common stock contained in Viant's registration statement on Form 8-A, filed with the SEC as of June 8, 1999, as amended by Form 8-A/A filed with the SEC on June 14, 1999; and
  •
  the description of preferred stock purchase rights contained in Viant's registration statement on Form 8-A, filed with the SEC on April 20, 2001.

In addition, all documents filed by divine and Viant under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this joint proxy statement/prospectus and before the date of the divine and Viant special meetings are incorporated by reference into and deemed a part of this joint proxy statement/prospectus from the date of filing of those documents.

        If you are a divine or Viant stockholder, divine or Viant may have sent you some of the documents incorporated by reference, but anyone can obtain any of them through divine or Viant respectively or the SEC. Documents incorporated by reference are available from divine or Viant without charge, excluding all exhibits unless divine or Viant has specifically incorporated by reference an exhibit in this joint proxy statement/prospectus. You may obtain documents that divine has filed with the SEC and incorporated by reference into this document, without charge, by making an oral or written request to divine as follows:

    divine, inc.
    Attn: Investor Relations
    1301 North Elston Avenue
    Chicago, Illinois 60622
    Telephone: (773) 394-6600
    Facsimile: (773) 394-6604
    email:     ir@divine.com

You may obtain documents that Viant has filed with the SEC and incorporated by reference into this document, without charge, by making an oral or written request to Viant as follows:

    Viant Corporation
    Attn: Investor Relations
    89 South Street
    Boston, Massachusetts 02111
    Telephone: (617) 531-3700
    Facsimile: (617) 531-3803
    email:     ir@viant.com

You may also obtain all documents of divine and Viant that each party has filed with the SEC by making an oral or written request to the exchange agent, Computershare Trust Company of New York, as follows:

    Computershare Trust Company of New York
    Attn: Tod Shafer
    2 North LaSalle Street
    Chicago, Illinois 60602
    Telephone: (312) 588-4746
    Facsimile: (312) 601-4357
    email:     tod.shafer@computershare.com

        If you would like to request any of these documents, please do so at least five days before the date of the divine and Viant special meetings in order to receive them before the date of the meeting.

Annex A

AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

BY AND AMONG

divine, inc.,

DVC Acquisition Company

and

Viant Corporation

April 5, 2002

6.22	Additional Company Covenant	A-61
6.23	Additional Parent Covenant	A-61
ARTICLE VII	Conditions	A-61
7.1	Conditions to Each Party's Obligations	A-61
7.2	Conditions to the Obligations of the Company	A-62
7.3	Conditions to the Obligations of Parent	A-63
ARTICLE VIII	Termination	A-64
8.1	Termination by Mutual Consent	A-64
8.2	Termination by either the Company or Parent	A-64
8.3	Termination by the Company	A-65
8.4	Termination by Parent	A-65
8.5	Effect of Termination; Termination Fee	A-66
ARTICLE IX	Miscellaneous and General	A-68
9.1	Payment of Expenses	A-68
9.2	Non-Survival of Representations and Warranties	A-68
9.3	Modification or Amendment	A-69
9.4	Waiver of Conditions	A-69
9.5	Counterparts	A-69
9.6	Governing Law; Jurisdiction	A-69
9.7	Notices	A-69
9.8	Entire Agreement; Assignment	A-70
9.9	Parties in Interest	A-70
9.10	Certain Definitions	A-70
9.11	Severability	A-72
9.12	Specific Performance	A-72
9.13	Recovery of Attorney's Fees	A-72
9.14	Captions	A-73
9.15	No Strict Construction	A-73

TABLE OF DEFINED TERMS

Acquisition	Section 8.5(b)
Additional Parent Options	Section 6.21
Agreement	Introduction
Assumed Option	Section 4.1
Authorized Representatives	Section 6.7
Base Termination Fee	Section 8.5(b)
Certificate of Merger	Section 1.2
Certificates	Section 4.2(b)
Closing	Section 1.3
Closing Date	Section 1.3
Code	Recitals
Commercial Software	Section 5.1(p)(vii) and
Section 5.2(o)(viii)
Company	Introduction
Company Acquisition Proposal	Section 6.3(a)
Company Affiliate	Section 6.9
Company Affiliate Letter	Section 6.9
Company Contract	Section 5.2(p)(ii)
Company Disclosure Schedule	Section 5.2
Company ESPP	Section 5.2(b)(ii)
Company Embedded Products	Section 5.2(o)(viii)
Company Equivalents	Section 5.2(b)(ii)
Company Financial Statements	Section 5.2(h)(ii)
Company Insiders	Section 6.15(c)
Company Insurance Policies	Section 5.2(t)
Company Key Employees	Section 5.2(p)(i)(2)
Company Options	Section 9.10(a)
Company Option Plans	Section 5.2(b)(ii)
Company Participant	Section 6.21
Company Plan Affiliate	Section 5.2(n)(i)
Company Rights	Section 9.10(b)
Company Rights Agent	Section 9.10(c)
Company Rights Agreement	Section 9.10(d)
Company Proprietary Rights	Section 5.2(o)(i)
Company Scheduled Plans	Section 5.2(n)(i)
Company SEC Reports	Section 5.2(h)(i)
Company Shares	Section 4.1(a)
Company Significant Tax Agreement	Section 9.10(e)
Company Software	Section 5.2(o)(vii)
Company Software Authors	Section 5.2(o)(vii)
Company Stockholders	Recitals
Company Stockholders Meeting	Section 6.4(a)
Company Superior Proposal	Section 6.3(a)
Company Voting Agreement	Recitals
Confidentiality Agreement	Section 6.7
Continuing Employees	Section 6.21
Conversion Ratio	Section 4.1(c)
DGCL	Section 1.1

Dividend Amount	Section 6.1(h)(ii)
EDGAR	Section 5.1(i)(i)
Effective Time	Section 1.2
Encumbrance	Section 9.10(f)
Environmental Laws	Section 5.1(s) and
Section 5.2(r)
ERISA	Section 9.10(g)
Exchange Act	Section 5.1(g)
Exchange Agent	Section 4.2(a)
Fees and Expenses	Section 8.5(b)
Fractional Securities Fund	Section 4.3
GAAP	Section 5.1(i)(ii)
Governmental Entity	Section 9.10(h)
Hazardous Material	Section 5.2(r)
HSR Act	Section 5.1(g)
Indemnified Personnel	Section 6.13(a)
Knowledge and Knowing	Section 9.10(i)
Material Adverse Effect	Section 9.10(j)
Merger	Recitals
Merger Sub	Introduction
NNM	Section 4.3
Parent	Introduction
Parent Acquisition Proposal	Section 8.5(c)
Parent Common Stock	Section 4.1(a)
Parent Contract	Section 5.1(q)(ii)
Parent Disclosure Schedule	Section 5.1
Parent ESPP	Section 5.1(c)(ii)
Parent Embedded Products	Section 5.1(p)(vii)
Parent Equivalents	Section 5.1(c)(ii)
Parent Financial Statements	Section 5.1(i)(ii)
Parent Insurance Policies	Section 5.1(u)
Parent Option Plan	Section 5.1(c)(ii)
Parent Plan Affiliate	Section 5.1(o)(i)
Parent Proprietary Rights	Section 5.1(p)(i)
Parent Rights	Section 4.1(a)
Parent Rights Agreement	Section 9.10(k)
Parent SEC Reports	Section 5.1(i)(i)
Parent Scheduled Plans	Section 5.1(o)(i)
Parent Significant Tax Agreement	Section 9.10(l)
Parent Software	Section 5.1(n)(vi)(p)
Parent Software Authors	Section 5.1(n)(vi)(p)
Parent Shares	Section 4.1(a)
Parent Stock Price	Section 4.3
Parent Stockholders	Recitals
Parent Stockholders Meeting	Section 6.4(b)
Parent Voting Agreement	Recitals
Parties	Introduction
Per Share Consideration	Section 4.1(a)
Per Share Dividend Amount	Section 6.1(h)(ii)
Person	Section 9.10(m)
Price Per Share	Section 4.1(c)

Proprietary Rights	Section 5.1(p)(vii) and
Section 5.2(o)(viii)
Proxy Statement	Section 6.5
Representatives	Section 6.3
Restraints	Section 7.1(c)
Returns	Section 9.10(l)
S-4 Effective Date	Section 6.5
S-4 Registration Statement	Section 6.5
SEC	Section 5.1(i)(i)
Section 16 Information	Section 6.15(b)
Securities Act	Section 5.1(c)(iv)
Share Consideration	Section 4.2(a)
Stock Merger Exchange Fund	Section 4.2(a)
Stock Payment	Section 4.1(a)
Subsidiary	Section 9.10(o)
Surviving Corporation	Section 1.1
Tax	Section 9.10(p)
Termination Fee	Section 8.5(b)
Transaction	Section 6.2(c)
Transaction Expenses	Section 9.1
1996 Option Plan	Section 4.1(c)
1999 Option Plan	Section 4.1(c)
Form of Company Voting Agreement	Exhibit A-1
Form of Parent Voting Agreement	Exhibit A-2
Form of Company Affiliate Letter	Exhibit B

AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

        THIS AGREEMENT AND PLAN OF MERGER AND REORGANIZATION (this "Agreement") is made and entered into as of April 5, 2002, by and among divine, inc., a Delaware corporation ("Parent"), DVC Acquisition Company, a Delaware corporation and a direct wholly owned Subsidiary of Parent ("Merger Sub"), and Viant Corporation, a Delaware corporation (the "Company"). Parent, Merger Sub and the Company are referred to collectively herein as the "Parties." Capitalized terms used herein are defined as referenced in the Table of Defined Terms contained herein.

RECITALS

        WHEREAS, the Board of Directors of each of Parent, Merger Sub and the Company have determined that it is in the best interests of each corporation and their respective stockholders that the Company and Parent enter into a business combination through the merger of Merger Sub with and into the Company (the "Merger") and, in furtherance thereof, have approved the Merger and declared the Merger advisable to their respective stockholders;

        WHEREAS, pursuant to the Merger, the outstanding shares of common stock of the Company shall be converted into shares of common stock of Parent at the rate set forth herein;

        WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code") and that this Agreement shall be a plan of reorganization within the meaning of Treasury Regulations Section 1.368-2(g);

        WHEREAS, concurrently with the execution of this Agreement, as a condition and inducement to Parent's willingness to enter into this Agreement, all officers and directors of the Company and their respective affiliates and certain other principal stockholders of the Company (the "Company Stockholders") are entering into Company Voting Agreements in substantially the form attached hereto as Exhibit A-1 (the "Company Voting Agreement"); and

        WHEREAS, concurrently with the execution of this Agreement, as a condition and inducement to the Company's willingness to enter into this Agreement, all executive officers and directors of Parent and certain affiliates of such officers and directors (the "Parent Stockholders") are entering into Parent Voting Agreements in substantially the form attached hereto as Exhibit A-2 (the "Parent Voting Agreement").

        NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements set forth herein, the Parties hereby agree as follows:

ARTICLE I

The Merger; Effective Time; Closing

        1.1    The Merger.    Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Delaware General Corporation Law (the "DGCL"), at the Effective Time, Merger Sub shall be merged with and into the Company, the separate corporate existence of Merger Sub shall thereupon cease, and the Company shall be the successor or surviving corporation and shall continue its existence under the laws of the state of Delaware. The Company, as the surviving corporation after the consummation of the Merger, shall be sometimes hereinafter referred to as the "Surviving Corporation."

        1.2    Effective Time.    Subject to the provisions of this Agreement, the Parties shall cause the Merger to be consummated by filing the duly executed certificate of merger of Merger Sub and the Company (the "Certificate of Merger") with the Office of the Secretary of State of the State of Delaware, in such form as required by, and executed in accordance with, the relevant provisions of the DGCL, as soon as practicable on the Closing Date, and shall take all other action required by law to effect the Merger. The Merger shall become effective upon such filing or at such time thereafter as shall be agreed by the Parties and provided in the Certificate of Merger (the "Effective Time").

        1.3    Closing.    Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to Article VIII, the closing of the Merger (the "Closing") shall take place at 10:00 a.m., local time, at the offices of counsel for Parent, on the second business day after all of the conditions to the obligations of the Parties to consummate the Merger as set forth in Article VII have been satisfied or waived (other than those conditions that, by their terms, are to be satisfied or waived on the Closing Date), or such other date, time or place as shall be agreed to in writing by the Parties (the "Closing Date").

        1.4    Effect of the Merger.    At the Effective Time, the effect of the Merger shall be as provided in this Agreement and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

        1.5    Appraisal Rights.    In accordance with Section 262 of the DGCL, no appraisal rights shall be available to the holders of Company Shares in connection with the Merger.

ARTICLE II
Certificate of Incorporation and Bylaws of the Surviving Corporation

        2.1    Certificate of Incorporation; Name.    At the Effective Time, subject to the provisions of Section 6.11 hereof, the certificate of incorporation of the Surviving Corporation shall be amended and restated in its entirety to be identical to the certificate of incorporation of Merger Sub, as in effect immediately prior to the Effective Time, and such certificate of incorporation, as so amended and restated, shall be the certificate of incorporation of the Surviving Corporation until thereafter amended in accordance with the DGCL and such certificate of incorporation (except that the name of the Surviving Corporation shall be "Viant Corporation").

        2.2    Bylaws.    At the Effective Time, the bylaws of Merger Sub in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Corporation, until thereafter amended as provided therein and by applicable law.

        2.3    Additional Actions.    If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any further deeds, assignments or assurances in law or any other acts are necessary or desirable to (a) vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of the Company, or (b) otherwise carry out the provisions of this Agreement, the officers and directors of the Surviving Corporation are authorized to take, and will take, any and all such lawful actions.

ARTICLE III
Directors and Officers of the Surviving Corporation

        3.1    Directors.    The directors of Merger Sub shall be the initial directors of the Surviving Corporation, until their respective successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's certificate of incorporation and bylaws.

        3.2    Officers.    The officers of Merger Sub shall be the initial officers of the Surviving Corporation, until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's certificate of incorporation and bylaws.

ARTICLE IV
Merger Consideration; Conversion or Cancellation of Shares in the Merger

        4.1    Consideration for the Merger; Conversion or Cancellation of Shares in the Merger.    At the Effective Time, the manner of converting or canceling shares of the Company and Merger Sub shall be as follows:

          (a)    Conversion of Company Stock.    Subject to the provisions of Section 4.3 hereof, each share of common stock, par value $0.001 per share of the Company ("Company Shares") (including the associated Company Rights) issued and outstanding immediately prior to the Effective Time (excluding any Company Shares described in Section 4.1(d)), shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted automatically into the right to receive an amount per share equal to 3.977 shares (the "Stock Payment") of Parent's Class A common stock, par value $0.001 per share (the "Parent Common Stock") (and associated rights to purchase Parent's Series A Junior Participating Preferred Stock, par value $0.001 per share (the "Parent Rights")) (rounded down to the nearest full share). The shares of Parent Common Stock issuable in connection with the Merger and the transactions contemplated thereby are referred to herein as the "Parent Shares," and the Stock Payment, together with the applicable amount of cash in lieu of fractional shares, are referred to as the "Per Share Consideration." All Company Shares, together with the associated Company Rights, to be converted into the Per Share Consideration pursuant to this Section 4.1(a) shall, by virtue of the Merger and without any action on the part of the holders thereof, cease to be outstanding, be canceled and cease to exist, and each holder of a certificate representing any such Company Shares shall thereafter cease to have any rights with respect to such Company Shares and the associated Company Rights, except the right to receive for each of the Company Shares, together with the associated Company Rights, upon the surrender of such certificate in accordance with Section 4.2, the Per Share Consideration, as specified above (rounded down to the nearest full share).

          (b)    Stock of Merger Sub.    Each share of common stock, par value $0.001 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time, shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted automatically into and exchanged for one (1) validly issued, fully paid and nonassessable share of common stock, par value $0.001 per share, of the Surviving Corporation. Each stock certificate representing any shares of Merger Sub shall continue to represent ownership of such shares of capital stock of the Surviving Corporation.

          (c)    Outstanding Company Options.    At the Effective Time, each Company Option, whether vested or unvested, that is then outstanding and unexercised pursuant to the Company's 1996 Stock Option Plan (the "1996 Option Plan") and the Company's 1999 Stock Option Plan as amended and restated (the "1999 Option Plan") shall be assumed by Parent and shall become and represent an option to purchase (an "Assumed Option") that number of whole shares of Parent Common Stock (rounded down to the nearest full share), determined by multiplying (A) the number of Company Shares subject to such Company Option immediately prior to the Effective Time by (B) the Conversion Ratio, at a per share exercise price equal to the exercise price of such Company Option divided the Conversion Ratio rounded up to the nearest whole cent. Parent shall pay cash to holders of Company Options in lieu of issuing fractional shares of Parent Common Stock upon the exercise of Assumed Options for Parent Common Stock. Parent shall reserve a sufficient number of shares of Parent Common Stock for issuance upon exercise of such Assumed Options. For purposes hereof, the "Conversion Ratio" shall be equal to the sum of (i) Stock Payment and (ii) the quotient of (A) the Per Share Dividend Amount and (B) $.55.

          (d)    Cancellation of Parent Owned and Treasury Stock.    Immediately prior to the Effective Time, all of the Company Shares, together with the associated Company Rights, that are owned by Parent, any direct or indirect wholly-owned Subsidiary of Parent or by the Company as treasury stock shall automatically cease to be outstanding, shall be canceled and shall cease to exist and no Parent Shares shall be delivered in exchange therefor.

          (e)    Adjustment for Organic Changes.    In the event of any reclassification, stock split, distribution, stock dividend, reorganization, reclassification, combination, exchange of shares or other like change with respect to Parent Common Stock, any change or conversion of Parent Common Stock into other securities or any other dividend or distribution in Parent Common Stock with respect to outstanding Parent Common Stock (or if a record date with respect to any of the foregoing should occur) prior to the Effective Time, appropriate and proportionate adjustments, if any, shall be made to the number of Parent Shares, the Stock Payment and the Conversion Ratio, and all references to the number of Parent Shares, the Stock Payment and the Conversion Ratio in this Agreement shall be deemed to be to the number of Parent Shares, the Stock Payment and the Conversion Ratio as so adjusted.

        4.2    Payment for Company Shares in the Merger.    The manner of making payment for Company Shares in the Merger shall be as follows:

          (a)    Exchange Agent.    On or prior to the Closing Date, Parent shall make available to Computershare Investor Services, LLC, or another entity mutually agreed upon by the Parties (the "Exchange Agent"), for the benefit of the holders of Company Shares, a sufficient number of certificates representing the Parent Shares required to effect the delivery of the aggregate consideration in Parent Shares and cash for the Fractional Securities Fund (as defined in Section 4.3) (collectively, the "Share Consideration" and the certificates representing the Parent Shares comprising such Share Consideration being referred to hereinafter as the "Stock Merger Exchange Fund"). The Exchange Agent shall, pursuant to irrevocable instructions, deliver the Per Share Consideration out of the Stock Merger Exchange Fund and the Fractional Securities Fund, as the case may be. The Stock Merger Exchange Fund and the Fractional Securities Fund shall not be used for any purpose other than as set forth in this Agreement.

          (b)    Exchange Procedures.    Promptly after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates that immediately prior to the Effective Time represented outstanding Company Shares and associated Company Rights (the "Certificates") (i) a form of letter of transmittal, in a form reasonably satisfactory to the Parties (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent) and (ii) instructions for use in effecting the surrender of the Certificates for payment therefor. Subject to Section 4.5, upon surrender of Certificates for cancellation to the Exchange Agent, together with such letter of transmittal, each duly executed, and any other reasonably required documents, the holder of such Certificates shall be entitled to receive for each of the Company Shares and associated Company Rights represented by such Certificates, the Per Share Consideration, without interest, allocable to such Certificates and the Certificates so surrendered shall forthwith be canceled. Until so surrendered, such Certificates shall represent solely the right to receive the Per Share Consideration allocable to such Certificates.

          (c) Distributions with respect to Unexchanged Shares.    No dividends or other distributions on Parent Common Stock having a record date after the Effective Time and payable to the holders of record thereof after the Effective Time will be paid to Persons entitled by reason of the Merger to receive Parent Shares until such Persons surrender their Certificates as provided in Section 4.2(b) above. Upon such surrender, there shall be paid to the Person in whose name the Parent Shares are issued any dividends or other distributions having a record date after the Effective Time and payable with respect to such Parent Shares between the Effective Time and the time of such surrender. After such surrender there shall be paid to the Person in whose name the Parent Shares are issued any dividends or other distributions on such Parent Shares which shall have a record date after the date of such surrender. In no event shall the Persons entitled to receive such dividends or other distributions be entitled to receive interest on such dividends or other distributions.

          (d)    Transfers of Ownership.    If any certificate representing Parent Shares is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of such exchange that the Certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and that the Person requesting such exchange shall pay to the Exchange Agent any transfer or other taxes required by reason of the issuance of certificates for such Parent Shares in a name other than that of the registered holder of the Certificate surrendered, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable.

          (e)    No Liability.    Neither the Exchange Agent nor any of the Parties shall be liable to a holder of Company Shares for any Per Share Consideration or any dividend to which the holders thereof are entitled, that are delivered to a public official pursuant to applicable escheat law. The Exchange Agent shall not be entitled to vote or exercise any rights of ownership with respect to the Parent Shares held by it from time to time hereunder, except that it shall receive and hold all dividends or other distributions paid or distributed with respect to such Parent Shares for the account of the Persons entitled thereto.

          (f)    Termination of Funds.    Subject to applicable law, any portion of the Stock Merger Exchange Fund or the Fractional Securities Fund that remains unclaimed by the former stockholders of the Company for one (1) year after the Effective Time shall be delivered to Parent, upon demand of Parent, and any former stockholder of the Company shall thereafter look only to Parent for payment of their applicable claim for the Per Share Consideration for their Company Shares.

        4.3    Cash In Lieu of Fractional Parent Shares.    No fractional Parent Shares shall be issued in the Merger. Each holder of Company Shares and associated Company Rights shall be entitled to receive in lieu of any fractional Parent Shares to which such holder otherwise would have been entitled pursuant to Section 4.2 (after taking into account all Company Shares and associated Company Rights then held of record by such holder) a cash payment in an amount equal to the product of (i) the fractional interest of a Parent Share to which such holder otherwise would have been entitled and (ii) the closing sale price of Parent Common Stock on the Nasdaq National Market ("NNM") on the trading day immediately prior to the Effective Time (the "Parent Stock Price") (the cash comprising such aggregate payments in lieu of fractional Parent Shares being hereinafter referred to as the "Fractional Securities Fund").

        4.4    Transfer of Shares after the Effective Time.    All Per Share Consideration issued upon the surrender for exchange of Company Shares and associated Company Rights in accordance with the terms hereof (including any cash paid in respect thereof) shall be deemed to have been issued in full satisfaction of all rights pertaining to such Company Shares and associated Company Rights, and no further registration of transfers shall be made. If, after the Effective Time, Certificates are presented to Parent or the Surviving Corporation for any reason, they shall be canceled and exchanged for the Per Share Consideration as provided in this Article IV.

        4.5    Lost, Stolen or Destroyed Certificates.    In the event any Certificates evidencing Company Shares and associated Company Rights shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed certificates, upon the making of an affidavit of that fact by the holder thereof, the Per Share Consideration with respect thereto, and any dividends or other distributions to which the holders thereof are entitled; provided, however, that Parent may, in its reasonable discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificates to deliver a customary bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Parent, the Surviving Corporation or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

ARTICLE V
Representations and Warranties

        5.1    Representations and Warranties of Parent and Merger Sub.    Parent and Merger Sub hereby represent and warrant to the Company that the statements contained in this Section 5.1 are true and correct, except to the extent (i) set forth on the disclosure schedule delivered contemporaneously with this Agreement by Parent to the Company (the "Parent Disclosure Schedule"), which statements shall be deemed to be representations and warranties as if made hereunder, or (ii) set forth in Parent's SEC Reports (as defined herein) filed as of the date hereof. The Parent Disclosure Schedule shall be arranged in sections and paragraphs corresponding to the lettered and numbered paragraphs contained in this Section 5.1, and the disclosure in any paragraph shall qualify any paragraph in this Section 5.1 and other paragraphs or sections to which it is reasonably apparent (from a plain reading of the disclosure) that such disclosure relates.

          (a)    Corporate Organization and Qualification.    Each of Parent and its Subsidiaries is an entity duly organized, validly existing and in good standing under the laws of its jurisdiction of formation and is qualified and in good standing as a foreign entity in each jurisdiction where the properties owned, leased or operated, or the business conducted, by it require such qualification, except where failure to be so qualified or in good standing as a foreign entity could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent. Parent and each of its Subsidiaries have all requisite power and authority (corporate or otherwise) to own their respective properties and to carry on their respective businesses as they are now being conducted. Set forth in Section 5.1(a) of the Parent Disclosure Schedule is a listing of each of the Subsidiaries of the Parent and the jurisdiction of formation of each such subsidiary. Each of Parent and Merger Sub has heretofore delivered or made available to the Company complete and correct copies of its charter documents and bylaws, each as amended to date.

          (b)    Operations of Merger Sub.    Merger Sub is a direct, wholly-owned Subsidiary of Parent, was formed solely for the purpose of engaging in the transactions contemplated hereby, has engaged in no other business activities and has conducted its operations only as contemplated hereby.

          (c)    Capitalization.

              (i)  The authorized capital stock of Parent consists of (i) 2,500,000,000 shares of Parent Common Stock, of which 462,667,911 shares were issued and outstanding on April 3, 2002, (ii) 100,000,000 shares of Class C common stock, par value $0.001 per share, none of which were issued and outstanding on the date hereof, and (iii) 50,000,000 shares of preferred stock, par value $0.001 per share, 500,000 shares of which have been designated Series A Junior Participating Preferred Stock for issuance in connection with Parents Shareholders Rights Plan, as amended. No shares of preferred stock are issued and outstanding as of the date hereof. All of the outstanding shares of capital stock of Parent have been duly authorized and validly issued and are fully paid and nonassessable. All outstanding shares of capital stock or other equity interests of the Subsidiaries of Parent are owned by Parent or a direct or indirect wholly owned Subsidiary of Parent, free and clear of all

    Encumbrances of any nature. The authorized capital stock of Merger Sub consists of 1,000 shares of common stock, par value $0.001 per share, 1,000 shares of which are issued and outstanding and held by Parent.

              (ii)  The Parent has no outstanding stock appreciation rights, phantom stock or similar rights. As of the date of this Agreement, except for (A) the Parent Rights and (B) options to purchase 62,712,899 Parent Shares issued pursuant to the Parent's 1999 Option Plan, options to purchase 26,914,142 Parent Shares issued pursuant to the Parent's 2001 Option Plan and 1,342,613 Parent Shares reserved for issuance pursuant to the Parent's 2000 Employee Stock Purchase Plan ("Parent ESPP" and collectively with the Parent's 1999 Stock Option and 2001 Stock Option Plans the "Parent Option Plans"), there are no outstanding or authorized options, warrants, calls, rights (including preemptive rights), commitments or any other agreements of any character which the Parent or any of its Subsidiaries is a party to, or may be bound by, allowing it or requiring it to issue, transfer, grant, sell, purchase, redeem or acquire any shares of capital stock or any of its securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for, any shares of capital stock of the Parent or any of its Subsidiaries (the "Parent Equivalents"). Set forth in Section 5.1(c)(ii) of the Parent Disclosure Schedule is a list, as of the date hereof, of the outstanding Parent Equivalents, the name of the holder of such Parent Equivalents and the plan or agreement pursuant to which such Parent Equivalent is outstanding. Pursuant to the Parent Option Plans and the Parent Equivalents, Parent has reserved for issuance a sufficient number of Parent Common Stock for delivery upon exercise of the Parent Options or Parent Equivalents and all of the Parent Common Stock to be issued upon exercise of the Parent Options have been registered under the Securities Act pursuant to a registration statement on Form S-8 which registration statement has been declared and remains effective. Since December 31, 2001, no Parent Options or Parent Equivalents have been accelerated or had their terms materially modified.

            (iii)  Except as contemplated by this Agreement, there are no stockholder agreements, voting trusts or other agreements or understandings to which the Parent is a party or to which it is bound relating to the voting of any shares of the capital stock of the Parent.

            (iv)  There are no existing rights with respect to the registration of Parent Common Stock under the Securities Act of 1933, as amended and the rules and regulations promulgated thereunder (the "Securities Act"), whose holders may request Parent register their shares of Parent Common Stock contemporaneously with the registration of Parent Shares issued pursuant to the transactions contemplated by this Agreement.

          (d)    Listings.    Parent's securities are not listed, or quoted, for trading on any U.S. domestic or foreign securities exchange or quotation service, other than the NNM. Parent has not received any communications (whether written or oral) from the NASD that it does not meet the listing qualifications of the NNM.

          (e)    Authority Relative to this Agreement.    The Board of Directors of Merger Sub has approved this Agreement and declared it, the Merger and the transactions contemplated hereby advisable, and Merger Sub has duly and validly authorized this Agreement and the consummation by it of the transactions contemplated hereby and Merger Sub has the requisite corporate power and authority to approve, authorize, execute and deliver this Agreement and to consummate the transactions contemplated hereby. The Board of Directors of Parent has approved this Agreement and declared it, the Merger and the transactions contemplated hereby and the related issuance of Parent Shares advisable, has duly and validly authorized this Agreement and the consummation by Parent of the transactions contemplated hereby and Parent has the requisite corporate power and authority to approve, authorize, execute and deliver this Agreement and, upon adoption of this Agreement by the stockholders of Parent, to consummate the transactions contemplated hereby. No other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize this Agreement or to consummate the transactions contemplated hereby, other than the approval of this Agreement and the Merger by the stockholders of Parent in accordance with the DGCL and the rules of the NNM. This Agreement and the consummation by Parent and Merger Sub of the transactions contemplated hereby have been duly and validly authorized by the Boards of Directors of Parent and Merger Sub and by Parent as the sole stockholder of Merger Sub. This Agreement has been duly and validly executed and delivered by Parent and Merger Sub and, assuming this Agreement constitutes the valid and binding agreement of the Company, constitutes the valid and binding agreement of Parent and Merger Sub, enforceable against each entity in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general principles of equity.

          (f)    Present Compliance with Obligations and Laws.    Neither Parent nor any of its Subsidiaries is: (i) in violation of its certificate of incorporation, bylaws or similar charter documents; (ii) in default in the performance of any obligation, agreement or condition of any debt instrument which (with or without the passage of time or the giving of notice, or both) affords to any Person the right to (A) accelerate any indebtedness, (B) place an Encumbrance upon any of the material assets of Parent or any Subsidiary, (C) terminate any material right existing under any such obligation, agreement condition or debt instrument, or (D) seize or sell (through any means) any of the material assets of Parent or any of its Subsidiaries; (iii) in default under or breach of (with or without the passage of time or the giving of notice, or both) any other contract to which it is a party or by which it or its assets are bound; or (iv) in violation of any law, regulation, administrative order or judicial order, decree or judgment (domestic or foreign) (other than laws relating to employment matters) applicable to it or its business or assets, except where any violation, default or breach under items (ii), (iii), or (iv) could not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect on Parent.

          (g)    Consents and Approvals; No Violation.    Neither the execution and delivery of this Agreement by Parent and Merger Sub nor the consummation by Parent and Merger Sub of the transactions contemplated hereby will (i) conflict with or result in any breach of any provision of the respective certificate of incorporation (or other similar charter documents) or bylaws (or other similar documents) of Parent or any of its Subsidiaries; (ii) require any consent, approval, authorization or permit of, or registration or filing with or notification to, any governmental or regulatory authority, in each case, by or on behalf of Parent or any of its Subsidiaries, except (A) in connection with the applicable requirements, if any, of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as

  amended (the "HSR Act"), (B) pursuant to the applicable requirements of the Securities Act, the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "Exchange Act"), and the NNM, (C) the filing of the Certificate of Merger pursuant to the DGCL and appropriate documents with the relevant authorities of other states in which Parent is authorized to do business, (D) as may be required by any applicable state securities laws, (E) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under the antitrust or competition laws of any foreign country, or (F) where the failure to obtain such consent, approval, authorization or permit, or to make such registration, filing or notification, could not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect on Parent or adversely affect the ability of Parent to consummate the transactions contemplated hereby; (iii) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration or lien or other charge or encumbrance) under any of the terms, conditions or provisions of any indenture, note, license, lease, agreement or other instrument or obligation to which Parent or any of its Subsidiaries is a party or by which any of their assets may be bound, except for such violations, breaches and defaults (or rights of termination, cancellation or acceleration or lien or other charge or encumbrance) which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on Parent or adversely affect the ability of Parent to consummate the transactions contemplated hereby; (iv) cause the suspension or revocation of any authorizations, consents, approvals or licenses currently in effect which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on Parent; or (v) assuming the consents, approvals, authorizations or permits and registrations, filings or notifications referred to in Section 5.1(g)(ii) are duly and timely obtained or made, violate any order, writ, injunction, decree, statute, rule or regulation applicable to Parent or any of its Subsidiaries or to any of their respective assets, except for violations which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on Parent or adversely affect the ability of Parent to consummate the transactions contemplated hereby.

        (h)    Litigation.    There are no actions, suits, claims, investigations or proceedings pending or, to the Knowledge of Parent, threatened against Parent or any of its Subsidiaries that individually or in the aggregate, (i) could reasonably be expected to have a Material Adverse Effect on Parent, or (ii) materially and adversely affects Parent's ability to consummate the transactions contemplated by this Agreement. Neither Parent nor any of its Subsidiaries is subject to any outstanding judgment, order, writ, injunction or decree which (A) has or may have the effect of prohibiting or impairing any business practice of Parent or any of its Subsidiaries, any acquisition of property (tangible or intangible) by Parent or any of its Subsidiaries, the conduct of the business by Parent or any of its Subsidiaries, or Parent's ability to perform its obligations under this Agreement or (B), individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on Parent. Section 5.1(h) of the Parent Disclosure Schedule lists each action, suit, claim, investigation or proceeding of which (i) Parent has Knowledge and (ii) is for an amount greater than $50,000.

          (i)    SEC Reports; Financial Statements.

              (i)  Except for documents related to the transactions contemplated hereby, Parent has filed all forms, reports and documents and all amendments thereto with the Securities and Exchange Commission (the "SEC") required to be filed by it pursuant to the federal securities laws and the SEC rules and regulations thereunder in effect as of the time of such filing or amendment, all of which when filed complied as to form in all material respects with all applicable requirements of the Securities Act and the Exchange Act (collectively, the "Parent SEC Reports"), and all of which are available through the SEC's Electronic Data Gathering and Retrieval System ("EDGAR"). None of the Parent SEC Reports, including, without limitation, any financial statements or schedules included therein, at the time filed (or if amended, supplemented or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of Parent's Subsidiaries is required to file any forms, reports or other documents with the SEC.

              (ii)  When filed with the SEC, the consolidated balance sheets and the related consolidated statements of income, stockholders' equity (deficit) and cash flows (including the related notes thereto) of Parent included in the Parent SEC Reports (collectively, "Parent Financial Statements") compiled as to form in all material respects with U.S. generally accepted accounting principles ("GAAP") and the published rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP applied on a consistent basis throughout, or for, the periods stated therein (except in the case of unaudited interim financial statements, as may be permitted by the SEC on Form 10-Q under the Exchange Act), and presented fairly, in all material respects, the consolidated financial position of Parent and its consolidated Subsidiaries as of their respective dates, and the consolidated results of their operations and their cash flows for the periods presented therein, except that the unaudited interim financial statements do not include footnote disclosure of the type associated with audited financial statements and were or are subject to normal and recurring year-end adjustments that were not or are not expected to be material in amount, type or effect.

            (iii)  Since December 31, 2001, there has not been any material change, by Parent or any of its Subsidiaries, in accounting principles, methods or policies, except as required by GAAP. There are no material amendments or modifications to agreements, documents or other instruments, which previously had been filed by Parent with the SEC pursuant to the Securities Act or the Exchange Act, which have not been filed with the SEC but which are required to be filed.

          (j)    No Liabilities.    Neither Parent nor any of its Subsidiaries has any indebtedness, obligations or liabilities of any kind (whether accrued, absolute, or contingent, and whether due or to become due or asserted or unasserted), and, to the Knowledge of Parent, there is no reasonable basis for the assertion of any claim with respect to any indebtedness, obligation or liability of any nature against the Parent or any of its Subsidiaries, except for indebtedness, obligations and liabilities (i) which are fully reflected in, adequately reserved against or otherwise described in the most recent Parent Financial Statements, (ii) which have been incurred after the most recent Parent Financial Statements in the ordinary course of business consistent with past practice, (iii) which are obligations to perform under executory contracts in the ordinary course of business (none of which is a liability resulting from a breach of contract or warranty, tort, infringement or legal action), or (iv) except as otherwise required to be disclosed pursuant to (i)-(iii) above which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on Parent.

          (k)    Absence of Certain Changes of Events.    Except for actions expressly contemplated by this Agreement since December 31, 2001, Parent and each Subsidiary has conducted its business only in the ordinary course and, since such date, there has not been (i) any Material Adverse Effect on Parent, (ii) any damage, destruction or loss of assets of the Parent or any of its Subsidiaries (whether or not covered by insurance) that has had or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent, (iii) any material revaluation by Parent or any of its Subsidiaries of any of their respective assets, including, without limitation, writing down the value of capitalized software or inventory or deferred tax assets or writing off notes or accounts receivable except in the ordinary course of business consistent with past practice; or (iv) any other action or event that would have required the consent of the Company pursuant to Section 6.2 had such action or event occurred after the date of this Agreement.

          (l)    Brokers and Finders.    Neither Parent nor any of its Subsidiaries has employed any investment banker, broker, finder, consultant or intermediary in connection with the transactions contemplated by this Agreement which would be entitled to any investment banking, brokerage, finder's or similar fee or commission in connection with this Agreement or the transactions contemplated hereby.

          (m)    S-4 Registration Statement and Proxy Statement.    None of the information supplied or to be supplied by Parent for inclusion or incorporation by reference in the S-4 Registration Statement or the Proxy Statement will (i) in the case of the S-4 Registration Statement, at the time it becomes effective or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, or (ii) in the case of the Proxy Statement, at the time of the mailing of the Proxy Statement, at the time of the Company Stockholders Meeting and Parent Stockholders Meeting and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event with respect to Parent, its Subsidiaries, or any of their respective affiliates, officers and directors should occur which is required to be described in an amendment of, or a supplement to, the Proxy Statement or the S-4 Registration Statement, Parent shall promptly inform the Company so that such event may be so described and such amendment or supplement promptly filed with the SEC and, as required by law, disseminated to the stockholders of the Company and Parent, if necessary. The S-4 Registration Statement will (with respect to Parent (on a consolidated basis) and Merger Sub) comply as to form in all material respects with the requirements of the Securities Act. The Proxy Statement will (with respect to Parent (on a consolidated basis) and Merger Sub) comply as to form with the requirements of the Exchange Act. Notwithstanding the foregoing, Parent and Merger Sub make no representation or warranty with respect to any information supplied by, or related to, the Company or any of its affiliates or advisors, which is contained in any of the foregoing, documents.

          (n)    Taxes.

              (i)  Parent and each of its Subsidiaries have timely filed (after taking into account any extensions to file) all material federal, state, local and foreign Returns required by applicable Tax law to be filed by Parent and each of its Subsidiaries. All such Returns are true and correct in all material respects and have been completed in accordance with applicable law. All Taxes owed by Parent or any of its Subsidiaries have been paid other than Taxes that in an aggregate amount would not be material to (i) Parent and its Subsidiaries, taken as a whole or (ii) Parent's software business or management hosting business. Other than any reserve for deferred Taxes established to reflect timing differences between book and Tax treatment, Parent has made accruals for Taxes on the Parent Financial Statements that are adequate to cover any Tax liability of Parent and each of its Subsidiaries determined in accordance with GAAP through the date of the most recent Parent Financial Statements, other than accruals for Taxes in an aggregate amount that would not be material to (i) Parent and its Subsidiaries, taken as a whole or (ii) Parent's software business or management hosting business, and has not incurred any Tax liability since the date of the most recent Parent Financial Statements other than in the ordinary course of business. To Parent's Knowledge, there is no reasonable basis for the assertion of any claims for Taxes that if adversely determined would be material, either individually or in the aggregate, to (i) Parent and its Subsidiaries, taken as a whole, or (ii) Parent's software business or managed hosting business.

              (ii)  Parent and each of its Subsidiaries have withheld with respect to its employees, creditors, independent contractors, stockholders or other parties all Taxes required to be withheld and has timely paid over such Taxes to the appropriate Governmental Authority.

            (iii)  There is no Tax deficiency outstanding, assessed, or to Parent's Knowledge, proposed against Parent or any of its Subsidiaries other than Tax deficiencies (A) that are not material to (x) Parent and its Subsidiaries, taken as a whole and (y) Parent's software business and management hosting business or (B) with recent to which a reserve has been established in the Parent Financial Statement for the period ending December 31, 2001. Neither Parent nor any of its Subsidiaries has executed or requested any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax that is still in effect. There are no liens for Taxes on the assets of Parent or of any of its Subsidiaries other than with respect to Taxes not yet due and payable.

            (iv)  To Parent's Knowledge, no claim has ever been made by a Governmental Entity in a jurisdiction where any of Parent and its Subsidiaries do not file Tax Returns that Parent or any of its Subsidiaries is or may be subject to taxation by that jurisdiction.

              (v)  No Tax audit or other examination of Parent or any of its Subsidiaries is presently in progress, nor has Parent or any of its Subsidiaries been notified either in writing or orally of any request for any such Tax audit or other examination.

            (vi)  Neither Parent nor any of its Subsidiaries has filed any consent agreement under Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by the Parent.

            (vii)  Neither Parent nor any of its Subsidiaries is a party to (A) any agreement with a party other than Parent or any of its Subsidiaries providing for the allocation or payment of Tax liabilities or payment for Tax benefits with respect to a consolidated, combined or unitary Return which Return includes or included the Parent or any Subsidiary or (B) any Parent Significant Tax Agreement other than any Parent Significant Tax Agreement described in (A).

          (viii)  Except for the group of which Parent and its Subsidiaries are now presently members, neither the Parent nor any of its Subsidiaries has ever been a member of an "affiliated group" of corporations within the meaning of Section 1504 of the Code. None of Parent or any of its Subsidiaries has any liability for the Taxes of any person (other than the Parent or any of its Subsidiaries) under Treasury Regulation § 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise. There is no excess loss account, deferred intercompany gain or loss, or intercompany items as such terms are defined in the regulations promulgated under the Code, that exist with respect to Parent or any of its Subsidiaries.

            (ix)  Neither Parent nor any of its Subsidiaries is a party to any joint venture, partnership or, to Parent's Knowledge, any other arrangement or contract that could be treated as a partnership for federal income tax purposes.

              (x)  None of Parent or its Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (A) change in method of accounting for a taxable period ending on or prior to the Closing Date under Section 481 of the Code (or any corresponding or similar provision of state, local or foreign income Tax law); or (B) "closing agreement" as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign income Tax law) executed on or prior to the Closing Date.

            (xi)  There are no outstanding rulings of, or requests for rulings with any Tax authority expressly addressed to Parent or its Subsidiaries that are, or if issued would be, binding on Parent or any of its Subsidiaries.

            (xii)  In the past five (5) years, none of Parent or its Subsidiaries has distributed a corporation in a transaction that is reported to qualify under Section 355 of the Code, or been distributed in a transaction that is reported to qualify under Section 355 of the Code.

          (o)    Employee Benefits.

              (i)  For purposes hereof, the term "Parent Scheduled Plans" means each "employee pension benefit plan" (as such term is defined in Section 3(2) of ERISA), "employee welfare benefit plan" (as such term is defined in Section 3(1) of ERISA), material personnel or payroll policy or material fringe benefit, severance agreement or plan or any pension benefit plan, excess benefit plan, bonus, stock option, stock purchase or other incentive plan, tuition reimbursement, automobile use, club membership, parental or family leave, top hat plan or deferred compensation plan, salary reduction agreement, change-of-control agreement, employment agreement, indemnification agreement, retainer agreement, or any other material benefit plan, policy, program, arrangement, agreement or contract, whether or not written or terminated, with respect to any employee, former employee, director, independent contractor, or any beneficiary or dependent thereof currently maintained, sponsored, adopted or administered by Parent or any Subsidiary or any current or former Parent Plan Affiliate or to which Parent or any current or former Parent Plan Affiliate has made contributions to, obligated itself or has any liability (whether accrued, absolute, contingent or otherwise, and whether due or to become due or asserted or unasserted) with respect thereto. A "Parent Plan Affiliate" is each entity that is, or has ever been, treated as a single employer with Parent pursuant to Section 4001 of ERISA or Section 414 of the Code. Parent has provided or made available to the Company or its counsel current copies of all employee manuals of Parent and its Subsidiaries that include personnel policies applicable to any of their respective employees.

              (ii)  Parent has made available to the Company or its counsel a complete and accurate copy of each written Parent Scheduled Plan, together with, if applicable, a copy of audited financial statements, actuarial reports and Form 5500 Annual Reports (including required schedules), if any, for the three (3) most recent plan years, the most recent IRS determination letter or IRS recognition of exemption; each other material letter, ruling or notice issued by a governmental body with respect to each such plan, a copy of each trust agreement, insurance contract or other funding vehicle, if any, with respect to each such plan, the current summary plan description and summary of material modifications thereto with respect to each such plan and Form 5310. Section 5.1(o) of the Parent Disclosure Schedule contains a description of the material terms of any material unwritten Parent Scheduled Plan as currently in effect as of the date hereof.

            (iii)  To Parent's Knowledge as of the date hereof, each Parent Scheduled Plan (1) has been in material compliance in form and in operation with the material, applicable requirements of ERISA and the Code, and any other material legal requirements; and (2) has been and is operated and administered in compliance with its terms (except as otherwise required by law). Each Parent Scheduled Plan which is intended to be qualified under Section 401(a) of the Code has received, or has remaining a period of time to comply for a favorable determination letter or other recognition of exemption from the Internal Revenue Service on which Parent can rely.

            (iv)  With respect to each Parent Scheduled Plan, there are no claims or other proceedings pending or, to the Knowledge of Parent, threatened with respect to the assets thereof (other than routine claims for benefits).

              (v)  None of the Parent or any current or former Parent Plan Affiliate has at any time participated in, made contributions to or had any other liability, including contingent liability, with respect to any Parent Scheduled Plan which is a "multi-employer plan" as defined in Section 4001 of ERISA, a "multi-employer plan" within the meaning of Section 3(37) of ERISA, a "multiple employer plan" within the meaning of Section 413(c) of the Code, a "multiple employer welfare arrangement" within the meaning of Section 3(40) of ERISA or a plan that is subject to Title IV of ERISA.

            (vi)  No Parent Scheduled Plan provides, or reflects or represents any liability to provide retiree health coverage to any person for any reason, except as may be required by COBRA or applicable state insurance laws, and neither Parent nor any Parent Plan Affiliate has any liability (whether accrued, absolute, contingent or otherwise, and whether due or to become due to asserted or unasserted) to any current or former employee, or director (either individually or as a group) to provide retiree health coverage, except to the extent required by applicable continuation coverage statutes, laws or ordinances.

            (vii)  With respect to any Parent Scheduled Plan which is a welfare plan as defined in Section 3(1) of ERISA, there is no disqualified benefit (as such term is defined in Code Section 4976(b)) which would subject Parent or any Parent Plan Affiliate to a tax under Code Section 4976(a).

          (viii)  Other than by reason of actions taken following the Closing, neither the execution of this Agreement nor the consummation of the transactions contemplated by this Agreement will (1) entitle any current or former employee of Parent to a material amount of (i) severance pay, (ii) unemployment compensation or (iii) any other payment, (2) accelerate the time of payment or vesting of any payment (other than for a terminated or frozen tax-qualified plan, pursuant to a requirement herein to freeze or terminate such plan), cause the forgiveness of any indebtedness, or increase the amount of any compensation due to any such employee or former employee or (3) give rise to the payment of any amount that would not be deductible pursuant to the terms of Section 280G of the Code.

          (p)    Parent Intangible Property.

              (i)  Parent and its Subsidiaries own, or are licensed or otherwise possess legally enforceable rights to use, sell or license, as applicable, all Proprietary Rights (excluding in each case Proprietary Rights in Commercial Software) used, sold, distributed or licensed in or as a part of the business of the Parent or its Subsidiaries as currently conducted (the "Parent Proprietary Rights").

              (ii)  Except for Commercial Software and Parent Embedded Products for which Parent has valid licenses which are adequate for the conduct of Parent's business as conducted as of the date hereof, Parent or one of its Subsidiaries either (1) is the sole and exclusive owner of the Parent Proprietary Rights (free and clear of any Encumbrances), and has sole and exclusive rights therein; or (2) has a valid, effective written license for the use and/or distribution of the material covered thereby in connection with the services and/or products in respect of which such Parent Proprietary Rights are currently being used including without limitation any licenses with other Subsidiaries that are necessary or appropriate therefor.

            (iii)  To Parent's Knowledge, Parent and its Subsidiaries have not infringed or otherwise violated any Proprietary Rights of any third Persons and none of the products or services marketed, developed or sold by Parent or its Subsidiaries infringes or otherwise violates any Proprietary Rights of any third Persons.

            (iv)  No actions, suits, claims, investigations or proceedings with respect to the Parent Proprietary Rights are pending or, to the Knowledge of the Parent, threatened by any Person (A) alleging that the manufacture, sale, licensing, distributing or use of any product or service of Parent or its Subsidiaries as now manufactured, sold, licensed, distributed or used by the Parent and its Subsidiaries infringes or otherwise violates any Proprietary Rights of any third Persons or (B) challenging the ownership by the Parent, validity or effectiveness of any such Parent Proprietary Rights.

              (v)  Parent has taken reasonable security measures to safeguard and maintain its rights in the trade secrets included in Parent Proprietary Rights. To Parent's Knowledge, Parent or any Subsidiary trade secrets and all copies of the source code to Parent Software are physically in the control of an escrow agent or Parent at Parent's facilities. All officers, employees, contractors and consultants of Parent or its Subsidiaries who have access to proprietary information have executed and delivered to Parent an agreement regarding the protection of proprietary information. All officers, employees, contractors and consultants of Parent or its Subsidiaries have executed and delivered to Parent an agreement regarding the assignment to or ownership by Parent of all Parent Proprietary Rights arising from the services performed for Parent by such Persons. To the Knowledge of Parent, no current or prior officers, employees or consultants of Parent claim, and Parent is not aware of any reasonable grounds to assert a claim to, any ownership interest in any Parent Proprietary Right as a result of any services performed for Parent or its Subsidiaries, including, but not limited to, involvement in the development of any property embodying any Parent Proprietary Rights, while employed by or consulting to Parent or otherwise.

            (vi)  All authors of the software, programs and applications included in Parent Proprietary Rights, other than Parent Embedded Products (the "Parent Software") and any other Person who participated in the development of Parent Software or any portion thereof (such authors and other persons or entities are collectively referred to as the "Parent Software Authors") made his or her contribution to Parent Software (a) within the scope of employment with Parent or any Subsidiary, as a "work made for hire", or (b) as a consultant who assigned all rights to such Parent Software to Parent or any Subsidiary.

            (vii)  For the purpose of this Section 5.1(p), the following terms have the following definitions: (A) the term "Commercial Software" means packaged commercially available software programs generally available to the public which have been licensed to Parent or a Subsidiary pursuant to end-user licenses that permit the use of such programs without a right to modify, distribute or sublicense the same; (B) the term "Parent Embedded Products" means third-party software incorporated in any existing product or service of Parent or a Subsidiary; and (C) the term "Proprietary Rights" means (1) patents and patent applications (including all reissuances, continuations, continuations-in-part, revisions, extensions and reexaminations thereof), patent disclosures and rights in inventions (whether patentable or unpatentable), (2) trademarks, service marks, trade dress, trade names, rights in Internet domain names and corporate names, registrations and applications for registration thereof, and all goodwill symbolized by and associated therewith, (3) copyrights and registrations and applications for registration thereof, (4) rights in computer software, data and documentation (in both source code and object code form) (including Parent Embedded Products), (5) rights in trade secrets and other confidential and proprietary information, catalogs, product designs, specifications, business plans, processes, formulae, methods, schematics, know-how, sales data, marketing data, lists of customers, suppliers and potential customers and suppliers and copyrightable works, (6) other confidential and proprietary intellectual property rights, and (7) all renewals, extensions, revivals and resuscitations thereof.

          (q)    Agreements, Contracts and Commitments; Material Contracts.

              (i)  Neither Parent nor any of its Subsidiaries is a party to or is bound by:

              (1)  any contract relating to the borrowing of money or the guaranty of another Person's borrowing of money other than (A) indebtedness arising in connection with trade payables incurred in the ordinary course of business consistent with past practice or (B) as reflected on the most recent Parent Financial Statements;

              (2)  any purchase requirement contract or other similar agreement with obligations due on or before September 30, 2002, which obligations, individually, are greater than or equal to $1,000,000.

              (3)  any contract for capital expenditures in excess of $1,000,000;

              (4)  any agreement, contract or commitment currently in force relating to the disposition or acquisition of material assets not in the ordinary course of business;

              (5)  any agreement of indemnification or guaranty by the Parent or any of its Subsidiaries (excluding those agreements required to be disclosed pursuant to (1) above) other than indemnification agreements between Parent or any of its Subsidiaries and any of its officers or directors in standard forms previously provided to the Company or its counsel;

              (6)  any agreement, contract or commitment containing any covenant limiting the freedom of the Parent or any of its Subsidiaries to engage in any line of business or conduct business in any geographical area, compete with any person or granting any exclusive distribution rights or materially limiting Parent's use or exploitation of the Parent Proprietary Rights;

              (7)  any agreement, contract or commitment for the purchase of any ownership interest in any corporation, partnership, joint venture or other business enterprise; or

              (8)  any joint venture, partnership, and other contract involving a sharing of profits or losses by the Parent or any of its Subsidiaries with any other Person.

              (ii)  A true, accurate and complete copy (including all material amendments thereto) of each agreement, contract, obligation, promise or undertaking set forth in Section 5.1(q) of the Parent Disclosure Schedule and to which the Parent or any Subsidiary is a party or by which Parent or any Subsidiary or their respective assets is or may become bound (a "Parent Contract"), or a summary of each oral contract, has been made available to the Company or its counsel. Each Parent Contract is in full force and effect as to Parent or any Subsidiary and to Parent's or Subsidiaries' Knowledge as to the other contracting parties. No condition exists or event has occurred that, (whether with or without notice or lapse of time or both, or the happening or occurrence of any other event) would constitute a default by Parent or a Subsidiary of Parent or, to the Knowledge of Parent, any other party thereto under, or result in a right to terminate, any Parent Contract, except as could not, individually or in the aggregate, be reasonably expected to result in a Material Adverse Effect on Parent.

          (r)    Unlawful Payments and Contributions.    To the Knowledge of Parent, neither Parent, any Subsidiary of Parent nor any of their respective directors, officers, employees or agents has, with respect to the businesses of Parent or its Subsidiaries, (i) used any funds for any unlawful contribution, endorsement, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any Person or entity.

          (s)    Environmental Matters.    (i) Parent and its Subsidiaries and the operations, assets and properties thereof are in material compliance with all Environmental Laws; (ii) there are no judicial or administrative actions, suits, proceedings or investigations pending or, to the Knowledge of Parent, threatened against Parent or any Subsidiary of the Parent alleging the violation of any Environmental Law and neither the Parent nor any Subsidiary of the Parent has received written notice from any governmental body or Person alleging any violation of or liability under any Environmental Laws, in either case which could reasonably be expected to result in a Material Adverse Effect on the Parent; (iii) to the Knowledge of Parent, there are no facts or circumstances which could result in any environmental liability which could reasonably be expected to result in a Material Adverse Effect on Parent; (iv) neither the Parent nor any of its Subsidiaries has ever generated, transported, treated, stored, handled or disposed of any Hazardous Material in a manner which, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect on the Parent; (v) except in compliance with Environmental Laws and in a manner that could not reasonably be expected to subject the Parent or any Subsidiary to material liability, to the Knowledge of the Parent, no Hazardous Materials are present on, in, at or under any real property currently owned or leased by the Parent or any of its Subsidiaries or were present on, in, at or under any other real property at the time it ceased to be owned or leased by the Parent or any of its Subsidiaries (including without limitation, containment by means of any underground or aboveground storage tank); (vi) except as set forth in section 5.1(s) of the Parent Disclosure Schedule, to the Knowledge of Parent, there are no underground storage tanks, asbestos which is friable or likely to become friable or PCBs present on any real property currently owned or leased by the Parent or any of its Subsidiaries or as a consequence of the acts of the Parents, its Subsidiaries, or their agents. For the purpose of this Section 5.1(s) the following terms have the following definitions: (X) "Environmental Laws" means any applicable federal, state, local or foreign law (including common law), statute, code, ordinance, rule, regulation or other requirement relating to the environment, natural resources, or public or employee health and safety as amended to date; and (Y) "Hazardous Material" means any substance, material or waste regulated by federal, state or local government, including, without limitation, any substance, material or waste which is defined as a "hazardous waste," "hazardous material," "hazardous substance," "toxic waste" or "toxic substance" under any provision of Environmental Law and including but not limited to petroleum and petroleum products, other than substances contained in janitorial supplies or office products.

          (t)    Title to Properties; Liens; Condition of Properties.    Parent and its Subsidiaries have good title to, or a valid leasehold interest in, the real and personal property, shown on the most recent Parent Financial Statements or acquired after the date thereof. None of the property owned, leased or used by Parent or any of its Subsidiaries is subject to any mortgage, pledge, deed of trust, lien, conditional sale agreement, security title, encumbrance, or other adverse claim or interest of any kind (other than any of the foregoing with respect to (i) taxes not yet due and payable, (ii) matters which do not materially and adversely affect the use, value or operation of such property, and (iii) liens or encumbrances against any landlord's or owner's interest in any leased property). Since December 31, 2001, there has not been any sale, lease, or any other disposition or distribution by Parent or any of its Subsidiaries of any of its assets or properties material to Parent and its Subsidiaries, taken as a whole, except transactions in the ordinary course of business consistent with past practices.

          (u)    Insurance.    All insurance policies (including "self-insurance" programs) now maintained by Parent or any Subsidiary (the "Parent Insurance Policies") are in full force and effect as to Parent or its Subsidiaries, neither Parent nor any Subsidiary is in default under any of the Parent Insurance Policies, and no claim for coverage under any of the Parent Insurance Policies has been denied. Parent has not received any written notice of cancellation or intent to cancel or increase or intent to increase premiums with respect to such insurance policies nor, to the Knowledge of Parent, is there any reasonable basis for any such action.

          (v)    Labor and Employee Relations.

              (i)  None of the employees of Parent or any of its Subsidiaries is represented in his or her capacity as an employee of such company by any labor organization; neither Parent nor any of its Subsidiaries has recognized any labor organization nor has any labor organization been elected as the collective bargaining agent of any of their employees, nor has Parent or any of its Subsidiaries signed any collective bargaining agreement or union contract recognizing any labor organization as the bargaining agent of any of their employees; and to the Knowledge of Parent, there is no active or current union organization activity involving the employees of Parent or any Subsidiary, nor has there ever been union representation involving employees of Parent or any of its Subsidiaries.

              (ii)  Parent and each Subsidiary have made available to the Company or its counsel a description of all written employment policies under which the Parent or any of its Subsidiaries currently operates.

            (iii)  To Parent's Knowledge, Parent and each of its Subsidiaries is in compliance with all Federal, foreign (as applicable), state, or other applicable laws regarding employment practices, including laws relating to workers' safety, sexual harassment or discrimination, except where the failure to so be in compliance, individually or in the aggregate, would not have a Material Adverse Effect on Parent.

            (iv)  To the Knowledge of Parent, no employee who is one of the twenty (20) most highly compensated employees of Parent and its Subsidiaries, including base salary but excluding commissions and bonuses based on 2001 base salary, has any plans to terminate his or her employment with Parent or any of its Subsidiaries.

          (w)    Transactions with Affiliates.    Since the date of Parent's last proxy statement to its stockholders filed pursuant to Section 14 of the Exchange Act (and the rules and regulations thereunder) for the sole purpose of convening Parent's annual meeting of stockholders, no event or transaction has occurred that would be required to be reported by the Parent pursuant to Item 404 of Regulation S-K promulgated by the SEC.

          (x)    Permits.    Parent and each of its Subsidiaries hold all licenses, permits, registrations, orders, authorizations, approvals and franchises that are required to permit it to conduct its businesses as presently conducted, except where the failure to hold such licenses, permits, registrations, orders, authorizations, approvals or franchises could not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect on Parent. All such licenses, permits, registrations, orders, authorizations, approvals and franchises are now, and will be immediately after the Effective Time, valid and in full force and effect, except where the failure to be valid and in full force and effect or to have the benefit of any such license, permit, registration, order, authorization, approval or franchise could not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect on Parent. Neither Parent nor any of its Subsidiaries has received any written notification of any asserted present failure (or past and unremedied failure) by it to have obtained any such license, permit, registration, order, authorization, approval or franchise, except where such failure could not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect on Parent.

          (y)    Investment Company Act.    Neither Parent nor any of its Subsidiaries (when taken together as a whole) has been or currently is an "investment company" within the meaning of that term as used in the Investment Company Act of 1940, as amended.

          (z)    Board Recommendation.    The Board of Directors of Parent, at a meeting duly called and held on April 4, 2002, has approved this Agreement and (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, taken together are fair to and in the best interests of Parent and the stockholders of Parent and declared the Merger to be advisable; (ii) approved this Agreement; and (iii) resolved to recommend that the stockholders of Parent approve the issuance of Parent Shares in connection with the Merger and the transactions contemplated hereby.

          (aa)    Tax Treatment.    Neither Parent nor any of its affiliates has taken any action or knows of any fact, agreement, plan or other circumstance that is reasonably likely to prevent the Merger from qualifying as a reorganization under the provisions of Section 368(a) of the Code.

          (bb)    Opinion of Parent Financial Advisor.    Parent has received the opinion of US Bancorp Piper Jaffray, dated the date of this Agreement, to the effect that, as of such date, the consideration to be paid in the Merger by Parent is fair to Parent from a financial point of view, a signed copy of which opinion has been delivered to the Company, and such opinion has not been amended, modified or revoked in a manner adverse to the Company. Parent has been authorized by US Bancorp Piper Jaffray to permit the inclusion of such fairness opinion (and, subject to prior review and consent by US Bancorp Piper Jaffray, a reference thereto) in the Proxy Statement.

          (cc)    Parent Rights Agreement.    Parent has made available to Company or its counsel a complete and correct copy of the Parent Rights Agreement, including all exhibits and amendments thereto. Parent has taken, and as soon as practicable after the date hereof, Parent will use commercial reasonable efforts to cause the Parent Rights Agent to take, all actions reasonably necessary or appropriate to amend the Rights Agreement to ensure that the execution of this Agreement, the Merger and the other transactions contemplated in this Agreement will not cause (i) Company or any of its Affiliates to be considered an Acquiring Person (as defined in the Parent Rights Agreement), (ii) the occurrence of the Distribution Date or Stock Acquisition Date (each as defined in the Parent Rights Agreement) or (iii) the separation of the Parent Rights from the underlying Parent Shares, and will not give the holders thereof the right to acquire securities of any party thereto.

          (dd)    Change of Control.    No change-of-control or other similar provision of any agreement to which Parent or any Subsidiary is a party (i) has been triggered by prior issuances of Parent Common Stock or (ii) will be triggered by the transactions contemplated by this Agreement.

          (ee)    Future Operations.    The operation of the business of Parent or any of its Subsidiaries (individually or taken as a whole) as currently conducted or as proposed to be conducted do not and will not violate the Consulting and Non-Compete Agreements by and between Computer Associates and (i) Andrew Filipkowski, (ii) Michael Cullinane or (iii) Paul Humanansky.

          (ff)    WARN Obligation.    All reductions in force performed by the Parent or any Subsidiary (individually or taken as a whole) have been in compliance with the Worker Adjustment Retraining and Notification Act.

        5.2    Representations and Warranties of the Company.    The Company hereby represents and warrants to Parent and Merger Sub that the statements contained in this Section 5.2 are true and correct, except to the extent (i) set forth on the disclosure schedule delivered contemporaneously with this Agreement by Parent to the Company (the "Company Disclosure Schedule"), which statements shall be deemed to be representations and warranties as if made hereunder, or (ii) set forth in Company's SEC Reports (as defined herein) filed as of the date hereof. The Company Disclosure Schedule shall be arranged in sections and paragraphs corresponding to the lettered and numbered paragraphs contained in this Section 5.2, and the disclosure in any paragraph shall qualify any paragraph in this Section 5.2 and other paragraphs or sections to which it is reasonably apparent (from a plain reading of the disclosure) that such disclosure relates.

          (a)    Corporate Organization and Qualification.    Each of the Company and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and is qualified and in good standing as a foreign corporation in each jurisdiction where the properties owned, leased or operated, or the business conducted, by it require such qualification, except where the failure to be so qualified or in good standing as a foreign corporation could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Company. Each of the Company and its Subsidiaries has all requisite power and authority (corporate or otherwise) to own its properties and to carry on its business as it is now being conducted. Set forth in Section 5.2(a) of the Company Disclosure Schedule is a listing of each of the Subsidiaries of the Company, the jurisdiction of formation of each such subsidiary, and a listing of the foreign jurisdictions in which each such Subsidiary is qualified. The Company has heretofore delivered or made available to Parent complete and correct copies of its certificate of incorporation and bylaws and the charter documents of its Subsidiaries, each as amended as of the date hereof.

          (b)    Capitalization.

              (i)  The authorized capital stock of the Company consists of (A) 200,000,000 shares of common stock, par value $0.001 per share, of which 48,997,092 shares were issued and outstanding on April 2, 2002, and (B) 5,000,000 shares of preferred stock, par value $0.001 per share, 1,000,000 of which have been designated Series A Participating Preferred Stock for issuance in connection with the Company Rights. No shares of preferred stock are issued and outstanding on the date hereof. All of the outstanding shares of capital stock of the Company and its Subsidiaries have been duly authorized and validly issued and are fully paid and nonassessable. All outstanding shares of capital stock or other equity interests of the Subsidiaries of the Company are owned by the Company or a direct or indirect wholly-owned Subsidiary of the Company, free and clear of all Encumbrances of any nature.

              (ii)  The Company has no outstanding stock appreciation rights, phantom stock or similar rights. As of the date of this Agreement, except for (A) the Company Rights and (B) options to purchase 316,792 Company Shares issued pursuant to the Company's 1996 Option Plan, options to purchase 7,196,116 Company Shares issued pursuant to the Company's 1999 Option Plan and 254,900 Company Shares reserved for issuance pursuant to the Company's 1999 Employee Stock Purchase Plan ("Company ESPP" and collectively with the Company's 1996 Stock Option and 1999 Stock Option Plan the "Company Option Plans"), there are no outstanding or authorized options, warrants, calls, rights (including preemptive rights), commitments or any other agreements of any character which the Company or any of its Subsidiaries is a party to, or may be bound by, allowing it or requiring it to issue, transfer, grant, sell, purchase, redeem or acquire any shares of capital stock or any of its securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for, any shares of capital stock of the Company or any of its Subsidiaries (the "Company Equivalents"). Set forth in Section 5.2(b)(ii) of the Company Disclosure Schedule is a list, as of April 1, 2002, of the outstanding Company Options, the name of the holder of such option, the plan or agreement pursuant to which such option was issued, the exercise price of such option, the number of shares as to which such option will have vested at such date and whether the exercisability of such option will be accelerated in any way by the transactions contemplated by this Agreement and the extent of acceleration, if any, and any adjustments to such options resulting from the consummation of the transactions contemplated by this Agreement. Pursuant to the Company Option Plans and the Company Equivalents, the Company has reserved for issuance a sufficient number of Company Shares for delivery upon exercise of the Company Options or Company Equivalents and all of the Company Shares to be issued upon exercise of the Company Options have been registered under the Securities Act pursuant to a registration statement on Form S-8, which registration statement has been declared and remains effective. Since December 31, 2001, no Company Options or Company Equivalents have been issued (except as to Company Options issued in the ordinary course of business), accelerated or had their terms materially modified.

            (iii)  Except as contemplated by this Agreement, there are no stockholder agreements, voting trusts or other agreements or understandings to which the Company is a party or to which it is bound relating to the voting of any shares of the capital stock of the Company.

            (iv)  There are no existing rights with respect to the registration of Company Shares under the Securities Act, including, but not limited to, demand rights or piggy-back registration rights.

          (c)    Listings.    The Company's securities are not listed, or quoted, for trading on any U.S. domestic or foreign securities exchange or quotation service, other than the NNM.

          (d)    Authority Relative to this Agreement.    The Board of Directors of the Company has approved this Agreement and declared the Merger and the transactions contemplated hereby advisable, and the Company has the requisite corporate power and authority to approve, authorize, execute and deliver this Agreement and, upon adoption of this Agreement by the stockholders of the Company, to consummate the transactions contemplated hereby. This Agreement and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of the Company, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby (other than the approval of this Agreement and the Merger by the stockholders of the Company in accordance with the DGCL. This Agreement has been duly and validly executed and delivered by the Company and, assuming this Agreement constitutes the valid and binding agreement of Parent and Merger Sub, constitutes the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general principles of equity.

          (e)    Present Compliance with Obligations and Laws.    Neither the Company nor any of its Subsidiaries is: (i) in violation of its certificate of incorporation, or bylaws or similar charter documents; (ii) in default in the performance of any obligation, agreement or condition of any debt instrument which (with or without the passage of time or the giving of notice, or both) affords to any Person the right to (A) accelerate any indebtedness, (B) place an Encumbrance upon any of the material assets of the Company or any Subsidiary, (C) terminate any material right existing under any such obligation, agreement condition or debt instrument, or (D) seize or sell (through any means) any of the material assets of the Company or any of its Subsidiaries ; (iii) in default under or breach of (with or without the passage of time or the giving of notice, or both) any other contract to which it is a party or by which it or its assets are bound; or (iv) in violation of any law, regulation, administrative order or judicial order, decree or judgment (domestic or foreign) (other than laws related to employment matters) applicable to it or its business or assets, except where any violation, default or breach under items (ii), (iii), or (iv) could not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect on the Company.

          (f)    Consents and Approvals; No Violation.    Neither the execution and delivery of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby will (i) conflict with or result in any breach of any provision of its certificate of incorporation or bylaws of the Company or any of its Subsidiaries; (ii) require any consent, approval, authorization or permit of, or registration or filing with or notification to, any governmental or regulatory authority, in each case, by or on behalf of the Company or any of its Subsidiaries, except (A) in connection with the applicable requirements, if any, of the HSR Act, (B) pursuant to the applicable requirements of the Securities Act, the Exchange Act and the NNM, (C) the filing of the Certificate of Merger pursuant to the DGCL and appropriate documents with the relevant authorities of other states in which the Company is authorized to do business, (D) as may be required by any applicable state securities laws, (E) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under the antitrust or competition laws of any foreign country or (F) where the failure to obtain such consent, approval, authorization or permit, or to make such registration, filing or notification, could not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect on the Company, or adversely affect the ability of the Company to consummate the transactions contemplated hereby; (iii) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration or lien or other charge or encumbrance) under any of the terms, conditions or provisions of any indenture, note, license, lease, agreement or other instrument or obligation to which the

  Company or any of its Subsidiaries is a party or by which any of their assets may be bound, except for such violations, breaches and defaults (or rights of termination, cancellation or acceleration or lien or other charge or encumbrance) which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on the Company, or adversely affect the ability of the Company to consummate the transactions contemplated hereby; (iv) cause the suspension or revocation of any authorizations, consents, approvals or licenses currently in effect which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on the Company, or (v) assuming the consents, approvals, authorizations or permits and registrations, filings or notifications referred to in Section 5.2(f)(ii) are duly and timely obtained or made, violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company or any of its Subsidiaries or to any of their respective assets, except for violations which could not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect on the Company, or adversely affect the ability of the Company to consummate the transactions contemplated hereby.

          (g)    Litigation.    There are no actions, suits, claims, investigations or proceedings pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries that, individually or in the aggregate, (i) could reasonably be expected to have a Material Adverse Effect on the Company, or (ii) materially and adversely affect the Company's ability to consummate the transactions contemplated by this Agreement. Neither the Company nor any of its Subsidiaries is subject to any outstanding judgment, order, writ, injunction or decree which (A) has or may have the effect of prohibiting or impairing any business practice of the Company or any of its Subsidiaries, any acquisition of property (tangible or intangible) by the Company or any of its Subsidiaries, the conduct of the business by the Company or any of its Subsidiaries, or Company's ability to perform its obligations under this Agreement or (B), individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on the Company. Section 5.2(g) of the Company Disclosure Schedule lists each action, suit, claim, investigation or proceeding of which (i) the Company has Knowledge and (ii) is for an amount greater than $50,000.

            (h)  SEC Reports; Financial Statements.

              (i)  Except for documents related to the transactions contemplated hereby, the Company has filed all forms, reports and documents and all amendments thereto with the SEC required to be filed by it pursuant to the federal securities laws and the SEC rules and regulations thereunder in effect as of the time of such filing or amendment, all of which when filed complied as to form in all material respects with all applicable requirements of the Securities Act and the Exchange Act (collectively, the "Company SEC Reports") and all of which are available through EDGAR. None of the Company SEC Reports, including, without limitation, any financial statements or schedules included therein, at the time filed (or if amended, supplemented or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the Company's Subsidiaries is required to file any forms, reports or other documents with the SEC.

              (ii)  When filed with the SEC, the consolidated balance sheets and the related consolidated statements of income, stockholders' equity (deficit) and cash flow (including the related notes thereto) of the Company included in the Company SEC Reports (collectively, the "Company Financial Statements") complied as to form in all material respects with GAAP and the published rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP applied on a consistent basis throughout, or for, the periods set forth therein (except in the case of unaudited interim financial statements, as may be permitted by the SEC on Form 10-Q under the Exchange Act), and presented fairly, in all material respects, the consolidated financial position of the Company and its consolidated Subsidiaries as of their respective dates, and the consolidated results of their operations and their cash flow for the periods presented therein, except that the unaudited interim financial statements do not include footnote disclosure of the type associated with audited financial statements and were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount, type or effect.

            (iii)  Since December 31, 2001, there has not been any material change, by the Company or any of its Subsidiaries in accounting principles, methods or policies, except as required by GAAP. There are no material amendments or modifications to agreements, documents or other instruments which previously had been filed by the Company with the SEC pursuant to the Securities Act or the Exchange Act, which have not been filed with the SEC but which are required to be filed.

          (i)    No Liabilities.    Neither the Company nor any of its Subsidiaries has any indebtedness, obligations or liabilities of any kind (whether accrued, absolute, or contingent, and whether due or to become due or asserted or unasserted), and, to the Knowledge of the Company, there is no reasonable basis for the assertion of any claim with respect to any indebtedness, obligation or liability of any nature against the Company or any of its Subsidiaries, except for indebtedness, obligations and liabilities (i) which are fully reflected in, adequately reserved against or otherwise described in the most recent Company Financial Statements, (ii) which have been incurred after the most recent Company Financial Statements in the ordinary course of business consistent with past practice, (iii) which are obligations to perform under executory contracts in the ordinary course of business (none of which is a liability resulting from a breach of contract or warranty, tort, infringement or legal action) or (iv) except as otherwise required to be disclosed pursuant to (i)-(iii) above which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on the Company.

          (j)    Absence of Certain Changes of Events.    Except for actions expressly contemplated by this Agreement, since December 31, 2001, the Company and each Subsidiary has conducted its business only in the ordinary course and, since such date, there has not been (i) any Material Adverse Effect on the Company; (ii) any damage, destruction or loss of assets of the Company or any of its Subsidiaries (whether or not covered by insurance) that has had or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company; (iii) any material revaluation by the Company or any of its Subsidiaries of any of its assets, including, without limitation, writing down the value of capitalized software or inventory or deferred tax assets or writing off notes or accounts receivable other than in the ordinary course of business consistent with past practice; or (iv) or other action or event that would have required the consent of Parent pursuant to Section 6.1 had such action or event occurred after the date of this Agreement.

          (k)    Brokers and Finders.    Except for the fees and expenses payable to Robertson Stephens, Inc., which fees and expenses are determined pursuant to its agreement with the Company, dated December 7, 2001, neither the Company nor any of its Subsidiaries has employed any investment banker, broker, finder, consultant or intermediary in connection with the transactions contemplated by this Agreement which would be entitled to any investment banking, brokerage, finder's or similar fee or commission in connection with this Agreement or the transactions contemplated hereby.

          (l)    S-4 Registration Statement and Proxy Statement.    None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in the S-4 Registration Statement or the Proxy Statement will in the case of the Proxy Statement, at the time of the mailing of the Proxy Statement, at the time of the Company Stockholders Meeting and Parent Stockholders Meeting, and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event with respect to the Company, its Subsidiaries, or any of their respective affiliates, officers and directors should occur which is required to be described in an amendment of, or a supplement to, the Proxy Statement, the Company shall promptly inform Parent, so that such event may be so described and such amendment or supplement promptly filed with the SEC and, as required by law, disseminated to the stockholders of the Company and Parent, if necessary. The Proxy Statement will (with respect to the Company and its Subsidiaries) comply as to form in all material respects with the requirements of the Exchange Act. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information supplied by, or related to, Parent or Merger Sub or any of their affiliates or advisors which is contained in any of the foregoing documents.

          (m)    Taxes.

              (i)  The Company and each of its Subsidiaries have timely filed (after taking into account any extensions to file) all material federal, state, local and foreign Returns required by applicable Tax law to be filed by the Company and each of its Subsidiaries. All such Returns are true and correct in all material respects and have been completed in accordance with applicable law. All Taxes owed by the Company or any of its Subsidiaries have been paid other than Taxes in an aggregate amount that would not be material to Company and its Subsidiaries, taken as a whole. Other than any reserve for deferred Taxes established to reflect timing differences between book and Tax treatment, the Company has made accruals for Taxes on the Company Financial Statements which are adequate to cover any Tax liability of the Company and each of its Subsidiaries determined in accordance with GAAP through the date of the most recent of Company Financial Statements other than accruals for Taxes in an aggregate amount that would not be material to Company and its Subsidiaries, taken as a whole, and has not incurred any Tax liability since the date of the most recent Company Financial Statements other than in the ordinary course of business.

    To the Company's Knowledge, there is no reasonable basis for the assertion of any claims for Taxes that if adversely determined would be material, either individually or in the aggregate, to the Company and its Subsidiaries, taken as a whole.

              (ii)  The Company and each of its Subsidiaries have withheld with respect to its employees, creditors, independent contractors, stockholders or other parties all Taxes required to be withheld and has timely paid over such Taxes to the appropriate Governmental Authority.

            (iii)  There is no Tax deficiency outstanding, assessed, or to the Company's Knowledge, proposed against the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries has executed or requested any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax that is still in effect. There are no liens for Taxes on the assets of Company or of any of its Subsidiaries other than with respect to Taxes not yet due and payable.

            (iv)  To the Company's Knowledge, no claim has ever been made by a Governmental Entity in a jurisdiction where any of the Company or its Subsidiaries do not file Tax Returns that the Company or any of its Subsidiaries is or may be subject to taxation by that jurisdiction.

              (v)  No Tax audit or other examination of the Company or any of its Subsidiaries is presently in progress, nor has the Company or any of its Subsidiaries been notified either in writing or orally of any request for any such Tax audit or other examination.

            (vi)  Neither the Company nor any of its Subsidiaries has filed any consent agreement under Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by the Company.

            (vii)  Neither the Company nor any of its Subsidiaries is a party to (A) any agreement with a party other than the Company or any of its Subsidiaries providing for the allocation or payment of Tax liabilities or payment for Tax benefits with respect to a consolidated, combined or unitary Return which Return includes or included the Company or any Subsidiary or (B) any Company Significant Tax Agreement other than any Company Significant Tax Agreement described in (A).

          (viii)  Except for the group of which the Company and its Subsidiaries are now presently members, neither the Company nor any of its Subsidiaries has ever been a member of an "affiliated group" of corporations within the meaning of Section 1504 of the Code. None of the Company or any of its Subsidiaries has any liability for the Taxes of any person (other than the Company or any of its Subsidiaries) under Treasury Regulationss. 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise. There is no excess loss account, deferred intercompany gain or loss, or intercompany items as such terms are defined in the regulations promulgated under the Code, that exist with respect to the Company or any of its Subsidiaries.

            (ix)  Neither the Company nor any of its Subsidiaries is a party to any joint venture, partnership or, to the Company's Knowledge, any other arrangement or contract, that could be treated as a partnership for federal income tax purposes.

              (x)  None of the Company or its Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (A) change in method of accounting for a taxable period ending on or prior to the Closing Date under Section 481 of the Code (or any corresponding or similar provision of state, local or foreign income Tax law); or (B) "closing agreement" as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign income Tax law) executed on or prior to the Closing Date.

            (xi)  There is no contract, agreement, plan or arrangement covering any individual or entity treated as an individual included in the business or assets of the Company or its Subsidiaries that, individually or collectively, could give rise to the payment of any "excess parachute payments" within the meaning of Section 280G of the Code, by the Company, a Subsidiary, Merger Sub or Parent or any payment that would not be deductible by reason of Section 162(m) of the Code or similar provisions of Tax law.

            (xii)  Neither the Company nor any of its Subsidiaries is currently or has at any time been, a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code. None of the Company or any of its Subsidiaries has or has ever had a permanent establishment in a foreign country.

          (xiii)  There are no outstanding rulings of, or requests for rulings with any Tax authority expressly addressed to the Company or its Subsidiaries that are, or if issued would be, binding on the Company or any of its Subsidiaries.

          (xiv)  In the past five (5) years, none of the Company or its Subsidiaries has distributed a corporation in a transaction that is reported to qualify under Section 355 of the Code, or been distributed in a transaction that is reported to qualify under Section 355 of the Code.

          (n)    Employee Benefits.

              (i)  For purposes hereof, the term "Company Scheduled Plans" means each "employee pension benefit plan" (as such term is defined in Section 3(2) of ERISA), "employee welfare benefit plan" (as such term is defined in Section 3(1) of ERISA), material personnel or payroll policy or material fringe benefit, severance agreement or plan or any pension benefit plan, excess benefit plan, bonus, stock option, stock purchase or other incentive plan, tuition reimbursement, automobile use, club membership, parental or family leave, top hat plan or deferred compensation plan, salary reduction agreement, change-of control agreement, employment agreement, indemnification agreement, retainer agreement, or any other material benefit plan, policy, program, arrangement, agreement or contract, whether or not written or terminated, with respect to any employee, former employee, director, independent contractor, or any beneficiary or dependent thereof currently maintained, sponsored, adopted or administered by the Company or any Subsidiary or any current or former Company Plan Affiliate or to which the Company or any current or former Parent

    Plan Affiliate has made contributions to, obligated itself or has any liability (whether accrued, absolute, contingent or otherwise, and whether due or to become due or asserted or unasserted) with respect thereto. A "Company Plan Affiliate" is each entity that is, or has ever been, treated as a single employer with the Company pursuant to Section 4001 of ERISA or Section 414 of the Code. The Company has provided or made available to Parent or its counsel current copies of all employee manuals of the Company and its Subsidiaries that include personnel policies applicable to any of their respective employees.

              (ii)  The Company has made available to Parent or its counsel a complete and accurate copy of each written Company Scheduled Plan, together with, if applicable, a copy of audited financial statements, actuarial reports and Form 5500 Annual Reports (including required schedules), if any, for the three (3) most recent plan years, the most recent IRS determination letter or IRS recognition of exemption; each other material letter, ruling or notice issued by a governmental body with respect to each such plan, a copy of each trust agreement, insurance contract or other funding vehicle, if any, with respect to each such plan, the current summary plan description and summary of material modifications thereto with respect to each such plan and Form 5310. Section 5.2(m) of the Company Disclosure Schedule contains a description of the material terms of any material unwritten Company Scheduled Plan as currently in effect as of the date hereof.

            (iii)  To the Company's Knowledge, as of the date hereof, each Company Scheduled Plan (1) has been in material compliance in form and in operation with the material, applicable requirements of ERISA and the Code, and any other material legal requirements; and (2) has been and is operated and administered in compliance with its terms (except as otherwise required by law). Each Company Scheduled Plan which is intended to be qualified under Section 401(a) of the Code has received, or has remaining a period of time to apply for, a favorable determination letter or other recognition of exemption from the Internal Revenue Service on which the Company can rely.

            (iv)  With respect to each Company Scheduled Plan, there are no claims or other proceedings pending or, to the Knowledge of the Company, threatened with respect to the assets thereof (other than routine claims for benefits).

              (v)  To the Company's Knowledge, each Company Scheduled Plan (other than any stock option plan) may be amended, terminated, modified or otherwise revised by the Company or Parent, on and after the Closing, without further liability to the Company or Parent (other than ordinary administrative expenses or routine claims for benefit plans).

            (vi)  None of the Company or any current or former Company Plan Affiliate has at any time participated in, made contributions to or had any other liability, including contingent liability, with respect to any Company Scheduled Plan which is a "multi-employer plan" as defined in Section 4001 of ERISA, a "multi-employer plan" within the meaning of Section 3(37) of ERISA, a "multiple employer plan" within the meaning of Section 413(c) of the Code, a "multiple employer welfare arrangement" within the meaning of Section 3(40) of ERISA or a plan that is subject to Title IV of ERISA.

            (vii)  No Company Scheduled Plan provides, or reflects or represents any liability to provide retiree health coverage to any person for any reason, except as may be required by COBRA or applicable state insurance laws, and neither the Company nor any Company Plan Affiliate has any liability (whether accrued, absolute, contingent or otherwise, and whether due or to become due to asserted or unasserted) to any current or former employee, or director (either individually or as a group) to provide retiree health coverage, except to the extent required by applicable continuation coverage statutes, laws or ordinances.

          (viii)  With respect to any Company Scheduled Plan which is a welfare plan as defined in Section 3(1) of ERISA, there is no disqualified benefit (as such term is defined in Code Section 4976(b)) which would subject the Company or any Company Plan Affiliate to a tax under Code Section 4976(a).

            (ix)  Other than by reason of actions taken following the Closing, neither the execution of this Agreement nor the consummation of the transactions contemplated by this Agreement will (1) entitle any current or former employee of the Company to a material amount of (i) severance pay, (ii) unemployment compensation or (iii) any other payment, (2) accelerate the time of payment or vesting of any payment (other than for a terminated or frozen tax-qualified plan, pursuant to a requirement herein to freeze or terminate such plan), cause the forgiveness of any indebtedness, or increase the amount of any compensation due to any such employee or former employee or (3) give rise to the payment of any amount that would not be deductible pursuant to the terms of Section 280G of the Code.

              (x)  The Company has not entered into any contract, agreement or arrangement covering any employee that gives rise to the payment of any amount that would not be deductible pursuant to the terms of Section 162(m) of the Code.

          (o)    Company Intangible Property.

              (i)  The Company and its Subsidiaries own, or are licensed or otherwise possess legally enforceable rights to use, sell or license, as applicable, all Proprietary Rights (excluding in each case Proprietary Rights in Commercial Software) used, sold, distributed or licensed in or as a part of the business of the Company or its Subsidiaries as currently conducted (the "Company Proprietary Rights"). The Company has licenses for all copies of Commercial Software used in its business and the Company does not have any obligation to pay fees, royalties or other amounts pursuant to any such license at any time, and the Company is not in material breach of its obligation to do so as of the date hereof.

              (ii)  Except for Commercial Software and Company Embedded Products for which the Company has valid licenses which are adequate for the conduct of the Company's business as conducted as of the date hereof, the Company or one of its Subsidiaries either (1) is the sole and exclusive owner of the Company Proprietary Rights (free and clear of any Encumbrances), and has sole and exclusive rights therein; or (2) has a valid, effective written license for the use and/or distribution of the material covered thereby in connection with the services and/or products in respect of which such Company Proprietary Rights are currently being used. The Company is not contractually obligated to pay any royalties, fees or other amounts at any time to any third Person with respect to the use or distribution of any Company Proprietary Rights and the Company is not in material breach of its obligation to do so as of the date hereof. To Company's Knowledge, all current registrations of Company Proprietary Rights are in compliance, in all material respects, with formal legal requirements (including, but not limited to, the payment of filing, examination and maintenance fees) as of the date hereof and have not been and are not now involved in any interference or opposition preceding. To Company's Knowledge as of the date hereof, all products made, used, or sold under any patents included as Company Proprietary Rights have been marked with the proper patent notice.

            (iii)  To the Company's Knowledge, the Company and its Subsidiaries have not infringed or otherwise violated any Proprietary Rights of any third Persons and none of the products or services marketed or sold by Company or its Subsidiaries as of the date hereof infringes or otherwise violates any Proprietary Rights of any third Persons.

            (iv)  No actions, suits, claims, investigations or proceedings with respect to the Company Proprietary Rights are pending or, to the Knowledge of the Company, threatened by any Person, (A) alleging that the manufacture, sale, licensing, distributing or use of any product or service or any portion thereof of the Company or its Subsidiaries as manufactured, sold, licensed, distributed or used by the Company and its Subsidiaries infringes or otherwise violates any Proprietary Rights of any third Persons or (B) challenging the ownership by the Company, validity or effectiveness of any such Company Proprietary Rights.

              (v)  The Company has taken reasonable security measures to safeguard and maintain its rights in the trade secrets included in the Company Proprietary Rights. To the Company's Knowledge, the Company or any Subsidiary trade secrets and all copies of the source code to Company Software are physically in the control of an escrow agent or the Company at the Company's facilities. All officers, employees, contractors and consultants of the Company or its Subsidiaries who have access to proprietary information have executed and delivered to the Company an agreement regarding the protection of proprietary information. All officers, employees, contractors and consultants of the Company or its Subsidiaries have executed and delivered to the Company an agreement regarding the assignment to or ownership by the Company of all Company Proprietary Rights arising from the services performed for the Company by such Persons. To the Knowledge of the Company, no current or prior officers, employees or consultants of the Company claim, and the Company is not aware of any reasonable grounds to assert a claim to, any ownership interest in any Company Proprietary Right as a result of any services performed for the Company or its Subsidiaries including, but not limited to, involvement in the development of any property embodying any Company Proprietary Rights, while employed by or consulting to the Company or otherwise.

            (vi)  All authors of the software, programs and applications included in the Company Proprietary Rights, other than Company Embedded Products (the "Company Software") and any other Person who participated in the development of the Company Software or any portion thereof (such authors and other persons or entities are collectively referred to as the "Company Software Authors") made his or her contribution to the Company Software (a) within the scope of employment with the Company or any Subsidiary, as a "work made for hire", or (b) as a consultant who assigned all rights to such Company Software to the Company or any Subsidiary.

            (vii)  For the purpose of this Section 5.1(o), the following terms have the following definitions: (A) the term "Commercial Software" means packaged commercially available software programs generally available to the public which have been licensed to the Company or a Subsidiary pursuant to end-user licenses that permit the use of such programs without a right to modify, distribute or sublicense the same; (B) the term "Company Embedded Products" means third party software incorporated in any existing product or service of the Company or a Subsidiary ; and (C) the term "Proprietary Rights" means (1) patents and patent applications (including all reissuances, continuations, continuations-in-part, revisions, extensions and reexaminations thereof), patent disclosures and rights in inventions (whether patentable or unpatentable), (2) trademarks, service marks, trade dress, trade names, rights in Internet domain names and corporate names, registrations and applications for registration thereof, and all goodwill symbolized by and associated therewith, (3) copyrights and registrations and applications for registration thereof, (4) rights in computer software, data and documentation (in both source code and object code form) (including Company Embedded Products), (5) rights in trade secrets and other confidential and proprietary information, catalogs, product designs, specifications, business plans, processes, formulae, methods, schematics, know-how, sales data, marketing data, lists of customers, suppliers and potential customers and suppliers and copyrightable works, (6) other confidential and proprietary intellectual property rights, and (7) all renewals, extensions, revivals and resuscitations thereof.

          (p)    Agreements, Contracts and Commitments; Material Contracts.

              (i)  As of the date hereof, neither the Company nor any of its Subsidiaries is a party to or is bound by:

                (1)  any contract relating to the borrowing of money, the guaranty of another Person's borrowing of money, or the creation of an encumbrance or lien on the assets of the Company or any of its Subsidiaries and with outstanding obligations in excess of $5,000,000;

                (2)  any employment or consulting contract or commitment with any executive officer or member of the Company's Board of Directors or any other employee who is one of the five (5) most highly compensated employees, including base salary but excluding commissions and bonuses, based on 2001 base salary (the "Company Key Employees"), other than those that are terminable by the Company or any of its Subsidiaries on no more than thirty (30) days notice without material liability, financial obligation or benefits, except as generally available to employees of the Company, except to the extent general principles of wrongful termination law may limit the Company's or any of its Subsidiaries' ability to terminate employees at will;

                (3)  any agreement of indemnification or guaranty by the Company or any of its Subsidiaries (excluding those agreements required to be disclosed pursuant to (1) above) other than indemnification agreements between the Company or any of its Subsidiaries and any of its officers or directors in standard forms;

                (4)  any agreement, contract or commitment containing any covenant limiting the freedom of the Company or any of its Subsidiaries to engage in any line of business or conduct business in any geographical area, compete with any person or granting any exclusive distribution rights or materially limiting the Company's use or exploitation of the Company Proprietary Rights;

                (5)  any contract for capital expenditures in excess of $500,000;

                (6)  any agreement, contract or commitment currently in force relating to the disposition or acquisition of assets material to the operation of the business as currently conducted;

                (7)  excluding any arrangements or other contract or commitment for the payment of royalties by the Company or its Subsidiaries, any arrangement or other contract or commitment involving a sharing of profits or losses by the Company or any of its Subsidiaries with any other Person;

                (8)  any agreement, contract or commitment for the purchase of any ownership interest in any corporation or other business enterprise;

                (9)  any material joint marketing or distribution or development agreement or other material contract of the Company or any of its Subsidiaries; or

              (10)  any lease, sublease, rental agreement, contract of sale, tenancy or license related to any real property.

              (ii)  A true, accurate and complete copy (including all material amendments thereto) of each agreement, contract, obligation, promise or undertaking set forth on Schedule 5.2(p) of the Company Disclosure Schedule and to which the Company or any Subsidiary is a party or by which the Company, any of its Subsidiaries or its assets is or may become bound (a "Company Contract"), or a summary of each oral contract, has been made available to Parent or its counsel. Each Company Contract is in full force and effect as to the Company or any Subsidiary, and to the Company's Knowledge as to the other contracting parties. No condition exists or event has occurred that, (whether with or without notice or lapse of time or both, or the happening or occurrence of any other event) would constitute a default by the Company or a Subsidiary of the Company or, to the Knowledge of the Company, any other party thereto under, or result in a right to terminate, any Company Contract, except as could not, individually or in the aggregate, be reasonably expected to result in a Material Adverse Effect on the Company.

          (q)    Unlawful Payments and Contributions.    To the Knowledge of the Company, neither the Company, any Subsidiary of the Company nor any of their respective directors, officers, employees or agents has, with respect to the businesses of the Company or its Subsidiaries, (i) used any funds for any unlawful contribution, endorsement, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any Person or entity.

          (r)    Environmental Matters.    (i) the Company and its Subsidiaries and the operations, assets and properties thereof are in material compliance with all Environmental Laws; (ii) there are no judicial or administrative actions, suits, proceedings or investigations pending or, to the Knowledge of the Company, threatened against the Company or any Subsidiary of the Company alleging the violation of any Environmental Law and neither the Company nor any Subsidiary of the Company has received written notice from any governmental body or Person alleging any violation of or liability under any Environmental Laws, in either case which could reasonably be expected to result in a Material Adverse Effect on the Company; (iii) to the Knowledge of the Company, there are no facts or circumstances which could result in any environmental liability which could reasonably be expected to result in a Material Adverse Effect on the Company; (iv) neither the Company nor any of its Subsidiaries has ever generated, transported, treated, stored, handled or disposed of any Hazardous Material in a manner which, individually, or in the aggregate, could reasonably be expected to result in a Material Adverse Effect on the Company; (v) except in compliance with Environmental Laws and in a manner that could not reasonably be expected to subject the Company or any Subsidiary to material liability, to the knowledge of the Company and any of its Subsidiaries, no Hazardous Materials are present on, in, at or under any real property currently owned or leased by the Company or any of its Subsidiaries or were present on, in, at or under any other real property at the time it ceased to be owned or leased by the Company or any of its Subsidiaries (including without limitation, containment by means of any underground or aboveground storage tank); (vi) except as set forth in section 5.2(r) of the Company Disclosure Schedule, to the Knowledge of the Company, there are no underground storage tanks, asbestos which is friable or likely to become friable or PCBs present on any real property currently owned or leased by the Company or any of its Subsidiaries or as a consequence of the acts of the Company, its Subsidiaries, or their agents. For the purpose of this Section 5.2(r), the following terms have the following definitions: (X) "Environmental Laws" means any applicable federal, state, local or foreign law (including common law), statute, code, ordinance, rule, regulation or other requirement relating to the environment, natural resources, or public or employee health and safety as amended to date; and (Y) "Hazardous Material" means any substance, material or waste regulated by federal, state or local government, including, without limitation, any substance, material or waste which is defined as a "hazardous waste," "hazardous material," "hazardous substance," "toxic waste" or "toxic substance" under any provision of Environmental Law and including but not limited to petroleum and petroleum products, other than substances contained in janitorial supplies or office products.

          (s)    Title to Properties; Liens; Condition of Properties.    The Company and its Subsidiaries have good title to, or a valid leasehold interest in, the real and personal property, shown on the most recent Company Financial Statements or acquired after the date thereof. None of the property owned, leased or used by the Company or any of its Subsidiaries is subject to any mortgage, pledge, deed of trust, lien, conditional sale agreement, security title, encumbrance, or other adverse claim or interest of any kind (other than any of the foregoing with respect to (i) taxes not yet due and payable, (ii) matters which do not materially and adversely affect the use, value or operation of such property, and (iii) liens or encumbrances against any landlord's or owner's interest in any leased property). Since December 31, 2001, there has not been any sale, lease, or any other disposition or distribution by the Company or any of its Subsidiaries of any of its assets or properties material to the Company and its Subsidiaries, taken as a whole, except transactions in the ordinary course of business, consistent with past practices.

          (t)    Insurance.    All insurance policies (including "self-insurance" programs) now maintained by the Company or any of its Subsidiaries (the "Company Insurance Policies") are in full force and effect as to the Company or any of its Subsidiaries, neither the Company nor any of its Subsidiaries is in default under any of the Company Insurance Policies, and no claim for coverage under any of the Company Insurance Policies has been denied. The Company has not received any written notice of cancellation or intent to cancel or increase or intent to increase premiums with respect to such insurance policies nor, to the Knowledge of the Company or any of its Subsidiaries, is there any reasonable basis for any such action.

          (u)    Labor and Employee Relations.

              (i)  None of the employees of the Company or any of its Subsidiaries is represented in his or her capacity as an employee of such company by any labor organization; neither the Company nor any of its Subsidiaries has recognized any labor organization nor has any labor organization been elected as the collective bargaining agent of any of their employees, nor has the Company or any of its Subsidiaries signed any collective bargaining agreement or union contract recognizing any labor organization as the bargaining agent of any of their employees; and to the Knowledge of the Company, there is no active or current union organization activity involving the employees of the Company or any of its Subsidiaries, nor has there ever been union representation involving employees of the Company or any of its Subsidiaries.

              (ii)  The Company and each of its Subsidiaries have made available to Parent or its counsel a description of all written employment policies under which the Company or any of its Subsidiaries currently operates.

            (iii)  To the Company's Knowledge, the Company and each of its Subsidiaries is in compliance with all Federal, foreign (as applicable), and state or other applicable laws regarding employment practices, including laws relating to workers' safety, sexual harassment or discrimination, except where the failure to so be in compliance, individually or in the aggregate, would not have a Material Adverse Effect on the Company.

            (iv)  To the Knowledge of the Company, none of the Company Key Employees has any plans to terminate his or her employment with the Company or any of its Subsidiaries.

          (v)    Permits.    The Company and each of its Subsidiaries hold all licenses, permits, registrations, orders, authorizations, approvals and franchises that are required to permit it to conduct its businesses as presently conducted, except where the failure to hold such licenses, permits, registrations, orders, authorizations, approvals or franchises could not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect on the Company or any of its Subsidiaries. All such licenses, permits, registrations, orders, authorizations, approvals and franchises are now, and will be immediately after the Effective Time, valid and in full force and effect, except where the failure to be valid and in full force and effect or to have the benefit of any such license, permit, registration, order, authorization, approval or franchise could not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect on the Company or the Surviving Corporation. Neither the Company nor any of its Subsidiaries has received any written notification of any asserted present failure (or past and unremedied failure) by it to have obtained any such license, permit, registration, order, authorization, approval or franchise, except where such failure could not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect on the Company or the Surviving Corporation.

          (w)    Transactions with Affiliates.    Since the date of Company's last proxy statement to its stockholders filed pursuant to Section 14 of the Exchange Act (and the rules and regulations thereunder) for the sole purpose of convening the Company's annual meeting of stockholders, no event or transaction has occurred that would be required to be reported by the Company, pursuant to Item 404 of Regulation S-K promulgated by the SEC.

          (x)    Board Recommendation.    The Board of Directors of the Company, at a meeting duly called and held on April 4, 2002, has approved this Agreement and (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, taken together are fair to and in the best interests of the stockholders of the Company and declared the Merger to be advisable; (ii) approved this Agreement; and (iii) resolved to recommend that the stockholders of the Company adopt this Agreement, the Merger and the transactions contemplated hereby.

          (y)    Tax Treatment.    Neither the Company nor any of its affiliates has taken any action or knows of any fact, agreement, plan or other circumstance that is reasonably likely to prevent the Merger from qualifying as a reorganization under the provisions of Section 368(a) of the Code.

          (z)    Opinion of Company Financial Advisor.    The Company has received the opinion of Robertson Stephens, Inc., dated the date of this Agreement, to the effect that, as of such date, the Exchange Ratio is fair to the holders of the Company Shares from a financial point of view, a signed copy of which opinion has been delivered to Parent, and such opinion has not been amended, modified or revoked in a manner adverse to Parent. Subject to prior review and consent by Robertson Stephens, Inc., the Company has been authorized by Robertson Stephens, Inc. to permit the inclusion of such fairness opinion and a reference thereto in the Proxy Statement.

          (aa)    Company Rights Agreement.    The Company has made available to Parent or its counsel a complete and correct copy of the Company Rights Agreement, including all exhibits and amendments thereto. The Company has taken, and as soon as practicable after the date hereof the Company will use commercial reasonable efforts to cause the Company Rights Agent to take, all actions reasonably necessary or appropriate to amend the Rights Agreement to ensure that the execution of this Agreement, the Merger and the other transactions contemplated in this Agreement will not cause (i) Parent, Merger Sub or any of their affiliates to be considered an Acquiring Person (as defined in the Company Rights Agreement), (ii) the occurrence of the Distribution Date or Shares Acquisition Date (each as defined in the Company Rights Agreement) or (iii) the separation of the Rights from the underlying Company Shares, and will not give the holders thereof the right to acquire securities of any party thereto.

          (bb)    WARN Obligation.    All reductions in force performed by the Company or any Subsidiary (individually or taken as a whole) have been in compliance with the Worker Adjustment Retraining and Notification Act.

ARTICLE VI
Additional Covenants and Agreements

        6.1    Conduct of Business of the Company.    During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms and the Effective Time, the Company (which for the purposes of this Section 6.1 shall include the Company and each of its Subsidiaries, taken as a whole) agrees, except to the extent that Parent shall otherwise consent in writing (which consent shall not be unreasonably withheld or delayed) or as set forth in Section 6.1 of the Company Disclosure Schedule or in the Company SEC reports, to carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, and to use its commercially reasonable efforts consistent with past practices and policies to preserve intact its present business organizations, keep available the services of its present officers and employees and preserve its relationships with material customers, suppliers, distributors, licensors, licensees, and others having material business dealings with the Company, to the end that the goodwill and ongoing businesses of the Company shall be substantially unimpaired the Effective Time. Except as expressly provided for by this Agreement or in the schedules thereto, the Company shall not, prior to the Effective Time or earlier termination of this Agreement pursuant to its terms, without the prior written consent of Parent (which consent shall not be unreasonably withheld or delayed), as set forth in Section 6.1 of the Company Disclosure Schedule or in the Company SEC reports:

          (a)  Accelerate, amend or change the period of exercisability of options, restricted stock or warrants to purchase Company Shares, or reprice options granted under the Company Option Plans or materially amend or modify the terms of any warrant to purchase Company Shares or authorize cash payments in exchange for any warrant to purchase Company Shares or in exchange for any options granted under any of the Company Option Plans;

          (b)  Enter into any material partnership arrangements or joint development agreements or strategic alliances which would require fees greater than $50,000 individually or $100,000 in the aggregate;

          (c)  Enter into any contracts or commitments, containing any exclusivity or non-competition covenant that binds the Company;

          (d)  Enter into any contract or commitment (excluding contracts or commitments for capital expenditures) which involves the payment by the Company of $250,000 or more individually, or $1,000,000 in the aggregate, in any calendar year which is not cancelable without material penalty within ninety days of the date of notice of cancellation;

          (e)  Except as required by law, grant or pay any severance or termination payments to any employee, except (A) payments made in connection with the termination of employees who are not executive officers in amounts consistent with the Company's policies and past practices not to exceed $35,000 individually or $200,000 in the aggregate or (B) pursuant to written agreements outstanding, or benefit plans or policies existing, on the date hereof and as previously disclosed in writing to Parent or its counsel;

          (f)    Transfer or license to any person or entity or otherwise extend (other than automatic extensions or renewals), amend or modify in any material respect any rights to the Company Proprietary Rights (including rights to resell or relicense the Company Proprietary Rights) or enter into grants to future patent rights, other than on (A) standard forms of the Company or (B) standard forms of the Company's clients entered into in the ordinary course of business; provided, however, that such standard forms shall provide for a non-exclusive, enterprise wide, or site license of the Company Proprietary Rights;

          (g)  Commence or settle any litigation or legal proceeding or settle any dispute, for an aggregate amount in cash, stock, property or services valued in excess of $200,000 other than for the routine collection of bills or to protect or enforce Company Proprietary Rights, provided that the Company may commence a suit if the Company in good faith determines that failure to commence suit would result in the material impairment of a valuable asset of the business of the Company, so long as the Company consults with the Parent prior to the filing of such a suit and keeps Parent reasonably advised of the status and details of such litigation; provided further that the Company shall not require the approval of, and shall not be required to consult with, Parent with respect to, and shall be permitted to initiate, any claim, suit or proceeding against Parent, Merger Sub, any other Subsidiary of Parent or any affiliate of any of the foregoing;

          (h)  Declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock of the Company, other than (i) in connection with the replacement of lost, stolen or destroyed certificates and (ii) the declaration and payment of a cash dividend not to exceed $24,000,000, in the aggregate, to all holders of Company Shares on the record date for such dividend (the "Dividend Amount" and, if such dividend is declared and paid, the amount of such dividend payable in respect of each Company Share as of the record date, shall be referred to as the "Per Share Dividend Amount");

          (i)    Repurchase or otherwise acquire, directly or indirectly, any shares of its capital stock (other than any purchase, forfeiture or retirement of shares of Common Stock or Company Options occurring pursuant to the terms (as in effect on the date hereof) of any existing contract or agreement or any existing benefit plan or policies, in a manner otherwise consistent with the terms of this Agreement);

          (j)    Issue, deliver, sell or authorize or propose the issuance, delivery, grant or sale of, any shares of its capital stock of any class or securities convertible into, or any subscriptions, rights, warrants or options to acquire, or enter into other agreements or commitments of any character obligating it to issue any such shares or other convertible securities or grant any form of stock appreciation rights, except for the issuance of (i) Company Options issued in the ordinary course of business consistent with past practice and in an amount not to exceed 200,000 shares of Company Common Stock in the aggregate or (ii) Company Shares pursuant to the exercise of Company Options or pursuant to the Company ESPP;

          (k)  Cause or permit any amendments to the Company's certificate of incorporation or bylaws;

          (l)    Sell, lease, sublease, license, encumber or otherwise dispose of any of the properties or assets of the Company material to its business as currently conducted, except in the ordinary course of business consistent with past practices;

          (m)  Incur any material indebtedness for borrowed money (other than trade payables incurred in the ordinary course of business consistent with past practices and owed to persons other than affiliates of the Company) or guarantee any such prohibited indebtedness or issue or sell warrants or rights to acquire debt securities of the Company or any Subsidiary or guarantee any indebtedness of others;

          (n)  Except as required by law, outstanding written agreements, or any Company Scheduled Plans existing on the date hereof or as previously disclosed to Parent or its counsel, adopt, materially amend or modify or terminate (other than by expiration) or extend or renew (other than by automatic renewal or extension) any Company Scheduled Plan or materially increase the salaries, wage rates, benefits or perquisites (including, without limitation, travel and entertainment reimbursement policies) of any of its executive officers or directors (except in the ordinary course of business consistent with past practice), including but not limited to (but without limiting the generality of the foregoing), adopting or materially amending any stock purchase or option plan, employment contract or any bonus or special remuneration owed to any director or employee, increasing any commission plans or initiating any sales incentive events involving increased commission or other material benefits;

          (o)  Revalue any of the material assets of the Company including without limitation writing down the value of inventory, writing off notes or accounts receivable, other than in the ordinary course of business or as required by GAAP or applicable law;

          (p)  Pay, discharge or satisfy in an amount in excess of $150,000 in any single instance, or $500,000, in the aggregate, any claim, liability or obligation (absolute, accrued, asserted or unasserted, or contingent) other than the payment, discharge or satisfaction in the ordinary course of business consistent with past practices of liabilities, whether arising prior to, on or after the date hereof, of the type reflected or reserved against in the Company Financial Statements (or described in the notes thereto);

          (q)  Except as required by applicable Tax law, make or change any material election in respect of Taxes or adopt or change in any material respect any accounting method in respect of Taxes, enter into any closing agreement, settle any claim or assessment in respect of Taxes (except settlements effected solely through payment of immaterial sums of money), or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

          (r)    Except for any change which is required by reason of a change in GAAP, change any material method of accounting or accounting practice used by it;

          (s)    Release or permit the release of any Person from, or waive or permit the waiver of any provision of any "standstill" or similar agreement to which the Company is a party;

          (t)    Enter into any agreement or arrangement (i) providing that a project is subject to a limitation on the overall cost or number of hours which can be billed to the project (so called "fixed fee" or "billing cap" arrangements) or (ii) to provide products or services at rates where the project margin would not reasonably be expected to be less than 35%, except for (1) arrangements where the cost of services to be rendered pursuant to such arragement could not reasonably be expected to exceed $150,000 or (2) fixed fee or billing cap arrangements where: (A) the cost of services to be rendered pursuant to such arrangements could not reasonably be expected to exceed the fixed fee or billing cap amount and (B) such arrangements have each been approved in accordance with the Company's standard approval procedures; provided, however, that if the Company enters into any fixed fee or billing cap arrangement in an amount in excess of $750,000, the Company shall apprise Parent in writing of such pending arrangement; and provided, that if Parent fails to object to any such agreement or arrangement within twenty-four (24) hours of receipt of Company's written notice of such pending agreement or arrangement, Parent shall be deemed to have consented to such agreement or arrangement; provided, further, that if Parent objects to any such agreement or arrangement, Parent shall provide the Company with a reasonable basis for such objection and Parent will use its best efforts to cooperate with the Comopany to obtain a reasonable solution to such objection.

          (u)  Enter into, agree or commit to any capital expenditures, leasehold improvements or any similar commitments, except in the ordinary course of business consistent with past practices, reflected or reserved against in the Company Financial Statements (or described in the notes thereto) or which expenditures or improvements do not exceed $250,000 in the aggregate;

          (v)  Enter into, agree or commit to any expenditures for trade shows, conferences or any similar commitments, except in the ordinary course of business consistent with past practices, reflected or reserved against in the Company Financial Statements (or described in the notes thereto) or which committed expenditures do not exceed $150,000 in the aggregate;

          (w)  Enter into, agree or commit to any derivative, hedging transactions, any similar transaction, except for transactions entered into in the ordinary course of business consistent with past practices, reflected or reserved against in the Company Financial

  Statements (or described in the notes thereto) or which transactions does not exceed $50,000 in the aggregate;

          (x)  Materially amend or modify, terminate (other than by expiration), extend or renew (other than by automatic extensions or renewals) any non-client related Company Contract which involves the payment by the Company of $75,000 or more, individually, or $250,000, in the aggregate, in any calendar year, including without limitation, any Company Contract relating to any real property, other than the termination or buyout of an existing real property lease obligation;

          (y)  Grant or pay any commissions to any employees, except for commissions paid on reported revenue or non-recoverable draws pursuant to offer letters previously provided to Parent or its counsel, provided that such commissions (i) shall not exceed $20,000, in any single instance, and $80,000, in the aggregate, to any one employee during any six month period, and (ii) are made pursuant to the Company's existing commission programs as of the date hereof, and as previously disclosed to Parent or its counsel;

          (z)  Hire or commit to hire any employee, except for at-will employees with total annual base salary not to exceed $100,000 in any single instance, and $250,000, in the aggregate, except for Sales Representatives whose total annual compensation shall not exceed $200,000, in any single instance, and $1,000,000, in the aggregate or Technical Leads whose total annual compensation shall not exceed $150,000, in any single instance, and $450,000 in the aggregate;

        Take, or agree to take, any of the actions described in Section 6.1(a) through (z) above, or any action which would cause or would be reasonably likely to cause any of the conditions to the Merger set forth in Sections 7.1 or 7.3, not to be satisfied.

        6.2    Conduct of Business of Parent.    During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms and the Effective Time, Parent (which for the purposes of this Section 6.2 shall include Parent and each of its Subsidiaries, taken as a whole) agrees, except to the extent that Parent shall otherwise consent in writing (which consent shall not be unreasonably withheld or delayed) or as set forth in Section 6.2 of the Parent Disclosure Schedule or in the Parent SEC reports, to carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, and to use its commercially reasonable efforts consistent with past practices and policies to preserve intact its present business organizations, keep available the services of its present officers and employees and preserve its relationships with material customers, suppliers, distributors, licensors, licensees, and others having material business dealings with Parent, to the end that the goodwill and ongoing businesses of Parent shall be substantially unimpaired as of the Effective Time. Except as expressly provided for by this Agreement or in the schedules thereto, Parent shall not, prior to the Effective Time or earlier termination of this Agreement pursuant to its terms, without the prior written consent of Parent (which consent shall not be unreasonably withheld or delayed), as set forth in Section 6.3 of Parent Disclosure Schedule or in Parent SEC reports:

          (a)  Declare or pay any dividends (whether in cash or property) on or make any other distributions (whether in cash or property) in respect of Parent Common Stock;

          (b)  Repurchase or otherwise acquire, directly or indirectly, any shares of its capital stock (other than any purchase, forfeiture or retirement of shares of Parent Common

  Stock or options granted pursuant to the Parent Option Plans occurring pursuant to the terms of any existing contract or agreement or any existing benefit plan or policies, in a manner otherwise consistent with the terms of this Agreement);

          (c)  Issue, deliver, grant, sell or authorize or propose the issuance, delivery, grant or sale of, any shares of its capital stock of any class or securities (debt or otherwise) convertible or exchangeable into any shares of its capital stock in connection with the acquisition of any ownership interest in another Person (whether by merger, share exchange or acquisition of assets of such Person) or enter into any joint venture or similar strategic or collaborative arrangement (each a "Transaction"), except in connection with any Transaction in which: (A) the total number of shares of Parent capital stock issued or issuable (upon conversion or otherwise) will not require the approval of Parent's stockholders; (B) the fair market value of any assets (excluding Parent capital stock) delivered or to be delivered (including the aggregate value of any licensing fees, royalties or other payments due from Parent or any Subsidiary) under such arrangement will not exceed 10% of the market capitalization of Parent, as determined on the date of execution of such arrangement; (C) the combined value of (A) and (B) will not exceed 20% of the market capitalization of Parent (each value as determined on the date of execution of such arrangement); (D) the Transaction will not result in the acquisition of a "significant subsidiary" as such term is defined in Section 1.02(w) of Regulation S-X; and (E) such arrangement has no less than a cash flow neutral effect on Parent and its Subsidiaries, taken as a whole, based upon the combined financial forecasts of Parent and such entity, as of the date of execution of such arrangement; provided; that the financial projections of Parent must not be inconsistent with the financial projections provided to the Company as of the date hereof;

          (d)  Incur any material indebtedness for borrowed money (other than trade payables incurred in the ordinary course of business consistent with past practice and owed to persons other than an Affiliate of Parent or any Subsidiary) or guarantee any such prohibited indebtedness or issue or sell warrants or rights to acquire debt securities of Parent or any Subsidiary or guarantee any indebtedness of others;

          (e)  Except as required by law, outstanding written agreements, or any Parent Scheduled Plans existing, on the date hereof and as previously disclosed to the Company or its counsel, adopt or materially amend or modify any Parent Scheduled Plan or materially increase the salaries, wage rates or material benefits or perquisites (including, without limitation, travel and entertainment reimbursement policies) of any of its executive officers or directors (other than in the ordinary course of business consistent with past practice), including but not limited to (but without limiting the generality of the foregoing), adopting or materially amending any stock purchase or option plan, entering into any employment contract paying any bonus, commission or special remuneration increasing any commission plans or initiating any sales incentives involving increased commission or other material benefits to any director or officers other than in connection with the hiring of any executive officers after the date hereof;

          (f)    Except for any change which is required by reason of a change in GAAP, change any material method of accounting or accounting practice used by it; or

          (g)  Settle at less than the full stated value, compromise or discount any receivables of Parent or any Subsidiary, other than in the ordinary course of business consistent with past practice;

          (h)  Other than in the ordinary course of business consistent with past practice, defer or fail to timely pay any payment obligation of Parent or any Subsidiary;

          (i)    Take, or agree to take, any of the actions described in Section 6.2(a) through (h) above, or any action which would cause or would be reasonably likely to cause any of the conditions to the Merger set forth in Sections 7.1 or 7.2, not to be satisfied.

        6.3    No Solicitation.

          (a)  From and after the date of this Agreement until the Effective Time or the earlier termination of this Agreement in accordance with its terms, the Company will not, and will not permit any of its Subsidiaries to, and will direct its and their respective directors, officers, investment bankers, affiliates, representatives and agents (collectively, the "Representatives") not to, (i) solicit, initiate, or intentionally encourage (including by way of furnishing information or affording access to the properties, books or records of the Company), or take any other action intended to facilitate, any inquiries or proposals that constitute, or could reasonably be expected to lead to, any Company Acquisition Proposal, or (ii) engage in, or enter into, any negotiations or discussions concerning any Company Acquisition Proposal. In the event that (x) the Company receives a Company Acquisition Proposal that the Board of Directors of the Company determines in good faith is or may reasonably be expected to lead to a Company Superior Proposal that was not solicited by the Company or otherwise obtained in violation of this Section 6.3, and (y) after the Company gives Parent written notice of its intention to do so, the Company may, if the Board of Directors of the Company determines in good faith (after consultation with its outside legal counsel) that failure to do so would be inconsistent with the fiduciary duties of the Board of Directors of the Company under applicable law, provide such non-public information, afford such access and enter into and engage in negotiations and discussions regarding any Company Acquisition Proposal. In such event, the Company shall, (i) promptly (and no less than twenty-four (24) hours prior to providing such non-public information, affording such access or entering into and engaging in any such negotiations and discussions) inform Parent of the material terms and conditions of such Company Acquisition Proposal, including the identity of the Person making such Company Acquisition Proposal (if not prohibited from doing so under any confidentiality agreement in effect as of the date hereof) and (ii) thereafter promptly keep Parent reasonably informed of the status, including any material change to the terms, of any such Company Acquisition Proposal. As used herein, the term "Company Acquisition Proposal" shall mean any inquiry, proposal or offer believed by the Company to being bona fide relating to any (i) merger, consolidation, business combination, or similar transaction involving the Company, (ii) sale, lease or other disposition, directly or indirectly, of all or a substantial portion of the assets of the Company and its Subsidiaries, taken as a whole in one or more transactions, (iii) issuance, sale, or other disposition of a majority of the voting equity securities (or options, rights or warrants to purchase such securities, or securities convertible into such securities) of the Company, (iv) liquidation, dissolution, recapitalization or other similar type of transaction with respect to the Company, (v) tender offer or exchange offer for a majority of the voting equity securities of the Company or (vi) other transaction which is similar in form, substance or purpose to any of the foregoing transactions; in the case of (i), (ii), (iii), (iv) or (v) above, which transaction would result in a third party (or its stockholders) acquiring more than fifty percent (50%) of the voting power of, or economic interest in, the Company or the assets representing more than fifty percent (50%) of the net income, net revenue or assets of the Company on a consolidated basis; provided, however, that the term "Company Acquisition Proposal" shall not include the Merger and the transactions contemplated hereby. For purposes of this Agreement, "Company Superior Proposal" means any Company Acquisition Proposal made by a third party on terms which the Board of Directors of the Company determines in good faith (after consulting with a financial advisor of nationally recognized reputation and considering such other matters that it deems relevant) would, if consummated, result in a transaction more favorable to the Company's stockholders from a financial point of view than the Merger and, taking into account, in the reasonable good faith judgment of the Board of Directors of the Company after consultation with its financial advisor, the availability to the person or entity making such Company Superior Proposal of the financial means to conclude such transaction. The Company will immediately cease any and all existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing. The Company shall be responsible for the conduct of its Representatives in accordance with this Section 6.3(a) , and any conduct by a Representative that would constitute a breach of the provisions of this Section 6.3(a) if engaged in by the Company shall be deemed a breach of this Section 6.3(a) by the Company.

          (b)  Except as permitted by this Section 6.3, neither the Board of Directors of the Company nor any committee thereof shall (i) withdraw, or modify in a manner adverse to Parent, or propose publicly to withdraw, or modify in a manner adverse to Parent, the approval or recommendation by the Board of Directors of the Company or such committee of this Agreement or the Merger, (ii) approve, recommend, or otherwise publicly endorse any Company Acquisition Proposal,(iii) render the provisions of any anti-takeover statute, rule or regulation inapplicable to any person or group (other than Parent, Merger Sub or their affiliates) or to any Company Acquisition Proposal, or (iv) cause the Company to enter into any letter of intent, agreement in principle, acquisition agreement or similar agreement with respect to any Company Acquisition Proposal, except in each case to the extent that the Board of Directors of the Company or any committee thereof shall determine in good faith (after consultation with its outside legal counsel), that the failure to do so would be inconsistent with the fiduciary duties of the Board of Directors of the Company under applicable law. Nothing contained in this Section 6.3 shall prohibit the Company or the Board of Directors of the Company or any committee thereof from taking, and disclosing to its stockholders, a position contemplated by Rule 14d-9 or 14e-2 promulgated under the Exchange Act or from making any disclosure to the Company's stockholders if the Board of Directors of the Company or any committee thereof shall determine in good faith (after consultation with its outside legal counsel), that the failure to do so would be inconsistent with the fiduciary duties of the Board of Directors of the Company under applicable law, provided, however, that neither the Company nor its Board of Directors nor any committee thereof shall withdraw or modify, or propose publicly to withdraw or modify in a manner adverse to Parent, its position with respect to this Agreement or the Merger or approve or recommend or propose publicly to approve or recommend, a Company Acquisition Proposal unless and until the Company shall have complied with its obligations under this Section 6.3.

          (c)  In addition to the obligations of the Company set forth in paragraphs (a) and (b) of this Section 6.3, the Company will promptly (and in any event within forty-eight (48) hours) advise Parent, orally and in writing, if any Company Acquisition Proposal is made, or any non-public information or access to the properties, books or records of the Company is requested in connection with a Company Acquisition Proposal. Any disclosure by the Company pursuant to the first sentence of this Section 6.3(c) will include a reasonably detailed summary of the principal terms and conditions of any such Company Acquisition Proposal and, if not prohibited by any confidentiality agreement in effect as of the date hereof, will disclose any written materials received by the Company in connection with such Company Acquisition Proposal and the identity of the party making such Company Acquisition Proposal, or inquiry. The Company will keep Parent reasonably advised of the status and details (including amendments and proposed amendments) of any such request or Company Acquisition Proposal.

        6.4    Meetings of Stockholders.

          (a)  Promptly after the date hereof, the Company shall take all action necessary in accordance with the DGCL and its certificate of incorporation and bylaws to convene a meeting of stockholders ("Company Stockholders Meeting") to be held as promptly as practicable after the S-4 Registration Statement is declared effective by the SEC for the purposes of voting upon this Agreement and the Merger. Nothing herein shall prevent the Company from adjourning or postponing the Company Stockholders Meeting if there are insufficient Company Shares necessary to conduct business at the Company Stockholders Meeting. Unless the Company's Board of Directors or any committee thereof has withdrawn or modified its recommendation of this Agreement and the Merger in compliance with Section 6.3, the Company shall use its reasonable best efforts to solicit from its stockholders proxies in favor of the adoption of this Agreement and the Merger and shall take all other action necessary or advisable to secure the vote or consent of stockholders required by the DGCL or NNM requirements to obtain such adoption. The Company shall take all other action necessary or advisable to promptly and expeditiously secure any vote or consent of stockholders required by applicable law, the NNM and the Company's certificate of incorporation and bylaws to effect the Merger.

          (b)  Promptly after the date hereof, Parent shall take all action necessary in accordance with the DGCL and its certificate of incorporation and bylaws to convene a meeting of stockholders (the "Parent Stockholders Meeting") to be held as promptly as practicable after the S-4 Registration Statement is declared effective by the SEC for the purposes of voting upon the issuance of Parent Shares in connection with the Merger and the other transactions contemplated hereby. Nothing herein shall prevent Parent from adjourning or postponing the Parent Stockholders Meeting if there are insufficient shares of Parent Common Stock necessary to conduct business at the Parent Stockholders Meeting. Neither the Board of Directors of Parent nor any committee thereof shall withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to the Company, the approval or recommendation by the Board of Directors of Parent or such committee of the issuance of shares of Parent Common Stock pursuant to the Merger and the other transactions contemplated hereby, except to the extent that the Board of Directors of Parent or any committee thereof shall determine in good faith (after consultation with its outside legal counsel), that the failure to do so would be inconsistent with the fiduciary duties of the Board of Directors of Parent under applicable law. Nothing contained in this Section 6.4(b) shall prohibit Parent or the Board of Directors of Parent from making any disclosure to Parent's stockholders if the Board of Directors of Parent or any committee thereof shall determine in good faith (after consultation with its outside legal counsel), that the failure to do so would be inconsistent with the fiduciary duties of the Board of Directors of Parent under applicable law. Unless Parent's Board of Directors or any committee thereof has withdrawn or modified its recommendation of the issuance of Parent Shares in connection with the Merger and the other transactions contemplated hereby in compliance with this Section 6.4(b), Parent shall use its reasonable best efforts to solicit from its stockholders proxies in favor of the issuance of Parent Shares in connection with the Merger and the other transactions contemplated hereby and shall take all other action necessary or advisable to secure the vote or consent of stockholders required by the DGCL or NNM requirements to obtain such approval. Parent shall take all other action necessary or advisable to promptly and expeditiously secure any vote or consent of stockholders required by applicable law, the NNM and Parent's certificate of incorporation and bylaws to effect the Merger, including the issuance of Parent Shares in connection with the Merger and the other transactions contemplated hereby.

        6.5    Registration Statement.    Parent will, as promptly as practicable after the date hereof, prepare and file with the SEC a registration statement on Form S-4 (the "S-4 Registration Statement"), containing a joint proxy statement/prospectus and forms of proxy, in connection with the registration under the Securities Act of the Parent Shares issuable in connection with the Merger and the other transactions contemplated hereby. The Company and Parent will, as promptly as practicable after the date hereof, prepare and file with the SEC a joint proxy statement that will be the same joint proxy statement/prospectus contained in the S-4 Registration Statement and forms of proxy, in connection with the vote of the Company's and Parent's stockholders with respect to the Merger or the issuance of Parent Shares in connection therewith, as applicable (such joint proxy statement/prospectus, together with any amendments thereof or supplements thereto, in each case in the form or forms mailed to the Company's and Parent's stockholders is herein called the "Proxy Statement"). Each of the Company and Parent will, and will cause its respective accountants, lawyers and investment bankers or financial advisors to, use its commercially reasonable efforts to cause the S-4 Registration Statement to be declared effective by the SEC (the date the S-4 Registration Statement is declared effective being referred to as the "S-4 Effective Date") as promptly as practicable thereafter, including, without limitation, causing its respective accountants, lawyers and investment bankers or financial advisors to deliver necessary or required instruments such as opinions, consents and certificates, and will take or will cause its respective accountants and lawyers to take, any other action required or necessary to be taken or advisable or customary under federal or state securities laws or otherwise in connection with the registration process, it being understood and agreed that each of Wilson Sonsini Goodrich & Rosati Professional Corporation, counsel to the Company, and Katten Muchin Zavis Rosenman, counsel to Parent, will render, on the date the preliminary Proxy Statement is first filed with the SEC or on the date of any amendment thereto so long as it is rendered prior to the date on which the S-4 Registration Statement is declared effective, an opinion that the federal income tax consequences described in the Registration Statement are true and correct in all material respects. Each of the Company and Parent will use its reasonable efforts to cause the Proxy Statement and the applicable form of proxy to be mailed to its stockholders at the earliest practicable date after the S-4 Effective Date and each of the Company and Parent shall each use its commercially reasonable efforts to hold the Company Stockholders Meeting and the Parent Stockholders Meeting, as the case may be, as soon as practicable thereafter (subject to the requirements of laws and rules and regulations of the SEC). Parent shall also take any action required to be taken under state blue sky or other securities laws in connection with the issuance of Parent Shares in the Merger.

        6.6    Reasonable Efforts.    Each of the Parties shall: (a) promptly make its respective filings and thereafter make any other required submissions under all applicable laws with respect to the Merger and the other transactions contemplated hereby; and (b) use its commercially reasonable efforts to promptly take, or cause to be taken, all other actions and do, or cause to be done, all other things necessary, proper or appropriate to consummate and make effective the transactions contemplated by this Agreement as soon as practicable.

        6.7    Access to Information.

          (a)  Upon reasonable notice, Parent, on the one hand, and the Company, on the other hand, shall (and shall cause each of their Subsidiaries to) afford to officers, employees, counsel, accountants and other authorized representatives of the other such party (the "Authorized Representatives") reasonable access, during normal business hours throughout the period prior to the Effective Time, to their properties, assets, books and records and, during such period, shall (and shall cause each of their Subsidiaries to) furnish promptly to such Authorized Representatives all information concerning its business, properties, assets and personnel as may reasonably be requested for purposes of appropriate and necessary due diligence, provided that no investigation pursuant to this Section 6.7 shall affect or be deemed to modify any of the representations or warranties made by the Parties. The Parties each agree to treat (and cause their Authorized Representatives to treat) any and all information provided pursuant to this Section 6.7 in compliance with the terms of that certain Confidentiality Agreement, entered by and between the Company and Parent, dated February 10, 2002 (the "Confidentiality Agreement").

          (b)  Parent and the Company shall keep each other reasonably apprised of the status of matters relating to the completion of the transactions contemplated hereby and work cooperatively in connection with obtaining all required approvals or consents of any governmental authority (whether domestic, foreign or supranational). In that regard, each Party shall without limitation: (i) promptly notify the other of, and if in writing, furnish the other with the copies of (or, in the case of material oral communications, advise the other orally of) any communications from or with any governmental authority (whether domestic, foreign or supranational) with respect to the Merger or any of the other transactions contemplated by this Agreement, (ii) permit the other to review and discuss in advance, and consider in good faith the views of the other in connection with, any proposed filings or any written (or any material proposed oral) communication with any such governmental authority, (iii) not participate in any meeting with any such governmental authority unless it consults with the other in advance and to the extent permitted by such governmental authority gives the other the opportunity to attend and participate thereat, and (iv) furnish the other with copies of all correspondence, filing and communications (and memoranda setting forth the substance thereof) between it and any such governmental authority with respect to this Agreement and the Merger.

          (c)  Each of the Company and Parent shall promptly notify the other party in writing of:

              (i)  any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement if the failure of the Company or Parent, as the case may be, to obtain such consent would have a Material Adverse Effect on Company or Parent as applicable or to the consummation of the transactions contemplated hereby;

              (ii)  any notice or other communication from any governmental or regulatory agency or authority in connection with the transactions contemplated by this Agreement; and

            (iii)  any notice (written or oral) or Knowledge of the occurrence of any event which will, or is reasonably likely to, result in the failure to satisfy any of the conditions specified in Article VII.

          (d)  The Company and Parent shall promptly notify the other Party of any actions, suits, claims, investigations or proceedings commenced or, to its Knowledge, threatened against, relating to or involving or otherwise affecting such party or any of its Subsidiaries which relate to the consummation of the transactions contemplated by this Agreement.

        6.8    Publicity.    The Parties agree that they will consult with each other concerning any proposed press release or public announcement pertaining to the Merger in order to agree upon the text of any such press release or the making of such public announcement, which agreement shall not be unreasonably withheld or delayed, except as may be required by applicable law or by obligations pursuant to any listing agreement with a national securities exchange or national automated quotation system, in which case the Party proposing to issue such press release or make such public announcement shall use reasonable efforts to consult in good faith with the other Party before issuing any such press release or making any such public announcement. The Parties will prepare a joint press release for the announcement of the execution of this Agreement. Notwithstanding the foregoing, in the event the Board of Directors of Parent or the Company withdraws its recommendation of this Agreement in compliance herewith, neither Party will be required to consult with or obtain the agreement of the other in connection with any press release or public announcement.

        6.9    Affiliates of the Company.    The Company has identified the Persons listed on Section 6.9 of the Company Disclosure Schedule as persons whom the Company reasonably believes are "affiliates" of the Company for purposes of Rule 145 promulgated under the Securities Act (each, a "Company Affiliate"). The Company will use its reasonable best efforts to obtain as promptly as practicable from each Company Affiliate a written agreement in the form attached hereto as Exhibit B (the "Company Affiliate Letter") that such Company Affiliate will not sell, pledge, transfer or otherwise dispose of any Parent Shares issued to such Company Affiliate pursuant to the Merger, except in compliance with Rule 145 promulgated under the Securities Act or an exemption from the registration requirements of the Securities Act.

        6.10    Maintenance of Insurance.    Between the date hereof and through the Effective Time, the Company will use commercially reasonable efforts to maintain in full force and effect all presently existing policies of insurance of the Company or its Subsidiaries or insurance reasonably comparable to the coverage afforded by such policies.

        6.11    Filings; other Action.    Subject to the terms and conditions herein provided, the Parties shall: (a) promptly after the date hereof make their respective filings and thereafter make any other required submissions under the HSR Act, the Securities Act and the Exchange Act, and comparable foreign laws, rules and regulations, with respect to the Merger; (b) cooperate in the preparation of such filings or submissions to the extent required under the HSR Act, the Securities Act and the Exchange Act and comparable foreign laws, rules and regulations; and (c) use commercially reasonable efforts promptly to take, or cause to be taken, all other actions and do, or cause to be done, all other things necessary, proper or appropriate under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement as soon as practicable. Each Party shall bear their own costs and expenses as to the actions set forth in (a)-(c) above. Notwithstanding anything to the contrary contained herein, nothing in this Agreement will require Parent, whether pursuant to an order of the Federal Trade Commission or the United States Department of Justice or otherwise, to dispose of any material assets, lines of business or equity interests in order to obtain the consent of the Federal Trade Commission or the United States Department of Justice to the transactions contemplated by this Agreement.

        6.12    Tax Free Reorganization Treatment.    The Parties shall use their commercially reasonable efforts to cause the Merger to be treated as a reorganization within the meaning of Section 368(a) of the Code and shall not knowingly take or fail to take any action which action or failure to act would jeopardize the qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code. Each of Parent, Merger Sub, and the Company (i) shall not file any Return or take any position inconsistent with the treatment of the Merger as a reorganization described in Section 368(a) of the Code, and (ii) shall comply with the record keeping and information reporting requirements set forth in Treasury Regulation ss. 1.368-3. Prior to the Effective Time, each of the Parties shall use their commercially reasonable efforts to obtain the opinion of its tax counsel in such form and upon such matters as described in Section 7.2 or 7.3, as applicable.

        6.13    Indemnification.

          (a)  From and after the Effective Time, Parent and the Surviving Corporation will fulfill and honor in all respects the obligations of the Company to indemnify and hold harmless the Company's and its Subsidiaries' present and former directors, officers, employees, and agents and their heirs, executors and assigns (collectively, the "Indemnified Personnel") against all claims, losses, liabilities, damages, judgments, fines and fees, costs and expenses, including attorneys' fees and disbursements and amounts paid in settlement, incurred in connection with any threatened or pending claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to (i) the fact that the Indemnified Personnel is or was an officer, director, employee or agent of the Company or any of its Subsidiaries or (ii) matters existing or occurring at or prior to the Effective Time (including this Agreement and the transactions and actions contemplated hereby), whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent permitted under applicable law.

          (b)  The certificate of incorporation and bylaws of the Surviving Corporation will contain provisions with respect to indemnification and elimination of liability for monetary damages at least as favorable to the Indemnified Personnel as those set forth in the current certificate of incorporation and bylaws of the Company, and for a period of six (6) years from the Effective Time, those provisions will not be repealed or amended or otherwise modified in any manner that would adversely affect the rights thereunder of the Indemnified Personnel, except to the extent, if any, that such modification is required by applicable law.

          (c)  For a period of six (6) years after the Effective Time, Parent and the Surviving Corporation will either (i) maintain in effect, if available, directors' and officers' liability insurance covering those persons who are currently covered by the Company's directors' and officers' liability insurance policy on terms comparable to those applicable to the current directors and officers of the Company; provided, however, that in no event will Parent and the Surviving Corporation be required to expend in excess of 200% of the annual premium currently paid by the Company for such coverage (or such coverage as is available for such 200% of such annual premium), or (ii) if mutually agreed between the Company and Parent prior to the Closing, purchase a directors' and officers' liability insurance policy on terms comparable to those applicable to the current directors and officers of the Company covering all periods prior to the Effective Time.

          (d)  In the event that Parent or the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers all or substantially all of its properties and assets to any person in a single transaction or a series of transactions, then, and in each such case, Parent or the Surviving Corporation, as applicable, shall make or cause to be made proper provision so that the successors and assigns of Parent or the Surviving Corporation, as applicable, assume the indemnification obligations of Parent or the Surviving Corporation, as applicable, under this Section 6.13 for the benefit of the Indemnified Personnel.

          (e)  The obligations of Parent and the Surviving Corporation under this Section 6.13 shall not be terminated or modified in such a manner as to adversely affect any Indemnified Personnel to whom this Section 6.13 applies without the consent of such affected Indemnified Personnel (it being expressly agreed that the Indemnified Personnel to whom this Section 6.13 applies shall be third party beneficiaries of this Section 6.13) unless such modification or termination is required by law.

        6.14    Company ESPP.    Any offering underway as of May 15, 2002 or that is scheduled to end on such date under the Company ESPP shall, to the extent necessary, be accelerated such that on May 15, 2002 all offerings under the Company ESPP shall be determined by treating this date as the last day of such offering periods (and making such other pro-rata adjustments as may be necessary to reflect the shortened offering). Outstanding rights to purchase shares of Company Common Stock shall be exercised in accordance with the terms of the ESPP. The Company ESPP shall remain in effect until otherwise terminated by the Company's Board of Directors; provided, however, that, the Company will not permit an offering period to commence after the date hereof (unless this Agreement is terminated) and provided further, that, in the event the Merger is consummated, the Company ESPP shall be terminated effective as of the Effective Time.

        6.15    Exemption from Liability under Section 16(b)

          (a)  Provided that, prior to the Effective Time, Company delivers to Parent: (i) a resolution of the Board of Directors of Company, or a committee of Non-Employee Directors thereof (as such term is defined for purposes of Rule 16b-3(d) under the Exchange Act), providing that the conversion into Parent Shares or options to purchase Parent Shares by Company Insiders of Company Shares or options to purchase Company Shares pursuant to the transactions contemplated hereby are intended to be exempt from liability pursuant to Rule 16b-3 under the Exchange Act and (ii) the Section 16 Information with respect to the Company prior to the Effective Time, the Board of Directors of Parent, or a committee of Non-Employee Directors thereof (as such term is defined for purposes of Rule 16b-(d) under the Exchange Act), shall adopt a resolution in advance of the Effective Time providing that the receipt by the Company Insiders of Parent Shares in exchange for Company Shares, and of options to purchase Parent Shares in exchange for shares of Company Shares, and of options to purchase Parent Shares upon assumption and conversion by Parent of options to purchase Company Shares, in each case pursuant to the transactions contemplated hereby and to the extent such securities are listed in the Section 16 Information, are intended to be exempt from liability pursuant to Rule 16b-3 under the Exchange Act.

          (b)  "Section 16 Information" shall mean information accurate in all respects regarding the Company Insiders, the number of Company Shares or other Company equity securities deemed to be beneficially owned by each Company Insider and expected to be exchanged for Parent Shares or options to purchase Parent Shares in connection with the Merger.

          (c)  "Company Insiders" shall mean those officers and directors of Company who are subject to the reporting requirements of Section 16(a) of the Exchange Act who are listed in Section 16 Information.

        6.16    Form S-8.    Parent agrees to file a registration statement on Form S-8 for the shares of Parent Common Stock issuable with respect to assumed Company Options to the extent Form S-8 is available within ten (10) business days after the Effective Time and shall maintain the effectiveness of such registration statement thereafter for so long as any of such options or rights remain outstanding.

        6.17    NNM Listing.    Parent shall take all actions reasonably necessary to cause Parent and the Parent Common Stock to become in compliance with the NNM's listing criteria and shall use its reasonable best efforts to cause the Parent Shares to be issued in the Merger or upon exercise of Company Options and Additional Options to be listed for trading on the NNM, subject to notice of official issuance thereof, prior to the Closing. Parent shall promptly notify the Company of, and if in writing, furnish the Company with the copies of (or, in the case of material oral communications, advise the Company orally of) any communications from or with the NNM with respect to Parent's and the Parent Common Stock's satisfaction of the NNM's listing criteria.

        6.18    Company Rights Agreement.    The Board of Directors of the Company shall take all further action (in addition to that referred to in Section 5.2(aa)) reasonably requested in writing by Parent (including redeeming the Company Rights immediately prior to the

Effective Time of the Merger or amending the Company Rights Agreement) in order to render the

        Company Rights inapplicable to the Merger and the other transactions contemplated by this Agreement. Except as expressly provided in this Agreement or as reasonably requested in writing by Parent, and subject to Section 6.1 hereof, the Board of Directors of the Company shall not: (i) amend the Company Rights Agreement or (ii) take any action with respect to, or make any determination under, the Company Rights Agreement (including a redemption of the Company Rights).

        6.19    Parent Rights Agreement.    The Board of Directors of Parent shall take all further action (in addition to that referred to in Section 5.1(cc)) reasonably requested in writing by the Company (including redeeming the Parents Rights immediately prior to the Effective Time of the Merger or amending the Parent Rights Agreement) in order to render the Rights inapplicable to the Merger and the other transactions contemplated by this Agreement.

        6.20    Granting of Additional Parent Options.    At the Effective Time, Parent shall grant options ("Additional Parent Options") to purchase 6,000,000 shares of Parent Common Stock under the Parent Option Plans less the number of shares of Parent Common Stock issuable as a result of the exercise of options assumed under the Parent Option Plans as a result of the issuance of Company Options pursuant to Section 6.1(j)(i), any (excluding options that may be or will in the future be granted under Parent's ESPP) to the individuals and in the amounts as may be determined by the Company, subject to the approval of Parent (which shall not be unreasonably withheld). The Additional Parent Options shall be subject to Parent's standard terms and conditions, including vesting schedules. The exercise price for the Additional Parent Options shall be the Parent Stock Price. The number of Additional Parent Options granted hereunder shall be adjusted to reflect fully the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into or exchangeable for Parent Common Stock), reorganization, recapitalization or other like change with respect to Parent Common Stock occurring after the date hereof and prior to the Effective Time. The Parent Common Stock to be issued upon the exercise of such Additional Parent Options has been duly and validly reserved for issuance and, upon issuance in accordance with the terms of Parent's applicable stock option plan, will be duly and validly issued, fully paid, nonassessable, free of any liens or encumbrances (other than any liens or encumbrances created by the holder thereof) and free of restrictions on transfer.

        6.21    Employee Benefit Plans.    Effective as of the Effective Time and until the date 18 months following such time, Parent shall provide the employees (and their dependents) of the Company and any employee (and their dependents) of any Subsidiary of the Company (collectively, "Continuing Employees") for so long as such Continuing Employees are employed by the Company or any Subsidiary of the Company with the types and levels of benefits maintained by Parent for similarly situated employees (and their dependents) of Parent; provided, however, that such benefits shall, in the aggregate, be no less favorable than the types and levels of benefits as were provided by Company to Continuing Employees (and their dependents) prior to the Effective Time ("Company Participant") "and that any benefits provided to Continuing Employees whose employment is terminated within 18 months following the Effective Date pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985 (COBRA) shall not be less favorable than such benefits provided to terminating employees of the Company immediately prior to the Effective Date." Each participant

(including without limitation all dependents) in the health benefit plans of the Company ("Company Participant") who continues to be employed by Parent (or any of its subsidiaries) immediately following the Effective Time shall, to the extent permitted by law and applicable tax qualification requirements, and subject to any generally applicable break in service or similar rule, receive credit for all purposes (including without limitation) for eligibility to participate and vesting under any employee benefit plan of Parent for years of service with the Company (and its subsidiaries and predecessors) prior to the Effective Time, except to the extent where such credit would result in duplication of benefits. Parent shall cause any and all pre-existing condition (or actively-at-work or similar) limitations, eligibility waiting periods and evidence of insurability requirements under any group health plans to be waived with respect to such Company Participants and their eligible dependents and shall provide them with credit for any co-payments, deductibles, and offsets (or similar payments) prior to the Effective Time for purposes of satisfying any applicable deductible, out-of-pocket, or similar requirements under any Parent Plans in which they are eligible to participate after the Effective Time. Notwithstanding the foregoing, immediately following the Effective Time, Continuing Employees shall (i) continue to participate in the 401(k) plan of the Company or shall be permitted to participate in the 401(k) plan of Parent and (ii) shall continue to Participate in the Company ESPP or shall be permitted to Participate in the Parent ESPP. Parent shall take all actions necessary to ensure such Continuing Employee's participation in such plans of the Effective Time.

        6.22    Additional Company Covenant.    If the Closing shall occur on or before June 30, 2002, the Company's cash and cash equivalents shall equal an amount no less than $98,000,000, provided, however, that if such closing shall occur after June 30, 2002 and on or before August 5, 2002, the Company's cash and cash equivalents shall equal an amount no less than $98,000,000.

        6.23    Additional Parent Covenant.    If the Closing shall occur on or before June 30, 2002, Parent's cash and cash equivalents shall equal an amount no less than $52,000,000; provided, however, that if such closing shall occur after June 30, 2002 and on or before August 5, 2002, Parent's cash and cash equivalents shall equal an amount no less than $52,000,000.

ARTICLE VII
Conditions

        7.1    Conditions to Each Party's Obligations.    The respective obligations of each Party to consummate the Merger are subject to the satisfaction, or waiver by each of the Parties, of the following conditions:

          (a)  this Agreement and the Merger shall have been approved and adopted by the requisite vote under applicable law of the stockholders of the Company and the issuance of Parent Shares pursuant to the Merger and the transactions contemplated hereby shall have been approved by the requisite vote of the stockholders of Parent to the extent required by the rules and regulations of the NNM;

          (b)  the SEC shall have declared the S-4 Registration Statement effective; no stop order suspending the effectiveness of the S-4 Registration Statement shall have been issued and no proceeding for that purpose, and no similar proceeding in respect of the Proxy Statement, shall have been initiated or threatened in writing by the SEC; and all requests for additional information on the part of the SEC shall have been complied with to the reasonable satisfaction of the Parties;

          (c)  no judgment, order, decree, statute, law, ordinance, rule or regulation, entered, enacted, promulgated, enforced or issued by any court or other Governmental Entity of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger or making the Merger illegal (collectively, "Restraints") shall be in effect, and there shall not be pending any suit, action or proceeding by any Governmental Entity preventing the consummation of the Merger; provided, however, that each of the Parties shall have used reasonable efforts to prevent the entry of such Restraints and to appeal as promptly as possible any such Restraints that may be entered; and

          (d)  the waiting period(s) under the HSR Act, if applicable, and all applicable material foreign antitrust, competition and merger laws shall have expired or been terminated.

        7.2    Conditions to the Obligations of the Company.    The obligations of the Company to consummate the Merger are subject to the fulfillment at or prior to the Effective Time of the following conditions, any or all of which may be waived in whole or in part by the Company to the extent permitted by applicable law:

          (a)  the representations and warranties of Parent and Merger Sub set forth in Section 5.1 hereof shall be true and correct in all respects as of the date of this Agreement and as of the Effective Time with the same force and effect as if made on and as of the Effective Time (except to the extent expressly made as of an earlier date, in which case as of such earlier date),except (i) as otherwise expressly contemplated by this Agreement and (ii) for such failures to be true and correct which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect (without for this purpose giving effect to qualifications or limitations as to materiality or the absence of a Material Adverse Effect contained in such representations and warranties), it being understood that for purposes of determining the accuracy of such representations or warranties any update or modification to the Parent Disclosure Schedule made or purported to have been made without the Company's written consent thereto shall be disregarded;

          (b)  Parent and Merger Sub shall have performed or complied in all material respects with its agreements and covenants required to be performed or complied with under this Agreement as of or prior to the Effective Time;

          (c)  Parent shall have delivered to the Company a certificate of a duly authorized officer to the effect that each of the conditions specified in Section 7.1 (as it relates to Parent) and clauses (a), (b) and (d) of this Section 7.2 has been satisfied in all respects;

          (d)  if Parent does not otherwise meet the NNM listing criteria at such time as all other conditions set forth in this Article VII have been satisfied, Parent shall have obtained the requisite stockholder approval to effect a reverse stock split such that immediately following Parent's election to effectuate such approved reverse stock split, the necessity and time of which shall be determined in Parent's sole discretion, Parent and the Parent Common Stock shall meet the NNM's listing criteria;

          (e)  Robert Gett shall have been appointed to Parent's Board of Directors effective upon and subject to the Effective Time;

          (f)    the Company shall have received an opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, its tax counsel, in form and substance reasonably satisfactory to it, dated the Closing Date, to the effect that the Merger will constitute a reorganization for United States federal income tax purposes within the meaning of Section 368(a) of the Code; provided, however, that if Wilson Sonsini Goodrich & Rosati, Professional Corporation, does not render such opinion, this condition shall nonetheless be deemed to be satisfied with respect to the Company if Katten Muchin Zavis Rosenman renders such opinion to the Company. The Company agrees to make such reasonable representations as may be requested by tax counsel in connection with the opinions referred to above; and

          (g)  the Alliance Agreement by and between Parent and Microsoft Corporation, dated as of January 28, 2000, as amended on March 29, 2000, shall have been terminated or amended to remove Parent's (i) $50.0 million obligation related to the creation of an incubator and (ii) $4.0 million obligation related to co-marketing programs, such that the sole obligation under such agreement shall be a $15.0 million purchase requirement by Parent and its Subsidiaries;

        7.3    Conditions to the Obligations of Parent.    The obligation of Parent to consummate the Merger is subject to the fulfillment at or prior to the Effective Time of the following conditions, any or all of which may be waived in whole or in part by Parent to the extent permitted by applicable law:

          (a)  the representations and warranties of Company set forth in Section 5.2 shall be true and correct in all respects as of the date of this Agreement and as of the Effective Time with the same force and effect as if made on and as of the Effective Time (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except (i) for such failures to be true and correct which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect (without for this purpose giving effect to qualifications or limitations as to materiality or the absence of a Material Adverse Effect contained in such representations and warranties), provided, however, that such Material Adverse Effect qualifier shall be inapplicable with respect to the representations and warranties of Company contained in Sections 5.2(a), (b) and (d), each of which individually shall be true and correct in all material respects as of the date of this Agreement and as of the Effective Time with the same force and effect as if made on and as of the Effective Time (except to the extent expressly made as of an earlier date, in which case as of such earlier date), and (ii) as otherwise expressly contemplated by this Agreement, it being understood that for purposes of determining the accuracy of such representations and warranties any update or modification to the Company Disclosure Schedule made or purported to have been made without Parent's written consent thereto shall be disregarded;

          (b)  the Company shall have performed or complied with in all material respects its agreements and covenants required to be performed or complied with under this Agreement as of or prior to the Effective Time;

          (c)  the Company shall have delivered to Parent a certificate of its Chief Executive Officer and Chief Financial Officer to the effect that each of the conditions specified in Section 7.1 (as it relates to the Company) and clauses (a) and (b) of this Section 7.3 has been satisfied in all respects;

          (d)  Parent shall have received an opinion of Katten Muchin Zavis Rosenman, its tax counsel, in form and substance reasonable satisfactory to it, dated the Closing Date, to the effect that the Merger will constitute a reorganization for United States federal income tax purposes within the meaning of Section 368(a) of the Code; provided, however, that if Katten Muchin Zavis Rosenman does not render such opinion, this condition shall nonetheless be deemed to be satisfied with respect to Parent and Merger Sub if Wilson Sonsini Goodrich & Rosati, Professional Corporation, renders such opinion to Parent. Parent agrees to make such reasonable representations as may be requested by tax counsel in connection with the opinions referred to above; and

          (e)  the Company shall have received all written consents, assignments, waivers, authorizations or other certificates set forth in Section 7.3(e) of the Company Disclosure Schedule.

ARTICLE VIII
Termination

        8.1    Termination by Mutual Consent.    This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, before or after the requisite approval of the stockholders of the Company and, if necessary, the stockholders of Parent, by the mutual written consent of the Company and Parent.

        8.2    Termination by either the Company or Parent.    This Agreement may be terminated and the Merger may be abandoned by action of the Board of Directors of either the Company or Parent if:

          (a)  the Merger shall not have been consummated by August 5, 2002; provided, however, that the right to terminate this Agreement under this Section 8.2(a) shall not be available to any party whose action or failure to fulfill any obligation under this Agreement has been the principal cause of or resulted in the failure of the Merger to occur on or before such date and such action or failure to act constitutes a material breach of this Agreement;

          (b)  if any Restraint shall be in effect and shall have become final and nonappealable; provided, that the Party seeking to terminate pursuant to this subsection (b), if such Party was named party to the action or proceeding resulting in the Restraint, shall have used reasonable efforts to prevent the entry of such Restraint and to appeal as promptly as possible any such Restraint that may be entered;

          (c)  at the duly held Company Stockholders Meeting (including any adjournments thereof), the requisite approval of the Company's stockholders shall not have been obtained; provided, however, that the Company's right to terminate this Agreement under this Section 8.2(c) shall not be available to the Company if the Company has breached or otherwise not complied with its obligations under Section 6.1 and 6.4(a); or

          (d)  at the duly held Parent Stockholders Meeting (including any adjournments thereof) the requisite approval of Parent's stockholders shall not have been obtained; provided, however, that Parent's right to terminate this Agreement under this Section 8.2(d) shall not be available to Parent if Parent has not complied with its obligations under Section 6.4(b).

        8.3    Termination by the Company.    This Agreement may be terminated by the Company upon written notice to Parent and the Merger may be abandoned at any time prior to the Effective Time, before or after the approval by the stockholders of the Company, by action of the Board of Directors of the Company, if:

          (a)  Parent shall have breached or failed to perform any of the representations, warranties, covenants or other agreements contained in this Agreement, or if any representation or warranty shall have become untrue, in either case such that (i) the conditions set forth in Section 7.2(a) or (b) would not be satisfied as of the time of such breach or failure or as of such time as such representation or warranty shall have become untrue and (ii) such breach or failure to be true is incapable of being cured or, if capable of being cured, has not been cured within thirty (30) business days following receipt by Parent of written notice of such failure or breach;

          (b)  (i) the Board of Directors of Parent or any committee thereof shall have withdrawn, or modified in a manner adverse to the Company, its approval or recommendation of the issuance of Parent Shares in connection with the Merger and the other transactions contemplated hereby, or Parent shall have failed to include in the Proxy Statement the recommendation of the Board of Directors of Parent in favor of approval of the issuance of Parent Shares in connection with the Merger and the other transactions contemplated hereby, (ii) Parent shall have failed to include in the Proxy Statement the recommendation of the Board of Directors of Parent in favor of approval of the issuance of Parent Shares in connection with the Merger and the other transactions contemplated hereby, or (iii) the Board of Directors of Parent or any committee thereof shall have resolved to do any of the foregoing; or

          (c)  for the purpose of accepting a Company Superior Proposal; provided, that such termination under this Section 8.2(c) shall not be effective unless (x) the Company and its Board of Directors shall have complied in all material respects with their obligations under Section 6.2(b) and the Company shall have paid the Termination Fee pursuant to Section 8.5; and (y) the Company provides Parent with at least two (2) business days' prior written notice prior to terminating this Agreement, which notice shall be accompanied by a copy of the proposed acquisition agreement with respect to the Company Superior Proposal that the Company proposes to accept.

        8.4    Termination by Parent.    This Agreement may be terminated by Parent upon written notice to the Company and the Merger may be abandoned at any time prior to the Effective Time, before or after the approval by the stockholders of Parent, by action of the Board of Directors of Parent, if:

          (a)  the Company shall have breached or failed to perform any of the representations, warranties, covenants or other agreements contained in this Agreement, or if any representation or warranty shall have become untrue, in either case such that (i) the conditions set forth in Section 7.3(a) or (b) would not be satisfied as of the time of such breach or failure or as of such time as such representation or warranty shall have become untrue and (ii) such breach or failure to be true is incapable of being cured or, if capable of being cured, or has not been cured within thirty (30) business days following receipt by the Company of written notice of such failure or breach; or

          (b)  (i) the Board of Directors of the Company or any committee thereof shall have withdrawn, or modified in a manner adverse to Parent, its approval or recommendation of the Merger or this Agreement, (ii) the Company shall have failed to include in the Proxy Statement the recommendation of the Board of Directors of the Company in favor of approval of the Merger and this Agreement, (iii) in connection with a Rule 14d-9 disclosure, the Board of Directors of the Company shall have taken any action other than a rejection of a Rule 14d-9 proposal, (iv) the Board of Directors of the Company or any committee thereof shall have recommended to the Company's stockholders any Company Acquisition Proposal, (v) the Board of Directors of the Company or any committee thereof shall have resolved to do any of the foregoing or (vi) any Company Acquisition Proposal is consummated or an agreement with respect to any Company Acquisition Proposal is executed.

        8.5    Effect of Termination; Termination Fee.

          (a)  Except as set forth in this Section 8.5, in the event of termination of this Agreement by either Parent or the Company as provided in this Article VIII, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of the Parties or their respective affiliates, officers, directors or stockholders, except (x) with respect to the treatment of confidential information pursuant to Section 6.6, the payment of expenses pursuant to Section 9.1, and Article IX generally, (y) to the extent that such termination results from a breach of a Party of any of its covenants or agreements in this Agreement or (z) with respect to any intentional misrepresentations in connection with or pursuant to this Agreement or the transactions contemplated hereby.

          (b)  In the event that this Agreement is terminated (i) by the Company pursuant to Section 8.3(c) or (ii) by Parent pursuant to Section 8.4(b), then the Company shall promptly, but in no event later than the date of such termination by the Company or the fifth (5th) business day after such termination by Parent, as applicable, pay Parent a fee equal to $2,680,000 (the "Termination Fee") payable by wire transfer in immediately available funds. In the event that this Agreement is terminated by either the Company or Parent (i) pursuant to Section 8.2(c), or (ii) pursuant to Section 8.2(a) due to the Company Stockholders Meeting not occurring as a result of a Company Acquisition Proposal, then the Company shall promptly, but in no event later than the fifth (5th) business day after the later to occur of such termination or the receipt of the Parent Fees and Expenses Statement referred to below, pay to Parent an amount equal to the out-of-pocket fees and expenses incurred by Parent and Merger Sub in connection with execution and delivery of this Agreement and the consummation of the transactions contemplated hereby (including, without limitation, reasonable attorney's fees and expenses, reasonable advisor fees and expenses and printing, mailing and solicitation costs and expenses) through the date of termination of this Agreement (the "Parent Fees and Expenses"), which shall be supported by reasonable documentation of such fees and expenses provided by Parent to the Company (the "Parent Fees and Expenses Statement"); provided, further, that if (i) the Company shall have received a Company Acquisition Proposal from any Person or group which shall not have expired or been revoked prior to such termination of this Agreement and (ii) within twelve (12) months after such termination a Company Acquisition Proposal is consummated or the Company shall have entered into an agreement with respect to a Company Acquisition Proposal which is subsequently consummated, then the Company shall pay to Parent an amount equal to the Termination Fee less any Parent Fees and Expenses paid previously by the Company pursuant to this Section 8.5 within five (5) business days after the consummation of such Company Acquisition Proposal, payable by wire transfer of same day funds. The Company acknowledges that the agreements contained in this Section 8.5(b) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Parent would not enter into this Agreement, and accordingly, if the Company fails promptly to pay the amount due pursuant to this Section 8.5(b), and, in order to obtain such payment, Parent commences a suit which results in a judgment against the Company for the fee set forth in this Section 8.5(b), the Company shall pay to Parent its costs and expenses (including reasonable attorneys' fees and expenses) in connection with such suit, together with interest on the amount of the fee at the prime rate of Citibank, N.A. in effect on the date such payment was required to be made.

          (c)  In the event that (i) this Agreement is terminated by either the Company or Parent pursuant to Section 8.2(d) and at the time of the Parent Stockholders Meeting there existed a Parent Acquisition Proposal (as defined below), (ii) this Agreement is terminated by the Company pursuant to Section 8.3(b), or (iii) this Agreement is terminated by the Company pursuant to Section 8.2(a) or 8.3(a) as a result of the condition to the Company's obligation to consummate the Merger set forth in Section 7.2(d) not being satisfied, then Parent shall promptly, but in no event later than the fifth (5th) business day after the date of such termination, pay the Company a fee equal to the Termination Fee, payable by wire transfer of same day funds. In the event that this Agreement is terminated by either the Company or Parent pursuant to Section 8.2(d) and at the time of the Parent Stockholders Meeting there did not exist a Parent Acquisition Proposal, then Parent shall promptly, but in no event later than the fifth (5th) business day after the later to occur of such termination or the receipt of the Company Fees and Expenses Statement referred to below, pay to the Company an amount equal to the out-of-pocket fees and expenses incurred by the Company in connection with execution and delivery of this Agreement and the consummation of the transactions contemplated hereby (including, without limitation, reasonable attorney's fees and expenses, reasonable advisor fees and expenses and printing, mailing and solicitation costs and expenses) through the date of termination of this Agreement, which shall be supported by reasonable documentation of such fees and expenses provided by the Company to Parent (the "Company Fees and Expenses Statement"). Parent acknowledges that the agreements contained in this Section 8.5(c) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, the Company would not enter into this Agreement, and accordingly, if Parent fails promptly to pay the amount due pursuant to this Section 8.5(c), and, in order to obtain such payment, the Company commences a suit which results in a judgment against Parent for the fee set forth in this Section 8.5(c), Parent shall pay to the Company its costs and expenses (including reasonable attorneys' fees and expenses) in connection with such suit, together with interest on the amount of the fee at the prime rate of Citibank, N.A. in effect on the date such payment was required to be made. As used herein, the term "Parent Acquisition Proposal" shall mean any inquiry, proposal or offer relating to any (i) merger, consolidation, business combination, or similar transaction involving Parent,

  (ii) sale, lease or other disposition, directly or indirectly, of all or a substantial portion of the assets or revenues of Parent and its Subsidiaries, taken as a whole in one or more transactions, (iii) issuance, sale, or other disposition of a majority of the voting equity securities (or options, rights or warrants to purchase such securities, or securities convertible into such securities) of Parent, (iv) liquidation, dissolution, recapitalization or other similar type of transaction with respect to Parent, (v) tender offer or exchange offer for a majority of the voting equity securities of Parent; or (vi) other transaction which is similar in form, substance or purpose to any of the foregoing transactions in the case of (i), (ii), (iii), (iv), (v) or (vi) above, which transaction would result in a third party (or its stockholders) acquiring more than fifty percent (50%) of the voting power of, or economic interest in, Parent or the assets representing more than fifty percent (50%) of the net income, net revenue or assets of Parent on a consolidated basis, provided, however, that the term "Parent Acquisition Proposal" shall not include the Merger and the transactions contemplated hereby.

          (d)  In the event both Parent and the Company would otherwise be entitled to receive the Termination Fee under this Section 8.5 in connection with the termination of this Agreement, neither party shall be required to make any payment under this Section 8.5.

          (e)  If this Agreement is terminated under circumstances in which Parent or the Company is entitled to receive the Termination Fee, (i) the obligation to pay the Termination Fee shall survive the termination of this Agreement and (ii) the payment of the Termination Fee shall be the sole and exclusive remedy available to Parent or the Company, as applicable. Notwithstanding anything to the contrary contained herein, in the event of a willful breach by a Party of any covenant contained in this Agreement, the other Party hereto shall have all rights, powers and remedies against the other party that may be available at law or in equity. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any such right, power or remedy by any Party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such Party.

ARTICLE IX
Miscellaneous and General

        9.1    Payment of Expenses.    Whether or not the Merger shall be consummated, each Party shall pay its own expenses incident to preparing for, entering into and carrying out this Agreement and the consummation of the transactions contemplated hereby (the "Transaction Expenses").

        9.2    Non-Survival of Representations and Warranties.    The representations and warranties made in Sections 5.1 and 5.2 hereof shall not survive beyond the Effective Time or a termination of this Agreement, except to the extent a willful breach of such representation or intentional or Knowing misrepresentation formed the basis for such termination. This Section 9.2 shall not limit any covenant or agreement of the Parties which by its terms contemplates performance after the Effective Time or after termination of this Agreement pursuant to Article VIII, including the payment of any Termination Fee.

        9.3    Modification or Amendment.    Subject to the applicable provisions of the DGCL, at any time prior to the Effective Time, the Parties, by resolution of their respective Board of Directors, may modify or amend this Agreement, by written agreement executed and delivered by duly authorized officers of the respective Parties; provided, however, that after approval of the Merger by the stockholders of either the Company or Parent is obtained, no amendment which requires further stockholder approval shall be made without such approval of stockholders.

        9.4    Waiver of Conditions.    The conditions to each of the Parties' obligations to consummate the Merger are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable law.

        9.5    Counterparts.    For the convenience of the Parties, this Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

        9.6    Governing Law; Jurisdiction.

          (a)  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.

          (b)  Each of Parent, Merger Sub and the Company hereby irrevocably submits in any suit, action or proceeding arising out of or related to this Agreement or any other instrument, document or agreement executed or delivered in connection herewith and the transactions contemplated hereby and thereby, whether arising in contract, tort, equity or otherwise, to the exclusive jurisdiction of any state or federal court located in the State of Delaware and waives any and all objections to jurisdiction that it may have under the laws of the United States or of any state.

          (c)  Each of Parent, Merger Sub and the Company waives any objection that it may have (including, without limitation, any objection of the laying of venue or based on forum non conveniens) to the location of the court in any proceeding commenced in accordance with this Section 9.6.

        9.7    Notices.    Any notice, request, instruction or other document to be given hereunder by any party to the other Parties shall be deemed delivered upon actual receipt and shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid, reputable overnight courier, or by facsimile transmission (with a confirming copy sent by reputable overnight courier), as follows:

          (a)  if to Parent or Merger Sub, to:

      divine, inc.
      1301 N. Elston Avenue
      Chicago, Illinois 60622
      Attention: Jude M. Sullivan
      Facsimile: (773) 394-6603

      with a copy to:
      Katten Muchin Zavis Rosenman
      525 West Monroe Street
      Suite 1600
      Chicago, Illinois 60661-3693
      Attention: Jeffrey R. Patt
      Facsimile: (312) 902-1061

          (b)  if to the Company, to:

      Viant Corporation
      89 South Street
      Boston, Massachusetts 02111
      Attention: Robert Gett
      Facsimile: (617) 531-3708

      with a copy to:
      Wilson Sonsini Goodrich & Rosati
      650 Page Mill Road
      Palo Alto, California 94304-1050
      Attention: Issac J. Vaughn
      Facsimile: (650) 493-6811

or to such other Persons or addresses as may be designated in writing by the party to receive such notice.

        9.8    Entire Agreement; Assignment.    This Agreement, including the Exhibits and Disclosure Schedules, together with the Confidentiality Agreement, (i) constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes all other prior or contemporaneous agreements and understandings, both written and oral, among the Parties or any of them with respect to the subject matter hereof, and (ii) shall not be assigned by operation of law or otherwise (and any attempt to do so shall be void).

        9.9    Parties in Interest.    This Agreement shall be binding upon and inure solely to the benefit of each party hereto and their respective successors and assigns. Nothing in this Agreement, express or implied, other than the right to receive the consideration payable in the Merger pursuant to Article IV hereof and other than as contemplated in Sections 6.13, is intended to or shall confer upon any other Person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

        9.10    Certain Definitions.    As used herein:

          (a)  "Company Options" means each outstanding and unexercised option to purchase Company Shares under any Company Option Plan or otherwise.

          (b)  "Company Right" means the right, issued pursuant to the Company Rights Agreement, to purchase one one-thousandth (0.001) of a share of Series A Participating Preferred Stock.

          (c)  "Company Rights Agent" means Fleet National Bank, as rights agent, under the Company Rights Agreement.

          (d)  "Company Rights Agreement" means the Preferred Stock Rights Agreement, dated as of March 27, 2001, by and between the Company and Fleet National Bank, as rights agent.

          (e)  "Company Significant Tax Agreement" is any agreement to which the Company or any Subsidiary of the Company is a party under which the Company or any Subsidiary could reasonably be expected to be liable to another party under such agreement in an amount in excess of $25,000 in respect of Taxes payable by such other party to any taxing authority.

          (f)    "Encumbrance" means any claim, lien, pledge, charge, security interest, equitable interest, option, right of first refusal or preemptive right, condition, or other restriction of any kind, including any restriction on use, voting (in the case of any security), transfer, receipt of income, or exercise of any other attribute of ownership.

          (g)  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

          (h)  "Governmental Entity" means the United States or any state, local or foreign government, or instrumentality, division, subdivision, agency, department or authority of any thereof.

          (i)    "Knowledge" and "Knowing" with respect to a party hereto shall mean the actual knowledge of any of the executive officers and directors of such party, provided that such persons shall have made due and diligent inquiry of those officers and other managers of such party and its Subsidiaries who are responsible for the matters represented.

          (j)    "Material Adverse Effect" shall mean any adverse change in the business, operations, liabilities (contingent or otherwise), results of operations, prospects, financial performance or condition of Parent or any of its Subsidiaries or the Company or any of its Subsidiaries, as the case may be, which is material to (1) (A) Parent and its Subsidiaries, taken as a whole, or (B) Parent's software business or managed hosting business or (2) the Company and its Subsidiaries, taken as a whole, as the case may be; provided, however, that in no event shall any of the following, in and of themselves, constitute a Material Adverse Effect: (i) any change in or effect on the business of Parent or any of its Subsidiaries or the Company or any of its Subsidiaries, as applicable, to the extent caused by, relating to or resulting from, directly or indirectly, the transactions contemplated by this Agreement or the announcement or pendency thereof; (ii) any change in the market price or trading volume of the Company Shares or Parent Common Stock, as applicable, on or after the date of this Agreement; or (iii) any change, effect or occurrence attributable to the United States economy as a whole, the industries in which Parent or the Company, as applicable, compete or the foreign economies where Parent or the Company, as applicable, have material operations or sales or (iv) the receipt by any Party of any notice regarding de-listing of such Party's stock from the NNM.

          (k)  "Parent Rights Agreement" the Rights Agreement, dated as of February 12, 2001, by and between Parent and Computershare Investor Services, LLC, as rights agent, as amended by Amendment No. 1 to Rights Agreement, dated as of July 8, 2001, and Amendment No. 2 to Rights Agreement, dated as of August 15, 2001.

          (l)    "Parent Significant Tax Agreement" is any agreement to which the Parent or any Subsidiary of the Parent is a party under which the Parent or any Subsidiary could reasonably be expected to be liable to another party under such agreement in an amount in excess of $25,000 in respect of Taxes payable by such other party to any taxing authority.

          (m)  "Person" means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated association, corporation, entity or Governmental Entity.

          (n)  "Returns" means all returns, declarations, reports, statements and other documents required to be filed in respect of Taxes, and any claims for refund for Taxes, including any amendments or supplements to any of the foregoing.

          (o)  "Subsidiary" shall mean (i) any entity of which fifty percent (50%) or more of the outstanding voting securities or interests are owned directly or indirectly by a Party; (ii) any entity of which 50% of the economic interests, in the case of partnerships or limited liability companies, are owned directly or indirectly by a Party; (iii) any entity as to which a Party (through any entity or otherwise) directly or indirectly has the power to control, by contract or otherwise an entity; (iv) any entity in which a Party (A) may appoint a controlling portion of the board of directors (by contract or otherwise) of any entity, (B) may appoint or nominate representative(s) to the board of directors of any entity and such appointees or nominees have a disproportionate voting power relative to the other directors residing on such board of directors or (C) controls a block of equity or other interest which enable such party to approve or disapprove the capitalization, liquidation, reorganization, merger or sale of all or substantially all of the assets of an entity; or (v) with respect to Parent, Northern Light Technologies and Delano Technology Corporation.

          (p)  "Tax" or "Taxes" refers to any and all federal, state, local and foreign, taxes, assessments and other governmental charges, duties, impositions and liabilities relating to taxes, including without limitation taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, net worth, capital stock, withholding, payroll, social security, recapture, employment, excise, environmental and property taxes, together with all interest, penalties and additions imposed with respect to such amounts and including any liability for taxes of a predecessor entity, in any case, whether challenged or not; provided, however, that the term "Tax" or "Taxes" shall not be deemed to include claims by any governmental authority under an escheat, unclaimed property, or similar provision of applicable law.

        9.11    Severability.    If any term or other provision of this Agreement is invalid, illegal or unenforceable, all other provisions of this Agreement shall remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party.

        9.12    Specific Performance.    The Parties acknowledge that irreparable damage would result if this Agreement were not specifically enforced, and they therefore consent that the rights and obligations of the Parties under this Agreement may be enforced by a decree of specific performance issued by a court of competent jurisdiction. Such remedy shall, however, not be exclusive and shall be in addition to any other remedies which any party may have under this Agreement or otherwise.

        9.13    Recovery of Attorney's Fees.    In the event of any litigation between the Parties relating to this Agreement, the prevailing party shall be entitled to recover its reasonable attorney's fees and costs (including court costs) from the non-prevailing party, provided that if both Parties prevail in part, the reasonable attorney's fees and costs shall be awarded by the court in such manner as it deems equitable to reflect the relative amounts and merits of the Parties' claims.

        9.14    Captions.    The Article, Section and paragraph captions herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

        9.15    No Strict Construction.    The language used in this Agreement will be deemed to be the language chosen by the Parties hereto to express their mutual intent, and no rule of strict construction will be used against any party hereto.

        [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK; SIGNATURE PAGE FOLLOWS.]

        IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the Parties hereto and shall be effective as of the date first hereinabove written.

divine, inc.
By:	/s/ ANDREW J. FILIPOWSKI
	Name:	Andrew J. Filipowski
	Title:	Chairman and Chief Executive Officer
DVC Acquisition Company
By:	/s/ ANDREW J. FILIPOWSKI
	Name:	Andrew J. Filipowski
	Title:	Vice President
Viant Corporation
By:	/s/ ROBERT L. GETT
	Name:	Robert L. Gett
	Title:	Chairman and Chief Executive Officer

[Signature page to agreement and plan of merger and reorganization]

Annex B

OPINION OF ROBERTSON STEPHENS, INC.

         April 4, 2002

Board of Directors
Viant Corporation
89 South Street, 2nd Floor
Boston, MA 02111

Members of the Board:

        We understand that Viant Corporation (the "Company"), divine, inc. ("Acquiror") and DVC Acquisition Company (a wholly owned subsidiary of Acquiror, "Merger Sub") are proposing to enter into an Agreement and Plan of Merger and Reorganization (the "Agreement"), which will provide, among other things, for the merger (the "Merger") of Merger Sub with and into the Company. Upon consummation of the Merger, the Company will become a wholly owned subsidiary of Acquiror. Under the terms, and subject to the conditions, set forth in a draft of the Agreement dated April 3, 2002 (the "Draft Agreement"), at the effective time of the Merger, each outstanding share of common stock of the Company, par value $0.001 per share ("Company Common Stock") other than certain shares to be canceled pursuant to the Agreement, will be converted into the right to receive 3.977 shares (the "Exchange Ratio") of the Class A common stock of Acquiror, par value $0.001 per share (with the associated rights to purchase Parent's Series A Junior Participating Preferred Stock, par value $0.001 per share, the "Acquiror Common Stock"). The Company has advised us that immediately prior to the effective time of the Merger, the Company will make a $24 million cash distribution pro rata to the holders of the Company Common Stock (the "Distribution"). The terms and conditions of the Merger are set out more fully in the Draft Agreement.

        You have asked us whether, in our opinion, the Exchange Ratio is fair from a financial point of view as of the date hereof and after giving effect to the Distribution, to the "Holders of Company Common Stock". The "Holders of Company Common Stock" shall be defined as all holders of Company Common Stock other than Acquiror, Merger Sub or any affiliates of Acquiror or Merger Sub.

        For purposes of this opinion we have, among other things:

  (i)
  reviewed certain publicly available financial statements and other business and financial information of the Company and Acquiror, respectively;

  (ii)
  reviewed certain internal financial statements and other financial and operating data, including certain financial forecasts and other forward looking information, concerning (a) the Company prepared by the management of the Company and (b) Acquiror prepared by the management of Acquiror;

  (iii)
  held discussions with the respective managements of the Company and Acquiror concerning the businesses, past and current operations, financial condition and future prospects of both the Company and Acquiror, independently and combined, including discussions with the managements of the Company and Acquiror concerning their views regarding the strategic rationale for the Merger;

  (iv)
  reviewed the financial terms and conditions set forth in the Draft Agreement;

  (v)
  reviewed the stock price and trading history of Company Common Stock and Acquiror Common Stock;

  (vi)
  compared the financial performance of the Company and the prices and trading activity of Company Common Stock with that of certain other publicly traded companies comparable with the Company;

  (vii)
  compared the financial terms of the Merger with the financial terms, to the extent publicly available, of other transactions that we deemed relevant;

  (viii)
  prepared an analysis of the relative contributions of the Company and Acquiror to the combined company;

  (ix)
  prepared a discounted cash flow analysis of the Company;

  (x)
  prepared a liquidation analysis of the Company;

  (xi)
  participated in discussions and negotiations among representatives of the Company and Acquiror and their financial and legal advisors; and

  (xii)
  made such other studies and inquiries, and reviewed such other data, as we deemed relevant.

        In our review and analysis, and in arriving at our opinion, we have assumed and relied upon the accuracy and completeness of all of the financial and other information provided to us (including information furnished to us orally or otherwise discussed with us by the managements of the Company and Acquiror) or publicly available and have neither attempted to verify, nor assumed responsibility for verifying, any of such information. We have relied upon the assurances of the managements of the Company and Acquiror that they are not aware of any facts that would make such information inaccurate or misleading. Furthermore, we did not obtain or make, or assume any responsibility for obtaining or making, any independent evaluation or appraisal of the properties, assets or liabilities (contingent or otherwise) of the Company or Acquiror, nor were we furnished with any such evaluation or appraisal. With respect to the financial forecasts and projections (and the assumptions and bases therefor) for Acquiror and the Company that we have reviewed, we have assumed that such forecasts and projections have been reasonably prepared in good faith on the basis of reasonable assumptions and reflect the best currently available estimates and judgments of the managements of Acquiror and the Company, respectively, as to the future financial condition and performance of the Company and Acquiror, respectively, and we have further assumed that such projections and forecasts will be realized in the amounts and in the time periods currently estimated. We have assumed that the Merger will be consummated upon the terms set forth in the Draft Agreement without material alteration thereof, including, among other things, that the Merger will be treated as a tax-free reorganization pursuant to the Internal Revenue Code of 1986, as amended. In addition, we have assumed that the historical financial statements of each of the Company and Acquiror reviewed by us have been prepared and fairly presented in accordance with U.S. generally accepted accounting principles consistently applied.

        This opinion is necessarily based upon market, economic and other conditions as in effect on, and information made available to us as of, the date hereof. It should be understood that subsequent developments may affect the conclusion expressed in this opinion and that we disclaim any undertaking or obligation to advise any person of any change in any matter affecting this opinion which may come or be brought to our attention after the date of this opinion. Our opinion is limited to the fairness, from a financial point of view and as to the date hereof, to the Holders of Company Common Stock of the Exchange Ratio. We do not express any opinion as to (i) the value of any employee agreement or other arrangement entered into in connection with the Merger, (ii) any tax or other consequences that might result from the Merger or (iii) what the value of Acquiror Common Stock will be when issued to the Company's stockholders pursuant to the Merger or the the price at which the shares of Acquiror Common Stock that are issued pursuant to the Merger may be traded in the future. Our opinion does not address the relative merits of the Merger and the other business strategies that the Company's Board of Directors has considered or may be considering, nor does it address the decision of the Company's Board of Directors to proceed with the Merger. Neither does our opinion address any legal or accounting matters, as to which we understand that the Company obtained such advice as it deemed necessary from qualified professionals.

        We are acting as financial advisor to the Company in connection with the Merger and will receive (i) a fee contingent upon the delivery of this opinion and (ii) an additional fee contingent upon the consummation of the Merger. In addition, the Company has agreed to indemnify us for certain liabilities that may arise out of our engagement. We have acted as co-lead manager in a secondary offering by the Company in December 1999, and we advised the Company on adopting a shareholder rights plan in March 2001. We acted as lead manager in the Acquiror's initial public offering in July 2000. We also acted as financial advisor to the Acquiror in connection with acquisitions in April 2001 and July 2001. We also maintain a market in the shares of Company Common Stock and Acquiror Common Stock. In the ordinary course of business, we may trade in the Company's securities and Acquiror's securities for our own account and the account of our customers and, accordingly, may at any time hold a long or short position in the Company's securities or Acquiror's securities.

        Our opinion expressed herein is provided for the information of the Board of Directors of the Company in connection with its evaluation of the Merger. Our opinion is not intended to be and does not constitute a recommendation to any stockholder of the Company or Acquiror as to how such stockholder should vote, or take any other action, with respect to the Merger. This opinion may not be summarized, described or referred to or furnished to any party except with our express prior written consent.

        Based upon and subject to the foregoing considerations, it is our opinion that, as of the date hereof and after giving effect to the Distribution, the Exchange Ratio is fair to the Holders of Company Common Stock from a financial point of view.

                      Very truly yours,

                      /s/  ROBERTSON STEPHENS, INC.

                      ROBERTSON STEPHENS, INC.

Annex C

OPINION OF US BANCORP PIPER JAFFRAY

         [U.S. Bancorp Piper Jaffray Letterhead]

April 4, 2002

Personal and Confidential

Board of Directors
divine, inc.
1301 N. Elston Avenue
Chicago, IL 60622

Members of the Board of Directors:

        You have requested our opinion as to the fairness, from a financial point of view, to divine, inc. ("Parent") of the consideration to be paid by Parent in the Transaction described below, pursuant to an Agreement and Plan of Merger and Reorganization dated April 5, 2002 (the "Purchase Agreement"), by and among Parent, Viant Corporation ("Target"), and DVC Acquisition Company ("Merger Sub"), a wholly owned subsidiary of Parent. The Purchase Agreement provides for the merger (the "Transaction") of Merger Sub with and into Target pursuant to which, among other things, (i) each share of common stock of Target will be converted into the right to receive 3.977 shares of Parent's Class A common stock ("Parent Common Stock"), (ii) each option to purchase shares of common stock of Target will be converted into an option to purchase shares of Parent Common Stock on the terms set forth in the Agreement, and (iii) the Target will be permitted to declare and pay a cash dividend of up to $24,000,000, in the aggregate, to the Target stockholders prior to the consummation of the Transaction. The terms and conditions of the Transaction are more fully set forth in the Agreement.

        U.S. Bancorp Piper Jaffray Inc. ("U.S. Bancorp Piper Jaffray"), as a customary part of its investment banking business, is engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, underwriting and secondary distributions of securities, private placements and valuations for estate, corporate and other purposes. We will receive a fee for providing this opinion. The opinion fee is not contingent upon the consummation of the Transaction. Parent has also agreed to indemnify U.S. Bancorp Piper Jaffray against certain liabilities in connection with our services. In the ordinary course of our business, we and our affiliates may actively trade securities of Parent and Target for our own account or the account of our customers and, accordingly, may at any time hold a long or short position in such securities.

        In arriving at our opinion, we have undertaken such review, analyses and inquiries as we deemed necessary and appropriate under the circumstances. Among other things, we have reviewed (i) a draft dated April 3, 2002 of the Purchase Agreement and a letter agreement (containing certain non-disclosure and no-shop provisions) dated February 10, 2002, between Parent and Target (the "No-Shop Agreement"), (ii) certain publicly available financial, operating, and business information related to Target, (iii) certain internal financial information, including forecasts and projections, of Target prepared and furnished by Target management, (iv) certain publicly available market and securities data of Target, (v) to the extent publicly available, information concerning selected transactions deemed comparable to the proposed transaction, (vi) certain publicly available financial and securities data of selected public companies deemed comparable to Target, (vii) certain publicly available financial, operating and business information related to Parent, (viii) certain internal financial information, including forecasts and projections, of Parent on a stand-alone basis and of Target on a stand-alone basis, prepared and furnished by Parent management, (ix) certain publicly available market and securities data of Parent, and (x) a preliminary report prepared by legal counsel of Parent and a draft report prepared by auditors of Parent concerning their due diligence review of Target. We had discussions with members of the management of Target, legal counsel of Target, and accountants of Target concerning the financial condition, current operating results and business outlook for Target. We also had discussions with members of the management of Parent concerning the financial condition and historical operating results for Parent, and the regulatory and business outlook for Parent and Target on a stand-alone basis and the combined company resulting from the Transaction and Parent's plans relating to such combined company.

        We have relied upon and assumed the accuracy, completeness and fairness of the financial statements and other information provided to us by Target, Parent or otherwise made available to us, and have not assumed responsibility for the independent verification of such information. We have further relied upon the assurance of the management of Target and Parent that the information provided to us by Target and Parent, respectively, has been prepared on a reasonable basis in accordance with industry practice. With respect to financial planning data and other business outlook information provided to us by the respective managements of Parent and Target, with your consent, we have assumed for purposes of our opinion that the information has been reasonably prepared on bases reflecting the best currently available estimates and judgments of Parent's and Target's management, that the information is based on reasonable assumptions, and that the information provides a reasonable basis upon which we can form our opinion. We have relied, with your consent, on advice of the counsel and the independent accountants to Parent and Target as to all legal, tax and financial reporting matters with respect to Parent, Target the Purchase Agreement and the No-Shop Agreement.

        We further assume that the respective managements of Parent and Target are not aware of any information or facts that would make the information provided to us incomplete or misleading. We have also assumed that there have been no material changes in Parent's or Target's assets, financial condition, results of operations, business or prospects since the respective dates of their last financial statements made available to us. We have assumed that the Transaction will qualify as a tax-free reorganization under Section 368 of the United States Internal Revenue Code and that the Purchase Agreement will qualify as a plan of reorganization within the meaning of Treasury Regulations Section 1.368-2(g). We have further assumed that the Transaction will be consummated in a manner that complies in all respects with the applicable provisions of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and all other applicable federal and state statutes, rules and regulations.

        We have assumed with your consent that the final form of the Purchase Agreement will be substantially similar to the last draft reviewed by us, without modification of material terms or conditions by Target or Parent. We have assumed with your consent that the Transaction will be consummated in accordance with terms described in the Purchase Agreement and No-Shop Agreement, without any further amendments thereto and without waiver by either Parent or Target of any of the conditions to its obligations thereunder. We have further assumed that the cash dividend to be declared and paid by Target to the Target stockholders prior to the consummation of the Transaction, as permitted by the Purchase Agreement, will be no more than $24,000,000, in the aggregate.

        As you are aware, we were engaged solely for the purpose of examining the fairness of the Transaction from a financial point of view, as set forth above. We were not engaged as the Parent's financial advisor for the Transaction. Our opinion does not address, nor should it be construed to address, the relative merits of the Transaction, on the one hand, or any alternative business strategies or alternative transactions that may be available to Parent, on the other hand. We were not requested to opine as to, and this opinion does not address, the basic business decision to proceed with or effect the Transaction. We were not requested to and did not provide advice concerning the structure or the specific amount of the consideration of the Transaction or any other aspects of the Transaction, or to provide services other than the delivery of this opinion. We were not authorized to and did not solicit any expression of interest from any other parties with respect to any alternative transaction.

        In arriving at our opinion, we have not performed any appraisals or valuations of any specific assets or liabilities of Parent or Target, we have not been furnished with any such appraisals or valuations, and we will not make any physical inspection of any property or assets. We express no opinion regarding the liquidation value or financial solvency of any entity. Without limiting the generality of the foregoing, we have undertaken no independent analysis of any pending or threatened litigation, possible unasserted claims or other contingent liabilities, to which Parent, Target or any of their respective affiliates is a party or may be subject and, at Parent's direction and with its consent, our opinion makes no assumption concerning, and therefore does not consider, the possible assertions of claims, outcomes or damages arising out of any such matters.

        This opinion is necessarily based upon the information available to us and facts and circumstances as they exist and are subject to evaluation on the date hereof; events occurring after the date hereof could materially affect the assumptions used in preparing this opinion. We are not expressing any opinion herein as to the price at which shares of Parent Common Stock have traded or may trade at any future time. We have not undertaken to update, reaffirm or revise this opinion or otherwise comment upon any events occurring after the date hereof and do not have any obligation to update, revise or reaffirm this opinion.

        This opinion is given at the request of, and is intended solely for the benefit and use of, the Board of Directors of Parent in connection with its consideration of the Transaction and does not constitute a recommendation to any stockholder of Parent. This opinion shall not be relied upon, published or otherwise used, nor shall any public references to us be made, without our prior written approval.

        Based upon and subject to the foregoing and based upon such other factors as we consider relevant, it is our opinion that the consideration proposed to be paid in the Transaction pursuant to the Purchase Agreement is fair, from a financial point of view, to Parent as of the date hereof.

                      Sincerely,

                      /s/  U.S. BANCORP PIPER JAFFRAY INC.

                      U.S. BANCORP PIPER JAFFRAY INC.

ANNEX D

divine, inc.

2002 EMPLOYEE STOCK PURCHASE PLAN

(Adopted as of June 1, 2002)

divine, inc.

2002 EMPLOYEE STOCK PURCHASE PLAN

(Adopted as of June 1, 2002)

ARTICLE I

ESTABLISHMENT AND PURPOSE

        1.1  Purpose.    The divine, inc. 2002 Employee Stock Purchase Plan (this "Plan") is hereby established by divine, inc. and adopted as of June 1, 2002 (the "Effective Date"), subject to approval by the stockholders of divine, inc. within twelve (12) months after such adoption date. The purpose of this Plan is to promote the overall financial objectives of the Company and its stockholders by motivating participants in this Plan to achieve long-term growth in stockholders' equity of the Company. This Plan is intended as an "employee stock purchase plan" within the meaning of Section 423 of the Code, and Options granted hereunder are intended to constitute options granted under such a plan, and this Plan and all actions taken in connection with this Plan shall be constructed consistently with such intent.

ARTICLE II

DEFINITIONS

        The following sections of this Article II provide definitions of terms used throughout this Plan, and whenever used herein in the capitalized form, except as otherwise expressly provided, the terms shall be deemed to have the following meanings:

        2.1  "Account" shall mean the bookkeeping account established on behalf of a Participant to which shall be credited all contributions paid for the purpose of purchasing Common Stock under this Plan, and to which shall be charged all purchases of Common Stock pursuant to this Plan. The Company shall have custody of such Account.

        2.2  "Agreement" or "Option Agreement" means, individually or collectively, any enrollment and withholding agreement entered into pursuant to this Plan. An Agreement shall be the right of the Company to withhold from payroll amounts to be applied to purchase Common Stock.

        2.3  "Board of Directors" or "Board" means the Board of Directors of the Company.

        2.4  "Code" or "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended, and any subsequent Internal Revenue Code. If there is a subsequent Internal Revenue Code, any references herein to Internal Revenue Code sections shall be deemed to refer to comparable sections of any subsequent Internal Revenue Code.

        2.5  "Committee" means the person or persons appointed by the Board of Directors to administer this Plan, as further described in this Plan.

        2.6  "Common Stock" means the Class A common stock, $0.001 par value per share, of the Company, whether presently or hereafter issued, and any other stock or security resulting from adjustment thereof as described in Section 6.3.

        2.7  "Company" means divine, inc. and includes any successor or assignee corporation or corporations into which the Company may be merged, changed or consolidated; any corporation for whose securities the securities of the Company shall be exchanged; and any assignee of, or successor to, substantially all of the assets of the Company.

        2.8  "Continuous Service" shall mean, subject to modification by the Committee, an Eligible Employee's number of full years and completed months of continuous employment with the Company or a Subsidiary from his or her last hiring date to his or her date of Termination of Employment for any reason. The Committee may provide rules from time to time regarding the calculation of Continuous Service and the method for crediting such service.

        2.9  "Contribution Rate" means the rate determined under Section 5.5.

        2.10 "Disability" means a mental or physical illness that entitles the Participant to receive benefits under the long-term disability plan of the Company or a Subsidiary, or if the Participant is not covered by such plan, a mental or physical illness that renders a Participant permanently and totally incapable of performing his or her duties as an employee of the Company or a Subsidiary. Notwithstanding the foregoing, a Disability shall not qualify under this Plan if it is the result of (a) a willfully self-inflicted injury or willfully self-induced sickness; or (b) an injury or disease contracted, suffered or incurred while participating in a criminal offense. The determination of Disability shall be made by the Committee. The determination of Disability for purposes of this Plan shall not be construed to be an admission of disability for any other purpose.

        2.11 "Eligible Employee" means each employee of the Company or a Subsidiary (if the Subsidiary has adopted this Plan) on a Grant Date except that the Committee in its sole discretion may exclude:

    (a)
    any employee who has accrued less than a minimum period of Continuous Service established by the Committee (but not to exceed two (2) years).

    (b)
    any employee whose customary employment is twenty (20) hours or less per week;

    (c)
    any employee whose customary employment is for not more than five (5) months in any calendar year;

    (d)
    any employee who would directly or indirectly own or hold (applying the rules of Section 424(d) of the Code to determine stock ownership), immediately following the grant of an Option hereunder, an aggregate of five percent (5%) or more of the total combined voting power or value of all outstanding shares of all classes of stock of the Company or any Subsidiary; and

    (e)
    any employee who is a highly compensated employee of the Company or Subsidiary within the meaning of Section 414(q) of the Code.

Any period of service described in the preceding sentence may be decreased in the discretion of the Committee.

        2.12 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

        2.13 "Exercise Date" means such one or more dates determined by the Committee on which the accumulated value of each Account shall be applied to purchase Common Stock.

The Committee may accelerate an Exercise Date in order to satisfy the employment period requirement of Section 423(a)(2) of the Code. Unless otherwise determined by the Committee, the first Exercise Date shall be the later to occur of a last day of August and a last day of November following the Effective Date, and subsequent Exercise Dates shall be every last day of February, May, August and November thereafter.

        2.14 "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

        2.15 "Fair Market Value" means the value of Common Stock, determined on the basis of the good faith determination of the Committee pursuant to the applicable method described in Section 4.5 and as adjusted, averaged or otherwise modified by the Committee.

        2.16 "Grant Date" means the date or dates established by the Committee on which one or more Options are granted pursuant to this Plan; provided, however, that, unless otherwise determined by the Committee, the first Grant Date shall be the Effective Date for any person who is a Participant as of that date. Unless otherwise specified by the Committee, for any person, subsequent Grant Dates shall be each March 1, June 1, September 1 and December 1 occurring thereafter upon which such person is a Participant. The Committee may determine for any Plan Period that there shall be no Grant Date, in which case no Options shall be granted for that Plan Period. The terms and conditions of any Option granted on a particular Grant Date shall be independent of and have no effect on the terms and conditions of any Option granted on another Grant Date.

        2.17 "Option" means the right to purchase Common Stock pursuant to this Plan and any Agreement.

        2.18 "Option Period" means the period beginning on the Grant Date and expiring on the Exercise Date as determined by the Committee, subject to the limitations of Section 5.3.

        2.19 "Option Price" means the price at which the Company's Common Stock granted as of a specific Grant Date may be purchased under an Option. The price shall be subject to the limitation set forth in Section 5.4.

        2.20 "Participant" means an Eligible Employee to whom an Option has been granted under this Plan, and in the event a Representative is appointed for a Participant, then the term "Participant" shall mean such appointed Representative, or successor Representative(s) appointed, as the case may be, provided that "Termination of Employment" shall mean the Termination of Employment of the Participant.

        2.21 "Plan" means the divine, inc. 2002 Employee Stock Purchase Plan, as herein set forth and as may be amended from time to time.

        2.22 "Plan Period" means, for the first Plan Period, the period starting on the Effective Date and ending on the first anniversary of the second Exercise Date under this Plan; and for each subsequent Plan Period, the twenty-four (24) consecutive month period starting immediately after the end of the preceding Plan Period; provided, however, that the Committee may at any time in its discretion designate another period as the Plan Period.

        2.23 "Representative" means (a) the person or entity acting as the executor or administrator of a Participant's estate pursuant to the last will and testament of the Participant or pursuant to the laws of the jurisdiction in which the Participant had his or her primary residence at the date of the Participant's death; (b) the person or entity acting as the guardian or temporary guardian of a Participant's estate; or (c) the person or entity which is the beneficiary of a Participant upon or following the Participant's death. A Participant may file a written designation of his or her Representative with the Committee. Such designation of his or her Representative may be changed by the Participant at any time by written notice given in accordance with rules and procedures established by the Committee.

        2.24 "Retirement" means the Participant's termination of employment after attaining age 65, or age 55 with the accrual of 10 years of service.

        2.25 "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

        2.26 "Subsidiary" means any company, as currently defined in Section 424(f) of the Code. Unless otherwise indicated the term "Company" shall hereinafter be deemed to include all Subsidiaries of the Company which have adopted this Plan.

        2.27 "Termination of Employment" means the latest date on which a person ceases, for whatever reason, to be an employee of the Company. For determining whether and when a Participant has incurred a Termination of Employment for cause, "cause" shall mean any act or omission which permits the Company to terminate the employment agreement or arrangement between the Participant and the Company for "cause," as defined in such agreement or arrangement, or in the event there is no such employment agreement or arrangement or the agreement or arrangement does not define the term "cause," then "cause" shall mean (a) the conviction of the Participant for committing a felony under federal law or the law of the state in which such action occurred, (b) dishonesty in the course of fulfilling the Participant's duties as an employee of the Company or (c) willful and deliberate failure on the part of the Participant to perform such duties in any material respect. The determination of "cause" shall be made by the Committee, in its sole discretion.

ARTICLE III

ADMINISTRATION

        3.1  Committee Structure and Authority.    This Plan shall be administered by the Committee. The Committee shall be comprised of two or more members of the Board of Directors selected by the Board. A majority of the Committee shall constitute a quorum at any meeting thereof (including via telephone conference), and the acts of a majority of the members present, or acts unanimously approved in writing by the entire Committee without a meeting, shall be the acts of the Committee. The Board shall have the authority to remove, replace or fill any vacancy of any member of the Committee upon notice to the Committee and the affected member. Any member of the Committee may resign upon notice to the Chairman of the Board of the Company or to the Board. The Committee may allocate among one or more of its members, or may delegate to one or more of its agents, such duties and responsibilities as it determines. Subject to the provisions of this Plan, the Committee shall have full and final authority in its discretion to:

    (a)
    determine from time to time whether a person is an Eligible Employee as of any Grant Date;

    (b)
    determine the Option Price;

    (c)
    determine the number of shares of Common Stock available as of any Grant Date or subject to any Option;

    (d)
    determine any Grant Date, Exercise Date and Option Period, and provide for all aspects of payroll deduction, suspension or withdrawal;

    (e)
    determine, subject to this Plan, the time or times when, and the manner in which, each Option shall be exercisable and the duration of each Option Period;

    (f)
    provide for the acceleration of the right to exercise an Option (or portion thereof);

    (g)
    prescribe additional terms, conditions and restrictions in any Agreement and provide for the forms of Agreement to be utilized in connection with this Plan;

    (h)
    determine whether a Participant has incurred a Disability;

    (i)
    determine what securities laws requirements are applicable to this Plan, Options, and the issuance of shares of Common Stock hereunder and request of a Participant that appropriate action be taken;

    (j)
    cancel, with the consent of the holder or as otherwise provided in this Plan or an Agreement, outstanding Options;

    (k)
    require, as a condition of the exercise of an Option or the issuance or transfer of a share of Common Stock hereunder, the withholding from a Participant of the amount of any federal, state or local taxes as may be necessary in order for the Company or Subsidiary to obtain a deduction and as may be otherwise required by law;

    (l)
    determine whether and for what reason an individual has incurred a Termination of Employment or an authorized leave of absence;

    (m)
    treat all or any portion of any period during which a Participant is on an approved leave of absence as a period of employment for purposes of accrual of the Participant's rights under an Option;

    (n)
    determine whether the Company or any other person has a right or obligation to purchase Common Stock from a Participant and, if so, the terms and conditions on which such Common Stock is to be purchased;

    (o)
    determine the restrictions or limitations on the transfer of Common Stock issued hereunder;

    (p)
    determine whether an Option is to be adjusted, modified or purchased, or become fully exercisable, under Section 6.3 of this Plan or the terms of an Agreement;

    (q)
    adopt, amend and rescind such rules and regulations as, in its opinion, may be advisable in the administration of this Plan;

    (r)
    appoint and compensate agents, counsel, auditors or other specialists to aid it in the discharge of its duties;

    (s)
    correct any defect or supply any omission or reconcile any inconsistency in this Plan or in any Agreement relating to an Option, in such manner and to the extent the Committee shall determine in order to carry out the purposes of this Plan; and

    (t)
    construe and interpret this Plan and any Agreement, and take all other actions, make all other determinations and take all other actions deemed necessary or advisable for the administration of this Plan.

        In the absence of the appointment of a Committee hereunder, the Compensation Committee of the Board shall be the Committee. A member of the Committee shall not exercise any discretion respecting himself under this Plan.

ARTICLE IV

STOCK PROVISIONS

        4.1  Number of Shares Subject to this Plan.    The stock subject to the Options granted under this Plan shall be the Common Stock. Subject to adjustment as provided in Section 6.3, the aggregate number of shares of Common Stock which may be delivered under the Plan shall not exceed 5,000,000 shares. The shares of Common Stock issued with respect to Options under this Plan may be authorized and unissued shares or shares issued and reacquired by the Company.

        4.2  Release of Shares.    If any shares of Common Stock available for subscription are unsubscribed, or if any Option granted hereunder shall be cancelled, forfeited, expire or terminate for any reason without having been exercised or realized in full, any shares of Common Stock subject to subscription or subject to such Option shall again be available and may thereafter be granted or otherwise applied under this Plan.

        4.3  Restrictions on Shares.    Shares of Common Stock issued upon exercise of an Option shall be subject to the terms and conditions specified herein and to such other terms, conditions and restrictions as the Committee, in its discretion, may determine or provide in any Agreement. The Company shall not be required to issue or deliver shares of Common Stock hereunder prior to (1) the listing of such shares on the Nasdaq National Market or any other stock exchange or public market on which the Common Stock may then be listed (or regularly traded), (2) the completion of any registration or qualification of such shares under federal or state law, or any ruling or regulation of any governmental body, which the Committee, in its sole discretion, determines to be necessary or advisable, and (3) the tendering to the Company of such documents and/or payments as the Committee may deem necessary, including documents the Committee deems necessary to satisfy any applicable withholding obligation in order for the Company or another entity to obtain a deduction on its federal, state or local tax return with respect to the exercise of an Option. The Company may cause any certificate for any share of Common Stock to be delivered to be properly marked with a legend or other notation reflecting any limitations on transfer of such Common Stock as provided in this Plan or as the Committee may otherwise require. The Company has no obligation to register shares of Common Stock issued pursuant to this Plan. Fractional shares shall not be delivered, but shall be rounded to the next lower whole number of shares.

        4.4  Stockholder Rights.    No person shall have any rights of a stockholder as to shares of Common Stock subject to an Option until, after proper exercise of the Option or other action required, such shares shall have been recorded on the Company's official stockholder records as having been issued or transferred to such person. No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date such shares are recorded as issued or transferred to such person in the Company's official stockholder records, except as provided in Section 6.3.

        4.5  Stock Valuation.    If and when the Fair Market Value per share of Common Stock shall be required to be determined, it shall be the closing sales price per share of the Common Stock on Nasdaq (or the principal stock exchange or market on which the Common Stock is then traded) on the date as of which such value is being determined or the last previous day on which a sale was reported.

        4.6  Custodian.    Shares of Common Stock purchased pursuant to this Plan may be delivered to, and held in the custody of, such investment or financial firm as shall be appointed by the Committee. The custodian may hold in nominee or street name certificates for shares purchased pursuant to this Plan and may commingle shares in its custody pursuant to this Plan in a single account without identification as to individual Participants. By appropriate instructions to the custodian on forms to be provided for the purpose, a Participant may from time to time obtain (a) transfer into the Participant's own name, or into the name of the Participant and another individual as joint tenants with the right of survivorship, of all or part of the whole shares held by the custodian for the Participant's account and delivery of such shares to the Participant; (b) transfer of all or part of the whole shares held for the Participant's account by the custodian to a regular individual brokerage account in the Participant's own name or in the name of the Participant and another individual as joint tenants with the right of survivorship, either with the firm then acting as custodian or with another firm, or (c) sale of all or part of the whole shares held by the custodian for the Participant's account at the market price at the time the order is executed and remittance of the net proceeds of the sale to the Participant. Upon termination of participation in this Plan, and upon receipt of instructions from the Participant, the shares held by the custodian for the account of the Participant will be transferred and delivered to the Participant in accordance with (a) above, transferred to a brokerage account in accordance with (b) above, or sold in accordance with (c) above.

ARTICLE V
ELIGIBILITY; OPTION PROVISIONS

        5.1    Eligibility.    Except as herein provided, the persons who shall be eligible to participate in this Plan as of any Grant Date shall be those persons (and only those persons) who are Eligible Employees of the Company on a Grant Date.

        5.2    Grant of Options.    The Committee shall have authority to grant Options under this Plan at any time or from time to time to all Eligible Employees as of a Grant Date. (To the extent an Option is granted to any Eligible Employee of an entity on a relevant date, all Eligible Employees of the entity shall be granted an Option to the extent required by law.) An Option shall entitle the Participant to receive shares of Common Stock at the conclusion of the Option Period, subject to the Participant's satisfaction in full of any conditions, restrictions or limitations imposed in accordance with this Plan or an Agreement, including without limitation, payment of the Option Price. Each Option granted under this Plan shall be evidenced by an Agreement, in a form approved by the Committee, which shall embody the terms and conditions of such Option and which shall be subject to the express terms and conditions set forth in this Plan and to such other terms and conditions as the Committee may deem appropriate. The grant and exercise of Options hereunder shall be subject to all applicable federal, state and local laws, rules and regulations and to such approvals by any governmental or regulatory agencies as may be required. As of any Grant Date, each Eligible Employee shall be granted Options with the same rights and privileges as any other Eligible Employee on that Grant Date, except the amount of the Common Stock which may be purchased by any Participant under any Option may bear a uniform relationship to the total compensation, or the basic or regular rate of compensation (as determined by the Committee) of all Eligible Employees on that Grant Date, and the Option may establish a maximum amount of Common Stock which may be purchased.

        5.3    Option Period.    Each Agreement shall specify the period for which the Option thereunder is granted, which shall be determined by the Committee. In no event shall the Option Period exceed twenty-four (24) consecutive calendar months or extend beyond the period permitted under Section 423(b)(7) of the Code.

        5.4    Option Price.    Subject to the limits stated herein, the Option Price per share at which shares of Common Stock may be acquired upon exercise of an Option shall be determined by the Committee. Unless otherwise specified by the Committee, with respect to any Exercise Date, the Option Price shall not be less than the lesser of eighty-five percent (85%) of the Fair Market Value of a share of Common Stock (averaged over such period as the Committee may determine and as permitted by law) on the applicable Grant Date and eighty-five percent (85%) of the Fair Market Value of a share of Common Stock (averaged over such period as the Committee may determine and as permitted by law) on the applicable Exercise Date. The Committee reserves the right to increase the Option Price by the value of any accretion to the amounts credited to an Account if the Participant is credited with such accretion, regardless of the method of accounting for such accretion.

        5.5    Contribution Rate.    If an Eligible Employee elects to participate in this Plan, the Participant shall file an Agreement with the Committee within the time period designated by the Committee. The Committee may provide that the Agreement shall specify either a percentage of the Participant's compensation (as defined by the Committee) or a dollar amount determined by the Participant to be deducted each pay period, or the Committee may permit only a specified percentage or a specified amount. Alternatively, the Committee may allow the Participant to contribute to the Plan by check to be drawn by the Participant at least once during the relevant Option Period. Such amount shall be credited to the Account and shall be the Participant's Contribution Rate. Unless the Participant's contributions are made in the form of checks, deductions shall begin as of the first regularly scheduled payroll date on or after the later of the Grant Date and the date specified by the Committee. The Committee may establish minimum and maximum percentages or amounts to be contributed and a date by when such Agreement must be filed with the Committee. Notwithstanding the foregoing, in no event may more than $25,000 be deducted from the Participant's compensation (as defined by the Committee) for each Option Period, and the maximum number of shares which can be purchased by a Participant during the Option Period shall not exceed such amount divided by eighty-five percent (85%) of the Fair Market Value of a share of Common Stock on the applicable Grant Date (as determined under Section 5.4). Such contributions will be held in the general funds of the Company, and no interest shall accrue on any amounts held under this Plan, unless expressly determined by the Committee. If a Participant's contributions are made to a Subsidiary, that corporation will promptly remit the amount of the contributions to the Company. A Participant's Contribution Rate, once established, shall remain in effect during the Option Period, unless and until contributions are suspended or fully discontinued, in order to comply with Section 401(k) of the Code or for such other reasons as the Committee in its sole discretion may determine, or if the Participant shall request suspension or discontinuance. If a Participant requests to suspend contributions, the Participant may do so at such times and in such manner as the Committee may permit, and previously contributed amounts shall be retained until the earlier of the Exercise Date and the date the Participant totally discontinues contributions and requests a distribution of the Participant's Account. A Participant who has suspended contributions may recommence such contributions at such time, if at all, as determined by the Committee. If a Participant requests to totally discontinue contributions, the Participant may do so by providing written notice to the Committee, and there shall be paid to the Participant the value of the Participant's Account as soon as administratively possible and the Participant shall not receive any shares as of the Exercise Date.

        5.6    Purchase of Shares.    Subject to Sections 5.7, 5.8, 5.9, 5.10 and 5.11, on each Exercise Date a Participant who has previously executed an Agreement with respect to a specific Grant Date and made one or more payments described in Section 5.5 shall be deemed to have exercised the Option to the extent of the value of the Participant's Account, subject to the $25,000 limit set forth in Section 5.5 with respect to the Option being exercised and shall be deemed to have purchased such number of full shares of Common Stock as equals the value of the Account, subject to the limits of Sections 423(b)(3) and 423(b)(8) of the Code and the number of shares available hereunder as of the Exercise Date and proportionately allocable to other Participants for that Grant Date. The number of shares of Common Stock to be purchased by the Participant as of any Exercise Date shall be determined by dividing the Option Price per share of the Common Stock into the Account value, and the value of the shares so purchased shall be charged to the Account. Any value remaining in the Account shall be returned to the Participant and not applied to purchase Common Stock. Certificates of Common Stock purchased hereunder may be held by the custodian as provided in Section 4.6. The Committee may amend this Plan or any Agreement or provide in operation for Participants to dispose of shares of Common Stock received upon the Exercise Date on or immediately thereafter (which time may include any period during which the Option is held) to the extent such change would not result in liability under Section 16 of the Exchange Act. If the total number of shares to be purchased as of any Exercise Date by all Participants exceeds the number of shares authorized under this Plan or made available by the Committee as to any Exercise Date, a pro rata allocation of the available shares will be made among all Participants making contributions to the Plan, based on the amount of their respective contributions through the Exercise Date.

        5.7    Cancellation of Options.    Except as otherwise provided in an Agreement, an Option shall cease to be exercisable, and shall be cancelled, on or after the expiration of the Option Period.

        5.8    Terminated Employees.    Except as otherwise provided by the Committee or in an Agreement, any Participant who incurs a Termination of Employment for any reason, except death, Disability or Retirement, during the Option Period shall cease to be a Participant, the Option shall be null and void on the date of the Termination of Employment without notice to the Participant, and the balance of the Account of the Participant shall be distributed to the Participant as soon as administratively possible.

        5.9    Deceased Employees.    If a Participant shall die during an Option Period while an Eligible Employee, no further contributions by deduction from regularly scheduled payments on behalf of the deceased Participant shall be made, except that the Representative may make a single sum payment with respect to the Option at any time on or before the next Exercise Date equal to the amount the Participant would have contributed as determined by the Committee for the payroll periods remaining to the next Exercise Date. The Representative may at any time prior to the next Exercise Date request a distribution of the deceased Participant's Account. If the Representative does not request a distribution of the Account, the balance accumulated in the deceased Participant's Account shall be used to purchase shares of the Common Stock on the previously mentioned Exercise Date.

        5.10    Disabled or Retired Employees.    If a Participant incurs a Termination of Employment due to Disability, or if a Participant incurs a Termination of Employment due to Retirement, during an Option Period, no further contributions by deduction from regularly scheduled payments on behalf of the disabled or retired Participant shall be made, except that the Participant may make a single sum payment with respect to the Option at any time on or before the next Exercise Date equal to the amount the Participant would have contributed as determined by the Committee for the payroll periods remaining to the next Exercise Date. The disabled or retired Participant may at any time prior to the next Exercise Date request a distribution of his or her Account. If the disabled or retired Participant does not request a distribution of his or her Account, the balance accumulated in the disabled or retired Participant's Account shall be used to purchase shares of the Common Stock on the previously mentioned Exercise Date.

        5.11    Limitations.    Notwithstanding any other provision of this Plan, in no event may a Participant (i) purchase under this Plan during a calendar year Common Stock having a fair market value (determined at Grant Date) of more than $25,000 to the extent required by Section 423(b)(8) of the Code, or (ii) receive any rights to purchase stock hereunder if he or she beneficially owns, immediately after such receipt, five percent (5%) or more of the total voting power or value of all classes of stock of the Company.

        5.12    Nonassignability.    No Option or Account shall be assigned, transferred (except as herein provided), pledged, or hypothecated in any way (whether by operation of law or otherwise), other than by will or the laws of descent and distribution or pursuant to a domestic relations order which would be a qualified domestic relations order as defined in the Code or ERISA (if this Plan were described in the relevant Sections) but only to the extent consistent with Section 423 of the Code. Except as provided herein, an Option is exercisable during a Participant's lifetime only by the Participant or the appointed guardian or legal representative of the Participant, and neither the Option nor the Participant's Account shall be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition contrary to the provisions hereof of, or the levy of any attachment or similar process upon, an Option or an Account shall be null and void and without effect. The Company shall have the right to terminate an Option or an Account in the event of any such assignment, transfer, pledge, hypothecation or other disposition of the Option or the Account, or levy of attachment or similar process upon the Option or the Account, by notice to that effect to the person then entitled to exercise the Option; provided, however, that termination of the Option hereunder shall not prejudice any rights or remedies which the Company may have under an Agreement or otherwise.

ARTICLE VI

GENERAL PROVISIONS APPLICABLE TO THE PLAN

        6.1    Termination of Plan.    To the extent required by law, this Plan shall terminate on the last day of the ten (10) year period commencing with the Effective Date or at such earlier time as the Board may determine, and no Options shall be granted under this Plan after that termination date. Any Options outstanding under this Plan at the time of its termination shall remain in effect until they shall have been exercised, expired or otherwise cancelled, settled or terminated as provided herein or in an Agreement, and such outstanding Options shall not be affected by such termination of this Plan. The provisions of this Plan in respect to the full and final authority of the Committee under this Plan, other than the authority to grant Options, and in respect of a Participant's obligations respecting shares of Common Stock received pursuant to the exercise of an Option, shall continue notwithstanding the termination of this Plan.

        6.2    Investment Representation.    In the event the issuance by the Company of Common Stock acquired upon the exercise of any Option is not covered by a then current registration statement under the Securities Act, the Common Stock so acquired shall be restricted against transfer to the extent required by the Securities Act or regulations thereunder, and each Agreement shall contain a requirement that, upon demand by the Company for such representation, the individual exercising an Option shall state in writing, as a condition precedent to each exercise of the Option, in whole or in part, that the Common Stock acquired by such exercise is acquired for investment purposes only and not for resale or with a view to distribution. The Committee may set forth in an Agreement such other terms and conditions relating to the registration or qualification of the Common Stock under federal or state securities laws as it desires.

        6.3    Effect of Certain Changes.

  (a)
  Anti-Dilution.    In the event of any Company stock dividend, stock split, combination or exchange of shares, recapitalization or other change in the capital structure of the Company, corporate separation or division of the Company (including, but not limited to, a split-up, spin-off, split-off or distribution to Company stockholders other than a normal cash dividend), sale by the Company of all or a substantial portion of its assets (as measured on either a stand-alone or consolidated basis), reorganization, rights offering, partial or complete liquidation, or any other corporate transaction or event involving the Company and having an effect similar to any of the foregoing, then the Committee may adjust or substitute, as the case may be, the number of shares of Common Stock available for Options under this Plan, the number of shares of Common Stock covered by outstanding Options, the exercise price per share of outstanding Options, and any other characteristics or terms of the Options as the Committee shall deem necessary or appropriate to reflect equitably the effects of such event to the Participants; provided, however, that any fractional shares resulting from such adjustment shall be eliminated by rounding to the next lower whole number of shares with appropriate payment for such fractional shares as shall reasonably be determined by the Committee.

  (b)
  Change in Control.    If there is a Change in Control of the Company (as defined herein) or the Committee reasonably anticipates a Change in Control is likely to occur, then (1) the Committee may cause each Option to be immediately exercisable; (2) the Committee may provide that any Option exercisable on the date of any such Change in Control may be purchased by the Company in an amount equal to the excess, if any, of the aggregate Fair Market Value per share of Common Stock subject to the Option (or portion thereof) over the aggregate Option Price of the shares subject to the Option (or portion thereof) which the Committee determines to purchase; or (3) the Company may provide for any combination of (1) and (2) above. For purposes of this Section 6.3(b), the aggregate Fair Market Value per share of Common Stock subject to the Option that the Committee determines to purchase shall be determined by the Committee by reference to the cash or fair market value, determined by the Committee, of securities, property or other consideration receivable pursuant to the Change in Control described in this Section 6.3(b). The aggregate Option Price of such shares of Common Stock shall be determined by multiplying the number of such shares by the Option Price. In the event of a Change in Control described in Section 6.3(c)(iii), and if the Option is unexercised and the Committee does not exercise its discretion hereunder to purchase the Option, then the Option shall be regarded as the right to receive the securities, property, cash or other consideration receivable by the stockholders of the Company immediately prior to the Change in Control described in Section 6.3(c)(iii). The provisions of this Section 6.3(b) shall be construed consistently with the terms or conditions of any regulation or ruling respecting the status of Options under Section 423 of the Code and the receipt of cash or other consideration coincident with the cancellation of such Options, and in order to provide the Participant the economic benefit of the Option without incurring liability under Section 16(b) of the Exchange Act.

  (c)
  "Change in Control" shall mean the happening of any of the following events:

  (i)
  An acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 25% or more of either (1) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (2) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); excluding, however, the following: (1) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company, (2) any acquisition by the Company; (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; or (4) any acquisition by any Person pursuant to a transaction which complies with clauses (1), (2) and (3) of subsection (iii) of this Section 6.3(c); or

  (ii)
  Within any period of 24 consecutive months, a change in the composition of the Board such that the individuals who, immediately prior to such period, constituted the Board (such Board shall be hereinafter referred to as the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, for purposes of this Section 6.3(c), that any individual who becomes a member of the Board during such period, whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; but, provided further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be so considered as a member of the Incumbent Board; or

    (iii)
    The approval by the stockholders of the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company ("Corporate Transaction"); excluding, however, such a Corporate Transaction pursuant to which (1) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 60% of, respectively, the outstanding shares of common stock, and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets, either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (2) no Person (other than the Company; any employee benefit plan (or related trust) sponsored or maintained by the Company, by any corporation controlled by the Company, or by such corporation resulting from such Corporate Transaction) will beneficially own, directly or indirectly, more than 25% of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors, except to the extent that such ownership existed with respect to the Company prior to the Corporate Transaction, and (3) individuals who were members of the Board immediately prior to the approval by the stockholders of the Corporation of such Corporate Transaction will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or

    (iv)
    The approval by the stockholders of the Company of a complete liquidation or dissolution of the Company, other than to a corporation pursuant to a transaction which would comply with clauses (1), (2) and (3) of subsection (iii) of this Section 6.3(c), assuming for this purpose that such transaction were a Corporate Transaction.

        6.4    Withholding.    Notwithstanding any other provision hereof, as a condition of delivery or transfer of shares of Common Stock, the Committee, in its sole discretion, may require a Participant to pay to the Company, or the Committee may at its election withhold from any wages, salary or stock to be issued to the Participant pursuant to the exercise of an Option, or other payment due to the Participant, an amount sufficient to satisfy all present or estimated future federal, state and local withholding tax requirements related thereto. The Participant may satisfy any requirement under this Plan or an Agreement with respect to the Company's federal, state or local tax withholding obligation by requesting that the Committee withhold and not transfer or issue to the Participant shares of Common Stock, with a Fair Market Value equal to such withholding obligation, otherwise issuable or transferable to the Participant pursuant to the exercise of that portion of the Option. An Agreement may provide for shares of Common Stock to be delivered or withheld having a Fair Market Value in excess of the minimum amount required to be withheld, but not in excess of the amount determined by applying the Participant's maximum marginal tax rate. Any right or election of the Participant under this Section 6.4 shall be subject to the approval of the Committee. The amount of required withholding shall, at the election of the Participant, be at a specified rate not less than the statutory minimum federal and state withholding rate and not greater than the maximum federal, state and local marginal tax rate applicable to the Participant and to the particular Option exercise transaction.

        6.5    No Company Obligation.    Neither the Company nor any Subsidiary which has adopted this Plan shall have any duty or obligation to affirmatively disclose to a record or beneficial holder of an Option, and such holder shall have no right to be advised of, any material information regarding the Company or Subsidiary at any time prior to, upon or in connection with the exercise of an Option.

        6.6    Committee Discretion.    The Committee may in its sole discretion include in any Agreement an obligation that the Company purchase a Participant's shares of Common Stock received upon the exercise of an Option (including the repurchase of any unexercised Options which have not expired), or may obligate a Participant to sell shares of Common Stock to the Company, upon such terms and conditions as the Committee may determine and set forth in an Agreement. The provisions of this Article VI shall be construed by the Committee in its sole discretion and shall be subject to such other terms and conditions as the Committee may from time to time determine.

ARTICLE VII
MISCELLANEOUS

        7.1    Indemnification of the Board and Committee.    In addition to such other rights of indemnification as they may have and to the extent permitted by law, the Company shall indemnify, defend and hold harmless the Board, the Committee, the members of the Committee, the officers of the Company, and any agents or representatives selected by the Board or Committee (collectively "indemnified parties") against the reasonable expenses, including, without limitation, attorneys' fees, actually and necessarily incurred by them in connection with the defense of any action, suit or proceeding, or any threat thereof, or in connection with any appeal therein, to which they or any of them may be a party by reason of any act or omission in connection with this Plan or any Option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that any such indemnified party is liable for gross negligence or gross misconduct in the performance of his or her duties; provided that, within sixty (60) days after institution of any such action, suit or proceeding, an indemnified party may in writing elect to defend the same at his or her sole expense, and if such election is made, the Company shall have no further liability or obligations to the indemnified party under this Section 7.1. The provisions of this Section 7.1 shall in no way limit any other obligation or arrangements the Company may have with regard to indemnifying an indemnified party.

        7.2    Mitigation of Excise Tax.    If any payment or right accruing to a Participant under this Plan (without the application of this Section 7.2), either alone or together with other payments or rights accruing to the Participant from the Company ("Total Payments") would constitute a "parachute payment" (as defined in Section 280G of the Code and regulations thereunder), such payment or right shall be reduced to the largest amount or greatest right that will result in no portion of the amount payable or right accruing under this Plan being subject to an excise tax under Section 4999 of the Code or being disallowed as a deduction under Section 280G of the Code; provided, however, that the foregoing shall not apply to the extent provided otherwise in an Option or in the event the Participant is party to an agreement with the Company or an Affiliate that explicitly provides for an alternate treatment of payments or rights that would constitute "parachute payments." The determination of whether any reduction in the rights or payments under this Plan is to apply shall be made by the Committee in good faith after consultation with the Participant, and such determination shall be conclusive and binding on the Participant. The Participant shall cooperate in good faith with the Committee in making such determination and providing the necessary information for this purpose. The foregoing provisions of this Section 7.2 shall apply with respect to any person only if after reduction for any applicable federal excise tax imposed by Section 4999 of the Code and federal income tax imposed by the Code, the Total Payments accruing to such person would be less than the amount of the Total Payments as reduced, if applicable, under the foregoing provisions of this Plan and after reduction for only federal income taxes.

        7.3    Interpretation.    Whenever necessary or appropriate in this Plan and where the context so requires, the singular term and the related pronouns shall include the plural and the masculine and feminine gender.

        7.4    Governing Law.    This Plan and any Agreement shall be governed by the laws of the State of Delaware (other than its laws respecting choice of law).

        7.5    Limitations on Liability.    No liability whatsoever shall attach to, or be incurred by, any past, present or future stockholders, officers or directors, merely as such, of the Company under or by reason of any of the terms, conditions or agreements contained in this Plan or any Agreement or implied from either thereof, and any and all liabilities of, and any and all rights and claims against the Company, or any stockholder, officer or director, merely as such, whether arising at common law or in equity or created by statute or constitution or otherwise, pertaining to this Plan or to any Agreement, are hereby expressly waived and released by every Participant as a part of the consideration for any benefits provided by the Company under this Plan. A person who shall claim a right or benefit under this Plan shall be entitled only to claim against the Company for such benefit.

        7.6    Validity.    If any provision of this Plan shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof, and this Plan shall be construed as if such invalid or unenforceable provision were omitted.

        7.7    Assignment.    This Plan shall inure to the benefit of, and be binding upon, the parties hereof and their respective successors and permitted assigns.

        7.8    Captions.    The captions and headings to this Plan are for convenience of reference only and in no way define, limit or describe the scope or the intent of this Plan or any part hereof, nor in any way affect this Plan or any part hereof.

        7.9    Amendments.    The Board of Directors may at any time amend, waive, discharge or terminate this Plan, even with prejudice to a Participant. The Board or the Committee may amend, waive, discharge, terminate, modify, extend, replace or renew any outstanding Option Agreement, even with prejudice to a Participant, provided such change does not cause this Plan to fail to be a plan as described in Section 423 of the Code.

        7.10    Entire Agreement.    This Plan and each Agreement constitute the entire agreement with respect to the subject matter hereof and thereof, provided that in the event of any inconsistency between this Plan and the Agreement, the terms and conditions of this Plan shall control.

        7.11    Rights with Respect to Continuance of Employment.    Nothing contained herein or in any Agreement shall be deemed to alter any employment relationship between the Company or a Subsidiary and a Participant. Nothing contained herein or in an Agreement shall be construed to constitute a contract of employment between the Company or a Subsidiary and a Participant. The Company or, as applicable, the Subsidiary and the Participant each continue to have the right to terminate the employment relationship at any time for any reason. The Company or Subsidiary shall have no obligation to retain the Participant in its employ as a result of this Plan. There shall be no inference as to the length of employment hereby, and the Company or Subsidiary reserves the same rights to terminate the Participant's employment as existed prior to the individual becoming a Participant in this Plan.

        7.12    Options for Shares in Substitution for Stock Options Granted by Other Corporations.    Options may be granted under this Plan from time to time in substitution for stock options or stock appreciation rights held by employees, directors or service providers of other corporations who are about to become employees of the Company as the result of a merger or consolidation of the employing corporation with the Company, or the acquisition by the Company of the assets of the employing corporation, or the acquisition by the Company of the stock of the employing corporation, as the result of which it becomes a designated employer under this Plan. The terms and conditions of the Options so granted may vary from the terms and conditions set forth in this Plan at the time of such grant as the majority of the members of the Committee may deem appropriate to conform, in whole or in part, to the provisions of the options in substitution for which they are granted.

        7.13    Procedure for Adoption.    Any Subsidiary of the Company may by resolution of such Subsidiary's board of directors, with the consent of the Board of Directors and subject to such conditions as may be imposed by the Board of Directors, adopt this Plan for the benefit of its employees as of the date specified in the board resolution. The Board shall have the power to make such designation before or after this Plan is approved by stockholders.

        7.14    Procedure for Withdrawal.    Any Subsidiary which has adopted this Plan may, by resolution of the board of directors of such Subsidiary, with the consent of the Board of Directors and subject to such conditions as may be imposed by the Board of Directors, terminate its adoption of this Plan; provided such termination of adoption does not cause this Plan to fail to be a plan described in Section 423 of the Code.

        7.15    Expenses.    Expenses of this Plan, including the fees or expenses incurred by the transfer agent in connection with the transfer of Common Stock, and brokerage fees or expenses incurred by a Participant in connection with the acquisition of Common Stock pursuant to this Plan or transfer of shares to a Participant, shall be charged to the Accounts of affected Participants or charged to the accretion to the amounts credited to any Accounts if the Participants are credited with such accretion regardless of the method of accounting for such accretion, except to the extent paid by the Company or otherwise accounted for by the Company. Any expenses or fees associated with the Common Stock, including, for example, custodian or brokerage fees after Common Stock is transferred to a Participant or for the Participant's account, or fees or commissions in connection with the disposition of shares, shall be borne by the Participant.

* * * [SIGNATURE PAGE FOLLOWS] * * *

        Executed and effective as of the 3rd day of May 2002.

divine, inc.
By:	/s/ MICHAEL P. CULLINANE Michael P. Cullinane
Title:	Executive Vice-President, Chief Financial Officer, and Treasurer

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers

        Section 145(a) of the General Corporation Law of the State of Delaware provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), because the person is or was a director or officer of the corporation. Such indemnity may be against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and if, with respect to any criminal action or proceeding, the person did not have reasonable cause to believe the person's conduct was unlawful.

        Section 145(b) of the Delaware Corporation Law provides, in general, that a corporation shall have the power to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director or officer of the corporation, against any expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit, if the person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to be indemnified for such expenses that the Court of Chancery or such other court shall deem proper.

        Section 145(g) of the Delaware Corporation Law provides, in general, that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation against any liability asserted against the person and incurred by the person in any such capacity, or arising out of the person's status as such, whether or not the corporation would have the power to indemnify the person against such liability under the provisions of the law. divine has obtained directors' and officers' liability insurance.

        Article XII of divine's third amended and restated certificate of incorporation provides for indemnification to the fullest extent permitted under Delaware law of any person who is or was a director or officer of divine who is or was involved or threatened to be made so involved in any proceeding, whether civil, criminal, administrative or investigative, because that person is or was serving as a director or officer of divine, or was serving at the request of divine as a director or officer of any other enterprise. divine also enters into indemnification agreements with its directors and executive officers that provide for the indemnification described above.

        The foregoing statements are subject to the detailed provisions of Section 145 of the Delaware Corporation Law and Article XII of divine's third amended and restated certificate of incorporation.

Item 21. Exhibits and Financial Statement Schedules.

(a)
Exhibits.

Exhibit Number	Exhibit
2*	Agreement and Plan of Merger and Reorganization, dated as of April 5, 2002, among divine, inc., DVC Acquisition Company and Viant Corporation, excluding exhibits and schedules thereto (included as Annex A to the joint proxy statement/prospectus in this Registration Statement).
3.1(c)	Conformed copy of Third Amended and Restated Certificate of Incorporation of divine, as amended (incorporated herein by reference to Exhibit 2.2 to the Form 10-Q for the period ended March 31, 2001, filed with the SEC on May 15, 2001).
3.2	Amended and Restated Bylaws of divine (incorporated herein by reference to Exhibit 3.2 to divine's Registration Statement on Form S-1/A, File No. 333-92851 filed with the SEC on February 14, 2000 (the "IPO Registration Statement")).
3.3	Certificate of Designations, Preferences and Rights of Series B Convertible Preferred Stock (incorporated herein by reference to Exhibit 3.1 to the Form 8-K filed with the SEC on June 3, 2002).
4.1	Specimen stock certificate representing divine's class A common stock (incorporated herein by reference to Exhibit 4.1 to the IPO Registration Statement).
4.2	Rights Agreement dated as of February 12, 2001, between divine interVentures, inc., and Computershare Investor Services, LLC, as Rights Agent, including the form of Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock setting forth the terms of the Series A Junior Participating Preferred Stock, par value $.001 per share, as Exhibit A, the form of Rights Certificate as Exhibit B, and the Summary of Rights to Purchase Preferred Stock as Exhibit C (incorporated herein by reference to Exhibit 1 to the Registration Statement on Form 8-A of divine filed with the SEC on February 13, 2001).
4.3	Amendment No. 1 to Rights Agreement, dated as of July 8, 2001, between divine and Computershare Investor Services, LLC, as Rights Agent, as Rights Agent (incorporated herein by reference to Exhibit 2 to the Registration Statement on Form 8-A/A of divine filed with the SEC on July 23, 2001).
4.4	Amendment No. 2 to Rights Agreement, dated as of August 15, 2001, between divine and Computershare Investor Services, LLC, as Rights Agent (incorporated herein by reference to Exhibit 99.3 to the Registration Statement on Form 8-A/A of divine filed with the SEC on August 20, 2001).
4.5	Amendment No. 3 to Rights Agreement, dated as of May 29, 2002, between divine and Computershare Investor Services, LLC, as Rights Agent (incorporated herein by reference to Exhibit 4 to the Registration Statement on Form 8-A/A of divine filed with the SEC on June 4, 2002.
4.6	Securities Purchase Agreement, dated as of May 29, 2002, by and between divine and the investors named therein (incorporated herein by reference to Exhibit 4.1 to the Form 8-K filed with the SEC on June 3, 2002).
5**	Opinion of Katten Muchin Zavis Rosenman regarding the shares of divine common stock issuable in the merger.
8.1**	Opinion of Katten Muchin Zavis Rosenman regarding tax matters.
8.2**	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation regarding tax matters.
23.1**	Consent of Katten Muchin Zavis Rosenman (included in Exhibits 5 and 23.1).
23.2**	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 8.2).

23.3	Consent of KPMG LLP with respect to divine financial statements.
23.4	Consent of PricewaterhouseCoopers LLP with respect to Viant financial statements.
23.5	Consent of US Bancorp Piper Jaffray Inc.
23.6	Consent of Robertson Stephens, Inc.
23.7	Consent of Luboshitz Kasierer Arthur Andersen with respect to Emicom Group Inc. financial statements.
23.8	Consent of Ernst & Young with respect to Data Return financial statements.
23.9	Consent of KPMG LLP with respect to RoweCom financial statements.
24.1	Power of Attorney (included on the signature page of this Registration Statement).
99.1	Form of Proxy Card for soliciting the proxy of divine stockholders.
99.2	Form of Proxy Card for soliciting the proxy of Viant stockholders.
99.3	Form of divine Voting Agreement.
99.4	Form of Viant Voting Agreement.

*
The schedules and exhibits to the Agreement and Plan of Merger and Reorganization have been omitted pursuant to Item 601(b)(2) of Regulation S-K. divine agrees to furnish supplementally to the SEC, upon request, a copy of any omitted schedule or exhibit.

**
To be filed by amendment.

(b)
Financial Statement Schedules—None.

Item 22. Undertakings.

        We hereby undertake as follows:

        (1)  To file, during any period in which any offers or sales are being made, a post-effective amendment to the registration statement:

            (i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

        (2)  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (4)  That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference into the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (5)  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

        (6)  That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

        (7)  That every prospectus (i) that is filed pursuant to paragraph (6) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (8)  To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

        (9)  To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on June 18, 2002.

divine, inc.
By:	/s/ MICHAEL P. CULLINANE Michael P. Cullinane Executive Vice President, Chief Financial Officer and Treasurer

POWER OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints Andrew J. Filipowski, Michael P. Cullinane and Jude Sullivan his true and lawful attorney-in-fact and agent, with full power of substitution and revocation, to sign on his behalf, individually and in each capacity stated below, this Registration Statement, all amendments to this Registration Statement and any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933 and to file the same, with all exhibits thereto and any other documents in connection therewith, with the Securities and Exchange Commission under the Securities Act of 1933, granted unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby to all intents and purposes as such person might or could do in person, hereby ratifying and confirming each act that said attorney-in-fact and agent may lawfully do or cause to be done by virtue thereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of the registrant and in the capacities indicated on June 18, 2002.

Signature	Title

/s/ ANDREW J. FILIPOWSKI Andrew J. Filipowski	Chairman of the Board and Chief Executive Officer
/s/ MICHAEL P. CULLINANE Michael P. Cullinane	Executive Vice President, Chief Financial Officer, Treasurer and Director
/s/ PAUL L. HUMENANSKY Paul L. Humenansky	President, Chief Operating Officer and Director

/s/ TOMMY BENNETT Tommy Bennett	Director
John Cooper	Director
/s/ JAMES E. COWIE James E. Cowie	Director
Michael H. Forster	Director
/s/ ARTHUR W. HAHN Arthur W. Hahn	Director
J. Kevin Nater	Director

EXHIBIT INDEX

Exhibit Number	Exhibit
2*	Agreement and Plan of Merger and Reorganization, dated as of April 5, 2002, among divine, inc., DVC Acquisition Company and Viant Corporation, excluding exhibits and schedules thereto (included as Annex A to the joint proxy statement/prospectus in this Registration Statement).
3.1(c)
Conformed copy of Third Amended and Restated Certificate of Incorporation of divine, as amended (incorporated herein by reference to Exhibit 2.2 to the Form 10-Q for the period ended March 31, 2001, filed with the SEC on May 15, 2001).
3.2
Amended and Restated Bylaws of divine (incorporated herein by reference to Exhibit 3.2 to divine's Registration Statement on Form S-1/A, File No. 333-92851 filed with the SEC on February 14, 2000 (the "IPO Registration Statement")).
3.3	Certificate of Designations, Preferences and Rights of Series B Convertible Preferred Stock, (incorporated herein by reference to Exhibit 3.1 to the Form 8-K filed with the SEC on June 3, 2002).
4.1	Specimen stock certificate representing divine's class A common stock (incorporated herein by reference to Exhibit 4.1 to the IPO Registration Statement).
4.2
Rights Agreement dated as of February 12, 2001, between divine interVentures, inc., and Computershare Investor Services, LLC, as Rights Agent, including the form of Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock setting forth the terms of the Series A Junior Participating Preferred Stock, par value $.001 per share, as Exhibit A, the form of Rights Certificate as Exhibit B, and the Summary of Rights to Purchase Preferred Stock as Exhibit C (incorporated herein by reference to Exhibit 1 to the Registration Statement on Form 8-A of divine filed with the SEC on February 13, 2001).
4.3
Amendment No. 1 to Rights Agreement, dated as of July 8, 2001, between divine and Computershare Investor Services, LLC, as Rights Agent, as Rights Agent (incorporated herein by reference to Exhibit 2 to the Registration Statement on Form 8-A/A of divine filed with the SEC on July 23, 2001).
4.4
Amendment No. 2 to Rights Agreement, dated as of August 15, 2001, between divine and Computershare Investor Services, LLC, as Rights Agent (incorporated herein by reference to Exhibit 99.3 to the Registration Statement on Form 8-A/A of divine filed with the SEC on August 20, 2001).
4.5
Amendment No. 3 to Rights Agreement, dated as of May 29, 2002, between divine and Computershare Investor Services, LLC, as Rights Agent (incorporated herein by reference to Exhibit 4 to the Registration Statement on Form 8-A/A of divine filed with the SEC on June 4, 2002.
4.6
Securities Purchase Agreement, dated as of May 29, 2002, by and between divine and the investors named therein (incorporated herein by reference to Exhibit 4.1 to the Form 8-K filed with the SEC on June 3, 2002).
5**	Opinion of Katten Muchin Zavis Rosenman regarding the shares of divine common stock issuable in the merger.
8.1**	Opinion of Katten Muchin Zavis Rosenman regarding tax matters.

8.2**	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation regarding tax matters.
23.1**	Consent of Katten Muchin Zavis Rosenman (included in Exhibits 5 and 23.1).
23.2**	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 8.2).
23.3	Consent of KPMG LLP with respect to divine financial statements.
23.4	Consent of PricewaterhouseCoopers LLP with respect to Viant financial statements.
23.5	Consent of US Bancorp Piper Jaffray Inc.
23.6	Consent of Robertson Stephens, Inc.
23.7	Consent of Luboshitz Kasierer Arthur Andersen with respect to Emicom Group Inc. financial statements.
23.8	Consent of Ernst & Young with respect to Data Return financial statements.
23.9	Consent of KPMG LLP with respect to RoweCom financial statements.
24.1	Power of Attorney (included on the signature page of this Registration Statement).
99.1	Form of Proxy Card for soliciting the proxy of divine stockholders.
99.2	Form of Proxy Card for soliciting the proxy of Viant stockholders.
99.3	Form of divine Voting Agreement.
99.4	Form of Viant Voting Agreement.

*
The schedules and exhibits to the Agreement and Plan of Merger and Reorganization have been omitted pursuant to Item 601(b)(2) of Regulation S-K. divine agrees to furnish supplementally to the SEC, upon request, a copy of any omitted schedule or exhibit.

**
To be filed by amendment.

QuickLinks

ADDITIONAL INFORMATION
TABLE OF CONTENTS
QUESTIONS AND ANSWERS ABOUT THE MERGER
SUMMARY
SELECTED HISTORICAL AND PRO FORMA FINANCIAL DATA
RISK FACTORS
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
THE SPECIAL MEETINGS
THE MERGER
THE MERGER AGREEMENT
THE VOTING AGREEMENTS
PROPOSAL REGARDING THE DIVINE 2002 EMPLOYEE STOCK PURCHASE PLAN
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
divine, inc. UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2001 (in thousands, except share and per share data)
divine, inc. UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS FOR THE THREE MONTHS ENDED MARCH 31, 2002 (in thousands, except share and per share data)
COMPARISON OF RIGHTS OF DIVINE STOCKHOLDERS AND VIANT STOCKHOLDERS
STOCKHOLDER PROPOSALS
LEGAL MATTERS
EXPERTS
WHERE YOU CAN FIND MORE INFORMATION
  Annex A
TABLE OF CONTENTS
TABLE OF DEFINED TERMS
ARTICLE I The Merger; Effective Time; Closing
  Annex B
OPINION OF ROBERTSON STEPHENS, INC.
  Annex C
OPINION OF US BANCORP PIPER JAFFRAY
  ANNEX D
divine, inc. 2002 EMPLOYEE STOCK PURCHASE PLAN (Adopted as of June 1, 2002)
divine, inc. 2002 EMPLOYEE STOCK PURCHASE PLAN (Adopted as of June 1, 2002) ARTICLE I ESTABLISHMENT AND PURPOSE
ARTICLE II DEFINITIONS
ARTICLE III ADMINISTRATION
ARTICLE IV STOCK PROVISIONS
ARTICLE VI GENERAL PROVISIONS APPLICABLE TO THE PLAN
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
SIGNATURES
POWER OF ATTORNEY
EXHIBIT INDEX